UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

XWELL, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.

☐	Fee previously paid with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED [●], 2026

254 West 31st Street, 11th Floor
New York, New York 10001

[●], 2026

To the Stockholders of XWELL, Inc.:

On July 6, 2026, XWELL, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with XpresSpa Holdings, LLC (“XpresSpa”), XpresTest, Inc. (“XpresTest” and, together with XpresSpa, the “Divestiture Companies”), and Express Wellness Group, LLC (the “Buyer”), pursuant to which, among other things, the Company has agreed to sell all of its equity interests in the Divestiture Companies for a base purchase price of $13,000,000, subject to certain adjustments, on the terms and conditions set forth in the Purchase Agreement (the “Sale”).

At a special meeting (the “Special Meeting”) of Company stockholders, to be conducted in a virtual format only via live audio webcast at [●] Eastern Time, on [●], 2026, Company stockholders will be asked to vote on a proposal to approve and adopt the Purchase Agreement (the “Sale Proposal”). Approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

At the Special Meeting, Company stockholders will also be asked to approve, (i) on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Sale (the “Compensation Proposal”), and (ii)  any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sale Proposal (the “Adjournment Proposal”). Approval of the Compensation Proposal on an advisory (non-binding) basis and of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Compensation Proposal and the Adjournment Proposal.

The Company’s board of directors (the “Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Purchase Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein, (ii) directed that the Purchase Agreement be submitted to a vote at a meeting of Company stockholders for approval and adoption, and (iii) recommended that Company stockholders approve and adopt the Purchase Agreement.

The Board unanimously recommends that XWELL stockholders vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

The Record Date is [●], 2026. Your vote is very important, regardless of the number of shares of Common Stock you own.

Approval of the Sale Proposal is a condition to completion of the Sale. If the Sale Proposal is not approved, the Sale will not be completed.

The Company will hold the Special Meeting solely by means of remote communication via a live audio webcast at [●] Eastern Time, on [●], 2026. All holders of record of shares of Common Stock as of the Record Date who pre-register by following the instructions in the accompanying proxy statement will be able to attend, vote and participate in the Special Meeting by visiting https://web.viewproxy.com/XWELL/2026SM and entering the 11-digit control number found on the enclosed proxy card or voting form. If you encounter any difficulties accessing the virtual Special Meeting, please call the technical support number available on the virtual meeting page on the morning of the Special Meeting.

To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting and vote virtually. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote virtually.

The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Sale Proposal.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, on behalf of the Board, I urge you to submit your vote as soon as possible. If you decide to attend the Special Meeting virtually, you will be able to change your vote, revoke your proxy or vote electronically at the Special Meeting.

The obligations of the Company and the Buyer to complete the Sale are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about the Company, the Special Meeting, the Purchase Agreement, the Sale and the other transactions contemplated by the Purchase Agreement. We encourage you to read the proxy statement carefully and in its entirety before voting.

On behalf of the Board and Company management, we thank you for your support.

Sincerely,

Bruce Bernstein

Chairman of the Board

XWELL, Inc.

ii

254 West 31st Street, 11th Floor
New York, New York 10001

Notice of Special Meeting of Stockholders

to be Held on [●], 2026

Notice is hereby given to the holders of the shares of common stock, par value $0.01 per share (the “Common Stock”), of XWELL, Inc., a Delaware corporation (the “Company”), of a special meeting of Company stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”).

DATE:               [●], 2026

TIME:                [●] Eastern Time

ACCESS:          The Special Meeting will be held in a virtual meeting format only, via live audio webcast on the Internet. Stockholders will not be able to attend the Special Meeting in person. Stockholders will be able to attend the Special Meeting by first pre-registering at https://web.viewproxy.com/XWELL/2026SM by 11:59 p.m. Eastern Time on [●], 2026. You will receive a meeting invitation by email with your unique link, along with a password, prior to the meeting date. If you have any questions or require any assistance with pre-registering, please contact the Company’s proxy solicitor, Alliance Advisors, LLC (“Alliance”), by calling 866-612-8937 or by email at VirtualMeeting@viewproxy.com.

PURPOSE:       At the Special Meeting, we will ask stockholders to consider the following proposals:

1.	Sale Proposal. To consider and vote upon a proposal (the “Sale Proposal” or “Proposal 1”) to approve and adopt the Securities Purchase Agreement, dated as of July 6, 2026 (the “Purchase Agreement”), by and among the Company, XpresSpa Holdings, LLC, a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa Holdings, the “Divestiture Companies”), and Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), and to approve the sale of all of the Company’s equity interests in the Divestiture Companies on the terms and conditions set forth in the Purchase Agreement (the “Sale”);

2.	Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Sale (the “Compensation Proposal” or “Proposal 2”); and

3.	Adjournment Proposal. To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals (the “Adjournment Proposal” or “Proposal 3”).

The Company will transact no other business at the Special Meeting. Please refer to the accompanying proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Special Meeting.

The Company’s Board of Directors (the “Board”) is seeking stockholder approval of the Sale because the Company is a Delaware corporation, and the Sale may constitute the sale of “substantially all” of our property and assets under Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”). XWELL’s health and wellness retail locations outside of airports (the “Retained Ex-Airport Business”) will be retained by XWELL and are not included in the Sale. However, we are seeking the approval of Company stockholders for the Sale because the question of whether the Sale constitutes the sale of substantially all of the assets of the Company under the DGCL is highly fact-specific, and because the Board considered the action appropriate and strongly desires the input of Company stockholders, given the financial significance of the Divestiture Companies. Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding voting power entitled to vote thereon for the sale of “all or substantially all of its property and assets.” Additionally, approval of the Sale by holders of a majority in voting power of our outstanding stock is a closing condition under the Purchase Agreement. If the Sale Proposal is not approved, the Sale will not be completed, even if the other proposals are approved.

Under the terms and subject to the conditions of the Purchase Agreement, the Buyer will pay the Company $13 million in cash, subject to certain adjustments. The transaction is expected to close in the fourth quarter of 2026, subject to Company stockholder approval and certain other closing conditions. Upon the closing of this transaction, the Buyer will also acquire the rights to the XWELL name and trademark.

Stockholders are referred to the proxy statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board recommends a vote “FOR” each of the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.

The Board has fixed the close of business on [●], 2026, as the record date (the “Record Date”) for the Special Meeting. Only holders of record of shares of our Common Stock on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting.

If you are a beneficial owner of shares and you hold your shares in “street name” with a broker, bank or other nominee, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf “FOR” the Sale Proposal, Compensation Proposal and the Adjournment Proposal. You should also complete, sign, date and promptly return the voting instruction form that your broker, bank or other nominee sends you (or, if applicable, vote by following the instructions supplied to you by your broker, bank or other nominee, including voting via the Internet or by telephone). Please do this for each account you maintain to ensure that all of your shares are voted.

A complete list of registered stockholders entitled to vote at the Special Meeting will be available for examination during normal business hours for ten (10) calendar days before the Special Meeting at our address above. To the extent office access is impracticable, please feel free to contact our proxy solicitor, Alliance Advisors, LLC, by calling toll free at 1-833-215-7321 or by email at XWEL@allianceadvisors.com. The email should state the purpose of the request and provide proof of ownership of our voting securities as of the Record Date. The stockholder list will also be available online during the Special Meeting.

Stockholders of record may vote (i) by completing, signing, dating and promptly returning the enclosed Proxy Card in the postage-paid envelope provided, (ii) via the Internet by following the instructions on the Proxy Card or (iii) by calling the toll-free number found on the enclosed Proxy Card. Stockholders of record may also vote at the Special Meeting. Instructions regarding these methods of voting are contained in the proxy statement or the proxy card. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Special Meeting. The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Sale Proposal.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF WHETHER YOU PLAN TO ATTEND VIRTUALLY. ACCORDINGLY, WE ENCOURAGE YOU, AS PROMPTLY AS POSSIBLE, TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE VIRTUALLY IF YOU ATTEND THE SPECIAL MEETING, BUT WILL HELP ASSURE A QUORUM. ATTENDANCE AT THE SPECIAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” STOCKHOLDERS WILL NEED TO OBTAIN A LEGAL PROXY FROM THEIR BROKER, BANK OR OTHER NOMINEE AS OF THE RECORD DATE.

If you have any questions or require any assistance in voting your shares, or if you would like additional copies of the proxy materials, please contact our proxy solicitor, Alliance Advisors, LLC:

Phone Number: 1-833-215-7321

Email: XWEL@allianceadvisors.com

150 Clove Rd Suite 400

Little Falls, NJ 07424

By Order of the Board,

Ezra T. Ernst
President and Chief Executive Officer
[●], 2026

iii

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement for the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notice of meeting with respect to the Special Meeting of stockholders of the Company.

You should rely only on the information contained in this proxy statement, including the annexes hereto. No one has been authorized to provide you with information that is different from that contained in this proxy statement and the annexes hereto. This proxy statement is dated [●], 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Our mailing of this proxy statement to Company stockholders will not create any implication to the contrary.

Information contained in this proxy statement regarding the Company has been provided by the Company, and information contained in this proxy statement regarding the Buyer has been provided by the Buyer.

OTHER MATTERS	76
STOCKHOLDER COMMUNICATIONS	76
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	76
WHERE YOU CAN FIND ADDITIONAL INFORMATION	76

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

Proxy Statement

for

Special Meeting of Stockholders

To be Held on [●], 2026

SUMMARY

The following is a summary of selected information contained in this proxy statement (this “Proxy Statement”) and may not contain all the information that is important to you. For a more complete description of the Sale (as defined herein) contemplated by the Purchase Agreement, dated as of July 6, 2026 (as it may be amended from time to time, the “Purchase Agreement”), by and among XWELL, Inc., a Delaware corporation (the “Company”, “XWELL”, “we”, “us”, or “our”), XpresSpa Holdings, LLC, a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa Holdings, the “Divestiture Companies”), and Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), you should carefully read this entire Proxy Statement, the annexes attached to this Proxy Statement. Any document or agreement summarized or referred to in this Proxy Statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is attached as an annex hereto. All references in this Proxy Statement to terms defined in the notice to which this Proxy Statement is attached, and which are not otherwise defined in this Proxy Statement, have the respective meanings provided in that notice. All references to capitalized terms not defined herein or in the notice to which this Proxy Statement is attached have the respective meanings ascribed to them in the Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement.

The Parties to the Sale (see page 37)

XWELL, Inc.

The Company is a global wellness company operating multiple brands and focused on bringing restorative, regenerative and reinvigorating products and services to travelers. The Company’s XpresSpa® segment operates a network of retail spa locations in airports, offering travelers premium spa services including massage, nail and skin care, as well as spa and travel products (the “XpresSpa Airport Business”). The Company’s XpresTest® segment conducts bio surveillance monitoring, including aircraft wastewater sampling and passenger nasal sampling, and multi-pathogen testing across collection locations at airports (the “XpresTest Business”). The Company also operates certain health and wellness retail locations outside of airports (the “Retained Ex-Airport Business”), which are not included in the Sale and will be retained by the Company.

Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) trade on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “XWEL”. The Company’s principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001, and our telephone number is (212) 309-7549.

Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find Additional Information.”

XpresSpa Holdings, LLC

XWELL’s subsidiary, XpresSpa, operates the Company’s XpresSpa Airport Business, with retail locations across the United States, the Netherlands, Turkey, and the United Arab Emirates (Dubai and Abu Dhabi).

On the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all of the issued and outstanding equity interests of XpresSpa. Following completion of the Sale, XpresSpa will continue as a wholly-owned subsidiary of the Buyer.

XpresSpa’s principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001, and XpresSpa’s telephone number is (212) 309-7549.

XpresTest, Inc.

XWELL’s subsidiary, XpresTest, operates the Company’s XpresTest Business.

On the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all of the issued and outstanding equity interests of XpresTest. Following completion of the Sale, XpresTest will continue as a wholly-owned subsidiary of the Buyer.

XpresTest’s principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001, and XpresTest’s telephone number is (212) 309-7549.

Express Wellness Group, LLC

Express Wellness Group, LLC was formed as a wholly owned subsidiary of Face Haus, LLC. Face Haus, LLC is a leading skincare service company that operates retail locations in Texas and California and provides wellness offerings in several airport lounges across the U.S. The company also distributes and sells a full assortment of skincare products under the Face Haus brand.

Express Wellness Group, LLC’s principal executive offices are located at [3907 Medical Parkway, Suite 101, Austin, Texas 78756.

The Sale (see page 24)

On July 6, 2026, XWELL, the Divestiture Companies, and the Buyer entered into the Purchase Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions of the Purchase Agreement, we will sell, assign, transfer and convey to the Buyer all of XWELL’s equity interests in the Divestiture Companies (collectively, the “Purchased Equity”), as contemplated by and more fully described in the Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement.

Purchase Price

Under the terms of the Purchase Agreement, the Buyer will pay XWELL a base purchase price of $13,000,000, subject to customary adjustments for net working capital, closing indebtedness, sale expenses and closing cash (as adjusted, the “Purchase Price”). At the closing of the Sale, a portion of the Purchase Price, equal to $2,650,000 in the aggregate, will be deposited into escrow accounts to secure certain of XWELL’s post-closing obligations with respect to any purchase price adjustments or indemnities.

Treatment of Certain Equity Awards

At the closing of the Sale, each outstanding restricted stock award granted by XpresTest (the “XpresTest RSAs”) will become fully vested and will be cancelled or repurchased by XpresTest for an amount in cash equal to (i) the number of shares of XpresTest common stock underlying such XpresTest RSA multiplied by (ii) a per-share price to be mutually agreed by the Buyer and XWELL based on a valuation of XpresTest (the “RSA Per Share Purchase Price”).

In order to give effect to such cancellation of the XpresTest RSAs, the Purchase Agreement further provides that XpresTest will enter into a repurchase agreement with each holder of XpresTest RSAs (each, a “Repurchase Agreement”), pursuant to which XpresTest will repurchase all outstanding XpresTest RSAs held by such holder at the closing of the Sale based on the RSA Per Share Price. The Company expects the RSA Per Share Price to be based on an aggregate valuation of XpresTest of $10.4 million, which would result in payments to the holders of XpresTest RSAs of approximately $2.6 million in the aggregate. Each Repurchase Agreement will provide for the release by the holder of all rights with respect to such holder’s XpresTest RSAs, other than the right to receive the cash consideration described above.

Pre-Closing Reorganization

Prior to the closing of the Sale, XWELL will effectuate certain transactions necessary to ensure that all assets used in the XpresSpa Airport Business and XpresTest Business will be held by the Divestiture Companies or their subsidiaries (collectively, the “Divestiture Group”) as of the closing, and that assets that are out of scope of the Sale are transferred out of the Divestiture Group (collectively, the “Pre-Closing Reorganization”).

Tax Matters

For U.S. federal income tax purposes, (a) XpresTest is classified as a C corporation and a member of the consolidated group of which the Company is the common parent, and (b) XpresSpa is classified as an entity disregarded as separate from the Company. Pursuant to the Purchase Agreement, the Company and the Buyer will make a joint election under Section 336(e) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) to treat the sale of the Purchased Equity with respect to XpresTest (and any eligible corporate subsidiaries of XpresSpa) as an asset sale. The sale of the Purchased Equity with respect to XpresSpa will also be treated as an asset sale due to XpresSpa’s status as a disregarded entity. Accordingly, the Sale will be treated for tax purposes as the sale of all of the assets of the Target Companies (and the assets of any subsidiaries that are disregarded entities), including any equity interests in subsidiaries that are not wholly-owned or that are foreign corporations for U.S. tax purposes. The Sale will not be directly taxable to stockholders.

Key Terms of the Purchase Agreement (see page 24)

The following is a summary of certain key terms of the Purchase Agreement. This summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement, and you are encouraged to read the Purchase Agreement in its entirety.

Purchase Price; Potential Adjustments to Purchase Price

Not later than five business days prior to the closing, XWELL will deliver to Buyer a statement setting forth its good faith estimate of the purchase price (the “Estimated Purchase Price”), together with supporting schedules showing XWELL’s estimates of the Divestiture Group’s closing net working capital, closing indebtedness, closing cash, and unpaid sale expenses as of the closing (in each case, in accordance with the applicable definitions set forth in the Purchase Agreement). XWELL’s sale expenses will be deemed to include, among other things, all amounts payable in respect of the repurchased XpresTest RSAs.

The Estimated Purchase Price will be equal to (i) $13,000,000 (the “Base Purchase Price”), plus or minus (ii) the extent to which the Divestiture Group’s estimated closing net working capital is greater or less than a target net working capital amount, minus (iii) the amount of the Divestiture Group’s estimated closing indebtedness, minus (iv) unpaid sale expenses, plus (v) the amount of the Divestiture Group’s estimated closing cash. The target net working capital amount is $1,472,000, and the net working capital adjustment is subject to a $150,000 tipping collar.

The maximum amount that the Buyer will be required to pay in respect of cash held in U.S. bank accounts is $2,000,000, and the maximum amount that the Buyer will be required to pay in respect of cash held in international bank accounts is $550,000. XWELL expects that, prior to closing of the Sale, any excess cash above such thresholds will be swept out of the Divestiture Group and retained by XWELL.

At the closing, the Buyer will pay to XWELL the Estimated Purchase Price, less amounts deposited into escrow, as follows: (i) $750,000 will be deposited into an adjustment escrow account to fund any post-closing downward adjustment to the purchase price; (ii) $1,650,000 will be deposited into an indemnity escrow account to fund potential post-closing indemnification claims; and (iii) $250,000 will be deposited into a separate escrow account relating to a final arbitration award issued on June 3, 2026 with respect to the dispute between XpresSpa Holdings, LLC and Cordial Endeavor Concessions of Atlanta LLC and Sheila Trappier Edwards. Amounts owed in respect of the Divestiture Group’s closing indebtedness and unpaid sale expenses will be paid directly to the applicable payees at closing, and the balance of the Estimated Purchase Price will be paid to XWELL.

Following the closing, the Buyer will prepare and deliver to XWELL a statement setting forth its proposed calculation of the final purchase price, based on the actual closing net working capital, closing indebtedness, closing cash and sale expenses of the Divestiture Group (the “Final Statement of Purchase Price”). XWELL will have the right to dispute the Buyer’s proposed calculation, and if XWELL and the Buyer are unable to resolve any such dispute, the disputed items will be submitted to a neutral accounting firm for final and binding resolution. If the final purchase price, as so determined, is greater than the Estimated Purchase Price, then the Buyer will pay XWELL the shortfall, and the adjustment escrow funds will be released to XWELL; if the final purchase price is less than the Estimated Purchase Price, XWELL will be required to pay Buyer the difference, which will be satisfied first out of the adjustment escrow funds. For more information, see the subsection titled “Description of the Purchase Agreement—Purchase Price; Potential Adjustments to Purchase Price.”

Non-Solicitation; Non-Competition

The Purchase Agreement includes post-closing restrictive covenants applicable to XWELL and its affiliates following the closing of the Sale, including a five-year non-competition covenant and a five-year non-solicitation covenant. Under the non-competition covenant, during the period commencing at closing and ending on the fifth anniversary of closing, XWELL may not, and must cause its controlled affiliates not to, directly or indirectly invest or own any interest in, manage, control, participate in, consult with, render services for, or otherwise engage in or knowingly assist others in engaging in any business or entity that competes with the XpresSpa Airport Business or the XpresTest Business as conducted as of the closing, anywhere in the world, subject to an exception permitting passive investments of less than 2% in publicly traded companies and an exception permitting current or former officers, directors, or employees of XWELL to independently seek or accept employment with a competing business, so long as XWELL and its affiliates do not encourage, solicit, facilitate, or otherwise assist in that person obtaining such employment.

Under the non-solicitation covenant, during the same period, XWELL may not, and must cause its affiliates not to, directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Divestiture Companies or their subsidiaries who was employed as of closing and remains employed at the time of the solicitation to leave such employment, knowingly interfere adversely with that employment relationship, or hire or engage any such person whose employment or engagement was voluntarily terminated within the preceding six months, subject to an exception for general solicitations not directly targeted at such persons so long as such persons are not offered employment or engagement or hired or engaged. The non-solicitation covenant also prohibits XWELL and its affiliates from soliciting, inducing or attempting to solicit or induce any customer, supplier, licensor, licensee, lessor or other material business relation of the Divestiture Companies or their subsidiaries as of closing to cease doing business with, or otherwise adversely modify its business relationship with, the Divestiture Companies or their subsidiaries, and from knowingly interfering with any such relationship or prospective relationship. For more information, see the subsection titled “Description of the Purchase Agreement—Additional Obligations.”

Closing Conditions

Consummation of the Sale is subject to certain closing conditions, including, among other things, (i) the absence of any action or order preventing the transactions, (ii) Company stockholder approval, (iii) the accuracy of the parties’ respective representations and warranties, subject to applicable materiality standards, (iv) the performance, in all material respects, by the parties of their respective covenants under the Purchase Agreement, (v) the absence of a material adverse effect with respect to the Divestiture Companies since the date of the Purchase Agreement, (vi) satisfaction of certain minimum cash requirements, and (vii) the obtaining of certain third-party consents and approvals.

As of the date of the Purchase Agreement, neither a debt commitment letter nor an equity commitment letter has been obtained by the Buyer. The Buyer has represented that, subject to the funding of anticipated debt financing and equity capital contributed to the Buyer, the Buyer will have at the Closing the financial capability and sufficient unrestricted funds available necessary to consummate the transactions contemplated by the Purchase Agreement. The Buyer has agreed to use its reasonable best efforts to take all actions reasonably necessary to arrange and consummate equity financing and debt financing on commercially reasonable terms and in an aggregate amount sufficient to fund the transactions contemplated by the Purchase Agreement. The Company has been informed by the Buyer that, since the date of the Purchase Agreement, the Buyer has been in active discussions with multiple lending institutions regarding debt financing for the Sale, and that such lenders have conducted preliminary due diligence on the Divestiture Group and have expressed a willingness to provide financing on terms consistent with the transactions contemplated by the Purchase Agreement. While no definitive financing commitments have been obtained as of the date of this Proxy Statement, the Company believes, based on the information provided by the Buyer, that the Buyer’s financing efforts are progressing in a manner consistent with a closing in the fourth quarter of 2026. Notwithstanding the foregoing, the Buyer’s obligations under the Purchase Agreement are absolute and unconditional, are not contingent upon the Buyer’s or any other person’s ability to obtain financing, and the failure to obtain financing does not excuse the Buyer’s obligation to consummate the Closing (subject solely to satisfaction of the closing conditions). For more information, see the subsection titled “Description of the Purchase Agreement—Conditions to Closing.”

No Solicitation of Other Offers; Change of Board Recommendation

From the date of the Purchase Agreement until the earlier of the closing or termination of the Purchase Agreement, XWELL and the Divestiture Companies are restricted from soliciting, initiating, or knowingly encouraging or facilitating any inquiries or proposals regarding, or engaging in discussions or negotiations with any third party concerning, or furnishing any non-public information in connection with, any alternative transaction involving the Divestiture Group or any portion of the Business. XWELL and the Divestiture Companies also agreed not to enter into any letter of intent, agreement in principle, or similar agreement relating to an alternative transaction. Notwithstanding these restrictions, prior to receipt of the required Company stockholder approval, the Company’s Board of Directors (the “Board”) may furnish information to, and engage in discussions with, a third party that submits an unsolicited, bona fide written proposal, if the Board determines in good faith, after consultation with outside legal counsel, that the proposal constitutes or could reasonably be expected to lead to a Superior Proposal and that failure to take such action would reasonably be expected to breach the Board’s fiduciary duties. Before furnishing any information or engaging in discussions with any such third party, XWELL must provide notice to Buyer of its intention to do so, and a copy of any written inquiry, proposal or offer and, in such instance, XWELL must keep Buyer informed of the status and details, including any material developments, in respect of any such discussions or negotiations.  Before changing its recommendation in favor of the Sale in response to a Superior Proposal or another specified intervening event, the Board must first notify Buyer and, if requested, negotiate in good faith with Buyer regarding possible amendments to the Purchase Agreement. For more information, see the subsection titled “Description of the Purchase Agreement—Restrictions on Solicitation or Negotiation of Other Offers.”

Termination; Termination Fees and Expenses

Either XWELL or Buyer may terminate the Purchase Agreement under certain specified circumstances, including, among others, if (i) the Sale has not been consummated by the 180th day following the date of the Purchase Agreement, subject to up to two automatic 30-day extensions if the sole unsatisfied condition is Company stockholder approval (the “Termination Date”), (ii) a governmental order makes the transactions illegal, or (iii) Company stockholder approval is not obtained at a duly convened meeting. Buyer may also terminate the Purchase Agreement if there has been an uncured breach by XWELL or the Divestiture Companies, or upon the occurrence of certain events relating to the recommendation of the Board to Company stockholders. XWELL may also terminate the Purchase Agreement if there has been an uncured breach by Buyer, to accept a Superior Proposal (subject to payment of the Buyer Termination Fee, (as defined below)), or if all conditions to Closing have been satisfied and the Buyer fails to close within five business days after notice.

XWELL may, under certain circumstances, be required to pay Buyer a termination fee equal to the greater of (A) $1,300,000 and (B) $650,000 plus the Buyer’s documented out-of-pocket expenses (capped at $2,000,000 for expenses) (the “Buyer Termination Fee”). The Buyer Termination Fee will become payable if the Purchase Agreement is terminated (i) by the Buyer because the Board has changed its recommendation that XWELL’s stockholders vote to adopt and approve the Purchase Agreement, (ii) by XWELL in order to enter into a definitive agreement with respect to an alternative transaction, (iii) by either party upon the failure to obtain Company stockholder approval, (iv) by Buyer as a result of an uncured breach by XWELL or the Divestiture Companies, (v) by either party upon the expiration of the Termination Date at a time when Buyer would otherwise be entitled to terminate as a result of one of the foregoing events, or (vi) by either party upon the expiration of the Termination Date if, following the date of the Purchase Agreement and prior to such termination, an alternative transaction proposal was made to or publicly announced with respect to XWELL and, within twelve (12) months after such termination, XWELL consummates an alternative transaction.

The Buyer may, under certain circumstances, be required to pay XWELL a termination fee equal to the greater of (A) $1,300,000 and (B) $650,000 plus XWELL’s documented out-of-pocket expenses (capped at $2,000,000 for expenses) (the “Seller Termination Fee”). The Seller Termination Fee will become payable if the Purchase Agreement is terminated (i) by XWELL as a result of an uncured breach by the Buyer of any of its representations, warranties, covenants or agreements under the Purchase Agreement, or (ii) by XWELL if all conditions to the closing have been satisfied (or are capable of being satisfied), XWELL has confirmed in writing that it is ready, willing and able to close, and the Buyer fails to consummate the closing within five (5) business days following such notice. The parties have acknowledged that these termination fees were the product of arm’s-length negotiation and represent liquidated damages rather than a penalty. For more information, see the subsection titled Description of the Purchase Agreement-Termination Fees and Expenses.

Limited Guaranty

In connection with the Purchase Agreement, Face Haus LLC, a Delaware limited liability company and the parent entity of the Buyer (the “Guarantor”) delivered a limited guaranty in favor of XWELL (the “Limited Guaranty”). In accordance with the terms and subject to the conditions set forth in the Limited Guaranty, the Guarantor unconditionally and irrevocably guarantees the due and punctual payment and performance of certain obligations of the Buyer, including (i) payment of the Seller Termination Fee, (ii) payment or reimbursement of financing cooperation expenses pursuant to the Purchase Agreement, (iii) certain other amounts that may become payable upon termination of the Purchase Agreement, and (iv) payment of any monetary damages resulting from a Willful Breach (as defined in the Purchase Agreement) by the Buyer of its financing obligations under the Purchase Agreement. The Guarantor’s aggregate liability under the Limited Guaranty with respect to the Seller Termination Fee is capped at an amount equal to the Seller Termination Fee, and the Guarantor’s total aggregate liability under the Limited Guaranty may not exceed the Purchase Price. The Limited Guaranty will expire upon the closing. For more information, see the subsection titled “Description of the Purchase Agreement—Limited Guaranty.”

Indemnification

The Purchase Agreement provides for customary indemnification obligations. General claims for breaches of representations and warranties (other than fundamental representations) are subject to a cap of $2,000,000. The Buyer is required to first seek recovery from the indemnity escrow funds before making direct claims against XWELL for general representation and warranty claims. For more information, see the subsection titled “Description of the Purchase Agreement—Indemnification.”

Certain Other Agreements

Concurrently and in connection with the execution of the Purchase Agreement, (i) each member of the Board and each executive officer of XWELL who holds shares of XWELL’s common stock and (ii) American Ventures LLC Series XXIV XWELL (collectively, the “Support Parties”) entered into Support Agreements with the Buyer (collectively, the “Support Agreements”), in accordance with the terms and subject to the conditions of which the Support Parties have agreed to, among other things, vote all of their shares of common stock in favor of the approval and adoption of the Purchase Agreement and the Sale, vote against any alternative transaction, and be present at every stockholder meeting for quorum purposes. The Support Agreements also contain certain transfer restrictions and non-solicitation provisions applicable to the Support Parties (solely in their capacity as stockholders of XWELL). XWELL is not a party to the Support Agreements but is an express third-party beneficiary thereof.

American Ventures LLC Series XXIV XWELL has also agreed in its Support Agreement to increase its maximum beneficial ownership threshold under its Series H Convertible Preferred Stock (the “Series H Preferred”) to 9.99% and to convert its Series H Preferred into shares of XWELL’s common stock prior to the record date for the stockholder meeting seeking Company stockholder approval.

In connection with the closing of the Sale, the parties will enter into a Transition Services Agreement and an Escrow Agreement with Citibank, N.A., as escrow agent. For more information, see the subsections titled “Description of the Purchase Agreement—Certain Other Agreements” and “The Special Meeting—Support Agreements.”

The Special Meeting (see page 20)

Time and Place

The Special Meeting will be held solely by means of remote communication via a live audio webcast at [●] Eastern Time, on [●], 2026. Stockholders will not be able to attend the Special Meeting in person. All holders of record of shares of Common Stock as of the Record Date who pre-register in accordance with the instructions in this Proxy Statement will be able to attend, vote and participate in the Special Meeting virtually at https://web.viewproxy.com/XWELL/2026SM. Beneficial owners who hold shares in “street name” and wish to vote at the Special Meeting must obtain a legal proxy from their bank, broker or other nominee in order to do so.

Purpose of the Special Meeting

At the Special Meeting, holders of shares of Common Stock entitled to vote at the Special Meeting will be asked to consider and vote on the following: (i) a proposal to approve and adopt the Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement, and to approve the sale of all of the Company’s equity interests in the Divestiture Companies on the terms and conditions set forth in the Purchase Agreement (the “Sale Proposal”); (ii) an advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Sale (the “Compensation Proposal”); and (iii) a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sale Proposal (the “Adjournment Proposal”). Approval of the Sale Proposal is a condition to completion of the Sale. If the Sale Proposal is not approved, the Sale will not be completed even if the other proposals are approved. Approval of the Compensation Proposal is not a condition to completion of the Sale, and the vote of Company stockholders on the Compensation Proposal will not have any bearing on whether the Sale is consummated.

Record Date; Stockholders Entitled to Vote

The Record Date for the Special Meeting is [●], 2026. Only holders of record of shares of Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof. As of the Record Date, [●] shares of Common Stock were issued and outstanding.

Quorum

The presence virtually or by proxy of the holders of shares of stock having one-third (33.33%) of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Special Meeting shall be necessary and sufficient to constitute a quorum. If a quorum is not present or represented, either the chairperson of the Special Meeting or the stockholders entitled to vote at the meeting, present virtually or represented by proxy, will have the power to adjourn the Special Meeting from time to time until a quorum is present or represented.

Vote Required for Approval of Proposals

Approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” the Sale Proposal, and the failure to vote your shares of Common Stock, including the failure to instruct your bank, broker or other nominee how to vote shares held in “street name,” will likewise have the same effect as a vote “AGAINST” the Sale Proposal. Because no routine matters are presented at the Special Meeting, no broker non-votes are expected.

Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present virtually or represented by proxy at the Special Meeting and entitled to vote on the applicable proposal. Abstentions will have no effect on the outcome of the vote on either the Compensation Proposal or the Adjournment Proposal.

For more information about the Special Meeting, see the section titled “The Special Meeting.”

Recommendation of the Board; Reasons for the Sale (see page 51)

The Board unanimously recommends that Company stockholders vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

In evaluating the Sale, the Board consulted with XWELL’s management team and legal and financial advisors and, after consideration of the various factors discussed in “Proposal 1: The Sale Proposal - Reasons for the Sale,” unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Purchase Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein, (ii) directed that the Purchase Agreement be submitted to a vote at a meeting of Company stockholders for approval and adoption, and (iii) recommended that Company stockholders approve and adopt the Purchase Agreement.

For more information regarding the factors considered by the Board in reaching its decision to recommend the adoption of the Purchase Agreement and approval of the Sale, see “Proposal 1: The Sale Proposal - Reasons for the Sale.”

Opinion of the Company’s Financial Advisor (see page 41)

At a meeting of the Board held on July 6, 2026, Roth Capital Partners, LLC (“Roth”) rendered its opinion, dated July 6, 2026, to the Board that, as of that date and based on and subject to the matters described in its opinion, to the Company the consideration to be received by the Company in the Sale pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company.

The full text of Roth’s written opinion dated July 6, 2026, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex C. Roth’s opinion was provided to the Board for its information and assistance in connection with its consideration of the financial terms of the Sale. Roth’s opinion does not constitute a recommendation to the Board as to whether the Board should vote to approve the Sale or to any stockholder of the Company as to how any such stockholder should vote at any stockholders meeting at which the Sale is considered, or whether or not any stockholder should enter into voting, shareholders’, or affilaites’ agreement with respect to the Sale. Roth’s opinion does not compare the relative merits of the Sale with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Sale.

The holders of the Company’s Common Stock are urged to read the opinion carefully and in its entirety. For more information, see the section titled “Proposal 1: The Sale Proposal - Opinion of the Company’s Financial Advisor” beginning on page 41.

Risk Factors (see page 31)

Before voting at the Special Meeting, you should carefully consider all of the information contained in this Proxy Statement. Please see “Risk Factors” for a discussion of the risks related to the Sale.

Appraisal Rights in Respect of the Sale

Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Sale.

Accounting Treatment of the Sale (see page 61)

Upon completion of the Sale, the Company will deconsolidate the Divestiture Group entities sold pursuant to the Sale (namely, XpresSpa and XpresTest) and will derecognize the assets and liabilities of the Divestiture Group from its consolidated balance sheet. The Company’s financial statements will also reflect, to the extent applicable, the effect of the receipt and the use of the proceeds of the Sale. The Company will record a gain or loss on its consolidated statement of operations in connection with the Sale equal to the difference between (i) the fair value of the consideration received for the Purchased Equity, less transaction costs and Sale Expenses, and (ii) the carrying value of the net assets of XpresSpa Holdings, LLC and XpresTest, Inc. as of the closing date.

Interests of Directors and Executive Officers in the Sale (see page  58)

In considering the recommendation of the Board that stockholders vote “FOR” the Sale Proposal, stockholders should be aware that certain of the Company’s directors and executive officers have interests in the Sale that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of, and considered, these interests in evaluating and negotiating the Purchase Agreement and the Sale, and in recommending that stockholders approve the Purchase Agreement. For more information, see the section entitled “Proposal 1: The Sale Proposal—Interests of Directors and Executive Officers in the Sale.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE SALE

The following questions and answers are intended to address briefly some commonly asked questions regarding the Sale, the Purchase Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” beginning on page [●] and the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement. See “Where You Can Find Additional Information” beginning on page [●].

Questions about the Special Meeting

Why am I receiving this proxy statement?

In order to complete the Sale, among other conditions, holders of a majority of the outstanding shares of Common Stock as of the Record Date must approve the Sale Proposal. The Company will hold the Special Meeting to obtain such Company stockholder approval. This Proxy Statement, including its annexes, contains or incorporates by reference important information about XWELL, the Divestiture Companies, the Sale and the Special Meeting. This Proxy Statement also contains important information about the Buyer. You should read all of the available information carefully and in its entirety.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares electronically at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of this Proxy Statement and the proxy card to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate copy of this Proxy Statement and the proxy card) in the future, he or she may contact us by submitting a request to XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001, Attention: Corporate Secretary; telephone number (212) 750-9595 or by contacting our proxy solicitor, Alliance Advisors, LLC (“Alliance”), by calling 1-833-215-7321. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy statement and proxy card to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

What is the purpose of the Special Meeting?

At the Special Meeting, holders of shares of Common Stock entitled to vote at the Special Meeting will be asked to consider and vote on the following: (i) the Sale Proposal to approve and adopt the Purchase Agreement and to approve the sale of all of the Company’s equity interests in the Divestiture Companies on the terms and conditions set forth in the Purchase Agreement; (ii) the Compensation Proposal, which is an advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Sale; and (iii) the Adjournment Proposal, which is a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sale Proposal.

Approval of the Sale Proposal is a condition to completion of the Sale. If the Sale Proposal is not approved, the Sale will not be completed even if the other proposals are approved. Approval of the Compensation Proposal is not a condition to completion of the Sale, and the vote of Company stockholders on the Compensation Proposal will not have any bearing on whether the Sale is consummated.

Why am I being asked to cast an advisory (non-binding) vote to approve the compensation that may be paid or become payable to XWELL’s named executive officers that is based on or otherwise relates to the Sale?

Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require XWELL to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to XWELL’s named executive officers that is based on or otherwise relates to the Sale and the other transactions contemplated by the Purchase Agreement, including the payments summarized in “Proposal 1: The Sale Proposal—Interests of Directors and Executive Officers in the Sale.” This vote is commonly referred to as a “golden parachute say-on-pay” vote. Accordingly, Company stockholders are being provided with the opportunity to cast an advisory vote on these change of control payments.

Compensation, if any, that may become payable by the Buyer or the Divestiture Companies to XWELL’s named executive officers in connection with any such named executive officer’s continued service with the Buyer or the Divestiture Companies following the closing of the Sale is not subject to this advisory (non-binding) vote.

Is the vote on the Compensation Proposal binding?

No. The vote on the Compensation Proposal is advisory only and will not be binding on XWELL or on Express Wellness Group, LLC. Accordingly, if the Sale Proposal is approved and the Sale is completed, the compensation payable to our named executive officers in connection with the Sale may be paid even if our stockholders fail to approve the Compensation Proposal, subject to the terms of the applicable compensation arrangements.

How can stockholders attend the Special Meeting?

This Special Meeting will be held in a virtual meeting format only, and it is open to all of our stockholders. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for us and our stockholders. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world.

Registering to Attend the Special Meeting—Stockholders of Record

If, as of the Record Date, your shares are registered in your own name, you may register to attend the Special Meeting by going to https://web.viewproxy.com/XWELL/2026SM no later than 11:59 p.m. Eastern Time on [●], 2026, and registering for the meeting exactly as your registration appears on your proxy card. You must provide a valid email address to register and to vote at the Special Meeting.

Registering to Attend the Special Meeting—Beneficial Stockholders

If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, bank or other nominee, you will be required to obtain a “legal proxy” from your broker, bank or other nominee, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time. You may register to attend the Special Meeting by going to https://web.viewproxy.com/XWELL/2026SM no later than 11:59 p.m. Eastern Time on [●], 2026, and following the instructions on the website. After registering, you may be asked to provide proof of ownership and, if applicable, a legal proxy, before being approved for attendance at the meeting. You must provide a valid email address to register and to vote at the Special Meeting.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on [●], 2026 (the “Record Date”). The Record Date was established by the Board as required by Delaware law. On the Record Date, [●] shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

Only our Common Stock is entitled to vote at the Special Meeting. Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Special Meeting.

What constitutes a quorum for the Special Meeting?

The presence virtually or by proxy of the holders of shares of stock having one-third (33.33%) of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Special Meeting shall be necessary and sufficient to constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the Special Meeting or (ii) the stockholders entitled to vote at the meeting, present virtually or represented by proxy, shall have the power to adjourn the Special Meeting from time to time, in the manner provided in the Third Amended and Restated Bylaws (the “Bylaws”), until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If, as of the Record Date, your shares are registered directly in your name with our stock transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares. The proxy statement and proxy card has been sent directly to you by us.

If, as of the Record Date, your shares are held with a broker, bank or other nominee, then the organization holding your account is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name” and the proxy statement and proxy card have been forwarded to you by your nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee. If your shares are held in “street name” (that is, held by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy. If you hold your shares in “street name,” please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted. The voting instruction form provided by your broker, bank or other nominee may also include information about how to submit your voting instructions over the Internet.

What is a broker non-vote? What is discretionary voting?

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine matters,” if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. A broker non-vote occurs when a broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter.

If you do not provide voting instructions to your broker, then your shares will not be voted at the Special Meeting on any proposal with respect to which your broker does not have discretionary authority except as to “routine matters.” None of the Sale Proposal, the Compensation Proposal, or the Adjournment Proposal will be considered a “routine matter” at the Special Meeting and accordingly, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to such proposals. As a result, we do not expect any broker non-votes at the Special Meeting. If you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted.

How do I vote my shares and how will my proxy be voted?

Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations, as described below. Voting by proxy will not affect your right to attend the Special Meeting virtually.

•	Voting Via the Internet: You may vote via the Internet by following the proxy card. Go to www.AALvote.com/XWELSM and have your proxy card available. The Internet voting facilities will close at 11:59 p.m. Eastern Time on [●], 2026.

•	By Mail: If you received a proxy card by mail, you can vote by completing, signing, dating and promptly returning the enclosed Proxy Card in the postage-paid envelope provided. A completed Proxy Card returned by mail must be received at the address stated on the proxy card before [●], 2026. If you sign the enclosed Proxy Card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as described in this Proxy Statement.

•	By Telephone: You may vote by telephone by calling (866) 804-9616 and following the instructions on the proxy card, as applicable, available when you call. The telephone voting facilities will close at 11:59 p.m. Eastern Time on [●], 2026.

•	Virtually at the Special Meeting: You may also vote by attending the virtual Special Meeting. To attend the virtual Special Meeting, you must first pre-register as described under ”How Can Stockholders Attend the Special Meeting?”

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card, as applicable, or the information forwarded by your bank, broker or other nominee to see which options are available to you.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting your proxy, you will direct the designated person (known as a “proxy” or collectively, “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Ezra T. Ernst and Bruce T. Bernstein to serve as the proxies for the Special Meeting.

Your proxy will be valid only if you complete and return it before the Special Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” for each of the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote? What is discretionary voting?” Alternatively, if you want to vote your shares during the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy.

What if I have technical difficulties or trouble accessing the Special Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the Special Meeting, so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Who counts the votes?

All votes will be tabulated by Alliance, the inspector of election appointed for the Special Meeting. Each proposal will be tabulated separately.

Can I vote my shares at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Special Meeting by submitting your vote electronically during the Special Meeting. If you hold your shares in “street name,” you may vote your shares at the Special Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares. Even if you currently plan to attend the Special Meeting, we recommend that you submit your proxy as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What are my choices when voting?

You may vote for, vote against or abstain from voting on each proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares “FOR” each of the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxy will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted “FOR” each of the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to the Sale Proposal, the Compensation Proposal, or the Adjournment Proposal. See “What is a broker non-vote? What is discretionary voting?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the Special Meeting virtually and voting at the Special Meeting. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by submitting your vote by accessing the voting link at the Special Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date by Internet or telephone by 11:59 p.m. Eastern Time, on [●], 2026.

•	Giving written notice of revocation by mail to the Company addressed to the Corporate Secretary at our address above, which notice must be received before 5:00 p.m. Eastern Time, on [●], 2026.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Vote required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Sale Proposal	The affirmative vote of a majority of the shares outstanding and entitled to vote on the Sale Proposal is required to approve the Sale Proposal.	Abstentions will have the same effect as votes against the Sale Proposal. No broker non-votes are expected in connection with the Special Meeting. Failure to instruct your bank, broker or other nominee how to vote your shares on the Sale Proposal will have the same effect as a vote against the Sale Proposal.

Proposal 2: Compensation Proposal	The affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal.	Abstentions will have no effect on the outcome of voting. No broker non-votes are expected in connection with the Special Meeting. Failure to instruct your bank, broker or other nominee how to vote your shares on the Compensation Proposal will have no effect on the Compensation Proposal.

Proposal 3: Adjournment Proposal	The affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal.	Abstentions will have no effect on the outcome of voting. No broker non-votes are expected in connection with the Special Meeting. Failure to instruct your bank, broker or other nominee how to vote your shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The costs and expenses of the Board’s solicitation of proxies, including the preparation, printing and mailing of the proxy statement, proxy card and the notice, and any additional information furnished to stockholders by us, will be borne by us. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in the proxy statement, no general class of employee will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to ask for proxies, as described below.

In connection with the engagement of Alliance as our proxy solicitor, we anticipate that certain employees of Alliance may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are our stockholders for the purpose of assisting in the solicitation of proxies for the Special Meeting. We expect to pay Alliance up to $15,000 for its services in connection with the solicitation of proxies for the Special Meeting.

What happens if the Special Meeting is adjourned?

If the number of shares present virtually or represented by proxy and voting in favor of the Sale Proposal is insufficient to approve the Sale Proposal, or if a quorum is not present, the Board may adjourn the Special Meeting to a later date to solicit additional proxies. If the Adjournment Proposal is approved, the Board would have discretionary authority to adjourn the Special Meeting even if stockholders have already voted against the Sale Proposal, and to use the additional time to seek to change those votes. If the Special Meeting is adjourned, any proxies you have already submitted will remain valid and be voted at the adjourned meeting unless you revoke or change them beforehand. See "Can I change my vote?" above and "Proposal 3: The Adjournment Proposal."

Are there any other matters to be acted upon at the Special Meeting?

No, there will be no business brought before the Special Meeting other than the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.

Where can I find voting results?

The final voting results will be reported on Form 8-K, which will be filed with the SEC within four business days after the Special Meeting. If our final voting results are not available within four business days after the Special Meeting, we will file a Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire proxy statement. If you have any questions, or need additional materials, please feel free to contact our proxy solicitor, Alliance, by calling toll free at 1-833-215-7321 or by email at XWEL@allianceadvisors.com.

Questions about the Sale

What is the proposed transaction?

We are proposing that XWELL sell the Purchased Equity to Buyer. The Purchased Equity consists of all of XWELL’s equity interests in XpresSpa and XpresTest.

As consideration for our sale, transfer, and delivery of the Purchased Equity to Buyer pursuant to the Purchase Agreement and our other covenants and obligations thereunder, at the closing of the Sale, XWELL expects Buyer to pay cash consideration of $13,000,000, subject to certain adjustments as described in the Purchase Agreement. The terms of the Purchase Agreement are more fully described below under “Description of the Purchase Agreement” beginning on page 24.

What will I receive if the Sale is completed?

The Sale is a sale by XWELL of all of the equity interests in the Divestiture Companies to the Buyer, and the Purchase Price will be paid to XWELL, not to XWELL stockholders. If the Sale is completed, you will not receive any cash, securities or other consideration in respect of your shares of Common Stock, and you will continue to hold your shares of Common Stock and remain a stockholder of XWELL.

What will holders of XpresTest RSAs receive in the Sale?

At the closing of the Sale, each outstanding XpresTest RSA will become fully vested and will be cancelled or repurchased by XpresTest for an amount in cash equal to (i) the number of shares of XpresTest common stock underlying such XpresTest RSA multiplied by (ii) a per-share price to be mutually agreed by the Buyer and XWELL based on a valuation of XpresTest. Based on its valuation analysis, the Company expects that the holders of XpresTest RSAs will receive approximately $2.6 million in the aggregate in exchange for their XpresTest RSAs. Under the Purchase Agreement, the amounts payable in respect of the repurchased XpresTest RSAs will be included in the calculation of XWELL’s sale expenses and, accordingly, will reduce the net Purchase Price payable to XWELL.

How did the Board determine to approve the Sale and the consideration to be received pursuant to the Purchase Agreement?

The Sale is intended to maximize value for XWELL’s stockholders and to help facilitate a transformative strategic restructuring of XWELL. The Sale is the result of a broad review of strategic alternatives by the Board.  In the course of reaching the determination that the Sale is advisable and in the best interests of the Company, the Board evaluated the Sale in consultation with our management and financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Sale.

What will happen if the Sale is not approved by stockholders or is not completed for any other reason?

If the Sale is not completed for any reason, (i) the Company may have difficulty recouping significant transaction costs incurred in connection with negotiating and documenting the Sale, (ii) the Company’s relationships with its customers, business partners and employees may be damaged and its business may be harmed, (iii) the Company may be in a less advantageous position to pursue transformative strategic opportunities, and (iv) the market price of the Company’s common stock may decline. In addition, under certain circumstances, including if the Purchase Agreement is terminated because the Board has changed its recommendation that XWELL stockholders vote to adopt and approve the Purchase Agreement or because XWELL terminates the Purchase Agreement to enter into a definitive agreement with respect to an alternative transaction, XWELL may be required to pay Buyer a termination fee equal to the greater of (A) $1,300,000 and (B) $650,000 plus the Buyer’s documented out-of-pocket expenses, capped at $2,000,000 for expenses.

If the Sale is not completed, the Company may explore other potential transactions. The terms of any alternative transaction may be more or less favorable to the Company than the terms of the Sale, and there can be no assurance that the Company will be able to reach agreement with, or complete an alternative transaction with, another party. For more information, see “Risk Factors—Risk Factors Relating to the Sale Proposal.”

When is the Sale expected to be completed?

If the Sale is approved by XWELL stockholders at the Special Meeting, the Company expects to complete the Sale on the date that is two business days after the date on which the last of the remaining closing conditions under the Purchase Agreement has been satisfied or waived, other than conditions that by their terms are to be satisfied at the closing, or at such other time as XWELL and the Buyer may mutually agree in writing. The exact timing of the completion of the Sale cannot be predicted, and the Purchase Agreement may be terminated by either XWELL or Buyer if the Sale has not been consummated before the 180th day following the date of the Purchase Agreement, subject to up to two automatic 30-day extensions if the sole unsatisfied closing condition is receipt of Company stockholder approval.

Will the Company cease business operations following the Sale?

No. The Company expects that, immediately after giving effect to the Sale, the Company will continue to operate the Retained Ex-Airport Business.

What will the net proceeds from the Sale be used for?

XWELL does not intend to distribute the cash proceeds of the Sale to its stockholders in the form of a dividend or otherwise. Rather, the Company intends to retain the net proceeds of the Sale as cash on hand to fund the continued operation of the Retained Ex-Airport Business and to pursue transformative strategic acquisition or business combination opportunities. As of the date of this Proxy Statement, the Company has not entered into any definitive agreement providing for such an extraordinary corporate transaction. However, the Board intends to evaluate opportunities across a range of industries that the Board believes offer more attractive growth characteristics and a more differentiated risk and return profile than the Company’s current operations There can be no assurance that the Company will be able to identify or execute upon any such acquisition or combination opportunity.

Are there conditions to the completion of the Sale?

Yes. Consummation of the Sale is subject to certain closing conditions, including, among other things, (i) the absence of any action or order preventing the transactions, (ii) Company stockholder approval, (iii) the accuracy of the parties’ respective representations and warranties, subject to applicable materiality standards, (iv) the performance, in all material respects, by the parties of their respective covenants under the Purchase Agreement, (v) the absence of a material adverse effect with respect to the Divestiture Companies since the date of the Purchase Agreement, (vi) satisfaction of certain minimum cash requirements, and (vii) the obtaining of certain third-party consents and approvals.

Is the Buyer’s obligation to complete the Sale subject to the Buyer’s receipt of financing?

No. The Buyer’s obligations under the Purchase Agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the Sale.

However, as of the date of the Purchase Agreement, the Buyer had not obtained a debt commitment letter or an equity commitment letter with respect to the financing contemplated for the Sale. The Buyer has agreed to use its reasonable best efforts to arrange and consummate debt financing and equity financing on commercially reasonable terms in an amount sufficient to fund the transactions contemplated by the Purchase Agreement, including by negotiating and entering into definitive financing agreements and using reasonable best efforts to consummate such financing at the closing. The failure of the Buyer to obtain a debt commitment letter or an equity commitment letter, or to consummate any debt or equity financing, will not, by itself, constitute a breach of the Buyer’s financing covenant so long as the Buyer has communicated in good faith with potential financing sources and is otherwise using reasonable best efforts to obtain such financing. Since the date of the Purchase Agreement, the Company has been informed by the Buyer that the Buyer has been in active discussions with multiple lending institutions that have conducted preliminary due diligence on the Divestiture Group and have expressed a willingness to provide financing on terms consistent with the transactions contemplated by the Purchase Agreement. While no definitive financing commitments have been obtained as of the date of this Proxy Statement, the Company believes, based on the information provided by the Buyer, that the Buyer’s financing efforts are progressing in a manner consistent with a timely closing of the Sale.

Although no definitive financing commitments have been obtained as of the date of this Proxy Statement, the Company has been informed by the Buyer that the Buyer is in active discussions with multiple lending institutions that have conducted preliminary due diligence and have expressed a willingness to provide financing for the Sale. Nevertheless, there can be no assurance that the Buyer will obtain definitive commitments or that such financing will be consummated at or prior to the closing. Although XWELL and the Divestiture Companies have the right to seek specific performance to compel the Buyer to consummate the Sale in certain circumstances, that right is available only if, among other conditions, the proceeds of the Buyer’s debt financing have been received in full or the applicable debt financing sources have irrevocably confirmed in writing that such proceeds will be funded at closing. If the Buyer is unable to obtain the financing necessary to consummate the Sale and closing does not occur, XWELL may be entitled to terminate the Purchase Agreement and receive the Seller Termination Fee, which the Guarantor has guaranteed subject to the caps described under “Description of the Purchase Agreement-Limited Guaranty,” but the Sale itself would not be completed.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements, including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this Proxy Statement are “forward-looking statements” for purposes of this Proxy Statement. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. These statements involve known and unknown risks, uncertainties, assumptions, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as anticipate, believe, could, estimate, expect, intend, may, plan, potential, target, predict, project, contemplate, should, will, would, continue, assume, forecast, future, strategy, might, or the negative or plural of those terms or other similar expressions.

In addition to other factors and matters contained or incorporated in this Proxy Statement, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the completion of the Sale may not occur on the anticipated terms and timing or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement;

•	the effect of the announcement or pendency of the Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;

•	risks related to any litigation brought in connection with the Sale;

•	risks related to disruption of management time from ongoing business operations due to the pendency of the Sale;

•	the failure of our stockholders to approve the Sale Proposal, and the risk that any of the other closing conditions to the Sale may not be satisfied in a timely manner;

•	the amount of the costs, fees, expenses and charges related to the Sale;

•	our failure to comply with regulations and any changes in regulations;

•	our ability to hire or retain employees, consultants or other resources;

•	our ability to continue to operate the Retained Ex-Airport Business after completion of the Sale;

•	risks related to the potential impact of general economic, political and market factors on XWELL or the Sale;

•	our ability to identify and realize any potential strategic opportunities; and

•	negative effects of the announcement or the consummation of the Sale on the market price of our Common Stock, or the delisting of our Common Stock from Nasdaq and related limitations on future trading of our Common Stock.

The foregoing list of factors is not exclusive. The forward-looking statements in this Proxy Statement are only predictions. We based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Risks, uncertainties, and assumptions that may cause actual results to differ materially from current expectations include, among other things, those set forth in under the caption “Risk Factors” in this Proxy Statement and the Company’s SEC filings.

Any forward-looking statement in this Proxy Statement reflects our current view with respect to future events, speaks only as of the date of this Proxy Statement, and is subject to these and other risks, uncertainties, and assumptions. Given these uncertainties, you should not rely on these forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our information may be incomplete or limited, and we cannot guarantee future results. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan, and assume no obligation, to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/XWELL2026SM, on [●], 2026, at [●] Eastern Time.

Purpose of the Special Meeting

At the Special Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

1.	To consider and vote upon a proposal (the “Sale Proposal” or “Proposal 1”) to approve and adopt the Purchase Agreement and to approve the Sale on the terms and conditions set forth in the Purchase Agreement;

2.	To consider and vote upon a proposal (the “Compensation Proposal” or “Proposal 2”) to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Sale; and

3.	To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals (the “Adjournment Proposal” or “Proposal 3”).

The Company will transact no other business at the Special Meeting. Please refer to the accompanying proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Special Meeting.

Record Date; Stockholders Entitled to Vote

The Record Date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on [●], 2026. The Record Date was established by the Board as required by Delaware law. On the Record Date, [●] shares of Common Stock were issued and outstanding.

Holders of Common Stock at the close of business on the Record Date may vote at the Special Meeting.

Quorum

The presence virtually or by proxy of the holders of shares of stock having one-third (33.33%) of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Special Meeting shall be necessary and sufficient to constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the Special Meeting, or (ii) the stockholders entitled to vote at the meeting, present virtually or represented by proxy, shall have the power to adjourn the Special Meeting from time to time, in the manner provided in the Third Amended and Restated Bylaws (the “Bylaws”), until a quorum is present or represented.

Vote Required for Approval of Proposals

•	Proposal 1: The affirmative “FOR” vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon is required to approve the Sale Proposal, including the Sale pursuant to the Purchase Agreement. Abstentions will have the same effect as votes “AGAINST” the Sale Proposal. Since no routine matters are presented at the Special Meeting, no broker non-votes are expected.

•	Proposal 2: The affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal. Abstentions will have no effect on the Compensation Proposal. Since no routine matters are presented at the Special Meeting, no broker non-votes are expected.

•	Proposal 3: The affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal. Abstentions will have no effect on the Adjournment Proposal. Since no routine matters are presented at the Special Meeting, no broker non-votes are expected.

The failure of any stockholder to submit a signed proxy card will have the same effect as a vote “AGAINST” the Sale Proposal but will not have any effect on the Compensation Proposal or the Adjournment Proposal. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Sale Proposal but will not have an effect on the Compensation Proposal or the Adjournment Proposal. Please vote your proxy so your vote can be counted.

Support Agreements

Concurrently with the execution of the Purchase Agreement, (i) each member of the Board and each executive officer of XWELL who holds shares of Common Stock and (ii) American Ventures LLC Series XXIV XWELL (collectively, the “Support Parties”) entered into support agreements with the Buyer (collectively, the “Support Agreements”). Pursuant to the Support Agreements, the Support Parties have agreed, among other things, to vote all of their shares of Common Stock in favor of the approval and adoption of the Purchase Agreement and the Sale, to vote against any alternative transaction, and to be present, virtually or by proxy, at every meeting of Company stockholders (including the Special Meeting and any adjournment, postponement, or rescheduling thereof) for purposes of establishing a quorum. The Support Agreements also impose certain transfer restrictions and non-solicitation obligations on the Support Parties, solely in their capacity as stockholders of XWELL. XWELL is not a party to the Support Agreements but is an express third-party beneficiary thereof. If the Special Meeting is adjourned, the Support Parties’ voting obligations will apply at the adjourned meeting, and any proxies previously submitted by the Support Parties will remain valid and be voted at the adjourned meeting in accordance with their prior instructions without requiring any new proxy submission, voting instruction, or other affirmative action by any Support Party.

As of the Record Date, the Support Parties beneficially owned, in the aggregate, approximately [●]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. In addition, American Ventures LLC Series XXIV XWELL has agreed, pursuant to its Support Agreement, to increase its maximum beneficial ownership threshold under its Series H Convertible Preferred Stock to 9.99% and to convert its Series H Convertible Preferred Stock into shares of Common Stock prior to the Record Date, so that the shares of Common Stock issuable upon such conversion may be voted at the Special Meeting.

Voting and Proxies

For each item of business to come before the Special Meeting, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. You may vote using any of the following methods:

•	Voting Via the Internet: You may vote via the Internet by following the proxy card. Go to www.AALvote.com/XWELSM and have your proxy card. The Internet voting facilities will close at 11:59 p.m. Eastern Time on [●], 2026.

•	By Mail: If you received a proxy card by mail, you can vote by completing, signing, dating and promptly returning the enclosed Proxy Card in the postage-paid envelope provided. A completed Proxy Card returned by mail must be received at the address stated on the proxy card before [●], 2026. If you sign the enclosed Proxy Card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as described in this Proxy Statement.

•	By Telephone: You may vote by telephone by calling (866) 804-9616 and following the instructions on the proxy card, as applicable, available when you call. The telephone voting facilities will close at 11:59 p.m. Eastern Time on [●], 2026.

•	Virtually at the Special Meeting: You may also vote by attending the virtual Special Meeting. To attend the virtual Special Meeting, you must first pre-register as described under ”How Can Stockholders Attend the Special Meeting?”

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting as indicated. If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the proposal to approve the Sale, “FOR” the Compensation Proposal, and “FOR” the Board’s discretionary authority to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. The failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Sale Proposal, but will not have an effect on the Compensation Proposal or the Adjournment Proposal.

Please vote using your proxy or voting instruction card, or over the internet (if available to you), so your vote can be counted.

Revocation of Proxies

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the Special Meeting virtually and voting at the Special Meeting. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by submitting your vote by accessing the voting link at the Special Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date by Internet or telephone by 11:59 p.m. Eastern Time, on [●], 2026.

•	Giving written notice of revocation by mail to the Company addressed to the Corporate Secretary, at our address above, which notice must be received before 5:00 p.m. Eastern Time, on [●], 2026.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

Attending the Special Meeting

This Special Meeting will be held in a virtual meeting format only, and it is open to all of our stockholders. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for us and our stockholders. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world.

Registering to Attend the Special Meeting—Stockholders of Record

If, as of the Record Date, your shares are registered in your own name, you may register to attend the Special Meeting by going to https://web.viewproxy.com/XWELL/2026SM no later than 11:59 p.m. Eastern Time on [●], 2026, and registering for the meeting exactly as your registration appears on your proxy card. You must provide a valid email address to register and to vote at the Special Meeting.

Registering to Attend the Special Meeting—Beneficial Stockholders

If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, bank or other nominee, you will be required to obtain a “legal proxy” from your broker, bank or other nominee, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time. You may register to attend the Special Meeting by going to https://web.viewproxy.com/XWELL/2026SM no later than 11:59 p.m. Eastern Time on [●], 2026, and following the instructions on the website. After registering, you may be asked to provide proof of ownership and, if applicable, a legal proxy, before being approved for attendance at the meeting. You must provide a valid email address to register and to vote at the Special Meeting.

Solicitation of Proxies

The costs and expenses of the Board’s solicitation of proxies, including the preparation, printing and mailing of the proxy statement, the proxy card and the notice, and any additional information furnished to stockholders by us, will be borne by us. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in the proxy statement, no general class of employee will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to ask for proxies, as described below.

In connection with the engagement of Alliance as our proxy solicitor, we anticipate that certain employees of Alliance may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are our stockholders for the purpose of assisting in the solicitation of proxies for the Special Meeting. We expect to pay Alliance up to $15,000 for its services in connection with the solicitation of proxies for the Special Meeting.

Other Matters

At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of Common Stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.

DESCRIPTION OF THE PURCHASE AGREEMENT

The following is a summary of the material terms of the Purchase Agreement. This summary does not purport to describe all the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Annex A. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this Proxy Statement, is the legal document that governs the Sale. All initially capitalized terms contained herein that are not defined herein are defined in the Purchase Agreement.

The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates without also consulting the information and disclosures provided elsewhere in this Proxy Statement or in our other public filings with the SEC.

Purchase Price

As consideration for the sale, assignment, transfer, and conveyance by XWELL, Inc. (the “Seller”) to Express Wellness Group, LLC (the “Buyer”) of the equity interests of XpresSpa Holdings, LLC and XpresTest, Inc. (each, a “Divestiture Company” and collectively, the “Divestiture Companies,” and such equity interests, the “Purchased Equity”), the Purchase Agreement provides for a purchase price equal to (i) the base purchase price of $13,000,000, plus or minus (ii) the extent to which the Divestiture Group’s estimated closing net working capital is greater or less than a target net working capital amount, minus (iii) the amount of the Divestiture Group’s estimated closing indebtedness, minus (iv) unpaid sale expenses, plus (v) the amount of the Divestiture Group’s estimated closing cash. The target net working capital amount is $1,472,000, and the net working capital adjustment is subject to a $150,000 tipping collar.

At the closing, the Buyer will pay to Seller the Estimated Purchase Price, less amounts deposited into escrow, as follows: (i) $750,000 will be deposited into an adjustment escrow account to fund any post-closing downward adjustment to the purchase price; (ii) $1,650,000 will be deposited into an indemnity escrow account to fund potential post-closing indemnification claims; and (iii) $250,000 will be deposited into a separate escrow account relating to a final arbitration award issued on June 3, 2026 with respect to the dispute between XpresSpa Holdings, LLC and Cordial Endeavor Concessions of Atlanta LLC and Sheila Trappier Edwards. Amounts owed in respect of the Divestiture Group’s closing indebtedness and unpaid sale expenses will be paid directly to the applicable payees at closing, and the balance of the Estimated Purchase Price will be paid to Seller.

Closing

The closing will take place remotely on the date that is two business days after the date on which the last of the closing conditions is satisfied or waived, other than conditions that by their terms cannot be satisfied until closing, or at such other place, date and time as Seller and Buyer mutually agree in writing.

Representations and Warranties

The Seller made representations and warranties relating to the Divestiture Group, among other things:

•	due organization of the Divestiture Companies, their authority to enter into and perform the Purchase Agreement, and absence of conflicts with organizational documents, applicable law, or material contracts;
•	capitalization of the Divestiture Group;
•	subsidiaries of the Divestiture Group;
•	accuracy of the financial statements;

•	absence of certain material changes or developments in the Business since a specified balance sheet date;
•	Divestiture Group’s compliance with applicable laws;
•	absence of material litigation involving the Divestiture Group;
•	tax matters relating to the Divestiture Group;
•	environmental matters relating to the Divestiture Group;
•	employment and labor matters relating to the Divestiture Group;
•	employee benefits maintained by Seller and the Divestiture Group;
•	Divestiture Group’s intellectual property rights;
•	Divestiture Group’s information technology, systems, data privacy, and security practices;
•	Divestiture Group’s material contracts;
•	insurance coverage of the Divestiture Group;
•	real property leased or used by the Divestiture Group;
•	Divestiture Group’s title to material assets;
•	product warranties, inventories, and product liability matters;
•	related party transactions between the Divestiture Group and Seller, or Seller’s employees, officers, directors or affiliates;
•	relationships with Divestiture Group’s material suppliers;
•	absence of brokers’ fees payable by Seller or any member of the Divestiture Group in connection with the Sale;
•	sufficiency of Divestiture Group’s assets to conduct the Business after closing;
•	ACDBE and local partner joint ventures
•	licenses and permits required to operate the business and compliance with applicable public health and safety requirements;
•	regulatory compliance applicable to XpresTest Business;
•	products and services liability and consumer protection matters;
•	customer waivers and participant release agreements used in the Business;
•	gift card, loyalty, and membership programs offered by the Divestiture Group;
•	holding company status of certain subsidiaries; and
•	bank accounts maintained by the Divestiture Group;

Additionally, the Seller made representations and warranties relating to the Seller, among other things:

•	Seller’s authority to enter into and performance of the Purchase Agreement;
•	Seller’s title to the Purchased Equity;
•	absence of conflicts with organizational documents, applicable law, or material contracts;
•	absence of litigation challenging the Sale;
•	absence of brokers’ fees payable by the Seller or its affiliates in connection with the Sale; and
•	Seller’s independent investigation of the Buyer.

The Buyer made representations and warranties relating to the following matters, among other things:

•	due organization of the Buyer;
•	Buyer’s authority to enter into and perform the Purchase Agreement, and absence of conflicts;
•	absence of litigation that would impair the Buyer’s ability to consummate the Sale;
•	Buyer’s financial ability to consummate the Sale; and
•	absence of brokers’ fees payable by the Buyer or its affiliates in connection with the Sale.

The representations and warranties contained in the Purchase Agreement generally survive for 18 months after the closing date, except that fundamental representations survive for seven years, tax representations survive until 60 days after the expiration of the longest applicable statute of limitations, and claims for actual fraud survive indefinitely and without limitation.

Conduct of the Divestiture Group Prior to Closing

Until the earlier of closing or termination of the Purchase Agreement, except as otherwise expressly required by the Purchase Agreement or the other transaction documents, consented to by Buyer, set forth in the applicable annex, required by law or governmental authority, or required to complete the pre-closing reorganization, the Divestiture Companies agreed to cause the Divestiture Group to use their respective reasonable best efforts to (a) conduct the business in the ordinary course consistent with past practice in all material respects, (b) preserve intact the business organization, assets, properties, permits and insurance policies of the Divestiture Group, (c) preserve the rights, goodwill and relationships of employees and other third persons having business relationships with the Divestiture Group, (d) keep available the services of current officers and key employees, and (e) subject to certain exceptions, not to take any of the following actions: failing to pay debts, taxes and obligations when due; failing to maintain properties and assets in all material respects; failing to perform material obligations under contracts, permits and insurance policies; failing to comply with applicable laws; entering into or modifying real property leases (except to preserve any express right set forth in the applicable real property leases), material contracts or permits; imposing liens upon material assets of the Divestiture Group; making capital expenditures above specified thresholds; incurring indebtedness; issuing equity; changing accounting methods; settling certain actions; entering into affiliate transactions; changing compensation and benefits; hiring or terminating certain employees; failing to maintain insurance policies; making material tax elections or changes; winding up or dissolving any member of the Divestiture Group; taking actions reasonably expected to result in a material adverse effect; or making certain changes to customer programs.

Restrictions on Solicitation or Negotiation of Other Offers

During the pendency of the Purchase Agreement, Seller, the Divestiture Companies and their respective Affiliates will not, and Seller and the Divestiture Companies will instruct and cause their respective directors, officers, employees and other representatives not to, directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate inquiries or proposals from, discuss or negotiate with, or provide any non-public information to any Person (other than Buyer and its Affiliates) regarding any merger, consolidation, sale of equity, sale of substantially all assets, business combination or similar transaction involving the Divestiture Group or any portion of the Business, or any proposal or offer reasonably expected to lead to such an alternative transaction. Seller and the Divestiture Companies also agreed not to engage in discussions or negotiations regarding, furnish non-public information with respect to, or take any action to knowingly facilitate the making of, any proposal or offer that constitutes or would reasonably be expected to lead to any alternative transactions, or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement relating to any alternative transaction.

Notwithstanding the above restrictions, prior to receipt of the Company stockholder approval, Seller may furnish information to, and negotiate or engage in discussions with, a person who delivers a bona fide written proposal for an alternative transaction that was not solicited after the date of the Purchase Agreement, if the Seller board determines in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties and that the proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal. The Purchase Agreement defines “Superior Proposal” generally as an alternative transaction proposal that the Seller board determines in good faith is more favorable from a financial point of view to Seller’s stockholders than the transactions contemplated by the Purchase Agreement and is reasonably likely to be consummated on the proposed terms, taking into account legal, regulatory, financial, timing, financing and other aspects of the proposal and the Purchase Agreement. Before furnishing any information or engaging in discussions with any such third party, XWELL must provide notice to Buyer of its intention to do so, and a copy of any written inquiry, proposal or offer and, in such instance, XWELL must keep Buyer informed of the status and details, including any material developments, in respect of any such discussions or negotiations.

The Seller board may effect an adverse recommendation change and terminate the Purchase Agreement in response to an unsolicited Superior Proposal before the Company stockholder approval if it determines in good faith, after consultation with outside legal counsel, that failure to do so would result in a breach of the directors’ fiduciary duties under applicable law. Prior to effecting an adverse recommendation change in response to a Superior Proposal, Seller must provide Buyer three business days’ prior written notice and, if requested by Buyer, negotiate in good faith with Buyer regarding amendments to the Purchase Agreement. The Seller board may also effect an adverse recommendation change before the Company stockholder approval in response to an intervening event if it determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Prior to effecting such an adverse recommendation change, Seller must provide Buyer five business days’ prior written notice and, if requested by Buyer, negotiate in good faith with Buyer regarding amendments to the Purchase Agreement (and, if there is any material change to the facts or circumstances relating to the intervening event, Seller must deliver a new written notice to Buyer and the five business day negotiation period will recommence).

Additional Obligations

In addition, and among other things, the Purchase Agreement:

•	Requires Seller and the Divestiture Group to use reasonable best efforts to obtain required lease consents prior to closing and to keep Buyer informed regarding those efforts.
•	Requires the Divestiture Group to purchase six-year “tail” or “run off” insurance policies covering directors’ and officers’ liability, employment practices liability and fiduciary liability with respect to current and former directors, officers, managers and employees of the Divestiture Group for matters existing or occurring at or prior to closing.
•	Requires Seller to prepare and file a preliminary proxy statement with the SEC as promptly as practicable, and in any event within 20 days after the date of the Purchase Agreement, subject to Buyer’s review and comment rights, and to call and hold a stockholder meeting as promptly as reasonably practicable following mailing of the proxy statement, and in any event no later than 100 days after the date of the Purchase Agreement, subject to certain postponement and adjournment rights.
•	Requires Seller and its controlled affiliates to comply with post-closing restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement.
•	Requires Seller and the Divestiture Companies to complete a pre-closing reorganization so that, among other things, assets used in or necessary for the XpresSpa Airport Business and XpresTest Business are transferred to the appropriate Divestiture Companies, specified retained assets are transferred out of the Divestiture Group, and retained entities are transferred out of the Divestiture Group.
•	Requires Seller and the Divestiture Group to use reasonable best efforts to comply with a specified pre-existing arbitration award, including identifying a qualified replacement ACDBE partner, entering into new lease and concession agreements for certain Atlanta locations, and dissolving specified entities.

Financing of the Sale

As of the date of the Purchase Agreement, the Buyer had not obtained a debt commitment letter or an equity commitment letter with respect to the financing of the Sale. The Buyer has agreed to use its reasonable best efforts to arrange and consummate debt financing and equity financing on commercially reasonable terms and in an aggregate amount sufficient to fund the transactions contemplated by the Purchase Agreement. The Buyer’s obligation to consummate the Sale is not conditioned on its receipt of financing. Since the date of the Purchase Agreement, the Company has been informed by the Buyer that the Buyer has been in active discussions with multiple lending institutions that have conducted preliminary due diligence on the Divestiture Group and have expressed a willingness to provide financing on terms consistent with the transactions contemplated by the Purchase Agreement. While no definitive financing commitments have been obtained as of the date of this Proxy Statement, the Company believes, based on the information provided by the Buyer, that the Buyer’s financing efforts are progressing in a manner consistent with a timely closing. There can be no assurance, however, that the Buyer will obtain definitive financing commitments or that the financing will be consummated. For more information, see “Risk Factors—The Buyer’s obligation to close is not conditioned on the Buyer having obtained financing, but our ability to compel Buyer to close is limited.”

Conditions to Closing

Buyer’s, Seller’s and the Divestiture Companies’ obligations to consummate the Sale are subject to the satisfaction of the following conditions:

•	No action shall have been commenced by a person other than the parties or their controlled affiliates, and no order shall have been issued by a court or governmental authority of competent jurisdiction, that would reasonably be expected to prevent, delay or impede, or otherwise make illegal, the consummation of the transactions contemplated by the Purchase Agreement or another transaction document; and
•	The Company stockholder approval shall have been obtained in accordance with applicable law.

Buyer’s obligations to consummate the Sale are subject to the satisfaction of the following further conditions:

•	the fundamental representations of Seller in the Agreement must be true and correct in all respects, subject to de minimis inaccuracies, and the other Seller representations and warranties must be true and correct except for inaccuracies that would not reasonably be expected to result in a material adverse effect;
•	Seller and each Divestiture Company must have performed or complied in all material respects with all covenants and obligations required to be performed by them at or prior to closing;
•	Seller and each Divestiture Company must have delivered a closing certificate confirming satisfaction of specified conditions;
•	Seller and the Divestiture Companies must have delivered the closing deliverables required under the Purchase Agreement;
•	Seller and the Divestiture Companies must have delivered specified consents and obtained and delivered each required lease consent in form and substance reasonably satisfactory to Buyer;
•	no material adverse effect must have occurred since the date of the Purchase Agreement;
•	the pre-closing reorganization must have been completed in accordance with the Purchase Agreement; and
•	the Divestiture Group must hold cash and cash equivalents in bank accounts across all jurisdictions of at least $1,500,000, and cash and cash equivalents in bank accounts in each non-U.S. jurisdiction of at least $250,000.

Seller’s and the Divestiture Companies’ obligations to consummate the Sale are subject to the satisfaction of the following further conditions:

•	the fundamental representations of Buyer in the Agreement must be true and correct in all respects, subject to de minimis inaccuracies, and the other Buyer representations and warranties must be true and correct except for inaccuracies that would not reasonably be expected to prevent, materially delay or impede Buyer’s consummation of the transactions contemplated by the Purchase Agreement;
•	Buyer must have performed or complied in all material respects with all covenants and obligations required to be performed by it at or prior to closing;
•	Buyer must have delivered a closing certificate confirming satisfaction of specified conditions; and
•	Buyer must have delivered the closing deliverables required under the Purchase Agreement.

Termination

The Purchase Agreement may be terminated at any time prior to closing as follows:

•	by mutual written consent of Seller and Buyer;
•	by either Seller or Buyer if the Sale has not been consummated before the 180th day following the date of the Purchase Agreement, subject to up to two automatic 30-day extensions if the Company stockholder approval is the sole unsatisfied condition, and subject to limitations where the terminating party is in material breach;
•	by Seller if Buyer breaches its representations, warranties, covenants or agreements in a manner that would cause a failure of the applicable closing conditions and such breach is incurable or remains uncured for at least five business days after notice, subject to limitations where Seller or a Divestiture Company is in material breach;
•	by Buyer if Seller or any Divestiture Company breaches its representations, warranties, covenants or agreements in a manner that would cause a failure of the applicable closing conditions and such breach is incurable or remains uncured for at least five business days after notice, subject to limitations where Buyer is in material breach;
•	by Buyer, prior to the Company stockholder approval, if the Seller board fails to include the Board Recommendation in the proxy statement, effects an adverse recommendation change, fails to publicly reaffirm the Board Recommendation within five business days after Buyer’s written request, fails to convene the stockholder meeting by the meeting backstop date, fails to obtain required support agreements, or fails to cure certain support agreement breaches or ineffectiveness;
•	by Seller, prior to the Company stockholder approval, in order to enter into a definitive agreement with respect to a Superior Proposal, provided Seller pays Buyer the Buyer Termination Fee and the Superior Proposal was not solicited in violation of the no-negotiation covenant;

•	by either Seller or Buyer if a governmental authority issues a final, non-appealable order enjoining or otherwise prohibiting the Sale, subject to specified limitations;
•	by either Seller or Buyer if the stockholder meeting, including any postponements and adjournments, concludes without the Company stockholder approval having been obtained, subject to specified limitations; or
•	by Seller if all closing conditions have been satisfied or waived, Buyer fails to consummate the closing when required, Seller confirms that it is ready, willing and able to close, and Buyer fails to close within five business days after such notice.

Termination Fees and Expenses

Seller is required to pay Buyer a termination fee equal to the greater of (A) $1,300,000 and (B) $650,000 plus the Buyer’s documented out-of-pocket expenses (capped at $2,000,000 for expenses), if the Purchase Agreement is terminated in certain circumstances, including an adverse recommendation change, support agreement failure, stockholder approval failure, Seller breach, certain end-date terminations, and the consummation of an alternative transaction within 12 months.

Buyer is required to pay Seller a termination fee equal to the greater of (A) $1,300,000 and (B) $650,000 plus the Seller’s documented out-of-pocket expenses (capped at $2,000,000 for expenses), if the Purchase Agreement is terminated for certain Buyer breaches, or for Buyer’s failure to close after all conditions have been satisfied or waived and Seller has delivered the required closing notice.

Limited Guaranty

In connection with the Purchase Agreement, Face Haus LLC, a Delaware limited liability company and the parent entity of the Buyer (the “Guarantor”), delivered a limited guaranty in favor of Seller (the “Limited Guaranty”). Pursuant to the Limited Guaranty, the Guarantor unconditionally and irrevocably guarantees the due and punctual payment and performance of certain obligations of the Buyer, including (i) payment of the Seller Termination Fee (as, if and when due), (ii) payment or reimbursement of financing cooperation expenses payable by Buyer pursuant to the Purchase Agreement, (iii) certain other amounts that may become payable by Buyer upon termination of the Purchase Agreement, and (iv) payment of any monetary damages resulting from a willful breach by the Buyer of its obligation to obtain debt financing under the Purchase Agreement. The Guarantor’s aggregate liability under the Limited Guaranty with respect to the Seller Termination Fee is capped at an amount equal to the Seller Termination Fee, and the Guarantor’s total aggregate liability under the Limited Guaranty may not exceed the Purchase Price. The Limited Guaranty will expire upon the closing of the Sale.

The foregoing summary of the Limited Guaranty is qualified in its entirety by reference to the complete text of the Limited Guaranty, a copy of which is attached as Annex B to this Proxy Statement, and you are encouraged to read the Limited Guaranty in its entirety.

Indemnification

Following the closing, Seller has agreed to indemnify Buyer and its affiliates (including, following the closing, the Divestiture Group) for losses arising from, among other things, breaches of Seller’s representations and warranties, breaches of covenants, unpaid sale expenses or indebtedness of the Divestiture Group not deducted from the final Purchase Price, certain tax matters, the XpresTest RSAs, and the Retained Ex-Airport Business and other assets retained by Seller following Closing. Buyer has agreed to indemnify Seller and its affiliates for losses arising from, among other things, breaches of Buyer’s representations and warranties, breaches of Buyer’s covenants, and certain tax matters.

Neither party is required to indemnify the other for losses arising from breaches of general (non-fundamental) representations and warranties until the aggregate amount of such losses exceeds $100,000, at which point the indemnifying party must indemnify the full amount of such losses from the first dollar. Individual claims (or series of related claims) below $10,000 do not count toward this threshold. Once the threshold and per-claim minimum are satisfied, general representation and warranty claims are subject to an aggregate cap of $2,000,000. These limitations do not apply to claims arising from fundamental representations, the representations relating to tax matters, environmental matters, or information technology, privacy and data security, or from actual fraud, for which the applicable cap (other than for fraud, which is uncapped) is the Purchase Price. The Buyer is required to first seek recovery from the indemnity escrow funds before making direct claims against Seller for general representation and warranty claims. Except for certain claims for equitable relief and certain purchase price adjustment and set-off rights, these indemnification provisions are the parties’ exclusive remedy for losses arising under the Purchase Agreement after the closing.

Tax Matters

The Purchase Agreement will govern the respective rights, responsibilities, and obligations of the Company and the Buyer with respect to taxes and tax benefits, the preparation and filing of tax returns, the control of tax contests and audits, and certain other tax matters.

For U.S. federal income tax purposes, (a) XpresTest is classified as a C corporation and a member of the consolidated group of which the Company is the common parent, and (b) XpresSpa is classified as an entity disregarded as separate from the Company. Pursuant to the Purchase Agreement, the Company and the Buyer will make a joint election under Section 336(e) of the Code to treat the sale of the Purchased Equity with respect to XpresTest (and any eligible corporate subsidiaries of XpresSpa) as an asset sale. The sale of the Purchased Equity with respect to XpresSpa will also be treated as an asset sale due to its status as a disregarded entity. Accordingly, the Sale will be treated for tax purposes as the sale of all of the assets of the Target Companies (and the assets of any subsidiaries that are disregarded entities), including any equity interests in subsidiaries that are not wholly-owned or that are foreign corporations for U.S. tax purposes.

The Company will prepare an initial allocation of the Purchase Price, first between XpresTest and XpresSpa in accordance with their relative fair market values. The Company will further allocate the portion of the Purchase Price allocated to Xpres Test among the assets of XpresTest and the portion of the Purchase Price allocated to XpresSpa among (1) equity interests of subsidiaries that are foreign corporations or partnerships for tax purposes, and (2) any other assets of XpresSpa, any of its subsidiaries that are disregarded for tax purposes, and any of its subsidiaries with respect to which a 336(e) election is available. The allocation will be prepared in accordance with an agreed methodology, and the Buyer will have the opportunity to review and comment on the allocation before it is finalized.

The Company will recognize taxable gain or loss on the deemed sale of assets for tax purposes equal to the difference between (1) the amount realized (consisting of the Purchase Price and applicable liabilities for tax purposes) in the Sale and (2) the aggregate adjusted tax basis of the assets treated as being sold in the deemed asset sale described above.

The Pre-Closing Reorganization is not expected to have any current tax impact for U.S. federal income tax purposes.

Pursuant to the Purchase Agreement, the Company will generally bear, and indemnify the Buyer and each of its affiliates against, (1) pre-closing taxes of the Target Companies or their subsidiaries, (2) pre-closing and post-closing taxes of the Company, (3) taxes of any member of an affiliated, consolidated, combined or unitary group of which the Target Companies or their subsidiaries were members prior to Closing, (4) taxes imposed on the Target Companies or their subsidiaries as transferees or successors in respect of pre-closing transactions, (5) taxes attributable to the Pre-Closing Reorganization (if any), and (6) post-closing taxes of the Target Companies or their subsidiaries attributable to pre-closing operations or transactions.

Certain Other Agreements

Concurrently with the execution of the Purchase Agreement, (i) each member of the Board and each executive officer of Seller who holds shares of Common Stock and (ii) American Ventures LLC Series XXIV XWELL entered into Support Agreements with the Buyer, as described under “The Special Meeting—Support Agreements.” In connection with the closing of the Sale, the parties will also enter into a Transition Services Agreement, pursuant to which certain services will be provided following the Closing for a limited period, and an Escrow Agreement with Citibank, N.A., as escrow agent, governing the escrow accounts.

Specific Performance

The parties are entitled to seek specific performance and other equitable relief to prevent breaches of the Purchase Agreement and to enforce its terms, in addition to any other remedies available at law or in equity. However, the right of Seller and the Divestiture Companies to seek specific performance to compel the Buyer to consummate the closing is subject to additional conditions, including that all of the closing conditions (other than those to be satisfied at closing) have been satisfied or waived, that the proceeds of the Buyer’s debt financing have been received in full by the Buyer or the applicable debt financing sources have irrevocably confirmed in writing that such proceeds will be, and are in fact, funded at closing, and that Seller and the Divestiture Companies have irrevocably confirmed in writing that all conditions to their obligations to close have been satisfied or waived and that they will consummate the closing if specific performance is granted. If Seller or the Divestiture Companies bring an action to enforce specific performance of the Purchase Agreement prior to closing, the Termination Date will automatically be extended for the duration of such action, subject to certain limitations.

Amendment

The Purchase Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of Buyer, the Divestiture Companies and Seller before closing, and on behalf of Buyer and Seller after closing. Certain provisions relating to debt financing sources may not be amended, supplemented, waived or otherwise modified in a manner adverse to the debt financing sources without their prior written consent. No failure or delay by any party in exercising any right under the Purchase Agreement will impair that right or be construed as a waiver of, or acquiescence in, any breach, and except as otherwise provided, all rights and remedies under the Purchase Agreement are cumulative and not exclusive.

Governing Law

The Purchase Agreement is governed by Delaware law, except that certain matters relating to the debt financing are governed by New York law.

RISK FACTORS

Before you make a decision regarding how you will vote on the proposals as set forth in this Proxy Statement, you should carefully consider each of the risk factors described below in addition to the other information contained in this Proxy Statement and the annexes attached to this Proxy Statement. The risk factors described below relate to the Sale as well as the risks relating to certain proposals set forth in this Proxy Statement. The risks discussed below also include forward-looking statements and actual results may differ substantially from those discussed in these forward-looking statements. See the section titled “Cautionary Statement Concerning Forward-Looking Statements.” The risks and uncertainties described below and in this Proxy Statement are not the only risks and uncertainties that we face. We encourage you to also carefully read the risk factors generally associated with our Company and our business contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) and our subsequent SEC filings. The special risk considerations described below are not the only ones facing us. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occurs, our business, financial condition, or results of operations could be materially adversely affected, the market price of our Common Stock may decline, and you may lose all or part of your investment.

As further described in this Proxy Statement, the Sale is material to us and will result in significant changes to our business, operations and strategic direction, as well as to our overall capital structure. Accordingly, as a result of these potential changes, there will be new and additional risks and uncertainties that we may encounter and have to face in the future, as well as those risks that we already had prior to completing this transaction. These risks and uncertainties have been presented and summarized below to provide stockholders with important information in connection with their own evaluation of each of the proposals being considered at the Special Meeting. We urge all stockholders to fully and carefully read each of these risk factors listed below in their entirety and in this Proxy Statement in connection with their voting decision on the proposals at the Special Meeting.

Risk Factors Relating to the Sale Proposal

If we fail to complete the Sale, our business may be harmed.

We cannot provide assurances that the Sale will be completed. The closing of the Sale is subject to a number of conditions, including, among others, Company stockholder approval, the absence of any action or order preventing the Sale, the accuracy of the parties’ respective representations and warranties, performance in all material respects by the parties of their respective covenants under the Purchase Agreement, the absence of any Material Adverse Effect with respect to the Divestiture Group since the date of the Purchase Agreement, completion of the Pre-Closing Reorganization, satisfaction of certain minimum cash requirements, and the receipt of certain third-party consents, including consents identified on specific disclosure schedules and “Required Lease Consents” with respect to the real property leases and concession agreements underlying the XpresSpa Airport Business locations. Because these consents depend in part on the cooperation of airport landlords and other third parties outside our control, there is no assurance that they will be obtained on a timely basis or at all.

If the Purchase Agreement is terminated in specified circumstances, including if the Buyer terminates because we fail to convene the Stockholder Meeting by the applicable deadline, or if we terminate the Purchase Agreement to enter into a definitive agreement with respect to a Superior Proposal, we may be required to pay the Buyer the Buyer Termination Fee.

As a result of the announcement and pendency of the Sale, our business relationships, operating results, and business generally may be adversely affected. New or existing customers and business partners may prefer to enter into agreements with competitors that have not announced a pending sale transaction, and any failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. In addition, the pendency of the Sale may create uncertainty for employees, including risks related to retention of employees, diversion of management’s attention from ongoing business operations, and our ability to operate the Retained Ex-Airport Business following the closing.

If the Sale is not completed, our directors, executive officers, and other employees may have expended extensive time and effort and experienced significant distractions during the pendency of the Sale, and we may have incurred significant third-party transaction costs, in each case without any commensurate benefit. If the Sale is not completed, we may explore other potential transactions involving the Company, in whole or in part. The terms of any alternative transaction may be more or less favorable to us than the terms of the Sale, and there can be no assurance that we will be able to reach agreement with, or complete an alternative transaction with, another party.

The Buyer’s obligation to close is not conditioned on the Buyer having obtained financing, but our ability to compel Buyer to close is limited.

The Purchase Agreement does not require the Buyer to have obtained a debt commitment letter or an equity commitment letter as a condition to signing, and the Purchase Agreement expressly provides that the failure to obtain such financing does not, by itself, constitute a breach of the Buyer’s representations regarding its financial ability to consummate the transaction or a failure of any closing condition, provided the Buyer is communicating in good faith with potential financing sources. Although the Buyer represents that it will have sufficient funds available at Closing, subject to funding of anticipated debt financing and equity capital, there is no assurance that the Buyer will be able to obtain the financing necessary to fund the purchase price. Since the date of the Purchase Agreement, the Company has been informed by the Buyer that the Buyer has been in active discussions with multiple lending institutions that have conducted preliminary due diligence and have expressed a willingness to provide financing for the Sale. However, these discussions have not resulted in definitive financing commitments, and there can be no assurance that such commitments will be obtained on acceptable terms or at all. Moreover, our right to seek specific performance to compel Buyer to consummate the Closing is conditioned upon, among other things, the proceeds of the debt financing having been received in full by the Buyer or the applicable debt financing sources having irrevocably confirmed in writing that such proceeds will be funded at Closing. If the Buyer is unable to obtain the financing necessary to consummate the Sale, and we are unable to compel specific performance, the Sale may not be completed, and our remedies may be limited to receipt of the Seller Termination Fee described below, which may not fully compensate us for the harm caused by such failure to close.

We may not receive any competing transaction proposals or Superior Proposals, and the Purchase Agreement limits our ability to pursue alternatives to the Sale.

The Purchase Agreement provides that, in certain circumstances, we may be required to pay the Buyer Termination Fee, including if we terminate the Purchase Agreement to enter into a definitive agreement with respect to a Superior Proposal. The amount and structure of the Buyer Termination Fee may have the effect of causing other potential third-party buyers not to submit a proposal to acquire the Divestiture Group, the XpresSpa Airport Business, the XpresTest Business, or other Company assets at a higher price or on more favorable terms.

The Purchase Agreement also contains provisions that make it more difficult for us to sell the Divestiture Group, the XpresSpa Airport Business, the XpresTest Business, or other Company assets to a party other than the Buyer. These provisions restrict our ability to solicit, initiate, knowingly encourage, or knowingly facilitate inquiries or proposals regarding an alternative transaction, to participate in discussions or negotiations regarding an alternative transaction, to furnish nonpublic information in connection with an alternative transaction, or to enter into agreements relating to an alternative transaction, subject to specified exceptions for unsolicited proposals that may constitute, or reasonably be expected to lead to, a Superior Proposal. The Purchase Agreement also requires us to notify the Buyer of alternative transaction proposals, keep the Buyer reasonably informed of the status of such proposals, provide the Buyer with certain nonpublic information furnished to other bidders, and, before making an adverse recommendation change, give the Buyer prior written notice and negotiate in good faith with the Buyer if requested. In addition, we may be obligated to pay the Buyer Termination Fee if the Purchase Agreement is terminated following certain alternative transaction proposals and we subsequently consummate an alternative transaction within twelve months of such termination. These provisions could discourage a third party that might have an interest in acquiring the Divestiture Group from considering or proposing an alternative transaction and could make it more difficult for us to complete an alternative transaction with another party.

We will incur significant expenses in connection with the transactions contemplated by the Purchase Agreement, regardless of whether the Sale is completed, and, in certain circumstances, may be required to pay a termination fee to the Buyer.

We expect to incur significant expenses related to the transactions contemplated by the Purchase Agreement, including financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses, and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Sale is completed. In addition, if the Purchase Agreement is terminated in certain circumstances, we will be required to pay the Buyer the Buyer Termination Fee. See “Description of the Purchase Agreement—Termination Fees and Expenses.”

We may be subject to litigation challenging the Sale, which could be expensive, could divert our attention, and could delay or prevent completion of the Sale.

We may become subject to securities or other litigation in connection with the Sale, including litigation seeking to enjoin, delay, or unwind the transaction, in addition to any class action or derivative litigation alleging inadequate disclosure or breach of fiduciary duty in connection with the Board’s recommendation. Such litigation could result in substantial costs, including costs associated with the indemnification of our directors and officers, and could divert management’s attention from completing the Sale and operating our business. If a plaintiff is successful in obtaining an injunction prohibiting completion of the Sale, the Sale may be delayed or may not be completed at all.

The amount of net proceeds that we will receive from the Sale is subject to uncertainties, and our ability to recover amounts held in escrow is limited by the survival and exclusive-remedy provisions of the Purchase Agreement.

The cash consideration from the Sale is based on a Base Purchase Price of $13,000,000, subject to customary adjustments for net working capital, closing indebtedness, sale expenses, and closing cash. Accordingly, the net proceeds from the Sale, after giving effect to the purchase price adjustment process, the payment or discharge of estimated closing indebtedness, the payment of estimated sale expenses, and the deposit of escrow amounts, are subject to uncertainty and may be materially less than the Base Purchase Price. At the closing of the Sale, $2,650,000 of the purchase price will be deposited into escrow accounts to secure certain post-closing obligations of the Company with respect to purchase price adjustments, indemnities, and expenses associated with a specified pre-existing arbitration award. Sale expenses may include certain sale, change in control, severance, deferred compensation, stay or retention bonus or similar payment obligations, amounts payable in respect of XpresTest RSAs, transaction-related investment banking, accounting, legal and other professional fees, tail policy costs, escrow agent costs, and data room costs.

The final Purchase Price will not be determined until after closing, when Buyer prepares a proposed calculation of closing net working capital, the net working capital adjustment, closing indebtedness, closing cash, sale expenses, and the resulting Purchase Price, subject to our review and dispute rights under the Purchase Agreement. We may receive additional amounts, if any, in connection with any positive final Purchase Price adjustment, payments relating to certain non-U.S. deposits, and the release of any remaining escrow funds. As a result, the amount of net proceeds from the Sale is subject to substantial uncertainty, and it is possible that the net proceeds from the Sale will be materially less than we expect.

Our recovery of the Seller Termination Fee, and Buyer’s performance generally, depend in part on the creditworthiness of Buyer’s guarantor.

Buyer’s payment obligations under the Purchase Agreement, including the Seller Termination Fee, are supported by a limited guaranty from the Guarantor. Our ability to recover amounts owed to us in the event of the Buyer’s breach or failure to close may depend on the continued creditworthiness of the Guarantor and the enforceability of the Limited Guaranty. There is no assurance that the Guarantor will have sufficient assets to satisfy its obligations under the he Limited Guaranty if called upon to do so.

Our stockholders will not receive any of the proceeds of the Sale.

The proceeds from the Sale will be paid directly to us, not to our stockholders. Although the Board intends to use the proceeds from the Sale, together with other cash on hand, to fund the continued operation of the Retained Ex-Airport Business and to pursue transformative strategic acquisition or business combination opportunities, as of the date of this Proxy Statement the Company has not entered into any definitive agreement providing for such an extraordinary corporate transaction. The Company will have broad discretion over the use of proceeds from the Sale and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by the Company to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Common Stock to decline. The absence of a definitive plan for the use of proceeds also means that stockholders cannot evaluate with certainty, at the time of voting on the Sale, the ultimate use to which the proceeds will be put.

The unaudited pro forma condensed combined financial information and financial projections included in this Proxy Statement are preliminary, and our actual financial position and operations after the Sale may differ materially from such information.

The unaudited pro forma financial information and financial projections included in this Proxy Statement are presented for illustrative purposes only and are not necessarily indicative of our actual financial condition or results of operations for future periods, or of our financial condition or results of operations following the Sale. Our actual results and financial position after the Sale may differ materially and adversely from the unaudited pro forma financial information and financial projections included in this Proxy Statement.

The opinion of our financial advisor does not reflect changes in circumstances since the date of the opinion.

The opinion of our financial advisor was necessarily based upon financial, economic, market, and other conditions in effect on, and the information made available as of, the date of the opinion. Changes in the operations and prospects of the Company, general market and economic conditions, and other factors that may be beyond our control, and which may be outside the period reviewed by our financial advisor, may alter the relevance of the opinion at the time you vote on the Sale Proposal. Our Board has not obtained, and does not currently intend to obtain, an updated opinion prior to completion of the Sale.

Risk Factors Relating to Our Business Following the Sale

Following the Sale, our business will be smaller and less diversified, and the risks affecting our remaining business will be magnified.

Upon the closing of the Sale, the size of our business operations will be substantially reduced and our sources of revenue will be more limited and concentrated in the Retained Ex-Airport Business. Because our remaining business will represent a smaller and less diversified enterprise than we operate today, adverse developments affecting the Retained Ex-Airport Business could have a proportionally greater effect on our overall financial condition and results of operations than would have been the case prior to the Sale. There can be no assurance that we will be successful in operating the Retained Ex-Airport Business on a standalone basis or in generating sufficient revenue following the Closing. A failure to secure additional sources of revenue following the closing of the Sale could negatively impact the value and liquidity of our Common Stock.

We will lose all of our senior management team in connection with the Sale, and we may be unable to operate the Retained Ex-Airport Business effectively without them.

We expect that all of our current corporate management team will transfer to, or otherwise become employed by, the Buyer or its affiliates in connection with the Sale, and will not continue in their current roles with the Company following the Closing. Following the Closing, we will need to rely, at least temporarily, on services provided by the Buyer under the Transition Services Agreement, or on newly hired corporate management personnel, to operate the Retained Ex-Airport Business, oversee our public company reporting obligations, and pursue any new business strategy. Our success following the Sale will depend in substantial part on our ability to identify, recruit, and retain qualified executive officers and other key personnel on acceptable terms and on a timely basis. We can provide no assurance that we will be able to do so, that any Transition Services Agreement will provide adequate coverage for the functions previously performed by our departing management team, or that a newly constituted management team will have the experience necessary to operate the Retained Ex-Airport Business or execute any new business strategy successfully. The loss of our senior management team could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to successfully execute a new business strategy following the Sale, and our post-Sale strategic direction is not yet determined.

The Sale is intended to be a significant step in a broader change to our business, operations, and strategic direction. As of the date of this Proxy Statement, our Board has not finally determined our post-Sale business strategy, new lines of business, acquisitions, or other strategic alternatives. To the extent that we identify and pursue a new strategic direction, we may lack the capital, personnel, industry expertise, or operating history necessary to execute that strategy successfully, and any new business we pursue will carry its own risks and uncertainties that are not reflected in our historical risk factor disclosure. If we are unable to identify or execute a viable strategy following the Sale, or if any new business we enter into underperforms our expectations, our business, financial condition, and the market price of our Common Stock could be materially and adversely affected.

We may be unable to identify, negotiate, or consummate acquisitions or other strategic transactions using the proceeds of the Sale, particularly if we pursue opportunities outside of our historical industry.

We intend to use some or all of the net proceeds of the Sale to pursue acquisitions or other strategic transactions, potentially in industries in which we have little or no prior operating experience. Identifying, evaluating, negotiating, and completing an acquisition is a time-consuming and costly process, and we may compete with other potential acquirers, including strategic and financial buyers with greater resources, industry knowledge, and experience than we have. We cannot assure you that we will be able to identify suitable acquisition targets on acceptable terms, that we will have access to sufficient capital to complete any transaction we identify, or that we will be able to negotiate and close any such transaction at all. If we are unable to identify or evaluate potential targets accurately, including with respect to unfamiliar industries, we may fail to consummate an acquisition, or we may consummate an acquisition on terms that do not maximize, or that diminish, stockholder value. Even if we successfully complete an acquisition, we may be unable to integrate or operate the acquired business successfully, and the anticipated benefits of any such transaction may not be realized. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and the market price of our Common Stock.

We will be required to change our corporate branding following the Sale, which could adversely affect our business.

Under the Purchase Agreement, we are required to cease all use of the XPRESSPA, XPRESTEST, and XWELL trademarks, and to remove, de-brand, or destroy all signage, packaging, marketing collateral, digital assets, and other materials bearing those trademarks, within thirty days after the Closing, other than limited nominative fair use to describe historical facts or archived materials retained for legal, tax, or compliance purposes. As a result, we will need to adopt and transition to new corporate branding, including a new company name and marketing identity, in a short period of time following Closing. This rebranding could result in loss of brand recognition and customer confusion, and the costs and disruption associated with rebranding could be greater than we currently anticipate.

We will depend on the Buyer for transition services following the Closing, and any disruption in those services could adversely affect our ability to operate.

In connection with the Sale, we expect to enter into a Transition Services Agreement with the Buyer, pursuant to which certain services will be provided following the Closing for a limited period. If the Buyer fails to perform its obligations under the Transition Services Agreement, or if the Transition Services Agreement is terminated due to an uncured breach, we may be unable to obtain these services from the Buyer or an alternative provider on comparable terms, which could disrupt our operations during the transition period.

We will be subject to non-competition or non-solicitation restrictions following the Sale that could limit our strategic and operational flexibility.

The Purchase Agreement contains restrictive covenants that may limit our ability to compete with the divested Business or solicit certain employees or customers of the divested Business following the Closing. These restrictions could limit the range of strategic alternatives available to us as we pursue a new business direction and could adversely affect our ability to capitalize on opportunities related to our historical in-airport businesses.

We will continue to incur the expense of complying with public company reporting requirements following the closing of the Sale, and our smaller size following the Sale may make it more difficult to satisfy Nasdaq’s continued listing requirements.

After the Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome relative to the reduced scale of our post-Sale operations. In addition, because the Sale will significantly reduce the size of our business and our assets, we may be at greater risk of failing to satisfy the continued listing requirements of the Nasdaq Stock Market, including requirements relating to market value of listed securities, stockholders’ equity, or minimum bid price. If we fail to satisfy Nasdaq’s continued listing requirements and our Common Stock is delisted, the liquidity and market price of our Common Stock could be materially and adversely affected.

PROPOSAL 1: SALE PROPOSAL

The Parties to the Sale

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

The Company is a global wellness company operating multiple brands and focused on bringing restorative, regenerative and reinvigorating products and services to travelers. The Company’s XpresSpa® segment operates the XpresSpa Airport Business, and its XpresTest® segment operates the XpresTest Business. The Company also operates the Retained Ex-Airport Business at certain health and wellness retail locations outside of airports, which are not included in the Sale and will be retained by the Company.

Shares of the Company’s Common Stock trade on Nasdaq under the trading symbol “XWEL”.

Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find Additional Information.”

XpresSpa Holdings, LLC

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

XWELL’s subsidiary, XpresSpa, operates the Company’s XpresSpa Airport Business, with retail locations across the United States, the Netherlands, Turkey, and the United Arab Emirates (Dubai and Abu Dhabi).

On the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all of the issued and outstanding equity interests of XpresSpa. Following completion of the Sale, XpresSpa will continue as a wholly-owned subsidiary of the Buyer.

XpresTest, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 309-7549

XWELL’s subsidiary, XpresTest, operates the Company’s XpresTest Business.

On the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all of the issued and outstanding equity interests of XpresTest. Following completion of the Sale, XpresTest will continue as a wholly-owned subsidiary of the Buyer.

Express Wellness Group, LLC

Express Wellness Group, LLC was formed as a wholly owned subsidiary of Face Haus, LLC. Face Haus, LLC is a leading skincare service company that operates retail locations in Texas and California and provides wellness offerings in several airport lounges across the U.S. The company also distributes and sells a full assortment of skincare products under the Face Haus brand.

Express Wellness Group, LLC’s principal executive offices are located at [3907 Medical Parkway, Suite 101, Austin, Texas 78756.

Background of the Sale

As part of the Company’s strategic planning process, the Board, together with XWELL management, regularly reviews the Company’s near- and long-term strategy, performance, market positioning, and operating prospects in light of its business and developments in the spa and health services industries, market perceptions, the Company’s stock price, and broader industry trends. In connection with these reviews, the Board and XWELL management considered, among other things, XWELL’s financial condition and capital requirements, liquidity and ability to continue as a going concern, and risks associated with XWELL’s business, including factors outside XWELL’s control that could negatively impact domestic and international air travel.

In 2024, the Company incurred a net loss of $16.9 million and recognized $4.5 million of impairments of long-lived assets and operating lease right-of-use assets. In 2025, the Company faced liquidity pressures, including that its available liquidity was not sufficient to fund operations for at least the next 12 months absent additional capital. The Company received a Nasdaq minimum bid-price deficiency notice in May 2025 and regained compliance in August 2025. As of December 31, 2025, the Company had cash and cash equivalents of $2.6 million and a working capital deficit. In February 2026, the Company completed a private placement for expected gross proceeds of $31.3 million, of which $9.0 million was applied to repurchase notes and redeem preferred stock and warrants, with the balance available for working capital.

In light of these factors, the Board and XWELL management considered pursuing strategic alternative transactions to enhance stockholder value, including potential asset divestitures and business combination transactions that could provide XWELL’s stockholders with the opportunity to participate in a business with different growth prospects and risk characteristics. The Board’s review encompassed the full spectrum of alternatives reasonably available to the Company, including continuing to operate the Divestiture Group as part of XWELL’s existing business, pursuing additional capital-raising transactions, and, given the sustained financial and operational challenges facing the Divestiture Group, an orderly wind-down or liquidation of the Divestiture Group. The Board also evaluated opportunities to combine a divestiture of XWELL’s existing operations with an acquisition of, or combination with, a business in an unrelated industry, which could allow XWELL to remain a Nasdaq-listed public company while fundamentally repositioning its business and offering stockholders exposure to a different sector.

The following chronology summarizes the material events and contacts that led to the signing of the Purchase Agreement. This chronology does not purport to detail every conversation of or among the Board, members of management, or their respective representatives and other parties.

In 2025, consistent with past practice, the Board and XWELL management met regularly to identify, discuss, and evaluate strategic opportunities for XWELL, including potential financing transactions and potential acquisitions of other businesses. Face Haus, LLC (“Face Haus”) was one of the businesses identified by XWELL as a possible acquisition target.

On August 19, 2025, XWELL entered into a mutual confidentiality agreement with Face Haus.

Over the course of the ensuing months, from August 2025 through early 2026, representatives of XWELL and Face Haus engaged in discussions regarding the terms and structure of a possible business combination transaction. As negotiations progressed, the parties agreed that the combined business could be better positioned if it were to continue as a private company, without the expense of complying with public company reporting requirements following the closing of the transaction. Accordingly, the parties began to discuss the possible terms of a transaction whereby Face Haus would acquire the Divestiture Group.

During this same period, XWELL had other discussions with other parties operating in the same industry concerning possible strategic transactions, and no parties other than Face Haus were identified as having interest in acquiring the Divestiture Group. One XpresTest competitor operating in the same industry (“Party A”) was identified as having potential interest in acquiring XpresTest (but not XpresSpa). XWELL’s discussions with Party A did not move beyond a preliminary phase, as Party A confirmed that it was not in a position to acquire any other business at that time. In any event, XWELL and the Board believed that the best way to maximize stockholder value in a divestiture scenario would be to sell XpresSpa with XpresTest due to (i) the strength of XpresTest’s financial performance relative to that of XpresSpa, which had faced profitability and liquidity challenges for a sustained period, and (ii) the fact that a sale of the two businesses together to a single buyer willing to acquire and operate both was more likely to be executed on a timely basis and to deliver certain value to stockholders than a fragmented process involving separate transactions with multiple counterparties for XpresSpa and XpresTest individually, each of which would introduce additional execution risk, timing delay, and the potential for reduced aggregate consideration.

At meetings on September 16, 2025, October 31, 2025, and February 10, 2026, the Board continued to evaluate the Company’s strategic alternatives.

On March 11, 2026, following negotiations between the parties regarding the financial terms of a possible Sale, Face Haus submitted a non-binding indication of interest with respect to the potential acquisition of the Divestiture Group (the “Face Haus LOI”). The Face Haus LOI expressed Face Haus’s interest in acquiring the XpresSpa and XpresTest businesses on a cash-free, debt-free basis for an aggregate purchase price of $13.0 million. The Face Haus LOI contemplated that the acquisition would be funded through a combination of debt and equity. In addition, Face Haus noted its expectation that certain senior members of XWELL management with primary responsibility for operating the XpresSpa and XpresTest businesses would join Face Haus following the closing.

On March 11, 2026, concurrently with its delivery of the Face Haus LOI, Face Haus also delivered a draft Exclusivity Agreement, which set forth restrictions on XWELL’s ability to pursue alternative transactions. Over the ensuing days, the parties negotiated the terms of the draft Exclusivity Agreement, including with respect to the exclusivity period and the defined scope of what constituted an alternative transaction for this purpose.

On March 17, XWELL and Face Haus entered into a definitive Exclusivity Agreement, which provided for a 45-day exclusivity period, subject to three successive 15-day extensions in the event that Face Haus was negotiating in good faith, was using diligent efforts to execute a definitive agreement, and had not indicated that it would reduce its offer price below $13.0 million.

On January 27, 2026, the Company granted Face Haus access to the virtual data room (the “VDR”) to conduct diligence, and Dechert LLP, outside counsel to Face Haus (“Dechert”), commenced its legal due diligence review of the Divestiture Group.

On March 24, 2026, the Chairman of the Board and members of the Company’s management met with representatives of Haynes & Boone LLP, outside counsel to XWELL (“Haynes Boone”), to discuss recent communications with Face Haus regarding the transaction structure, including whether the acquisition of XpresSpa and XpresTest should be structured as an equity acquisition or an asset acquisition. Additionally, the attendees discussed XWELL’s stockholder composition and potential mechanics for obtaining any required stockholder consent.

Beginning at the end of March 2026 and continuing on a substantially weekly basis through signing of the Purchase Agreement, representatives of XWELL, Face Haus, Dechert, and Haynes Boone held regular virtual meetings to discuss business updates, the status of Face Haus’s due diligence, the transaction documents, and other administrative, operational, and transition matters.

On April 14, 2026, Dechert delivered an initial draft of the Purchase Agreement to the Company. At a virtual meeting later that day, representatives of XWELL, Face Haus, Dechert, and Haynes Boone discussed the transaction process, including the process to seek required consents from airport authorities and other applicable third-party counterparties in connection with the proposed Sale. The parties agreed that, going forward, they would continue their standing weekly virtual meetings and would convene additional working sessions as needed.

As the Company and its advisors pursued the Sale process, the Company was also considering potential strategic acquisition transactions, including the potential acquisition (“Project Energy”) of a target business in the nuclear energy industry (“Party B”). Throughout April 2026, Company representatives negotiated with Party B regarding the terms of the potential transaction. XWELL and Party B contemplated that Project Energy would be structured as a reverse triangular merger, whereby a new subsidiary to be formed by XWELL (“Energy Merger Sub”) would merge with and into Party B, with Party B surviving the merger as a wholly-owned subsidiary of XWELL. XWELL and Party B also contemplated that the equityholders of Party B would be entitled to receive merger consideration in the form of newly-issued shares of XWELL’s Common Stock.

On April 25, 2026, in connection with Project Energy, Party B delivered to the Company a draft Agreement and Plan of Merger (the “Energy Merger Agreement”). In the ensuing weeks, XWELL, Party B, and their respective legal counsel engaged in regular negotiations concerning Project Energy and exchanged revised drafts of the Energy Merger Agreement. XWELL and Party B contemplated that the Energy Merger Agreement could be signed concurrently with the Purchase Agreement and submitted for the approval of XWELL’s stockholders at the same Special Meeting. The Energy Merger Agreement provided that consummation of the merger would be subject to, among other things, a condition that XWELL would have consummated the Sale of the Purchased Equity to the Buyer.

On April 28, 2026, at one of the regular virtual meetings among XWELL, Face Haus, Dechert, and Haynes Boone, the parties discussed, among other things, the possible interplay between the Sale and Project Energy. The parties noted that they would schedule additional working sessions to discuss certain operational and integration matters, including corporate finance and insurance workstreams.

On April 30, 2026, Haynes Boone delivered a revised draft of the Purchase Agreement to Dechert.

On May 14, 2026, Dechert delivered a revised draft of the Purchase Agreement to Haynes Boone.

Also in mid-May 2026, as Haynes Boone and Dechert worked to resolve open legal points, XWELL’s Board engaged Roth Capital Partners, LLC (“Roth”) as its financial advisor in connection with the Sale. Although the material economic terms of the proposed Sale had been substantially negotiated by that point, the Board determined that it would be beneficial to engage an independent financial advisor to conduct a financial analysis of the proposed Sale and the consideration to be received by the Company, in order to inform the Board’s evaluation of whether the proposed terms of Sale would help to maximize stockholder value. Over the following weeks, representatives of Roth, the Chairman of the Board, and XWELL management discussed the Company’s financial condition, prospects, the financial terms of the proposed Sale, and the terms of the Purchase Agreement.

On May 20, 2026, representatives of XWELL and Haynes Boone met virtually to discuss remaining open issues under the draft Purchase Agreement, including with respect to closing certainty, the Buyer’s contemplated financing structure, purchase price adjustment mechanics, net working capital methodology, XWELL’s retained operations, the pre-closing reorganization, interim operating covenants, the scope and terms of a potential Transition Services Agreement, and the preparation of a Proxy Statement. Representatives of XWELL also discussed Roth’s financial analyses with respect to the Sale.

In late May 2026, throughout the course of June 2026, and in the first week of July 2026, XWELL and Face Haus continued to exchange revised drafts of the Purchase Agreement and had regular virtual meetings to discuss resolving remaining due diligence questions and finalizing the Purchase Agreement and ancillary transaction documents.

Also in June 2026, XWELL and Party B continued to discuss the proposed terms of Project Energy, including the possible post-closing capitalization of XWELL. In the middle of June, those negotiations broke down, and the parties determined not to proceed with Project Energy.

On July 6, 2026, the Board held a virtual meeting to consider the Purchase Agreement and the transactions contemplated thereby. The Board reviewed in detail the pricing and other financial terms of the proposed Purchase Agreement. At the meeting, representatives of Roth reviewed with the Board Roth’s financial analyses with respect to the Sale, and Roth rendered to the Board its oral opinion, which was subsequently confirmed by delivery of Roth’s written opinion dated July 6, 2026, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Roth in preparing its opinion, the consideration to be received by the Company in the Sale pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company. For a description of Roth’s financial analyses, see the section entitled “Proposal 1: The Sale Proposal—Opinion of the Company’s Financial Advisor.” Representatives of Haynes Boone then reviewed with the Board applicable fiduciary duties in connection with the proposed Sale and the material terms and conditions of the proposed Purchase Agreement, and also reviewed with the Board the interests that certain of the Company’s directors and executive officers have in the Sale that are different from, or in addition to, the interests of the Company’s stockholders generally, as described under the section entitled “Proposal 1: The Sale Proposal—Interests of Directors and Executive Officers in the Sale.” After further discussion, the Board unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Purchase Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein, (ii) directed that the Purchase Agreement be submitted to a vote at a meeting of Company stockholders for approval and adoption, and (iii) recommended that Company stockholders approve and adopt the Purchase Agreement. The Board further authorized management, with the assistance of counsel, to finalize and execute the Purchase Agreement and all related documents.

Later on July 6, 2026, the parties entered into the Purchase Agreement.

Reasons for the Sale

In the course of its evaluation of strategic alternatives, the Purchase Agreement and the proposed Sale, the Board held several meetings, consulted with XWELL’s executive management, XWELL’s outside legal counsel and XWELL’s financial advisor, and considered a number of factors, including the following:

•	Financial Condition and Liquidity of the Company. The Board considered XWELL’s financial condition, including that the Company incurred a net loss of $16.9 million in 2024 and recognized $4.5 million of impairments of long-lived assets and operating lease right-of-use assets, that the Company’s available liquidity had not been sufficient to fund its operations for the next 12 months absent additional capital, and that the Company had a working capital deficit and cash and cash equivalents of only $2.6 million as of December 31, 2025. The Board further considered that the Company received a Nasdaq minimum bid-price deficiency notice in May 2025, a public signal of financial distress, and only regained compliance in August 2025. The Company received an additional Nasdaq notice of non-compliance in the first quarter of 2026. While the Company subsequently completed a $31.3 million private placement in February 2026 that alleviated near-term going concern doubt and cleaned up its capital structure, the Board concluded that continuing to fund structurally challenged airport businesses against this backdrop of fundamental business challenges and recurring Nasdaq compliance risk, without a clear and credible path to sustained profitability, exposed stockholders to severe stock price volatility and compounding investment risk, including the potential for future Nasdaq compliance failures and further dilutive capital raises. Against this uncertain outlook, the Board considered that the Sale would instead deliver certain, immediate value to the Company and its stockholders.

•	Risk Profile and Prospects of the Divestiture Group. The Board considered the business risks specific to the XpresSpa and XpresTest businesses. In particular, the Board noted that XpresSpa has not been profitable historically, generating operating losses in each of the last four fiscal years, and that, absent a fundamental restructuring of its cost structure and airport concession agreements, XpresSpa’s path to sustained profitability remained uncertain. The Board also considered that XpresTest derives substantially all of its revenue from a single customer, the U.S. Centers for Disease Control and Prevention (“CDC”), under contracts that are subject to renewal, rebidding and potential funding reductions, and that the loss, non-renewal, or renegotiation of that relationship on less favorable terms would have a material adverse effect on the Divestiture Group’s business, financial condition, and results of operations. The Board considered that this customer concentration represents a significant risk that is largely outside of the Company’s control and that the combined effect of XpresSpa’s persistent unprofitability and XpresTest’s single-customer dependency created a risk profile that was unlikely to generate sustained stockholder value on a standalone basis.

•	Alternatives to the Sale. The Board considered the full range of strategic alternatives reasonably available to the Company, including continuing to operate the Divestiture Group as part of XWELL’s existing business, pursuing additional capital-raising transactions, pursuing other forms of business combinations, and winding down and liquidating the Divestiture Group, taking into account the estimated liquidation value of the Divestiture Group’s underlying assets net of anticipated wind-down costs, employee-related obligations, lease termination costs, and other liabilities. Based on the factors described above, the Board determined that none of these alternatives was reasonably likely to create greater value for the Company’s stockholders than the Sale, taking into account the risks, uncertainties, and potential delays associated with each alternative, including the meaningfully lower and less certain recovery that stockholders would likely realize in a wind-down or liquidation scenario as compared to a negotiated sale to a going-concern buyer.

•	Opportunity to Redeploy Capital. The Board considered that the Sale would provide the Company with immediate liquidity and would materially strengthen the Company’s balance sheet, thereby improving the Company’s ability to pursue strategic acquisition or business combination opportunities in industries unrelated to the Divestiture Group’s existing operations that the Board believes could reposition the Company for long-term growth and generate superior stockholder value. In evaluating the relative attractiveness of such opportunities compared to the continued operation of the Divestiture Group, the Board considered that the Company’s current industry (airport-based health, wellness, and biosurveillance services) is characterized by high fixed costs, significant landlord dependency, customer concentration risk, and limited scalability. The Board intends to evaluate opportunities across a range of industries with more attractive growth characteristics and a more differentiated riskprofile, applying criteria that include, among other things, the quality and defensibility of the target’s competitive position, the strength and depth of the target’s management team, the potential for near-term cash flow generation, and the ability to create long-term value for the Company’s stockholders. If no suitable acquisition or combination opportunity is identified within a reasonable period following the closing of the Sale, the Board will evaluate whether a return of capital to stockholders in the form of a special dividend, share repurchase program, or other distribution would be in the best interests of the Company’s stockholders at that time.

•	Management Continuity and Transition Planning. The Board considered that all of the Company’s current corporate management team are expected to transition to employment with the Buyer or its affiliates following the closing of the Sale, and that the Company will need to identify and retain new corporate management to oversee the Retained Ex-Airport Business and any post-Sale strategic initiatives. In evaluating this factor, the Board considered the terms of the Transition Services Agreement, which will provide the Company with continued access to certain operational and administrative services for a limited period following the closing, affording the Company time to recruit replacement management personnel and establish standalone corporate functions. The Board further considered that the Company’s remaining Board members and any newly hired management will be responsible for evaluating and executing the Company’s post-Sale strategy, and that the Board intends to move promptly following the closing to identify qualified candidates for key management roles.

•	Retained Ex-Airport Business. The Board considered the nature, scale, and prospects of the Company’s Retained Ex-Airport Business, which consists of twelve health and wellness retail locations operating outside of airports. As of March 31, 2026, the Retained Ex-Airport Business generated trailing twelve-month revenue of approximately $2.297 million. The Board considered that, while the Retained Ex-Airport Business is significantly smaller than the Divestiture Group, it provides the Company with a continuing operational platform and ongoing revenue, and that the net proceeds of the Sale, when combined with the Company’s existing cash resources, are expected to provide adequate liquidity to fund the continued operation of the Retained Ex-Airport Business while the Board evaluates strategic alternatives. The Board also considered the Company’s ongoing obligations as a Nasdaq-listed public company and the associated costs, and concluded that the anticipated proceeds of the Sale, together with the Company’s other resources, would be sufficient to satisfy those obligations for the foreseeable future.

•	Terms of the Purchase Agreement. The Board considered the terms and conditions of the Purchase Agreement, including the purchase price of $13.0 million, before deducting transaction expenses and other adjustments, the representations, warranties, and covenants of the parties, the conditions to closing, and the provisions governing termination of the Purchase Agreement, including the circumstances under which the Company may be required to pay a termination fee. In evaluating the purchase price, the Board noted that the Base Purchase Price of $13.0 million represents approximately 51% of the Divestiture Group’s trailing twelve-month revenue of $25.601 million and approximately 286% of the Divestiture Group’s trailing twelve-month Adjusted EBITDA of $4.552 million, which the Board considered to be within the range of comparable transactions in the health, wellness, and airport services industries based on publicly available information reviewed by the Company’s management and financial advisor.

•	Opinion of the Company’s Financial Advisor. The Board considered the financial analyses presented by Roth to the Board on July 6, 2026, and Roth’s oral opinion (subsequently confirmed by delivery of a written opinion dated July 6, 2026) to the effect that, as of that date and based upon and subject to the assumptions, procedures, matters considered, and qualifications and limitations described in its opinion, the consideration to be received by the Company in the Sale was fair, from a financial point of view, to the Company, as more fully described under “Proposal 1: The Sale Proposal—Opinion of the Company’s Financial Advisor.”

•	Likelihood of Consummation. The Board considered the likelihood that the Sale would be completed, including the nature of the conditions to the Buyer’s obligation to close, the Buyer’s contemplated financing structure, and the likelihood that the required third-party and stockholder approvals would be obtained. In this regard, the Board noted that, although the Buyer had not obtained definitive financing commitments as of the date of the Purchase Agreement, the Buyer’s obligations under the Purchase Agreement are absolute and unconditional and are not contingent upon the Buyer’s ability to obtain financing. The Board further considered information provided by the Buyer indicating that the Buyer has been in active discussions with multiple lending institutions that have conducted preliminary due diligence on the Divestiture Group and have expressed a willingness to provide financing on terms consistent with the transactions contemplated by the Purchase Agreement. While the Board recognized that no definitive financing commitments have been obtained and that there can be no assurance that the Buyer will secure the financing necessary to fund the Purchase Price, the Board concluded, based on the totality of the information available, including the Buyer’s unconditional obligation to close, the Seller Termination Fee and Limited Guaranty protections, and the progress of the Buyer’s financing efforts, that the Sale was reasonably likely to be consummated.

•	Process. The Board considered the process by which the Company and its representatives negotiated the terms of the Purchase Agreement, including that the process spanned approximately eleven months from XWELL’s initial engagement with Face Haus through the signing of the Purchase Agreement, during which time (i) the Company evaluated Face Haus, Party A, Party B, and other potential counterparties, (ii) Face Haus and its advisors conducted extensive due diligence on XWELL and the Divestiture Group, and (iii) XWELL, Face Haus, and their respective advisors negotiated the terms of the Purchase Agreement and other transaction documents. The Board also considered whether a broader marketing or formal auction process was likely to yield a superior outcome. In this regard, the Board noted that the Company had engaged with other parties operating in the same industry during the process, including Party A, an XpresTest competitor, which confirmed that it was not in a position to acquire any other business at that time. In light of the limited universe of strategic acquirers with both the operational expertise to manage a combined airport spa and biosurveillance business and the financial capacity to fund a transaction of this size, the Board concluded that the negotiated process with Face Haus, which resulted in a fully negotiated definitive agreement with reciprocal termination fees and a “fiduciary out” permitting the Board to consider unsolicited Superior Proposals, was reasonably designed to result in the most favorable terms reasonably obtainable for the Company under the circumstances.

The foregoing information and factors considered by the Board are not intended to be exhaustive, but are believed to include the material factors considered by the Board in its evaluation of the Sale. In view of the wide variety of factors considered in connection with its evaluation of the Sale and the complexity of these matters, the Board did not find it useful, and did not attempt, to quantify, rank, or assign relative weights to these factors, and individual members of the Board may have given differing weight to different factors. The Board conducted an overall analysis of the factors described above, including through discussions with, and questioning of, XWELL’s management and its legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that you vote “FOR” the approval of the Sale Proposal.

Opinion of the Company’s Financial Advisor

The Board retained Roth to render an opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company pursuant to the Purchase Agreement (the “Consideration”).

On July 6, 2026, at a meeting of the Board held to evaluate the Sale, Roth rendered to the Board its oral opinion, which was subsequently confirmed by delivery of Roth’s written opinion dated July 6, 2026, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Roth in preparing its opinion, the Consideration was fair, from a financial point of view, to the Company.

The full text of Roth’s written opinion, dated July 6, 2026, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated by reference in its entirety. Roth’s opinion was provided for the Board for its information and assistance in connection with its consideration of the financial terms of the Sale. Roth’s opinion does not constitute a recommendation to the Board as to whether the Board should vote to approve the Sale or to any stockholder of XWELL as to how any such stockholder should vote at any stockholders meeting at which the Sale is considered, or whether or not any stockholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Sale. Roth’s opinion does not compare the relative merits of the Sale with any other alternative transactions or business strategies which may have been available to XWELL and does not address the underlying business decision of the Board or XWELL to proceed with or effect the Sale. This summary of Roth’s opinion is qualified in its entirety by reference to the full text of its opinion, and stockholders are urged to read Roth’s opinion carefully and in its entirety.

In connection with rendering its opinion and in connection with its review, Roth, among other things:

•	reviewed a draft of the Purchase Agreement provided to Roth on July 3, 2026;

•	reviewed certain publicly available information relating to the Company, including reported prices and trading activity for the Company's Common Stock and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•	reviewed six-year consolidated and segmented financial projections for the Company for the fiscal years ending December 31, 2026 through December 31, 2031, and a liquidation analysis based on the Company's consolidated balance sheet as of March 31, 2026, in each case prepared by and furnished to Roth by the management of the Company;

•	conducted discussions with members of senior management of the Company concerning the business, operations, financial condition and prospects of the Company and the projections and liquidation analysis referred to above, the scope of the assets and liabilities included in and excluded from the Sale, and the Pre-Closing Reorganization;

•	performed a discounted cash flow analysis of the Company based on the financial projections referenced above;

•	reviewed and compared certain publicly available financial, market and operating information of selected publicly traded companies, and reviewed the financial terms of selected precedent transactions, in each case that Roth deemed relevant;

•	participated in discussions with representatives of the Board and its legal advisors regarding the Sale, the terms of the Purchase Agreement (including the purchase price adjustment, escrow and indemnification provisions), and certain other matters Roth deemed relevant for purposes of rendering its opinion;

•	Roth assumed, as directed and with the consent of the Company’s management and Board, that there will be no adjustments for closing cash, indebtedness, net working capital and transaction expenses pursuant to the Purchase Agreement and that all of the amounts put in escrow pursuant to the Purchase Agreement will be released to the Company when the relevant periods for their retention expire; and

•	performed such other analyses and considered such other factors as Roth deemed appropriate.

In arriving at its opinion, Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available or supplied or otherwise made available to it by or through the Company, and did not assume any responsibility for independently verifying such information. Roth further relied upon the assurances of the management of the Company that such information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect.

With respect to the financial projections, Roth was advised by the management of the Company, and we assumed, with the Board’s consent, that such projects were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of the Company, and Roth expressed no view as to the assumptions on which they were based or the assumed probabilities associated with future events.

At the direction of the Company's management, Roth assumed that the assets and operations to be retained by the Company following the Sale (including its non-airport health and wellness retail operations and retained Naples Wax operations) have de minimis value and, accordingly, treated the Company's consolidated financial information and projections as representative of the Divestiture Group and analyzed the Consideration as if all of the assets of the Company were transferred in the Sale. Roth further assumed, at the direction of the Company's management, that substantially all of the Company's cash is attributable to the Divestiture Group and, other than any minimum cash required to remain in the business at the Closing, will be swept out of the Divestiture Group prior to the Closing, and that the Company's existing cash and the net proceeds of the Sale will be retained by the Company for general corporate purposes, including potential future acquisitions and other strategic transactions, and will not be distributed to the Company's stockholders. Accordingly, Roth's financial analyses contemplated the Divestiture Group on a cash-free basis. Roth expressed no view as to the value of any retained assets or operations of the Company, the retention, deployment or use of the Company’s cash or the net proceeds of the Sale, or the value, if any, ultimately realized by the Company’s stockholders.

Roth’s opinion did not address the allocation of the Consideration among the Company and the holders of any XpresTest RSAs, the Company’s use of proceeds, or the amount, timing or manner of any distribution of the proceeds of the Sale to the Company’s stockholders. The Consideration is subject to adjustment as set forth in the Purchase Agreement, and a portion of the Consideration will be placed into escrow at the Closing and will be subject to post-closing purchase price adjustment and to the indemnification obligations of the Company. For purposes of its opinion, and at the direction of the Company, Roth assumed that the full amount of the Consideration (including amounts placed into escrow at the Closing) will be paid in accordance with the terms of the Purchase Agreement and gave full credit to such amounts in its financial analysis. Roth expressed no view as to any post-closing purchase price adjustment, the release, retention, offset or application of any escrowed amounts, the incurrence or satisfaction of any indemnification obligations, the Company's use of proceeds, or the amount, timing or manner of any distribution to the Company's stockholders.

Roth did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or otherwise) of the Company or the Divestiture Group and was not furnished or provided with any such appraisals or valuations. Roth undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or any of its affiliates is a party or may be subject, including the obligations relating to the arbitration award involving Cordial Endeavor Concessions, and, at the direction of the Company, Roth’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matter.

Roth assumed that the final executed Purchase Agreement would not differ in any material respect from the draft Purchase Agreement reviewed by it and that the Sale would be consummated in accordance with the terms set forth in the Purchase Agreement without any waiver, amendment or delay of any terms or conditions. Roth also assumed that, in connection with the receipt of all necessary governmental, regulatory or other approvals and consents (including any required lease or concession consents) required for the Sale, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the Company or the Divestiture Group or the contemplated benefits expected to be derived from the Sale.

Further, although Roth provided its opinion as to the fairness of the consideration to be received by the Company pursuant to the Purchase Agreement from a financial point of view to the Company, Roth expressed no opinion or recommendation to the Board regarding whether the Company should proceed with the Sale. Roth’s opinion was directed to the Board in connection with its consideration of the Sale and the Purchase Agreement and was not intended to be, and does not constitute, a recommendation to any other persons in respect of the Sale, including as to how any stockholder of the Company should vote with respect to the Sale.

Roth's opinion did not address any other aspect or implication of the Purchase Agreement or any agreement, arrangement or understanding entered into in connection with the Purchase Agreement or otherwise, including, without limitation: the Company's underlying business decision to proceed with the Sale; the relative merits of the Sale as compared to any alternative business strategies or transactions; any other transaction to which the Company may be or become a party, including any proposed merger, business combination or other transaction with American Ventures LLC or its affiliates and the related support and voting arrangements; the retained businesses and assets of the Company; the fairness of the amount or nature of any compensation to, or any employment, retention, equity or other arrangements with, any officers, directors or employees of any party; the availability, terms or sufficiency of any financing to be obtained by the Buyer or the Buyer's or Guarantor's ability to fund or consummate the Sale; or the solvency or viability of the Company or the Buyer before or after the consummation of the Sale, or the prices at which the Company’s securities may trade at any time. Roth expressed no opinion as to the underlying valuation or future performance of the Company or Buyer. Roth is not a legal, tax, accounting or regulatory advisor and relied upon the assessments of the Company and its advisors with respect to such matters.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses performed by Roth in connection with rendering its opinion. This summary is not a complete description of the financial analyses performed and factors considered by Roth. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Roth arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and did not draw conclusions from, or with regard to, any individual analysis or factor. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view. Except as otherwise noted, the following quantitative information, to the extent based on market data, is based on market data as of July 2, 2026, and is not necessarily indicative of current or future market conditions. The implied equity value reference ranges described below were compared to the Consideration and to the total value to the Company implied by the Sale, as summarized under "Consideration Overview."

Consideration Overview

Roth reviewed the components of the value to be received by the Company in the Sale, consisting of the base purchase price of $13.0 million (on a cash-free, debt-free basis), the Company's cash swept out of the Divestiture Group prior to Closing, the minimum cash remaining in the Divestiture Group (credited through the purchase price), and the estimated net working capital adjustment, in each case as provided for in the Purchase Agreement, and the amounts to be held in escrow at Closing. The following table sets forth the implied total value to the Company and the implied total value net of escrowed amounts:

Base Purchase Price (cash-free / debt-free)	$13.0
Cash distributed pre-closing[1]	$15.6
Cash left in Divestiture Group, adjusted in purchase price	$1.5
Net Working Capital Adjustment	-
Total Value to XWELL	$30.1
Less: Amount held in escrow accounts[2]	$2.7
Total Value to XWELL net of escrow	$27.4

For purposes of its opinion, and at the direction of the Company’s management, Roth assumed that the full amount of the Consideration (including the amounts held in escrow) will be paid in accordance with the terms of the Purchase Agreement. Also, at the direction of the Company’s management, the Consideration for purposes of Roth’s opinion was based on the offer to equity value bridge set forth above as “Total Value to XWELL.”

1 At the direction of the Company’s management team, total cash and cash equivalents as of March 31, 2026 of $17.1 million less $1.5 million cash left in the Divestiture Group being transferred to Buyer.

2 Reflects $1.65 million indemnity escrow, $0.25 million Atlanta escrow, and $0.75 million adjustment escrow.

Discounted Cash Flow Analysis

Roth performed a discounted cash flow analysis of the Company by estimating the present value of the Company's projected unlevered, after-tax free cash flows for the fiscal years ending December 31, 2026 through December 31, 2031, based on the Financial Projections prepared by the Company's management. For further information on the Financial Projections made available to Roth, see the section entitled “Certain Financial Projections.” Roth did not independently verify the Financial Projections but assumed, with the Board’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management concerning future financial performance.

Roth calculated a range of terminal values by applying a selected range of terminal revenue exit multiples of 0.4x to 1.4x to the Company's estimated terminal-year revenue, with such range selected based on the trading multiples of the selected public companies described below. The projected cash flows and terminal values were then discounted to present value as of July 2, 2026 using a mid-year discounting convention and a range of discount rates of 14.3% to 15.3%, based on Roth’s estimate of the Company’s weighted average cost of capital calculation (“WACC”).

The WACC was calculated by adding (i) the estimated market value of equity as a percentage of the total market value of XWELL’s capital multiplied by XWELL’s estimated cost of equity, and (ii) the estimated market value of debt as a percentage of the total market value of XWELL’s capital multiplied by XWELL’s estimated after-tax market cost of debt. The estimated market value of XWELL’s debt and equity were calculated using the average debt to equity ratios of the comparable publicly traded companies. The estimated cost of equity was calculated using the capital asset pricing model, which took into account the betas of comparable publicly traded companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2024 Kroll Cost of Capital Module. The cost of equity also included a size premium which was based on CRSP Deciles Size Study. The estimated cost of debt was based on publicly available data as of July 2, 2026. The following table sets forth the WACC calculation:

Weighted Average Cost of Capital Calculation

Step 1 - Calculate Average Portfolio Beta (a)
Average Unlevered Portfolio Equity Beta	0.69

Step 2 - Arrive at XWELL Equity Beta
Average Unlevered Portfolio Equity Beta	0.69
XWELL Debt-to-Equity Ratio (b)	58.2%
Tax Rate (c)	25.0%
Levered XWELL Equity Beta (d)	0.99

Step 3 - Calculate Cost of Equity Capital
Risk Free Rate (e)	4.5%
Equity Risk Premium (f)	7.2%
Levered XWELL Equity Beta	0.99
Size Premium (g)	4.7%
XWELL Adjusted Cost of Equity Capital	16.3%

Step 4 - Calculate Cost of Debt Capital
10 Year Corporate Spread (h)	7.8%
Risk Free Rate	4.5%
XWELL Adjusted Cost of Debt Capital (i)	12.2%
Tax Rate	25.0%
XWELL Adjusted After-tax Cost of Debt Capital	9.2%

Step 5 - Calculate Weighted Average Cost of Capital (WACC) (j)
Debt-to-Capital Ratio	21.5%
Equity-to-Capital Ratio	78.5%
After-tax Cost of Debt	9.2%
Cost of Equity Capital	16.3%
XWELL Adjusted Cost of Equity Capital	14.8%

a) Beta was found using Capital IQ market data as of 7/2/2026 and derived from the average of selected comparable companies. Roth Capital uses mid-year convention to discount cash flows as Roth Capital assumes that cash flows come in continuously throughout the year.

b) Target Debt-to-Equity Ratio based on peer group average.
c) Effective tax rate provided by XWELL's management.
d) Levered Beta = Unlevered Beta * ( 1 + ((D/E) x (1 - T)) + P/E)

e) Source: 10-Year Treasury yield as of 7/2/2026
f) Source: 2024 Kroll Cost of Capital Module

g) Source: CRSP Deciles Size Study as of 12/31/2023

h) Sourced from Capital IQ assumed B 10-year corporate spread as of 7/2/2026

i) 10 Year Corporate Spread - Risk Free Rate

j) WACC = (Debt-to-Capital x Cost of Debt x (1 - Tax Rate)) + (Equityto- Capital x Cost of Equity Capital)

Roth derived an implied enterprise value (“EV”) range and then derived an implied equity value range by subtracting total debt (excluding leases) of $0.0, adding cash, cash equivalents, marketable securities, and restricted cash of $17.1 million, and subtracting minority interest of $9.7 million.

This analysis indicated the following approximate implied equity value reference range for the Company:

	Implied Equity Value
USD $ Million	Low	High
Discounted Cash Flow Analysis	$(18.9)	$(4.3)

Selected Public Companies Analysis

Roth reviewed publicly available financial and stock market information for ten selected publicly traded companies that Roth deemed generally relevant, operating in the spa, beauty, wellness and salon services industries and the diagnostics and testing services industries (collectively, the "selected companies"):

•	OneSpaWorld Holdings Limited

•	Beauty Farm Medical and Health Industry Inc.

•	AB&Company Co., Ltd.

•	MPM Corpóreos S.A.

•	Siam Wellness Group Public Company Limited

•	QuidelOrtho Corporation

•	Ginkgo Bioworks Holdings, Inc.

•	Castle Biosciences, Inc.

•	Australian Clinical Labs Limited

•	Fulgent Genetics, Inc.

Roth reviewed enterprise values of the selected companies, calculated as fully diluted equity values based on closing stock prices as of July 2, 2026 plus total debt (excluding leases), preferred equity and non-controlling interests, less cash and cash equivalents, and analyzed such enterprise values as multiples of estimated revenue for calendar years 2026, 2027 and 2028, in each case capping multiples at 100.0x EV/Revenue to exclude statistical outliers.

Based on Roth's professional judgment and experience, the following ranges were selected and applied to the corresponding financial data of the Company:

•	estimated calendar year 2026 revenue multiples of 0.2x to 1.2x , with a mid-point 0.7x based on the 25th percentile of trading comparables;

•	estimated calendar year 2027 revenue multiples of 0.2x to 1.2x, with a mid-point of 0.7x based on the 25th percentile of trading comparables; and

•	estimated calendar year 2028 revenue multiples of 0.4x to 1.4x, with a mid-point of 0.9x based on the 25th percentile of trading comparables.

This analysis indicated the following approximate implied equity value reference ranges for the Company:

	Multiples		Implied Equity Value
USD $ Million	Low	High	Low	High
EV/Calendar Year 2026P Revenue	0.2x	1.2x	$12.9	$38.5
EV/ Calendar Year 2027P Revenue	0.2x	1.2x	$11.7	$38.2
EV/ Calendar Year 2028P Revenue	0.4x	1.4x	$18.7	$46.3

None of the selected companies is identical to XWELL. In evaluating the selected companies, Roth made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of XWELL and Face Haus.

Selected Precedent Transactions Analysis

Roth reviewed publicly available financial information for fourteen selected transactions announced or completed since 2015 involving target companies or businesses in the spa, beauty and wellness services industries and the diagnostics and testing services industries that Roth deemed relevant (collectively, the "selected transactions"):

Closed Date	Target	Acquirer
Mar-25	Metropolis Healthcare Limited	Core Diagnostics Private Limited
Aug-24	Quest Diagnostics Incorporated	LifeLabs Inc
Aug-24	Labcorp Holdings Inc.	Invitae Corporation

Jun-24	Humania GCC Holding Limited	Kaya Middle East FZE
Apr-23	Fleury S.A.	Instituto Hermes Pardini S.A.
Apr-23	Biosynex SA	Chembio Diagnostics, Inc.
Apr-23	Pfizer Inc.	Lucira Health, Inc.
Dec-19	Gribbles Pathology (Malaysia)	MPath Sdn Bhd
Nov-17	Ci:z Holdings Co., Ltd.	Sedona Enterprise Co., Ltd.
Aug-17	Invitae Corporation	Good Start Genetics, Inc.
Dec-16	FORM Holdings Corp. (nka: XWELL, Inc.)	XpresSpa Holdings, LLC
Dec-16	Whittlebury Park LLP	Whittlebury Hall and Spa Limited
Dec-15	Nemo Parent, Inc.	Steiner Leisure Limited
Oct-15	Total Face Group Limited (nka: Hiro Brands Limited)	Heber Davis Pty Ltd

Roth reviewed transaction values, calculated as the implied enterprise values of the target companies or businesses based on the consideration payable in the selected transactions, as multiples of the most recently disclosed last-twelve-months revenue as of the respective announcement dates. Based on Roth's professional judgment and experience, Roth selected a range of last-twelve-months revenue multiples of 0.04x to 1.0x with a mid-point 0.5x based on the 25th percentile of transaction comparables and applied such range to the corresponding financial data of the Company. This analysis indicated the following approximate implied equity value reference range for the Company:

	Multiples		Implied Equity Value
USD $ Million	Low	High	Low	High
EV/ Last Twelve Months Revenue	0.04x	1.0x	$8.6	$37.4

Liquidation Analysis

Roth reviewed and considered a liquidation analysis prepared by the Company's management, based on the Company's consolidated balance sheet as of March 31, 2026. The liquidation analysis prepared by management of the Company estimated the net proceeds that would potentially be available to the Company's stockholders in hypothetical liquidation of the Company. The liquidation analysis was approved for such review and consideration by the Board.

The analysis reflected management's assumptions as to estimated recovery percentages applied to the Company's assets, and assumed estimated costs of liquidation ranging from $1.5 million to $3.0 million.

Roth considered the conclusion of this liquidation analysis, which provided that net proceeds available for distribution to stockholders in such a hypothetical liquidation would be equal an approximate implied equity value reference range for the Company as follows:

	Implied Equity Value
USD $ Million	Low	High
Liquidation Analysis	$1.2	$4.8

Historical Trading Range

Roth reviewed the historical trading prices of the Company's Common Stock during the 52-week period ended July 2, 2026, during which the closing price ranged from a low of $0.26 to a high of $2.20 per share, corresponding to an implied equity market capitalization ranging from approximately $2.2 million to $18.6 million. Roth noted certain events during the period, including the Company's receipt of, and subsequent regaining of compliance with respect to, a Nasdaq notice and the announcement of a $31.3 million private placement with American Ventures LLC in February 2026. This information was reviewed for reference purposes only and was not relied upon for valuation purposes.

Miscellaneous

The description set forth above does not contain a complete description of the analyses performed by Roth, but does summarize the material analyses performed by Roth in rendering its opinion. The preparation of a fairness opinion is a complex process involving numerous factors and considerations, and therefore not necessarily susceptible to partial analysis or summary description. Roth believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth opinion. In arriving at its opinion, Roth considered the results of all of its analyses with no particular weight assigned to any specific factor or analysis. Instead, Roth made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above before any other analyses is not meant to indicate that such analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth’s view of the actual value of the Sale.

Roth's opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Sale and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Sale or the Consideration.

Roth is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth and its affiliates may acquire, hold, or sell, for their own accounts and for the accounts of customers, equity, debt and other securities and financial instruments of the Company, the Buyer, and their respective affiliates. Except as described immediately below, during the two years preceding the date of its opinion, Roth did not have any material relationship with, or receive any material fees from, the Company, the Buyer, the Guarantor, American Ventures LLC, or any other party to the Sale, nor is any such material relationship or related compensation mutually understood to be contemplated.

Pursuant to an engagement letter between the Company and Roth, the Company agreed to pay Roth a fee of $200,000 for rendering its opinion, which fee was payable upon delivery of the opinion and is not contingent upon the conclusion reached in the opinion or upon consummation of the Transaction. The Company has also agreed to reimburse Roth for certain expenses and to indemnify Roth against certain liabilities arising out of its engagement. Except as described above, Roth will not receive any other compensation in connection with the Transaction. The issuance of Roth’s opinion was approved by an authorized internal fairness committee of Roth.

We note that, in connection with performing and rendering its services to the Board of Directors, Roth Capital was not authorized by the Board of Directors to solicit, and did not solicit, expressions of interest from other parties with respect to a transaction involving the Company or the Divestiture Group. Other than in connection with rendering its opinion, Roth did not act as financial advisor to the Company, the Buyer or any other party in connection with the Sale.

Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Roth’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company or the Sale that differ from the views of its investment banking personnel.

Certain Financial Projections

The Company does not, as a matter of general practice, publicly disclose long-term projections as to future performance, revenues, gross profit, operating income, or other financial results. However, in connection with its evaluation of the Sale, the Company’s management prepared certain non-public financial projections (the “Financial Projections”) with respect to net revenue, gross profit, operating income, net operating profit after taxes and unlevered free cash flow.

The Financial Projections are included in this Proxy Statement solely to provide the Company’s stockholders access to information made available to the Board in connection with its evaluation of the Sale and to Roth in connection with Roth’s use of such projections in the financial analyses performed by Roth in connection with rendering its opinion to the Board as described in the section captioned “Proposal 1: The Sale - Opinion of the Company’s Financial Advisor.” The Financial Projections are not included in this Proxy Statement in order to induce any Company stockholders to vote in favor of any of the proposals at the Special Meeting.

Although presented with numerical specificity, the Financial Projections set forth below are not an estimate of future performance and not historical fact. They are based upon, and reflect, numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business , including the matters described in the sections titled "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors," all of which are difficult to predict and many of which are beyond the Company's control.

Assumptions underlying the Financial Projections include, but are not limited to, the following:

•	XpresSpa business annual growth of 3.9% and XpresTest business annual growth at 4.0%, kept constant from projected fiscal year ended December 31, 2027 to December 31, 2031;
•	Cost of Goods Sold remaining flat in projected years fiscal years ended December 31, 2027 to December 31, 2031;
•	Days Sales Outstanding of 19 days, days inventory outstanding of 9 days, and days payable outstanding of 30 days kept constant from projected fiscal year ended December 31, 2026 to December 31, 2031;

•	Capital Expenditures assumed at 3.0% of total revenue;
•	Property, plan and equipment depreciation useful life of 5 years from projected fiscal year ended December 31, 2026 to December 31, 2031;
•	Intangible asset amortization at 5 years;
•	Assumed tax rate of 25%; and
•	Minimum cash cushion of $2 million from projected fiscal years ended December 31, 2026 to December 31, 2031.

The foregoing is a summary of certain key assumptions underlying the Financial Projections and does not purport to be a comprehensive description of all assumptions and estimates reflected therein. Because the Financial Projections cover multiple future years, they become inherently less reliable with each successive year. Accordingly, there can be no assurance that the assumptions underlying the Financial Projections will prove correct, that the Financial Projections will be realized, or that actual results will not differ materially from those reflected in the Financial Projections.

EBITDA amounts contained in the Financial Projections set forth below are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies, which limits their usefulness as a comparative measure. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The items excluded from net income to arrive at these non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance and liquidity. Accordingly, these non-GAAP financial measures should be considered together with, and not as alternatives to, financial measures prepared in accordance with GAAP.

Financial Projections: Income Statement and Cash Flow Statement

(USD $ Millions)

Income Statement

Calendar Year	2026E	2027E	2028E	2029E	2030E	2031E
Fiscal Year End Date	12/31/2026	12/31/2027	12/31/2028	12/31/2029	12/31/2030	12/31/2031
Spa Business Revenue	18.3	19.0	19.7	20.5	21.3	22.2
% Growth	(13)%	4%	4%	4%	4%	4%
Testing Business Revenue	7.3	7.6	7.9	8.2	8.5	8.9
% Growth	(12)%	4%	4%	4%	4%	4%
Total Revenue	25.6	26.6	27.6	28.7	29.8	31.0
% Growth	(12)%	4%	4%	4%	4%	4%

Total Cost of Sales	(17.6)	(18.7)	(18.7)	(18.7)	(18.7)	(18.7)
Annual COGS Growth Rate	(19)%	6%	0%	0%	0%	0%

Spa Business Gross Profit	3.4	4.1	4.8	5.6	6.4	7.2
% Margin	18%	21%	24%	27%	30%	33%
Testing Business Gross Profit	3.5	3.8	4.1	4.4	4.7	5.1
% Margin	48%	50%	52%	54%	56%	57%
Total Gross Profit	8.0	7.9	8.9	10.0	11.1	12.3
% Margin	31%	30%	32%	35%	37%	40%

Total Operating Expenses	(17.5)	(17.1)	(16.6)	(16.2)	(16.2)	(16.3)
% Margin	(68)%	(64)%	(60)%	(56)%	(54)%	(52)%

Spa Business EBIT	(10.6)	(9.5)	(8.4)	(7.3)	(6.5)	(5.7)
% Margin	(58)%	(50)%	(42)%	(35)%	(30)%	(26)%
Testing Business EBIT	(0.1)	0.3	0.7	1.1	1.4	1.7
% Margin	(1)%	4%	9%	13%	16%	19%
Operating Income (EBIT)	(9.5)	(9.2)	(7.7)	(6.2)	(5.1)	(4.0)
% Margin	(37)%	(35)%	(28)%	(22)%	(17)%	(13)%

Total Indirect Expense	(9.5)	(0.8)	(1.4)	(2.0)	(2.6)	(3.1)
Interest Expense	(0.04)	(0.8)	(1.4)	(2.0)	(2.6)	(3.1)
Other	(9.5)	-	-	-	-	-
Pretax Profit/(Loss)	(19.0)	(10.0)	(9.1)	(8.2)	(7.7)	(7.1)
Total Net Income/(Loss)	(19.0)	(10.0)	(9.1)	(8.2)	(7.7)	(7.1)
% Margin	(74)%	(37)%	(33)%	(29)%	(26)%	(23)%

Spa Business EBITDA	(10.2)	(9.1)	(8.0)	(6.8)	(6.0)	(5.2)
% Margin	(56)%	(48)%	(40)%	(33)%	(28)%	(23)%
Testing Business EBITDA	1.6	1.9	2.3	2.8	3.1	3.4
% Margin	21%	26%	30%	34%	36%	39%
Total EBITDA	(5.6)	(7.2)	(5.6)	(4.0)	(2.9)	(1.7)
% Margin	(22)%	(27)%	(20)%	(14)%	(10)%	(6)%

Cash Flow Statement

Calendar Year	2026E	2027E	2028E	2029E	2030E	2031E
Fiscal Year End Date	12/31/2026	12/31/2027	12/31/2028	12/31/2029	12/31/2030	12/31/2031
Net Income	(19.0)	(10.0)	(9.1)	(8.2)	(7.7)	(7.1)
Depreciation and Amortization	0.5	0.5	0.6	0.6	0.7	0.7

Change in:
Accounts Receivable	0.2	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Inventory	0.1	(0.0)	-	-	-	-
Accounts Payable	(1.4)	0.1	-	-	-	-
Cash flow from operating activities	(19.6)	(9.4)	(8.6)	(7.6)	(7.0)	(6.4)

Capital Expenditure	(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)
Cash flow used for investing activities	(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)

Line of Credit	0.6	10.2	9.4	8.5	7.9	7.3
Proceeds from other financing activities	28.3	-	-	-	-	-
Payments related to other financing activities	(9.1)	-	-	-	-	-
Cash flow used for financing activities	19.8	10.2	9.4	8.5	7.9	7.3

Net change in cash and cash equivalents	(0.6)	-	-	-	-	-
Cash and cash equivalents - beginning of the year	2.6	2.0	2.0	2.0	2.0	2.0
Cash and cash equivalents - end of the year	2.0	2.0	2.0	2.0	2.0	2.0

Source: Provided by XWEL’s management to Roth, which has been directed by the Board of Directors to use and rely upon such data.

Financial Projections: Balance Sheet

(USD $ Millions)

Balance Sheet

Calendar Year	2026E	2027 E	2028 E	2029E	2030E	2031E
Fiscal Year End Date	12/31/2026	12/31/2027	12/31/2028	12/31/2029	12/31/2030	12/31/2031
Assets
Cash & cash equivalents	2.0	2.0	2.0	2.0	2.0	2.0
Accounts receivable, net	1.3	1.4	1.4	1.5	1.6	1.6
Inventory	0.4	0.5	0.5	0.5	0.5	0.5
Prepaid Exp.	1.2	1.2	1.2	1.2	1.2	1.2
Other Current Assets	0.0	0.0	0.0	0.0	0.0	0.0
Total current assets	5.0	5.1	5.1	5.2	5.2	5.3

Property and equipment, net	2.0	2.3	2.5	2.7	3.0	3.2
Intangible Assets	0.1	0.1	0.1	0.04	0.03	0.03
Operating Lease Right-of-use Asset, Net	1.0	1.0	1.0	1.0	1.0	1.0
Goodwill	-	-	-	-	-	-
Other Long-Term Assets	2.5	2.5	2.5	2.5	2.5	2.5
Total non-current assets	5.6	5.9	6.1	6.3	6.5	6.7

TOTAL ASSETS	10.6	10.9	11.2	11.5	11.8	12.0

Liabilities and Shareholder's Equity
Accounts Payable	1.4	1.5	1.5	1.5	1.5	1.5
Accrued Expenses and Other Current Liabilities	2.9	2.9	2.9	2.9	2.9	2.9
Convertible Senior Secured Note, Net	3.6	3.6	3.6	3.6	3.6	3.6
Curr. Port. of Leases	1.9	1.9	1.9	1.9	1.9	1.9
Deferred Revenue	1.1	1.1	1.1	1.1	1.1	1.1
Accrued Series G Convertible Preferred payable	0.5	0.5	0.5	0.5	0.5	0.5
Total current liabilities	11.5	11.6	11.6	11.6	11.6	11.6

Line of Credit	0.6	10.8	20.2	28.7	36.6	44.0
Operating Lease Liabilities	7.0	7.0	7.0	7.0	7.0	7.0
Derivative Liabilities	3.9	3.9	3.9	3.9	3.9	3.9
Minority Interest	9.5	9.5	9.5	9.5	9.5	9.5
Preferred Stock Convertible	0.2	0.2	0.2	0.2	0.2	0.2
Total non-current liabilities	21.2	31.4	40.8	49.3	57.2	64.5

TOTAL LIABILITIES	32.7	43.0	52.4	60.9	68.8	76.1

TOTAL SHAREHOLDERS' EQUITY	(22.1)	(32.0)	(41.2)	(49.4)	(57.0)	(64.1)

TOTAL LIABILITIES AND EQUITY	10.6	10.9	11.2	11.5	11.8	12.0

Source: Provided by XWEL’s management to Roth, which has been directed by the Board of Directors to review, consider and use and rely upon such data. 1) Includes restricted cash of $0.3 million and marketable securities of $0.01 million.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events. In light of the foregoing factors and the uncertainties inherent in Financial Projections, stockholders are cautioned not to place undue reliance on the foregoing Financial Projections.

Net Proceeds from the Sale

Under the terms of the Purchase Agreement, Buyer will pay XWELL a base purchase price of $13,000,000, subject to customary adjustments for net working capital, closing indebtedness, sale expenses and closing cash. At the closing of the Sale, a portion of the Purchase Price, equal to $2,650,000 in the aggregate, will be deposited into escrow accounts to secure certain of XWELL’s post-closing obligations with respect to any purchase price adjustments or indemnities. Because the final Purchase Price will not be determined until after closing, and because a portion of the Purchase Price will remain subject to escrow for a period of time following the closing, we cannot predict with certainty the amount of net proceeds that we will ultimately realize from the Sale. See the Risk Factor subsection entitled “The amount of net proceeds that we will receive from the Sale is subject to uncertainties.”

We do not intend to distribute any of the net proceeds of the Sale to our stockholders. Rather, we intend to retain the net proceeds of the Sale as cash on hand, which we intend to use (i) to fund the continued operation of the Retained Ex-Airport Business and (ii) to pursue transformative strategic acquisition or business combination opportunities, potentially in industries unrelated to our historical operations, consistent with the Board’s objectives described under “Proposal 1: The Sale Proposal—Reasons for the Sale.” See the Questions and Answers subsection entitled “What will the net proceeds from the Sale be used for?”

Interests of Directors and Executive Officers in the Sale

In considering the recommendation of the Board that stockholders vote “FOR” the Sale Proposal, stockholders should be aware that certain of the Company’s directors and executive officers have interests in the Sale that are different from, or in addition to, the interests of the Company’s stockholders generally as more fully described below. The Board was aware of and considered these interests, among other matters, in evaluating the Purchase Agreement and the transactions contemplated thereby and in recommending that stockholders vote to approve the Sale Proposal.

Treatment of XpresTest Equity Awards

The Purchase Agreement provides that, at the closing of the Sale, each outstanding XpresTest RSA will become fully vested and will, automatically and without any required action on the part of the holder, be cancelled and converted into the right to receive an amount in cash (without interest) equal to the number of shares underlying such award multiplied by a per-share price to be mutually agreed by Buyer and Seller in writing no later than three business days prior to the closing date, based on a valuation of XpresTest conducted consistent with the Purchase Agreement and the Allocation Schedule (the “RSA Per Share Price”).

In order to give effect to such cancellation of the XpresTest RSAs, the Purchase Agreement further provides that XpresTest will enter into a repurchase agreement with each holder of XpresTest RSAs (each, a “Repurchase Agreement”), pursuant to which XpresTest will repurchase all outstanding XpresTest RSAs held by such holder at the closing of the Sale based on the RSA Per Share Price. Each Repurchase Agreement will provide for the release by the holder of all rights with respect to such holder’s XpresTest RSAs, other than the right to receive the cash consideration described above.

The Company expects the RSA Per Share Price to be based on an aggregate valuation of XpresTest of $10.4 million, which will result in payments to the holders of XpresTest RSAs of approximately $2.6 million in the aggregate pursuant to the Repurchase Agreements. The $10.4 million valuation attributed to XpresTest represents 80% of the $13.0 million Base Purchase Price payable by the Buyer under the Purchase Agreement. This allocation was not based on a third-party valuation of XpresTest but, rather, reflects an analysis performed by Company management, taking into account a number of factors, including, without limitation, the historical financial performance of XpresTest and XpresSpa and their future prospects. In particular, Company management considered that XpresSpa has historically operated at a loss, that XpresTest’s business has been profitable, and that the Company expects these performance trends to continue for the foreseeable future. The Company also considered that, in the course of the Company's consideration of possible strategic alternatives, XpresTest generated greater third-party interest than XpresSpa. Due to their relative performance and third-party feedback, the Company believes this allocation represents a reasonable assessment of the relative value of the two businesses.

Stockholders should be aware that the valuation analysis underlying the RSA Per Share Price was performed by members of Company management and Mr. Bernstein, who hold XpresTest RSAs and will receive a cash payment based on the RSA Per Share Price in connection with the Closing. As a result, the individuals who performed this valuation analysis necessarily had a financial interest in its outcome. However, the Company notes that the process was undertaken in consultation with the Buyer in accordance with the Purchase Agreement and the purchase price allocation provisions set forth therein, and the Company believes that the underlying financial analyses described above support the Company's conclusion that the resulting RSA Per Share Price is fair and reasonable.

As of the closing of the Sale, the XpresTest 2020 Equity Incentive Plan will terminate and no further XpresTest RSAs or other equity interests in XpresTest will be granted thereunder.

Bruce Bernstein, Chairman of the Board

Mr. Bernstein holds XpresTest RSAs granted pursuant to Restricted Stock Award Agreements dated January 21, 2021, February 9, 2026, as amended and restated pursuant to an Amended and Restated Restricted Stock Award Agreement dated April 28, 2026, and February 13, 2026. As of the date of this Proxy Statement, there are 107 shares of XpresTest common stock underlying Mr. Bernstein’s outstanding XpresTest RSAs, all of which are fully vested. In connection with the Closing, these XpresTest RSAs will be cancelled and converted into the right to receive a cash payment calculated using the RSA Per Share Price, in the manner described above under “—Treatment of XpresTest Equity Awards.”

Ezra Ernst, President and Chief Executive Officer

Mr. Ernst holds XpresTest RSAs granted pursuant to Restricted Stock Award Agreements dated June 28, 2022, February 9, 2026, as amended and restated pursuant to an Amended and Restated Restricted Stock Award Agreement dated April 28, 2026, and February 13, 2026. As of the date of this Proxy Statement, there are 55 shares of XpresTest common stock underlying Mr. Ernst’s XpresTest RSAs, all of which are fully vested. Like Mr. Bernstein’s XpresTest RSAs, these awards will be cancelled and converted into the right to receive a cash payment calculated using the RSA Per Share Price.

In addition, Mr. Ernst holds 20,000 unvested restricted shares of XWELL common stock (“XWELL RSAs”), which will accelerate and vest in full upon a change in control of XWELL or upon a qualifying termination of Mr. Ernst’s employment without Cause or for Good Reason (each, as defined in Mr. Ernst’s applicable employment arrangements). This number of unvested XWELL RSAs will decrease to 10,000 shares on September 4, 2026 as the award continues to vest in the ordinary course. Mr. Ernst also holds 17,500 unvested restricted stock units of XWELL (“XWELL RSUs”) that are scheduled to vest in accordance with their normal vesting schedule on August 2, 2026. Because the Closing is currently expected to occur after this date, these XWELL RSUs are expected to vest in the ordinary course prior to the Closing and independent of the Sale, and, accordingly, are not reflected as Sale-related compensation in the table below.

Stockholders should also be aware that, following the closing of the Sale, Mr. Ernst is expected to continue as an employee of the Divestiture Group under the Buyer’s ownership.

Ian Brown, Chief Financial Officer

Mr. Brown holds XpresTest RSAs granted pursuant to a Restricted Stock Award Agreement dated February 13, 2026. As of the date of this Proxy Statement, there are 10 shares of XpresTest common stock underlying Mr. Brown’s XpresTest RSAs, five of which are fully vested and 5 of which are unvested. In connection with the Closing, all of Mr. Brown’s unvested XpresTest RSAs will become fully vested, and all of Mr. Brown’s XpresTest RSAs will be cancelled and converted into the right to receive a cash payment calculated using the RSA Per Share Price.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the Sale and that may become payable to our named executive officers, assuming the Sale was completed on [●], 2026, the latest practicable date before the date of this Proxy Statement. The amounts shown are estimates based on assumptions described in the footnotes to the table and may differ from the amounts actually paid to our named executive officers.

Name	Cash ($)	Equity ($)		Pension/NQDC ($)	Perquisites / Benefits ($)	Other ($)	Total ($)
Bruce Bernstein	-	$1,030,847.61	(1)	-	-	-	$1,030,847.61
Ezra Ernst	-	$529,874.94	(2)	-	-	-	$529,874.94
Ian Brown	-	$96,340.90	(1)	-	-	-	$96,340.90

(1) Represents the estimated cash payment to be received in cancellation of such holder’s outstanding XpresTest RSAs, in each case calculated by multiplying the number of shares underlying such holder’s XpresTest RSAs by the RSA Per Share Price, which is currently estimated to be $9,634.09 per share. As the RSA Per Share Price has not yet been finally determined, this amount is based on XWELL’s current valuation assumptions and is subject to change.

(2)  Represents (x) $529,874.94 (the estimated cash payment to be received in cancellation of Mr. Ernst’s outstanding XpresTest RSAs, calculated by multiplying the number of shares underlying such holder’s XpresTest RSAs by the RSA Per Share Price, which is currently estimated to be $9,634.09 per share), plus (y) $[●] (the estimated value of the 10,000 unvested XWELL RSAs held by Mr. Ernst that will accelerate and vest in full upon the closing of the Sale, calculated using XWELL’s closing stock price of $[●] per share as of [●], 2026). As the RSA Per Share Price has not yet been finally determined, this amount is based on XWELL’s current valuation assumptions and is subject to change. This amount also assumes that 10,000 of Mr. Ernst’s outstanding XWELL RSAs and 17,500 of Mr. Ernst’s outstanding XWELL RSUs will have vested in the ordinary course prior to the closing of the Sale.

The Board also considered whether any director should recuse himself from the Board’s deliberations or vote in light of the foregoing interests and, given the nature of such interests, determined that recusal was not necessary. In reaching this determination, the Board considered, among other things, (i) that a majority of the Board had no financial interest in the Sale different from that of stockholders generally, (ii) that the interests held by Mr. Bernstein and Mr. Ernst arose from pre-existing incentive arrangements that predated, and were not created in contemplation of, the Purchase Agreement, (iii) that the treatment of the XpresTest RSAs applies uniformly to all holders of such awards, (iv) that Haynes Boone had reviewed with the Board its fiduciary duties in connection with the Sale, including the implications of the interested-director provisions of Section 144 of the DGCL, and (v) that each member of the Board had an adequate opportunity to ask questions regarding the interests of all interested parties and to review the terms of the Purchase Agreement and the other transaction documents with management and legal counsel. After consulting with Company counsel and considering the foregoing, the Board determined that recusal of Mr. Bernstein or Mr. Ernst was not necessary, and that the disinterested members of the Board were able to fully and fairly evaluate the Purchase Agreement and the Sale notwithstanding their participation.

Tail Policies

Pursuant to the Purchase Agreement, XWELL is required to, at or prior to the Closing, obtain and deliver (or cause to be obtained and delivered) “tail” or “run off” insurance policy for the six (6)-year period following the Closing, covering directors’ and officers’ liability, employment practices liability and fiduciary liability with respect to all current and former directors, officers, managers and employees of the Divestiture Group, in each case with respect to matters existing or occurring at or prior to the Closing.

Accounting Treatment of the Sale

Upon completion of the Sale, the Company will deconsolidate the Divestiture Group entities sold pursuant to the Sale (namely, XpresSpa and XpresTest) and will derecognize the assets and liabilities of the Divestiture Group from its consolidated balance sheet. The Company’s financial statements will also reflect, to the extent applicable, the effect of the receipt and the use of the proceeds of the Sale. The Company will record a gain or loss on its consolidated statement of operations in connection with the Sale equal to the difference between (i) the fair value of the consideration received for the Purchased Equity, less transaction costs and Sale Expenses, and (ii) the carrying value of the net assets of XpresSpa Holdings, LLC and XpresTest, Inc. as of the closing date.

Regulatory Approvals

Neither the Sale nor the other transactions contemplated by the Purchase Agreement is subject to any material U.S. federal or state antitrust or other regulatory approval, including any filing requirement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or review by the Committee on Foreign Investment in the United States. Completion of the Sale is, however, subject to the receipt of certain customary third-party consents, including consents from certain of XWELL’s and the Divestiture Group’s landlords, licensors, and other counterparties under contracts and leases containing change of control or assignment provisions, including the Required Lease Consents applicable to the real property leases and concession agreements underlying the XpresSpa Airport Business locations. See “Description of the Purchase Agreement—Conditions to Closing.” While we do not believe that the receipt of these consents will materially delay or impede completion of the Sale, there can be no assurance that all such consents will be obtained on a timely basis or at all.

No Appraisal or Dissenters’ Rights

Appraisal or dissenter’s rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Sale.

Litigation Relating to the Sale

As of the date of this Proxy Statement, XWELL is not aware of any lawsuit that has been filed against XWELL, the Board, or any of XWELL’s executive officers relating to the Purchase Agreement or the transactions contemplated thereby, including the Sale. XWELL cannot predict whether any such lawsuits will be filed, or, if filed, what the outcome of any such lawsuits will be. If additional lawsuits are filed challenging the Sale, XWELL will disclose such lawsuits in a subsequent filing with the SEC to the extent required by applicable law.

Vote required

The proposal for approval of the Sale pursuant to the Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” the Sale Proposal. Since no routine matters are presented at the Special Meeting, no broker non-votes are expected. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Sale Proposal.

Stockholder Approval; Termination of the Purchase Agreement

Approval of the Sale Proposal by our stockholders is a condition to the closing of the Sale. If our stockholders do not approve the Sale Proposal at the Special Meeting (including at any adjournment or postponement thereof), the Sale will not be completed, and, under certain circumstances described below, the Purchase Agreement may be terminated.

Either XWELL or the Buyer may terminate the Purchase Agreement under certain other specified circumstances, including, among others, if (i) the Sale has not been consummated by the 180th day following the date of the Purchase Agreement, or (ii) a governmental order makes the transactions illegal. The Buyer may also terminate the Purchase Agreement if there has been an uncured breach by XWELL or the Divestiture Companies, or upon the occurrence of certain events relating to the Board’s recommendation. XWELL may also terminate the Purchase Agreement if there has been an uncured breach by the Buyer, to accept a Superior Proposal (subject to payment of the Buyer Termination Fee, (as defined below)), or if all conditions to Closing have been satisfied and the Buyer fails to close within five business days after notice.

XWELL may, under certain circumstances, be required to pay Buyer the Buyer Termination Fee. The Buyer Termination Fee will become payable if the Purchase Agreement is terminated (i) by the Buyer because the Board has changed its recommendation that XWELL’s stockholders vote to adopt and approve the Purchase Agreement, (ii) by XWELL in order to enter into a definitive agreement with respect to an alternative transaction, (iii) by either party upon the failure to obtain the Company stockholder approval, (iv) by the Buyer as a result of an uncured breach by XWELL or the Divestiture Companies, (v) by either party upon the expiration of the Termination Date at a time when the Buyer would otherwise be entitled to terminate as a result of one of the foregoing events, or (vi) by either party upon the expiration of the Termination Date if, following the date of the Purchase Agreement and prior to such termination, an alternative transaction proposal was made to or publicly announced with respect to XWELL and, within twelve (12) months after such termination, XWELL consummates an alternative transaction.

The Buyer may, under certain circumstances, be required to pay XWELL the Seller Termination Fee. The Seller Termination Fee will become payable if the Purchase Agreement is terminated (i) by XWELL as a result of an uncured breach by the Buyer of any of its representations, warranties, covenants or agreements under the Purchase Agreement, or (ii) by XWELL if all conditions to the closing have been satisfied (or are capable of being satisfied), XWELL has confirmed in writing that it is ready, willing and able to close, and the Buyer fails to consummate the closing within five (5) business days following such notice.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements of the Company adjusted to give effect to the Sale described elsewhere in this proxy statement.

The unaudited pro forma condensed consolidated financial information has been derived from the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026, and the audited consolidated financial statements for the fiscal years ended December 31, 2025, and 2024. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, gives effect to the Sale as if it had occurred on March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026, and for the fiscal years ended December 31, 2025, and 2024, give effect to the Sale as if it had occurred on January 1, 2024, the earliest period presented.

The pro forma adjustments related to the Sale are preliminary and based on currently available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed consolidated financial information, which the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with the regulations of the SEC, specifically Article 11 of Regulation S-X, as amended, and is not necessarily indicative of the financial position or results of operations to be expected in future periods or the results that actually would have been realized had the Company closed the transactions during the specified periods. The unaudited pro forma condensed consolidated financial information has been prepared solely for the purpose of providing stockholders with information that may be useful for purposes of considering and evaluating the interdependent proposals to approve the Sale. The unaudited pro forma condensed consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies, or other strategic transactions that may be associated with the Sale.

The Company cautions stockholders that its future results of operations, including uses of cash and financial position, will significantly differ from those described in this unaudited pro forma condensed consolidated financial information. Following the Sale, the Company’s remaining core business would not be material, as XWELL would retain only its smaller legacy brands, while pivoting its strategic direction to pursue opportunities in entirely different industries and enter businesses with potentially superior market opportunities.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, which are included in this proxy statement.

XWELL, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2026

(In thousands, except share and per share data)

	Historical	Transaction Adjustments	{a}	Pro Forma	Autonomous Entity Adjustments	Pro Forma Standalone
Assets
Current assets:
Cash and cash equivalents	$16,800	$7,100	{b}	$23,900	$-	$23,900
Marketable Securities	7	(7)		-	-	-
Accounts receivable, net of allowance for credit losses	1,317	(1,290)		27	-	27
Inventory	453	(341)		112	-	112
Other current assets	1,170	(450)		720	-	720
Total current assets	19,747	5,012		24,759	-	24,759

Restricted cash	252	2,398	{c}	2,650	-	2,650
Property and equipment, net	1,773	(685)		1,088	-	1,088
Intangible assets, net	61	(61)		-	-	-
Operating lease right of use assets, net	954	(583)		371	-	371
Security deposits	2,104	(2,016)		88	-	88
Other assets	101	(12)		89	-	89
Total assets	$24,992	$4,053		$29,045	$-	$29,045

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,535	$(1,422)		$2,113	$-	$2,113
Accrued expenses and other current liabilities	2,275	139	{d}	2,414	-	2,414
Current portion of operating lease liabilities	1,789	(1,242)		547	-	547
Deferred revenue	790	(1)		789	-	789
Total current liabilities	8,389	(2,526)		5,863	-	5,863

Long-term liabilities:
Operating lease liabilities	6,525	(4,718)		1,807	-	1,807
Total liabilities	14,914	(7,244)		7,670	-	7,670

Equity (Deficit)
Common Stock, $0.01 par value per share, 150,000,000 shares authorized; 7,926,766 and 6,071,324 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	79	-		79	-	79
Additional paid-in capital	502,869	-		502,869	-	502,869
Accumulated deficit	(500,899)	19,304	{e}	(481,595)	-	(481,595)
Accumulated other comprehensive loss	(1,660)	1,682		22	-	22
Total deficit attributable to XWELL, Inc.	389	20,986		21,375	-	21,375
Noncontrolling interests	9,689	(9,689)		-	-	-
Total equity (deficit)	10,078	11,297		21,375	-	21,375
Total Liabilities and Stockholders' Equity	$24,992	$4,053		$29,045	$-	$29,045

XWELL, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

PERIOD ENDED MARCH 31, 2026

(In thousands, except share and per share data)

	Historical	Transaction Adjustments	{a}	Pro Forma	Autonomous Entity Adjustments		Pro Forma Standalone
Revenue, net
Services	$6,064	$(5,508)		$556	$-		$556
Products	574	(559)		15	-		15
Total revenue, net	6,638	(6,067)		571	-		571

Cost of sales
Labor	2,974	(2,562)		412	-		412
Occupancy	761	(647)		114	-		114
Products and other operating costs	550	(472)		78	-		78
Total cost of sales	4,285	(3,681)		604	-		604
Gross Profit	2,353	(2,386)		(33)	-		(33)
Depreciation and amortization	172	(144)		28	-		28
General and administrative	7,595	(3,189)		4,406	125	{f}	4,531
Total operating expenses	7,767	(3,333)		4,434	125		4,559
Operating loss	(5,414)	947		(4,467)	(125)		(4,592)
Change in fair value of derivative liabilities	(5,584)	-		(5,584)	-		(5,584)
Interest income, net	(43)	(10)		(53)	-		(53)
Foreign exchange gain (loss)	77	(77)		-	-		-
Loss on investments, realized and unrealized	(22)	-		(22)	-		(22)
Other non-operating expense, net	(26)	22		(4)	-		(4)
Loss before income taxes	(11,012)	882		(10,130)	(125)		(10,255)
Income tax expense	-	-		-	-		-
Net loss	(11,012)	882		(10,130)	(125)		(10,255)
Net (income) attributable to noncontrolling interests	(190)	190		-	-		-
Net loss attributable to XWELL, Inc.	$(11,202)	$1,072		$(10,130)	$(125)		$(10,255)

Net loss	(11,012)	882		(10,130)	-		(10,130)
Other comprehensive income (loss) from operations	(78)	-		(78)	-		(78)
Comprehensive loss	$(11,090)	$882		$(10,208)	$-		$(10,208)
Loss per share
Preferred stock dividends	(82)	-		(82)	-		(82)
Deemed contribution on Repurchase of Series G Preferred Stock	106	-		106	-		106
Net loss attributable to XWELL, Inc. common stockholders	$(11,178)	$1,072		$(10,106)	$(125)		$(10,231)

Basic and diluted loss per share	$(1.51)	$0.14		$(1.37)	$-		$(1.37)
Weighted-average number of shares outstanding
Basic	7,396,148	-		7,396,148	-		7,396,148
Diluted	7,396,148	-		7,396,148	-		7,396,148

XWELL, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share data)

	Historical	Transaction Adjustments	{a}	Pro Forma	Autonomous Entity Adjustments		Pro Forma Standalone
Revenue, net
Services	$26,268	$(22,771)		$3,497	$-		$3,497
Products	2,942	(2,856)		86	-		86
Total revenue, net	29,210	(25,627)		3,583	-		3,583

Cost of sales
Labor	15,337	(12,273)		3,064	-		3,064
Occupancy	3,625	(2,449)		1,176	-		1,176
Products and other operating costs	2,742	(2,264)		478	-		478
Total cost of sales	21,704	(16,986)		4,718	-		4,718
Gross Profit	7,506	(8,641)		(1,135)	-		(1,135)
Depreciation and amortization	862	(475)		387	-		387
Impairment of long-lived assets	3,149	-		3,149	-		3,149
Goodwill impairment	1,389	-		1,389	-		1,389
Loss on disposal of assets, net	40	(21)		19	-		19
Impairment of operating lease right-of-use assets	1,736	0		1,736	-		1,736
General and administrative	16,000	(7,846)		8,154	500	{f}	8,654
Total operating expenses	23,176	(8,342)		14,834	500		15,334
Operating loss	(15,670)	(299)		(15,969)	(500)		(16,469)
Change in fair value of derivative liabilities	(80)	-		(80)	-		(80)
Change in fair value of warrant liability	3,215	-		3,215	-		3,215
Loss on issuance of Series G Preferred Stock	(3,443)	-		(3,443)	-		(3,443)
Interest income, net	661	(600)		61	-		61
Foreign exchange loss	(654)	654		-	-		-
Gain on investments, realized and unrealized	61	-		61	-		61
Other non-operating expense, net	(167)	143		(24)	-		(24)
Loss before income taxes	(16,077)	(102)		(16,179)	(500)		(16,679)
Income tax expense	(29)	29		-	-		-
Net loss	(16,106)	(73)		(16,179)	(500)		(16,679)
Net loss attributable to noncontrolling interests	(885)	885		-	-		-
Net loss attributable to XWELL, Inc.	$(16,991)	$812		$(16,179)	$(500)		$(16,679)

Net loss	(16,106)	(73)		(16,179)	-		(16,179)
Other comprehensive income (loss) from operations	467	-		467	-		467
Comprehensive loss	$(15,639)	$(73)		$(15,712)	$-		$(15,712)
Loss per share
Preferred stock dividends	(509)	-		(509)	-		(509)
Preferred stock accretion	(4,000)	-		(4,000)	-		(4,000)
Deemed dividend on warrant exchange	(2,334)	-		(2,334)	-		(2,334)
Deemed dividend on Exchange of Series G Preferred Stock	(4,399)	-		(4,399)	-		(4,399)
Net loss attributable to XWELL, Inc. common stockholders	$(28,233)	$812		$(27,421)	$(500)		$(27,921)

Basic and diluted loss per share	$(5.08)	$2.17		$(2.91)
Weighted-average number of shares outstanding					-		-
Basic	5,560,015	-		5,560,015	-		5,560,015
Diluted	5,560,015	-		5,560,015	-		5,560,015

XWELL, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share data)

	Historical	Transaction Adjustments	{a}	Pro Forma	Autonomous Entity Adjustments		Pro Forma Standalone
Revenue, net
Services	$30,660	(26,723)		$3,937	$-		$3,937
Products	3,237	(3,164)		73	-		73
Total revenue, net	33,897	(29,887)		4,010	-		4,010

Cost of sales
Labor	17,477	(14,595)		2,882	-		2,882
Occupancy	3,712	(3,424)		288	-		288
Products and other operating costs	3,789	(3,162)		627	-		627
Total cost of sales	24,978	(21,181)		3,797	-		3,797
Gross Profit	8,919	(8,706)		213	-		213
Depreciation and amortization	938	(776)		162	-		162
Impairment of long-lived assets	1,711	(403)		1,308	-		1,308
Loss on disposal of assets, net	90	(90)		-	-		-
Impairment of operating lease right-of-use assets	2,805	(2,805)		-	-		-
General and administrative	20,082	(12,324)		7,758	500	{f}	8,258
Total operating expenses	25,626	(16,398)		9,228	500		9,728
Operating loss	(16,707)	7,692		(9,015)	(500)		(9,515)
Interest income, net	380	(28)		352	-		352
Foreign exchange loss	(259)	259		-	-		-
Gain on investments, realized and unrealized	356	-		356	-		356
Other non-operating expense, net	(211)	143		(68)	-		(68)
Loss before income taxes	(16,441)	8,066		(8,375)	(500)		(8,875)
Income tax expense	(49)	49		-	-		-
Net loss	(16,490)	8,115		(8,375)	(500)		(8,875)
Net loss attributable to noncontrolling interests	(363)	363		-	-		-
Net loss attributable to XWELL, Inc.	$(16,853)	$8,478		$(8,375)	$(500)		$(8,875)

Net loss	(16,490)	8,115		(8,375)	-		(8,375)
Other comprehensive income (loss) from operations	69	-		69	-		69
Comprehensive loss	$(16,421)	$8,115		$(8,306)	$-		$(8,306)
Loss per share

Basic and diluted loss per share	$(3.66)	$1.84		$(1.82)
Weighted-average number of shares outstanding					-		-
Basic	4,610,940	-		4,610,940	-		4,610,940
Diluted	4,610,940	-		4,610,940	-		4,610,940

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Transaction Accounting Adjustment:

(a)	The Transaction Accounting Adjustment reflects XWELL’s current best estimate of the operations, assets, liabilities, and equity of the “SOLD” business. These amounts are considered preliminary and as such, actual amounts could differ from these estimates.

(b)	This adjustment represents the pre-tax cash proceeds of $9,650 received from the Buyer in connection with the divestiture, including $2,650 deposited into an escrow account pursuant to the divestiture agreement and $700 of estimated transaction expenses. This amount is subject to post-closing adjustments.

(c)	To reclassify $2,650 of the cash proceeds deposited into an escrow account for indemnification and other post-closing claims. The escrow amount is presented separately as an escrow asset.

(d)	This adjustment represents the estimated change-in-control bonus payment of $1,657 which is payable to certain executives upon the completion of the divestiture. The payment is expected to be settled in cash immediately following the closing. This is a nonrecurring transaction-related cost that is not expected to have a continuing impact on the Company.

(e)	This adjustment to retained earnings approximates the gain that the Company expects to record in connection with the divestiture. The adjustments to the unaudited pro forma Condensed Consolidated Statement of Operations and Comprehensive Loss do not reflect this anticipated gain on sale as this is considered one-tie in nature and not indicative of ongoing operations.

Note 2: Autonomous Entity Adjustments:

(f)	(a)	This adjustment reflects additional corporate management and executive oversight expenses that the Company estimates it would incur to continue operating as a stand-alone public company following the disposition. Management estimates these incremental executive compensation, finance, legal, human resources, and governance costs to be approximately $500 annually. The unaudited pro forma condensed consolidated statements of operations reflect these estimated costs as if the transaction had occurred on January 1, 2025; accordingly, the adjustment has been reflected based on the applicable period presented (e.g., approximately $125 for the three months ended March 31, 2026).

XWELL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands, except share and per share amounts)

XWELL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In Thousands, except Share and Per Share Amounts)

PROPOSAL 2: COMPENSATION PROPOSAL

The Proposal

As required by Section 14A of the Exchange Act and Item 402(t) of Regulation S-K, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution:

“RESOLVED, that the compensation that will or may become payable to XWELL’s named executive officers that is based on or otherwise relates to the Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the table captioned “Golden Parachute Compensation” and the accompanying narrative and footnotes set forth in the section of this Proxy Statement entitled “Proposal 1: The Sale Proposal—Interests of Directors and Executive Officers in the Sale,” is hereby APPROVED.”

General

As discussed above under “Proposal 1: The Sale Proposal—Interests of Directors and Executive Officers in the Sale,” certain of our named executive officers hold XpresTest RSAs, XWELL RSAs, and other equity awards that will vest, accelerate, or be cancelled and converted into the right to receive cash payments in connection with the Sale. The Compensation Proposal gives our stockholders the opportunity to cast an advisory vote on this compensation, which is quantified in the “Golden Parachute Compensation” table and the footnotes thereto.

Vote Required and Effect of the Proposal

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present virtually or represented by proxy at the Special Meeting, voting affirmatively or negatively, and entitled to vote thereon. Abstentions will have no effect on the outcome of the vote on the Compensation Proposal. No broker non-votes are expected in connection with the Special Meeting. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee how to vote your shares will not have an effect on the Compensation Proposal. The vote on the Compensation Proposal is advisory only and will not be binding on XWELL, XpresTest, XpresSpa, or the Buyer. The Compensation Proposal is separate and apart from the Sale Proposal, and approval of the Compensation Proposal is not a condition to completion of the Sale. Accordingly, a stockholder may vote to approve the Sale Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, if the Sale Proposal is approved and the Sale is completed, the compensation discussed above may become payable to our named executive officers regardless of the outcome of the advisory vote on the Compensation Proposal, subject to the terms of the applicable compensation arrangements.

Board Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

If the number of shares of Common Stock present virtually or represented by proxy at the Special Meeting voting in favor of the Sale Proposal is insufficient to approve the proposals at the time of the Special Meeting, we intend to move to adjourn the Special Meeting to a later date in order to enable the Board to solicit additional proxies in respect of the proposal to approve the various proposals. In that event, we will ask our stockholders to vote only upon the Adjournment Proposal and not the Sale Proposal or the Compensation Proposal. The Board’s exercise of its adjournment authority will be subject to the timelines set forth in the Purchase Agreement, including that the Purchase Agreement may be terminated by either party if the Sale has not been consummated by the 180th day following the date of the Purchase Agreement, subject to up to two automatic 30-day extensions if the sole unsatisfied closing condition is Company stockholder approval.

In this proposal regarding the adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the various proposals. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Sale. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against one or more of the proposals such that such proposal(s) would be defeated, we could adjourn the Special Meeting without a vote on the approval of the proposals and seek to convince the holders of those shares to change their votes to votes in favor of the proposals. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Approval of the Adjournment Proposal is not a condition to completion of the Sale, and approval of the Adjournment Proposal is not conditioned on approval of the Sale Proposal or the Compensation Proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes cast by the stockholders present virtually or represented by proxy, voting affirmatively or negatively at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal. “ABSTAIN” votes will have no effect on the Adjournment Proposal. No broker non-votes are expected in connection with the Special Meeting. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee how to vote your shares will not have an effect on the Adjournment Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Board’s discretionary authority to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO COMPANY STOCKHOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences of the Sale to the Company and its stockholders who hold their shares of common stock as a “capital asset” for U.S. federal income tax purposes, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. federal income tax laws (such as banks and other financial institutions, dealers in securities, insurance companies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, entities or arrangements treated as partnerships for U.S. federal income tax purposes or holders of interests therein, persons who hold shares as part of a hedge, straddle, constructive sale or conversion transaction, persons who acquired their shares through the exercise of employee stock options or otherwise as compensation, former citizens or residents of the United States, foreign individuals and foreign entities, persons subject to the 3.8% “net investment income tax” under Section 1411 of the Code (defined below), “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund), “U.S. stockholders” (as defined below) whose functional currency is not the U.S. dollar, “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax, persons that actually or constructively own 5% or more (by vote or value) of any class of our shares, “real estate investment trusts” or “regulated investment companies”); nor any consequences arising under any U.S. federal estate or gift tax laws, under the laws of any state, local, or non-U.S. jurisdiction, any tax treaties or any other tax law other than U.S. federal income tax law, or the rules regarding qualified small business stock within the meaning of Section 1202 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary also does not discuss the alternative minimum tax or the application of Section 451(b) of the Code.

The discussion below is based upon the Code, U.S. Department of Treasury regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings, and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the IRS or the courts, and assumes that the Sale will be consummated in accordance with the Purchase Agreement. No ruling has been requested from the IRS with respect to the anticipated tax treatment of any of the transactions summarized herein, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein.

If an entity or arrangement treated as a partnership for U.S. federal tax purposes holds shares of Company common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding the shares of Company common stock and partners in such partnerships should consult their tax advisors.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE AND MUST NOT BE CONSTRUED AS TAX ADVICE TO THE COMPANY STOCKHOLDERS. COMPANY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE SALE, INCLUDING ALL ASPECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES.

Certain U.S. Federal Income Tax Consequences of the Sale

If the Sale is consummated, the Company will be treated as selling the assets of the Target Companies (and any subsidiaries that are disregarded for U.S. federal tax purposes) and the equity interests of any subsidiaries that are (1) foreign corporations for U.S. federal tax purposes or (2) partnerships for U.S. federal tax purposes. The Sale will not be directly taxable to stockholders. Any gain or income from the Sale and the sale of certain other assets of the Company, to the extent such amounts exceed the Company’s tax attributes, will be taxable to the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Approval Policy

All related party transactions must be approved by our Audit Committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel.

Although we do not have a formal policy with regard to approving related party transactions, our Board may consider the following factors when deciding whether to approve a related party transaction: the nature of the related party’s interest in the transaction; the material terms of the transaction, including, but not limited to, the amount and type of the transaction; the importance of the transaction to the related party; whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and any other matters deemed appropriate by our Board.

Transactions with Related Persons

Since the beginning of the last fiscal year, there has not been any transaction, nor is there any currently proposed transaction, or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds the lower of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than as set forth below. The following information is presented in thousands.

On January 30, 2025, the Company entered into a consulting agreement (“Consulting Agreement”) with XWEL INV I, LLC (“XWEL INV I”) and Jason Aintabi (the “Consultant”) for the Consultant to provide advisory services to the Company. Mr. Aintabi serves as the Manager of XWEL INV I. The Consulting Agreement is deemed to be related party transaction as Mr. Aintabi is a greater than 5% beneficial owner of the Company’s securities. The Consulting Agreement was further extended on May 12, 2025 for a total period of twelve (12) months from the effective date of the agreement in exchange for a total amount for both the original and amended agreements of $530,000. On December 15, 2025 the Consulting Agreement was further amended to increase the value of agreement by $250,000, increasing the total amount for original and amended agreements to $780,000. On January 1, 2026, the Consulting Agreement was further extended for a period of three months from the effective date of the extension in exchange for an additional amount of $500,000. For the three months ended March 31, 2026, $562,000, of this contract was recognized in general and administrative expenses on the unaudited condensed consolidated statement of operations and comprehensive loss and $20,000 was recognized as a prepaid expense in other current assets on the unaudited condensed consolidated balance sheets as of March 31, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting securities as of July 20, 2026 by (i) each person known to us to beneficially own five (5%) percent or more of any class of our voting securities; (ii) each of our “Named Executive Officers” (as such term is defined pursuant to Rule 402 of Regulation S-K) and directors; and (iii) all of our directors and executive officers as a group. The percentages of voting securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

Except as indicated in the footnotes to this table, to our knowledge and subject to community property laws where applicable, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001.

The number of shares of Common Stock beneficially owned by the principal stockholders and the percentage of shares outstanding, as set forth below, take into account certain limitations on the conversion of the Preferred Stock or exercise of warrants, as the case may be, to purchase Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to preferred stock, options or warrants that are currently convertible or exercisable, as applicable, or convertible or exercisable, as applicable, within sixty (60) days of July 20, 2026, by that stockholder are deemed outstanding. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

	Number of
	Shares of
	Common
	Stock	Percentage	Total
	Beneficially	of	Voting
Name and Address of Beneficial Owner(1)	Owned	Class	Power
5% or more beneficial owners:

XWEL INV I, LLC(2)	515,090	6.08%	*
Richard Abbe(3)	433,967	5.12%	*
American Ventures LLC Series XXIV XWELL(11)	843,582	9.99%	9.99%
Directors and named executive officers:

Ezra T. Ernst(4)	218,005	2.57%	*
Bruce T. Bernstein(5)	646,908	7.37%	*
Gaëlle Wizenberg(6)	310,617	3.62%	*
Robert Weinstein(7)	386,521	4.47%	*
Michael Lebowitz(8)	362,861	4.21%	*
Thomas Ian Brown(9)	37,000	*	*

All directors and executive officers as a group (6 persons)(10)	1,961,912	21.15%	2.58%

*	Less than 1%
(1)	The information in the table above and in the following footnotes reflects information available to us as of July 20, 2026. A total of 8,471,766 shares of our Common Stock were issued and outstanding as of July 20, 2026. Shares of Common Stock that may be acquired by a person within 60 days of July 20, 2026 pursuant to the exercise of options or other rights are deemed outstanding for purposes of calculating the beneficial ownership percentage of such person, but not for purposes of calculating the beneficial ownership percentage of any other person.
(2)	Based solely on information contained in a Schedule 13G filed on August 9, 2024 by XWEL INV I, LLC. XWEL INV I, LLC’s address is 400 Park Avenue, 4th Floor, New York, New York 10022.
(3)	Based solely on information contained in a Schedule 13G filed on June 10, 2026 jointly by Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page. The number of shares of Common Stock beneficially owned by Mr. Abbe consists of 354,467 shares held directly by Iroquois Master Fund Ltd. and 79,500 shares held directly by Iroquois Capital Investment Group LLC. Mr. Abbe shares voting and dispositive power over the shares held by Iroquois Master Fund Ltd. and has sole voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC. The address of Mr. Abbe and the other reporting persons is 2 Overhill Road, Scarsdale, New York 10583.
(4)	The number of shares of Common Stock beneficially owned includes 201,130 shares of Common Stock and/or vested shares of restricted stock and options to purchase up to 16,875 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(5)	The number of shares of Common Stock beneficially owned includes 339,882 shares of Common Stock and/or vested shares of restricted stock and options to purchase up to 307,026 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(6)	The number of shares of Common Stock beneficially owned includes 190,698 shares of Common Stock and/or vested shares of restricted stock and options to purchase up to 119,919 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(7)	The number of shares of Common Stock beneficially owned includes 215,231 shares of Common Stock and/or vested shares of restricted stock and options to purchase up to 171,290 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(8)	The number of shares of Common Stock beneficially owned includes 211,122 shares of Common Stock and/or vested shares of restricted stock and options to purchase up to 151,739 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(9)	The number of shares of Common Stock beneficially owned includes options to purchase up to 37,000 shares of Common Stock, which are exercisable within 60 days of July 20, 2026.
(10)	See footnotes (4) through (9).
(11)	On February 24, 2026, the Company entered into a securities purchase agreement with American Ventures LLC Series XXIV XWELL for the issuance and sale in a private placement of an aggregate of (i) 31,333 shares of the Company’s newly-designated Series H Convertible Preferred Stock and (ii) warrants to purchase up to 66,666,669 shares of Common Stock. American Ventures LLC Series XXIV XWELL has also agreed in its Support Agreement to increase its maximum beneficial ownership threshold under its Series H Convertible Preferred Stock to 9.99% and to convert its Series H Preferred into shares of the Company’s Common Stock prior to the Record Date. The number of shares of Common Stock beneficially owned represents such number of shares equal to 9.99% of the total shares of Common Stock outstanding as of July 20, 2026. Eric Newman, as manager of American Ventures LLC Series XXIV XWELL, has voting and dispositive control with respect to the securities being offered. As such, Eric Newman may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by American Ventures LLC Series XXIV XWELL. The address of American Ventures LLC Series XXIV XWELL is 3835 PGA Blvd, Suite 103, Palm Beach Gardens, FL 33410.

Other Matters

Other than Proposal 1, Proposal 2, and Proposal 3, no other business is expected to be brought before the Special Meeting.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit communications in writing addressed to XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001, Attention: Corporate Secretary. The Corporate Secretary will, as appropriate, forward communications to the Board or to any individual director, directors, or committee to whom the communication is directed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If two or more stockholders share an address, we may send a single copy of this Proxy Statement, the proxy card and the notice, to the shared address, unless we have received contrary instructions from one or more of such stockholders sharing the address. Additionally, we will promptly send a separate copy of this Proxy Statement, the proxy card and the notice, upon oral or written request by any stockholder at a shared address to which a single copy of the documents was delivered. Such requests should be submitted to XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001, Attention: Corporate Secretary; telephone number (212) 750-9595 or by contacting our proxy solicitor, Alliance, by calling 1-833-215-7321. If any stockholders sharing an address receive multiple copies of this Proxy Statement, the proxy card, the notice or other proxy materials, such stockholders may make such request to our Corporate Secretary at the same address or telephone number described above.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at www.sec.gov. You may also find our SEC filings in the “SEC Filings” section of the “Investors” section of our website at www.xwell.com.

ANNEX A	Purchase Agreement
ANNEX B	Limited Guaranty
ANNEX C	Opinion of the Company’s Financial Advisor
ANNEX D	Historical Financial Statements
ANNEX E	Form of Proxy Card

ANNEX A

SECURITIES PURCHASE AGREEMENT

by and among

XPRESSPA HOLDINGS, LLC,

XPRESTEST, INC.,

XWELL, INC.,

and

Express Wellness Group, LLC

Dated July 6, 2026

A-1

 Page

ARTICLE 1 CERTAIN DEFINITIONS		A-6

1.1.	Certain Definitions	A-6

1.2.	Interpretation	A-23

ARTICLE 2 THE SALE		A-24

2.1.	Purchase of Purchased Equity	A-24

2.2.	Closing	A-24

2.3.	Purchase Price, Calculation and Payment of Estimated Purchase Price	A-28

2.4.	Treatment of XpresTest Equity Awards	A-33

2.5.	Non-U.S. Security Deposit Payments	A-34

2.6.	Withholding	A-35

ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP		A-36

3.1.	Organization; Authority and Enforceability; No Conflict	A-36

3.2.	Capitalization	A-38

3.3.	Subsidiaries	A-38

3.4.	Financial Statements	A-39

3.5.	Absence of Certain Developments	A-42

3.6.	Compliance with Laws	A-44

3.7.	Litigation	A-46

3.8.	Taxes	A-47

3.9.	Environmental Matters	A-49

3.10.	Employee Matters	A-51

3.11.	Employee Benefit Plans	A-53

3.12.	Intellectual Property Rights	A-56

3.13.	Information Technology, Privacy, and Data Security	A-59

3.14.	Contracts	A-61

3.15.	Insurance	A-64

3.16.	Real Property	A-64

3.17.	Title to Assets	A-65

3.18.	Product Warranty; Inventories; Product Liability	A-66

A-2

(continued)

Page

3.19.	Related Party Transactions	A-67

3.20.	Suppliers	A-67

3.21.	Brokers	A-68

3.22.	Sufficiency of Assets	A-68

3.23.	ACDBE and Local Partner Joint Ventures	A-68

3.24.	Licenses, Permits, and Public Health/Safety Compliance (Spa Services)	A-69

3.25.	XpresTest Regulatory Compliance	A-69

3.26.	Products and Services Liability; Consumer Protection	A-70

3.27.	Customer Waivers; Participant Agreements	A-71

3.28.	Gift Cards; Loyalty Programs; Memberships	A-72

3.29.	Bank Accounts	A-75

3.30.	Spa Products Import & Distribution Co., LLC	A-75

3.31.	No Other Representations or Warranties	A-75

ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING SELLER		A-76

4.1.	Authority and Enforceability	A-76

4.2.	Title	A-77

4.3.	No Consents	A-78

4.4.	Litigation	A-78

4.5.	Brokers	A-78

4.6.	Investigation	A-78

4.7.	ACKNOWLEDGMENT; NO ADDITIONAL REPRESENTATIONS	A-79

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-80

5.1.	Organization	A-80

5.2.	Authority and Enforceability; No Conflict	A-80

5.3.	Litigation	A-81

5.4.	Financial Ability	A-81

5.5.	Brokers	A-82

5.6.	ACKNOWLEDGMENT; NO ADDITIONAL REPRESENTATIONS	A-82

5.7.	No Other Representations or Warranties	A-84

ARTICLE 6 COVENANTS AND AGREEMENTS		A-85

A-3

(continued)

Page

6.1.	Efforts to Consummate; Further Assurances	A-85

6.2.	Access and Information	A-87

6.3.	Conduct of Business by the Company	A-89

6.4.	Public Announcements	A-92

6.5.	Tail Policies	A-93

6.6.	Financing	A-94

6.7.	Tax Matters	A-96

6.8.	No Negotiation	A-100

6.9.	Preparation of Proxy Statement; Stockholder Meeting	A-104

6.10.	Restrictive Covenants	A-108

6.11.	Pre-Closing Reorganization	A-111

6.12.	Wrong Pockets	A-113

6.13.	Notice of Certain Events	A-114

6.14.	Employee Benefits	A-114

6.15.	Compliance with Arbitration Award	A-116

6.16.	Change of Name	A-117

ARTICLE 7 CONDITIONS TO CLOSING		A-118

7.1.	Mutual Conditions	A-118

7.2.	Conditions to the Obligations of Buyer	A-118

7.3.	Conditions to the Obligations of Seller and the Companies	A-119

ARTICLE 8 TERMINATION		A-120

8.1.	Termination	A-120

8.2.	Effect of Termination	A-122

8.3.	Buyer Termination Fee	A-122

8.4.	Seller Termination Fee	A-124

ARTICLE 9 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION		A-126

9.1.	Survival	A-126

9.2.	Indemnification	A-127

9.3.	Limitation of Liability	A-131

9.4.	Adjustments to Purchase Price; Set-off	A-133

A-4

(continued)

Page

ARTICLE 10 MISCELLANEOUS		A-134

10.1.	Notices	A-134

10.2.	Schedules	A-135

10.3.	[Reserved]	A-135

10.4.	Expenses	A-136

10.5.	Governing Law; Jurisdiction; Waiver of Jury Trial.	A-136

10.6.	Assignment; Successors and Assigns; No Third Party Rights	A-137

10.7.	Counterparts	A-138

10.8.	Electronic Delivery	A-138

10.9.	Titles and Headings	A-138

10.10.	Entire Agreement	A-138

10.11.	Severability	A-139

10.12.	No Strict Construction; Mutual Drafting; Certain Understandings	A-139

10.13.	Specific Performance	A-140

10.14.	Failure or Indulgence not Waiver	A-141

10.15.	Non-Recourse	A-141

10.16.	Release	A-142

10.17.	Amendments	A-143

10.18.	No Liability	A-143

10.19.	Legal Representation	A-143

Exhibits

Exhibit A – Accounting Principles

Exhibit B – Form of Escrow Agreement

Exhibit C – Transition Services Agreement

Exhibit D – Allocation Schedule

A-5

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated July 6, 2026, is by and among XWELL, Inc., a Delaware corporation (“Seller”), XpresSpa Holdings, LLC a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa, each a “Company” and collectively, the “Companies”), and Express Wellness Group, LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, (a) XpresSpa is engaged in the business of operating a network of retail spa locations in airports, offering travelers premium spa services, including massage, nail and skin care, as well as spa and travel products (the “XpresSpa Airport Business”), (b) XpresTest is engaged in the business of conducting bio surveillance monitoring, including aircraft wastewater sampling and passenger nasal sampling, and multi-pathogen testing across collection locations at airports (the “XpresTest Business” and, together with the XpresSpa Airport Business, the “Business”);

WHEREAS, certain Subsidiaries of Seller are engaged in the business of operating health and wellness retail locations outside of airports (all such business conducted outside of airports, the “Retained Ex-Airport Business”), which the parties intend to be retained by Seller and its Subsidiaries;

WHEREAS, Seller owns of record and beneficially the equity interests of each of XpresSpa and XpresTest as set forth on Schedule 3.2(a) (such equity interests of XpresSpa and XpresTest, collectively, the “Purchased Equity”);

WHEREAS, Seller desires to sell to Buyer and Buyer desires to acquire from Seller, all of the Purchased Equity, pursuant to and in accordance with the purchase, sale and related transactions described in this Agreement and on the terms and conditions contained herein;

WHEREAS, simultaneously with the execution and delivery of this Agreement, as a material inducement for Seller to enter into this Agreement, Buyer is delivering to Seller a limited guaranty (the “Limited Guaranty”) of Face Haus LLC (the “Guarantor”), pursuant to which the Guarantor has agreed, on the terms and subject to the conditions therein, to guarantee, among other things, certain of the obligations of Buyer under Section 8.4; and

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1.          Certain Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below.

A-6

“Acceptable Confidentiality Agreement” means a confidentiality agreement that is either (i) in effect as of the execution and delivery of this Agreement and containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receives material non-public information of or with respect to the Company Group or the Business to keep such information confidential, or (ii) executed, delivered and effective after the execution and delivery of this Agreement and containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receives material non-public information of or with respect to the Company Group or the Business to keep such information confidential and containing confidentiality provisions and a “non-solicitation” provision, in each case, (x) that is no less favorable to Seller, in the aggregate and in any material respect, than those set forth in the Confidentiality Agreement, and (y) that permits the sharing of information by Seller to Buyer in accordance with Section 6.8 of this Agreement.

“Accounting Firm” has the meaning set forth in Section 2.3(c)(ii).

“Accounting Principles” means the accounting policies, methods, principles, past practices, techniques, calculations, procedures, classifications, conventions, definitions, judgments, assumptions, methodologies, evaluation rules and procedures, estimation methods and bases as set forth on Exhibit A.

“Accrued Income Taxes” means an amount (which shall not be less than zero with respect to any particular jurisdiction and, in the aggregate, shall not be less than zero and shall be calculated separately for each applicable jurisdiction and on an entity-by-entity basis (i.e., deductions and losses of one entity may not be used to offset income and gain of another entity unless such offset actually reduces the Taxes of such other entity or is required under an applicable consolidated, combined or unitary Income Tax Return)) equal to the sum of the unpaid Income Taxes of each Company and its respective Subsidiaries, in each case, as of the Closing Date, for the taxable period ended on December 31, 2025 (to the extent not paid as of the Closing) or the taxable period (or portion thereof) ending on and including the Closing Date or any other taxable period where the period for the payment of Taxes has been extended to on or after the Closing Date, solely for the jurisdictions in which each Company and its Subsidiaries, as the case may be, filed Income Tax Returns in the most recent applicable Tax period; provided that such amounts shall be calculated (i) in accordance with past practice (including reporting positions, jurisdictions, elections and accounting and valuation methods) of each Company and its Subsidiaries, as the case may be, in preparing Income Tax Returns (except as required under applicable Tax Law or otherwise provided in this definition), (ii) by treating the Closing Date as the final day of the taxable year of each Company and each of its Subsidiaries, and consistent with Section 6.7 for each amount of accruals for Taxes for the portion of any Straddle Period that is a Pre-Closing Tax Period, (iii) by excluding all deferred Tax liabilities and deferred Tax assets (including any Tax refunds, receivables, or credits except to the extent, without duplication with Section 6.7(i), that any such tax refund, receivable, or credit relates to a pre-closing overpayment of current Taxes), (iv) by including in taxable income any amount resulting from any adjustment pursuant to (A) Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), and any prepaid amounts and deferred revenue received or attributable to any Pre-Closing Tax Period, in each case, which would not otherwise be included in taxable income in the Pre-Closing Tax Period, or (B) any Taxes payable in a Straddle Period after the Closing Date pursuant to Sections 951 and 951A of the Code by a direct, indirect or constructive shareholder of the Company and/or any of its Subsidiaries that are attributable to the pre-closing portion of such Straddle Period, and (C) any Taxes attributable to a direct or indirect owner of the Company and/or any of its Subsidiaries, but required to be paid or withheld by any Company and/or any of its Subsidiaries in respect of such direct or indirect owner (such as Taxes payable on U.S. state composite Tax Returns) and any withholding pursuant to Section 1446(a) (and, if applicable, Section 1446(f)) of the Code and (v) by taking into account any net operating losses or other Tax attributes of the Company actually available in the Pre-Closing Tax Period to actually offset income of such Company solely with respect to an applicable Pre-Closing Tax Period.

A-2

“Acquired Trademarks” has the meaning set forth in Section 6.16.

“Action” means any action, claim, complaint, audit, disclosed investigation, petition, suit, arbitration, mediation or other formal proceeding, whether administrative, civil or criminal, at law or in equity by or before any arbitral body or arbitrator of competent jurisdiction or any Governmental Authority.

“Actual Adjustment” means (x) the Purchase Price as set forth on the Final Statement of Purchase Price minus (y) the Estimated Purchase Price, which, for the avoidance of doubt, may be a negative amount.

“Actual Buyer Fraud” means the intentional making of any representation or warranty set forth in this Agreement (or in any certificate or other instrument delivered pursuant to this Agreement with respect thereto), by Buyer in writing that, to the actual Knowledge of Buyer (disregarding, for this purpose, any standard of inquiry set forth in such definition), is false and is made solely for the purpose of inducing Seller to act or refrain from acting, and upon which Seller actually and reasonably relies with resulting Losses that are directly caused by such reliance. For the avoidance of doubt, Actual Buyer Fraud shall not include any claim for constructive fraud, promissory fraud, equitable fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness, in each case, of Buyer.

“Actual Fraud” means, as the context requires, Actual Buyer Fraud or Actual Seller Fraud.

“Actual Seller Fraud” means the intentional making of any representation or warranty set forth in this Agreement (or in any certificate or other instrument delivered pursuant to this Agreement with respect thereto), by Seller or any Company that, to the actual Knowledge of Seller or any Company (disregarding, for this purpose, any standard of inquiry set forth in such definition), is false and is made solely for the purpose of inducing Buyer to act or refrain from acting, and upon which Buyer actually and reasonably relies with resulting Losses to Buyer that are directly caused by such reliance. For the avoidance of doubt, Actual Seller Fraud shall not include any claim for constructive fraud, promissory fraud, equitable fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness, in each case, of any Seller or any Company.

“Adjustment Escrow Account” has the meaning set forth in Section 2.3(b)(i).

“Adjustment Escrow Amount” has the meaning set forth in Section 2.3(b)(i).

“Adjustment Escrow Funds” has the meaning set forth in Section 2.3(b)(i).

A-3

“Adverse Recommendation Change” has the meaning set forth in Section 6.8(d).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, no member of the Company Group shall be considered an Affiliate of Seller as of immediately following the Closing.

“Agreement” means this Securities Purchase Agreement, as it may be amended in accordance with its terms.

“AI Commitments” has the meaning set forth in Section 3.13(f).

“Alternative Transaction” has the meaning set forth in Section 6.8(a).

“Allocation Schedule” has the meaning set forth in Section 6.7(f).

“Atlanta Arbitration Award” has the meaning set forth in Section 6.15.

“Atlanta Escrow Account” has the meaning set forth in Section 2.3(b)(iii).

“Atlanta Escrow Amount” has the meaning set forth in Section 2.3(b)(iii).

“Atlanta Escrow Funds” has the meaning set forth in Section 2.3(b)(iii).

“AV Certificate of Designations” means the certificate of designations governing the AV Preferred Stock.

“AV Conversion Shares” means the shares of Common Stock issuable to American Ventures LLC Series XXIV XWELL upon conversion of the AV Preferred Stock.

“AV Preferred Stock” means the Series H Convertible Preferred Stock, par value $0.01 per share, of Seller held by American Ventures LLC Series XXIV XWELL, which is convertible into shares of Common Stock in accordance with and subject to the terms of the AV Certificate of Designations.

“AV Support Agreement” means the Support Agreement, dated as of the date of this Agreement, between American Ventures LLC Series XXIV XWELL and Buyer relating to the conversion and voting of the AV Preferred Stock.

“Base Purchase Price” means Thirteen Million Dollars ($13,000,000).

“Board Recommendation” has the meaning set forth in Section 4.1(d).

“Benefit Plan” means each “employee benefit plan” (as such term is defined in ERISA section 3(3), whether or not subject to ERISA), any pension, retirement, equity or equity-based compensation, profit sharing, savings, bonus, incentive, commission, employment, consulting, stock option or stock purchase, severance, change in control, retention, reimbursement, deferred compensation, welfare, accident, disability, health, salary continuation, vacation, sick pay or paid time off, leave of absence, fringe benefit, and any other benefit or compensation plan, program, policy, agreement, contract, or arrangement, whether written or unwritten.

A-4

“Biometric Data” means: (i) data that depicts or describes the physical or biological traits of an identified or identifiable person, including depictions (including images), descriptions, recordings, or copies of an individual’s facial or other physical features (e.g., iris/retina scans), finger or handprints, voice, genetics, or characteristic movements or gestures (e.g., gait or typing pattern); and/or (ii) any information defined as “biometric data,” “biometric identifiers,” or “biometric information” under applicable Privacy and Data Security Laws.

“Books and Records” has the meaning set forth in Section 6.2(c).

“Bribery Laws” has the meaning set forth in Section 3.6(d).

“Business” has the meaning set forth in the recitals hereto.

“Business Relation” has the meaning set forth in Section 6.10(c).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Buyer” has the meaning set forth in the preamble hereto.

“Buyer 401(k) Plan” has the meaning set forth in Section 6.14(e).

“Buyer Indemnified Party” has the meaning set forth in Section 9.2(a).

“Buyer Released Claim” has the meaning set forth in Section 10.16(a).

“Buyer Tax Returns” has the meaning set forth in Section 6.7(a).

“Buyer Released Parties” has the meaning set forth in Section 10.16(a).

“Buyer Termination Fee” has the meaning set forth in Section 8.3(a).

“Calculation Time” means 11:59 pm Eastern time on the date that is immediately prior to the Closing Date.

“Cash and Cash Equivalents” means (i) all cash and cash equivalents of any kind, expressed in United States dollars (including (x) bank account balances, (y) marketable securities convertible into cash within thirty (30) days, and (z) certificates of deposit and other short term investments) and, to the extent not included in the calculation of current assets for purposes of calculating Closing Net Working Capital, deposits in transit, any received and uncleared checks, wires or drafts, minus (ii) any outstanding outgoing checks, wires or drafts (but only to the extent not included in the calculation of current liabilities for purposes of calculating Closing Net Working Capital), in each case of clauses (i) and (ii), as determined in accordance with GAAP. Notwithstanding anything herein to the contrary, (a) Cash and Cash Equivalents shall include (A) Eligible Security Deposits, (B) cash held as collateral in respect of letters of credit, surety bonds, bank guarantees or performance bonds with respect to the business of the Company Group in the United States, and (C) cash in bank accounts of the Company Group located outside of the United States (clauses (A)-(C), collectively, the “Specified Included Cash”), and (b) Cash and Cash Equivalents shall exclude (A) any security deposits of the Company Group held by landlords or other third parties which are not Eligible Security Deposits, and (B) cash held as collateral in respect of letters of credit, surety bonds, bank guarantees or performance bonds with respect to the business of the Company Group outside of the United States.

A-5

“Cash Cap (Ex-U.S.)” means Five Hundred Thousand Fifty U.S. Dollars ($550,000).

“Cash Cap (U.S.)” means Two Million U.S. Dollars ($2,000,000).

“Claim Notice” has the meaning set forth in Section 9.2(c)(i).

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Cash” means (i) Cash and Cash Equivalents of the Company Group as of the Calculation Time minus (ii) Restricted Cash as of the Calculation Time; provided that (x) Closing Cash shall not be less than zero, (y) the amount of cash held in U.S. bank accounts of the Company Group included in the calculation of Closing Cash shall not exceed the Cash Cap (U.S.), and (z) the amount of cash held in non-U.S. bank accounts of the Company Group included in the calculation of Closing Cash shall not exceed the Cash Cap (Ex-U.S.).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Closing Date Funded Indebtedness” means the Funded Indebtedness of the Company Group as of immediately prior to the Closing.

“Closing Indebtedness” means (a) the Closing Date Funded Indebtedness and (b) all other Indebtedness as immediately prior to Closing.

“Closing Net Working Capital” means Net Working Capital as of the Calculation Time.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collar Amount” means One Hundred Fifty Thousand Dollars ($150,000).

“Collection Costs” has the meaning set forth in Section 2.5(b).

“Common Stock” means the common stock, par value $0.01 per share, of Seller.

“Company” and “Companies” have the meanings set forth in the preamble hereto.

A-6

“Company Benefit Plan” means any Benefit Plan (a) that is sponsored or maintained by any of the Companies, (b) that are required to be transferred to Buyer or any of its Affiliates by operation of Law, or (c) that are otherwise designated as Company Benefit Plans as set forth on Schedule 3.11(a).

“Company Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of or otherwise held by or on behalf of the Company Group.

“Company Group” means, individually or collectively (as context dictates, including interpreted as “any member of the Company Group” or the “members of the Company Group”), each Company and each of the Persons set forth on Annex 1.1-A (which Persons comprise all of the Subsidiaries of each Company, other than the Retained Entities).

“Company IP” has the meaning set forth in Section 3.12(a).

“Company Representatives” has the meaning set forth in Section 6.6(a).

“Corporate Functions” has the meaning set forth in Section 6.11(a)(i).

“Confidentiality Agreement” has the meaning set forth in Section 6.2(b).

“Consent Lease” has the meaning set forth in Section 3.16(g).

“Continuing Employees” has the meaning set forth in Section 6.14(b).

“Counsel” has the meaning set forth in Section 10.19(a).

“Covered Persons” has the meaning set forth in Section 5.6.

“Data Room” has the meaning set forth in Section 1.2(f).

“Data Security Breach(es)” means any (i) breach of security, phishing incident, ransomware or malware attack of any Systems owned by or under the control of the Company Group, (ii) unlawful or unauthorized access to, acquisition of, disclosure, use, loss, denial or loss of use, alteration, exfiltration, destruction, compromise, or unauthorized Processing of Company Data, including Personal Information, in the possession or control of the Company Group, or (iii) any other act or omission that compromises the security, integrity, or confidentiality of Company Data, including Personal Information.

“De Minimis Threshold” has the meaning set forth in Section 9.3(a).

“Debt Commitment Letter” has the meaning set forth in Section 5.4(b).

“Debt Financing” means the debt financing to be obtained by Buyer for purposes of funding a portion of the transactions contemplated by this Agreement.

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“Debt Financing Sources” means the Persons providing the Debt Financing, together with their and their Affiliates’ respective controlling partners, officers, directors, members, managers, employees, advisors, agents, attorneys, representatives and successors.

“Electronic Delivery” has the meaning set forth in Section 10.8.

“Eligible Security Deposits” means, subject to Section 6.1(g) the security deposits held by landlords pursuant to Real Property Leases to which a member of the Company Group is party with respect to Leased Real Property located in the United States, excluding security deposits held by landlords with respect to any Real Property Lease to which a Retained Entity is a party; provided that if any Required Lease Consent is not obtained prior to Closing, then any security deposit held in respect of the corresponding Consent Lease shall be excluded from Eligible Security Deposits.

“Employees” has the meaning set forth in Section 3.10(a).

“Enforceability Exceptions” has the meaning set forth in Section 3.1(d).

“Environmental Laws” means all applicable Laws of any jurisdiction issued or promulgated by any Governmental Authority, relating to the protection of the environment (including ambient air, surface water, groundwater, and surface or subsurface land), natural resources, threatened and endangered species, or the protection of human health as it relates to exposure to Hazardous Materials, including Laws relating to the presence of Hazardous Materials in products or product packaging or to the disposal, recycling or other management of packaging materials.

“Environmental Permits” has the meaning set forth in Section 3.9(b).

“Equity Commitment Letter” has the meaning set forth in Section 5.4(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with either Company or any of its Subsidiaries, is (or at any relevant time has been) considered a single employer under section 414 of the Code.

“Escrow Agent” has the meaning set forth in Section 2.3(b)(i).

“Escrow Agreement” has the meaning set forth in Section 2.3(b)(i).

“Estimated Closing Cash” has the meaning set forth in Section 2.3(a).

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.3(a).

“Estimated Closing Net Working Capital” has the meaning set forth in Section 2.3(a).

“Estimated Purchase Price” has the meaning set forth in Section 2.3(a).

“Estimated Sale Expenses” has the meaning set forth in Section 2.3(a).

A-8

“Ex-U.S. Minimum Cash Amount” means Two Hundred Fifty Thousand U.S. Dollars ($250,000).

“Exchange Act” has the meaning set forth in Section 4.3.

“Expenses” has the meaning set forth in Section 10.4.

“Export/Import Laws” has the meaning set forth in Section 3.6(e).

“FCPA” has the meaning set forth in Section 3.6.

“Final Statement of Purchase Price” has the meaning set forth in Section 2.3(c)(ii).

“Financial Statements” has the meaning set forth in Section  3.4(a).

“Foreign Plan” means any Seller Benefit Plan or Company Benefit Plan that is subject to the applicable Laws of a jurisdiction other than the United States (whether or not United States Law also applies) or primarily for the benefit of employees or other individual service providers of the Company Group who reside or work primarily outside of the United States.

“Fundamental Representations” means the representations and warranties solely set forth in Section 3.1(a)-(e) (Organization; Authority and Enforceability; No Conflict), Section 3.2 (Capitalization), Section 3.3(a)-(b) (Subsidiaries), Section 3.17 (Title to Assets) (but only with respect to the first sentence thereof), Section 3.19 (Related Party Transactions), Section 3.21 (Brokers), Section 4.1(a)-(e) (Authority and Enforceability), Section 4.2 (Title), Section 4.5 (Brokers), Section 5.1 (Organization), Section 5.2 (Authority and Enforceability; No Conflict), and Section 5.5 (Brokers).

“Funded Indebtedness” means, without duplication, (i) indebtedness for borrowed money (including the outstanding principal amount, accrued and unpaid interest and any related obligations), (ii) other indebtedness evidenced by any note, bond, debenture or other debt security, (iii) obligations under any letters of credit only to the extent drawn and not reimbursed, and (iv) any other items set forth on Annex 1.1-B (which schedule may be updated prior to Closing by the mutual agreement of Buyer and Seller). For the avoidance of doubt and notwithstanding the foregoing, Funded Indebtedness does not include, without limitation, (A) any intercompany obligations solely between or among the Company Group to the extent eliminated on consolidation, (B) any obligations in respect of any financing obtained by, or at the express direction of, Buyer in connection with the transactions contemplated hereby, and (C) any items to the extent captured in the calculation of Net Working Capital or Sale Expenses.

“GAAP” means generally accepted accounting principles in the United States as in effect for the relevant date(s) of application thereof.

“Generative AI Tools” means any third-party or publicly available generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

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“Governmental Authority” means any national, federal, state, commonwealth, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory, taxing or administrative authority or functions of or pertaining to government, including any authority or other quasi-Governmental Authority established to perform any of such functions or any airport authority.

“Guarantor” has the meaning set forth in the recitals hereto.

“Guaranty” has the meaning set forth in the recitals hereto.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos, and polychlorinated biphenyls; and (ii) any other hazardous or toxic material, substance or waste, pollutant or contaminant that is prohibited, limited or regulated under any Environmental Law. The term “Hazardous Materials” shall also include per- and polyfluoroalkyl substances.

“Health Care Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111 148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No.111 152, and all regulations and guidance issued thereunder.

“Income Tax” means any Tax imposed on or determined with reference to gross or net income or profits, including any franchise, business profits or similar Tax imposed in lieu of an income Tax.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indebtedness” means, as of any date of determination, without duplication, all Liabilities of the Company Group (including any prepayment premiums payable as a result of the consummation of the Sale) in respect of (i) Funded Indebtedness, (ii) declared or accrued dividends or distributions to the extent unpaid, (iii) amounts owed to any Affiliate (including any equityholder of Seller and except for transactions solely involving the Company Group to the extent eliminated upon consolidation), (iv) interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby) (determined on the basis of actual, not notional, obligations), (v) the deferred purchase price of any property or services, including any “earn outs” or seller notes, (vi) Accrued Income Taxes, (vii) obligations under any self-insured health or welfare plan (including IBNR claims and any termination liability) or related to any unfunded or underfunded pension, retirement, 401(k), post-retirement, profit sharing, or deferred compensation plans, arrangements, or liabilities, (viii) accrued but unused paid time off, and the employer portion of any Taxes related thereto, (ix) any capital or financing leases, (x) the face value of any unredeemed gift card, gift certificate, stored-value card, e-gift, or similar prepaid customer credit arrangement, (xi) gratuities collected for further distribution to employees, contractors, or other service providers of the Company Group, (xii) security deposits held by the Company Group in respect of leases or subleases where the Company Group acts as lessor or sublessor, (xiii) deferred revenue or customer prepayments, (xiii) any employee retention credit related recapture obligations, penalties, interest, or similar amounts, (xiv) any funds or other amounts held by the Company Group that are escheatable or subject to any reporting, remittance or turnover obligation under any escheat, unclaimed property, or abandoned property Law of any Governmental Authority, including any unredeemed gift card, gift certificate, stored-value card, or similar instrument to the extent not captured under clause (x) above, (xv) accrued but unpaid severance payments relating to any employees of the Company Group terminated on or at any time prior to Closing, and the employer portion of any Taxes related thereto, (xvi) deferred rent payments under any Real Property Lease, (xvii) the remaining rent payments, lease obligations, or other penalties of early lease termination associated with any location operated by the Company Group and closed, or in the process of being wound down and closing, prior to the Closing, (xviii) unpaid common area maintenance payments, dilapidation obligations, or revenue share commitments under any Real Property Lease, and (xix) all obligations of the type set forth in clauses (i) through (xviii) for which the Company Group is obligated pursuant to a guaranty. For the avoidance of doubt and notwithstanding the foregoing, Indebtedness (including Funded Indebtedness) does not include, without limitation, (A) any intercompany obligations solely between or among the Company Group to the extent eliminated on consolidation, (B) any obligations in respect of any financing obtained by, or at the express direction of, Buyer in connection with the transactions contemplated hereby, and (C) any items to the extent captured in the calculation of Net Working Capital or Sale Expenses.

A-10

“Indemnified Party” has the meaning set forth in Section 9.2(c).

“Indemnifying Party” has the meaning set forth in Section 9.2(c).

“Indemnity Escrow Account” has the meaning set forth in Section 2.3(b)(ii).

“Indemnity Escrow Amount” has the meaning set forth in Section 2.3(b)(ii).

“Indemnity Escrow Funds” has the meaning set forth in Section 2.3(b)(ii).

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means any and all intellectual and industrial property rights and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including all rights pertaining to or deriving from, including: (i) patents and patent applications, reexaminations, reissues, and counterparts claiming priority therefrom (collectively, “Patents”); (ii) copyrights and works of authorship, whether or not copyrightable (collectively, “Copyrights”); (iii) Software; (iv) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos, and the goodwill associated therewith (collectively, “Trademarks”); (v) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (vi) trade secrets, non-public information, confidential information, know-how, data, business information and technical information (including formulas, techniques and processes), and rights to limit the use or disclosure thereof by any Person; (vii) mask works; (viii) proprietary databases and data compilations; and (ix) domain names and social media accounts, including in each case, where applicable, all registrations and applications to register any of the foregoing and any and all renewals or extensions of the foregoing and all documentation relating to the foregoing.

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“Intervening Event” means, with respect to the Seller and the Company Group as a whole (the “Transaction Group”) any change, effect, event, occurrence, state of facts or development that occurs or arises after the date hereof that (a) was not actually known to, and was not reasonably foreseeable by, the board of directors of Seller as of the date of this Agreement (after due inquiry), and (b) becomes actually known to the board of directors of Seller prior to the receipt of Stockholder Approval; provided that, in order to constitute an “Intervening Event,” such change, effect, event, occurrence, state of facts or development must (A) relate solely and directly to the internal business, assets, financial condition or results of operations of the Transaction Group (and not to the value of, or any change in, the consideration offered in the Transaction, and not to any development relating to the market, industry, competitive landscape, or macroeconomic environment in which the Transaction Group operates), (B) be material and disproportionate in its impact on the Transaction Group relative to other participants of similar size operating in the industries in which the Transaction Group operates, and (C) be of such extraordinary magnitude and significance that continuing to recommend this Agreement to Seller’s stockholders in light of such development would be inconsistent with the fiduciary duties of the Seller’s board of directors under applicable Law, as determined by the board of directors of Seller in good faith after consultation with its outside legal counsel; provided further that no change, effect, event, occurrence, state of facts or development shall be taken into account in determining whether an “Intervening Event” has occurred to the extent that it: (i) relates to an Alternative Transaction or any expression of interest, inquiry, offer or proposal that could reasonably be expected to lead to an Alternative Transaction, in each case whether or not constituting a Superior Proposal; (ii) relates to changes in the market price or trading volume of Seller’s capital stock, or the fact that Seller or the Company Group meets or exceeds internal or published estimates, projections, forecasts or predictions for any period, in each case in and of itself (it being understood and agreed that the underlying cause or causes of such change or fact may be taken into account for purposes of determining whether an Intervening Event has occurred); (iii) results from changes in general economic, regulatory or political conditions or changes in conditions generally affecting the financial, credit, debt or securities markets (including changes in interest rates or exchange rates); (iv) results from changes or conditions generally affecting the industries in which the Transaction Group operates; (v) results from changes in applicable Law (or the interpretation or enforcement thereof) or changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) results from acts of war, terrorism, hostilities, sabotage, cyberattacks, epidemics, pandemics, earthquakes, hurricanes, tornados or other natural disasters or force majeure events; (vii) results from the announcement or pendency of the transactions contemplated by this Agreement; (viii) relates to any member of the Transaction Group entering into a commercial contract on favorable terms; (ix) results from any action taken by any of the parties hereto that is required to be so taken pursuant to the terms of this Agreement; or (x) relates to any matter that was disclosed in Seller’s public filings with the SEC prior to the date of this Agreement or otherwise known to or reflected in the Schedules as of the date of this Agreement; provided further that with respect to the foregoing clauses (iii), (iv), (v) and (vi), such changes, effects, events, occurrences, states of facts or developments may be taken into account only to the extent they have a material and disproportionate effect on the Transaction Group relative to other participants in the industries in which the Transaction Group operates.

“Inventory” means all inventory of the Company Group, including all raw materials, spare parts, goods-in-transit, works-in-process, supplies, packaging materials, finished goods, products and other inventory items held directly or indirectly for distribution or resale.

A-12

“IP Agreement” has the meaning set forth in Section 3.12(d).

“IP Settlement Agreement” has the meaning set forth in Section 3.12(d).

“Knowledge” means, with respect to any Person, the actual knowledge of such fact, circumstance, event or other matter, after reasonable inquiry of such Person’s directly reporting employees who would reasonably be expected to have knowledge of the relevant matter, in each case, in the ordinary course of fulfilling such Person’s duties and responsibilities; provided that, in the case of the Companies and Seller, such knowledge shall be limited to the Knowledge of Ezra Ernst, Ian Brown, Patti Ward, Renee O and Bruce Bernstein after reasonable inquiry as the foregoing clause applies to such Persons.

“Laws” means any constitution, statutes, laws, common law, directives, rules, regulations, regulatory requirement, codes, ordinances, and Orders of all Governmental Authorities, in each case, with the force of law, as in effect for the relevant date(s) of application thereof.

“Lease Counterparty” has the meaning set forth in Section 3.16(g).

“Leased Real Property” has the meaning set forth in Section 3.16(b).

“Liability” means any liability, debt, obligation, Tax or commitment, of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, whether due or to become due, and regardless of when or by whom asserted.

“Lien” means any mortgage, pledge, security interest, encumbrance, easement, right of way, community property interest, license to a third party, restriction, right of first refusal, lien, charge or other security interest of any kind, including any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any similar Law (U.S. or non-U.S.) and including any lien or charge arising by Law (U.S. or non-U.S.), or any other restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any Contracts to create any of the same (each of the foregoing, a “Lien”); provided, however, that for purposes of this Agreement, the term Lien shall not include (i) any rights, obligations, or restrictions arising under applicable Law (U.S. or non-U.S.), or (ii) any restrictions on transfer or voting or other attributes provided for in the organizational documents of such Person.

“Losses” means any damages, losses, charges, liabilities, Taxes, claims, demands, actions, suits, judgments, settlements, awards, interest, penalties, fees, costs and expenses (including reasonable, documented attorneys’ fees and disbursements and the fees and expenses of consultants, accountants and other professionals), including any fees, costs and expenses incurred in enforcing a Party’s rights under this Agreement; provided that “Losses” shall not include punitive damages except to the extent actually awarded to a Governmental Authority or other third party.

A-13

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that was, is or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company Group or (b) the ability of the Companies or Seller to consummate the transactions described in this Agreement prior to the Termination Date; provided, however, that any change, effect, event, occurrence, state of facts, or development to the extent arising from: (i) conditions generally affecting (A) the United States or global economy, (B) financial, banking, or securities markets (including any disruption thereof, any decline in the price of any security or market index, and any change in prevailing interest rates), or (C) any economies, markets, or industries applicable to the Company Group; (ii) acts of God (including earthquakes, hurricanes, floods, or other natural disasters or weather-related conditions), or the commencement, occurrence, continuation, or intensification of any war (whether or not declared), sabotage, armed hostilities, military attacks, acts of terrorism, civil unrest, protests, or other force majeure events beyond Seller’s control; (iii) changes in GAAP or other applicable accounting standards; (iv) changes in applicable Laws (including interpretations thereof), or any Tax, regulatory, or political conditions applicable to the Company Group; (v) any epidemic, pandemic or other public health crisis; (vi) failure to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date hereof (provided that this clause (vi) shall not exclude any underlying facts giving rise to such failure); (vii) the execution and delivery of this Agreement or any other Transaction Document, the pendency of the transactions contemplated hereby or thereby, or the announcement or disclosure of the identity of Buyer or any of its Affiliates; or (viii) any action taken or omitted to be taken by Seller or any member of the Company Group at the written request of Buyer, or to the extent expressly required by this Agreement or any other Transaction Document, shall, in each case, not be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur with respect to the Company Group; provided, however, that the exceptions in clauses (i) through (v) may be considered to the extent that such change, event or effect referred to in any such exception has a disproportionate impact on the Company Group, as compared to other similarly situated Persons in the industries in which the Company Group operates.

“Material Contracts” has the meaning set forth in Section  3.14(a).

“Meeting Backstop Date” has the meaning set forth in Section 6.9(e).

“Minimum Cash Amount” means One Million Five Hundred Thousand U.S. Dollars ($1,500,000).

“Mitigating Payments” has the meaning set forth in Section 9.3(d).

“Modern Slavery Practice” means any practice that amounts to (a) slavery or servitude (each as construed in accordance with Article 4 of the Convention for the Protection of Human Rights and Fundamental Freedoms of 4 November 1950), (b) forced or compulsory labour (as defined by the International Labour Organisation’s Forced Labour Convention 1930 (No. 29) and Protocol), (c) human trafficking or (d) the arranging or facilitation of the travel of another natural person with a view to such natural person being exploited.

“Net Working Capital Adjustment” means zero, plus (a) the Net Working Capital Surplus, if any, minus (b) the Net Working Capital Deficit, if any.

A-14

“Net Working Capital” means the sum of (a) all current assets of the Company Group excluding (i) Cash and Cash Equivalents, (ii) Restricted Cash, (iii) deferred Tax assets, and (iv) Income Tax assets, minus (b) the sum of all current liabilities of the Company Group excluding any (w) Indebtedness, (x) deferred Tax liabilities, (y) Income Tax liabilities, and (z) Sales Expenses, in each case, calculated in accordance with the Accounting Principles. The parties agree that the purpose of preparing and calculating the Net Working Capital hereunder is to measure changes in Net Working Capital without the introduction of accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies inconsistent with or not expressly contemplated by the Accounting Principles.

“Net Working Capital Deficit” means the amount, if any, by which the Closing Net Working Capital is less than the Target NWC; provided that if such amount is (i) equal to or less than the Collar Amount, the Net Working Capital Deficit shall be deemed to be zero and (ii) in excess of the Collar Amount, the Net Working Capital Deficit shall be the actual amount thereof (as if the Collar Amount were disregarded in its entirety).

“Net Working Capital Surplus” means the amount, if any, by which the Closing Net Working Capital is greater than the Target NWC; provided that if such amount is (i) equal to or less than the Collar Amount, the Net Working Capital Surplus shall be deemed to be zero and (ii) in excess of the Collar Amount, the Net Working Capital Surplus shall be the actual amount thereof (as if the Collar Amount were disregarded in its entirety).

“Non-Party Affiliates” has the meaning set forth in Section 10.15.

“Non-U.S. Deposit” has the meaning set forth in Section 2.5(a).

“Non-U.S. Deposit Anniversary Payment” has the meaning set forth in Section 2.5(c).

“Non-U.S. Deposit Schedule” has the meaning set forth in Section 2.5(d).

“Non-U.S. Real Property” means Leased Real Property of the Company Group located outside of the United States.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Off-the-Shelf Software” means commercially available, unmodified, off-the-shelf Software that is non-exclusively licensed to the Company Group, having an annual or one time cost of less than $100,000.

“Order” means any binding and enforceable order, injunction, judgment (preliminary or otherwise), decree, consent decree, settlement agreement, enactment, ruling, writ, assessment, award, subpoena, stipulation, verdict or other decision of any arbitral body or arbitrator of competent jurisdiction or any Governmental Authority.

“Ordinary Course” or “Ordinary Course of Business” means (i) any action taken or not taken in the ordinary course of business of the Company Group’s day-to-day operations and (ii) any action or inaction consistent with past customs and practice in light of the circumstances prevailing at the time of such action or inaction.

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“Other Company Group Member” has the meaning set forth in Section 3.3(a).

“Permits” means all approvals, authorizations, certificates, registrations, licenses, consents and permits issued or required by any Governmental Authority.

“Permitted Liens” means (i) conditions, easements, covenants, restrictions, agreements, rights-of-way, encroachments, and other minor defects or irregularities or imperfections in title, if any, none of which, individually or in the aggregate, impairs the use or occupancy of the Leased Real Property, (ii) zoning, entitlement, land use or similar ordinances, building, conservation restriction and other similar restrictions, restrictions, by-laws and regulations of record of any Governmental Authority (including municipal by-laws and regulations, any airport zoning regulations, restrictive covenants and other land use limitations) which are not violated by the current use or occupancy of the Leased Real Property or the operation of the Business thereon, (iii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with the Accounting Principles, (iv) statutory or contractual Liens of landlords or otherwise affecting the underlying freehold interest of any leased property, banks (and rights of set-off), of carriers, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Law, in each case incurred in the Ordinary Course of Business, that do not result from a breach or violation by the Company, (v) mechanics’, carriers’, workers’, repairers’ and similar statutory or common law Liens arising or incurred in the Ordinary Course of Business for amounts which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with Accounting Principles, (vi) Liens that will be released or discharged at or prior to Closing and, including, those set forth on Schedule 1.1, (vii) deposits, pledges or other Liens made in connection with, or to secure payment of, workers compensation, unemployment insurance, pension or other social security programs mandated under applicable Law (including workers’ compensation, unemployment insurance or other social security legislation), (viii) purchase money Liens and Liens securing rental payments under capital lease arrangements to the extent, including those set forth on Schedule 1.1, (ix) any matters which would be disclosed by an inspection, or current title commitment(s) covering the Leased Real Property, and/or any survey(s) of the Leased Real Property, (x) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business, and (xi) any Liens set forth on Annex 1.1-C.

“Person” means any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trade union, trust, unincorporated organization, Governmental Authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Personal Information” means (i) all information or data relating to one or more individual(s) that is personally identifying, or that alone or in combination with any other information allows for the identification of, an individual; and (ii) any information or data that is defined as “personal information,” “personal data,” Protected Health Information, Biometric Data, or otherwise regulated or protected by applicable Privacy and Data Security Laws.

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“Post-Closing Atlanta Arbitration Expenses” has the meaning set forth in Section 6.15(b)

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning at the beginning of the day on the day after the Closing Date.

“Pre-Closing Reorganization” has the meaning set forth in Section 6.11(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending at the end of the day on the Closing Date.

“Privacy Agreements” means any contracts, commitments, obligations or responsibilities to affiliated and unaffiliated third parties, including individuals, governing the Processing of Personal Information, into which the Company Group has entered or is otherwise bound.

“Privacy and Data Security Laws” means any Laws with which the Company Group is required to comply relating to privacy, Protected Health Information, Biometric Data, the Processing of Personal Information, the security of Personal Information, data breach disclosure and notification.

“Privacy and Data Security Commitments” means, collectively, all of the following to the extent relating to payment card data, Personal Information, or other protected information relating to individuals or otherwise relating to privacy, data security, Processing, marketing, or security breach notification requirements and applicable to the Company Group: (i) each member of the Company Group’s own Privacy Policies, (ii) applicable Privacy and Data Security Laws, (iii) rules of any applicable self-regulatory organizations in which the Company Group is or has been a member, and (iv) Privacy Agreements.

“Privacy Policy” means each written statement made by the Company Group related to the Processing of Personal Information, including website or mobile app privacy policies or notices and notices or policies related to the privacy of employees, individual contractors, temporary workers, and job applicants.

“Process” or “Processing” means any operation or set of operations performed upon Company Data, including Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, combination, restriction, erasure or destruction.

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.3(c)(i).

“Proposed Closing Cash” has the meaning set forth in Section 2.3(c)(i).

“Proposed Closing Indebtedness” has the meaning set forth in Section 2.3(c)(i).

“Proposed Closing Net Working Capital” has the meaning set forth in Section 2.3(c)(i).

“Proposed Purchase Price Calculation” has the meaning set forth in Section 2.3(c)(i).

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“Proposed Sale Expenses” has the meaning set forth in Section 2.3(c)(i).

“Protected Health Information” means information that is a subset of health information, including demographic information collected from an individual, and (1) is created or received by a health care provider, health plan, employer, or health care clearinghouse; and (2) relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual; and (i) that identifies the individual; or (ii) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

“Protected Person” has the meaning set forth in Section 6.10(c).

“Proxy Solicitor” has the meaning set forth in Section 6.9(a).

“Proxy Statement” means the proxy statement to be prepared by Seller and filed with the SEC in connection with the Stockholder Meeting.

“Purchase Price Dispute Notice” has the meaning set forth in Section 2.3(c)(ii).

“Purchase Price” means a dollar amount equal to (i) the Base Purchase Price, plus (ii) the Net Working Capital Adjustment (which may be a negative number), minus (iii) the Closing Indebtedness, minus (iv) the Sale Expenses, plus (v) the Closing Cash. The calculation of Purchase Price will be determined in accordance with the Accounting Principles, the applicable definitions set forth in this Agreement, and without duplication of items counted in such calculation.

“Purchased Equity” has the meaning set forth in the recitals hereto.

“R&D Sponsor” means any Governmental Authority, public or private source, university, college, research center or other educational or research institution, military, multi-national, bi-national or international organization or research center that has provided a grant to the Company Group or any inventor, developer, author, or creator of Company IP.

“Real Property Leases” has the meaning set forth in Section 3.16(b).

“Receivables” has the meaning set forth in Section 3.4(e).

“Recent Balance Sheet Date” has the meaning set forth in Section 3.4(d).

“Related Parties” has the meaning set forth in Section 8.3(e).

“Release” means any spilling, leaking, dumping, injecting, pouring, disposing, discharging, escaping, emptying, leaching, migrating or emitting into or through the indoor or outdoor environment.

“Reorganization Consents” has the meaning set forth in Section 6.11(a).

“Required Lease Consent” has the meaning set forth in Section 3.16(g).

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“Reserve Amount” has the meaning set forth in Section 3.4(e).

“Resolution Period” has the meaning set forth in Section 2.3(c)(ii).

“Restricted Cash” means, without duplication, any cash or cash equivalents of the Company Group that are (a) designated as restricted cash on the consolidated balance sheet of the Company Group, (b) not freely usable or transferable because such cash or cash equivalents are subject to restrictions, limitations or Taxes on use or distribution imposed by any Law, agreement, instrument, commitment or otherwise (other than any such amounts which are Specified Included Cash), (c) held in escrow accounts, or (d) held on behalf of, or otherwise required or expected to be remitted to, customers of the Company Group; provided, however, that Restricted Cash shall not include the Specified Included Cash.

“Restricted Period” means the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date.

“Retained Entities” has the meaning set forth in Section 6.11(a)(iii).

“Retained Ex-Airport Business” has the meaning set forth in the recitals hereto.

“Review Period” has the meaning set forth in Section 2.3(c)(ii).

“RSA Calculation Statement” has the meaning set forth in Section 2.4(b).

“RSA Per Share Price” has the meaning set forth in Section 2.4(a).

“Sale” has the meaning set forth in Section 2.1.

“Section 336(e) Election” has the meaning set forth in Section 6.7(f).

“Sale Expenses” means, without duplication and to the extent remaining unpaid as of immediately prior to the Closing, those fees, commissions, costs and expenses incurred or payable by the Company Group or Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including, without duplication: (i) the amount of any sale, change in control, “single-trigger” severance, deferred compensation, stay or retention bonuses or similar payment obligations to any current or former officer, director, employee, or other individual service provider of the Company Group that vest or are (or become) payable as a result of the consummation of the transactions contemplated by this Agreement, plus the employer portion of any Taxes relating thereto; (ii) all amounts payable in respect of XpresTest RSAs pursuant to Section 2.4, plus the employer portion of any Taxes relating thereto; (iii) the amount of any investment banking, accounting, attorney or other professional fees incurred by the Company Group or Seller on or prior to Closing with respect to the transactions contemplated by this Agreement; (iv) the Tail Policy Costs; (v) the costs and expenses of the Escrow Agent; and (vi) the costs of the Data Room.

“Sanctioned Country” means any country or territory that is the subject or target of U.S. comprehensive territory or country-based sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria and the Crimea, the Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

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“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under applicable Sanctions Laws, including: (a) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any Person who is located, organized or ordinarily resident in a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. Laws, Regulations, and Executive Orders relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.

“Schedules” means the disclosure schedules delivered by the Companies to Buyer in connection with this Agreement.

“Seller” has the meaning set forth in the preamble hereto.

“Seller 401(k) Plan” has the meaning set forth in Section 6.14(e).

“Seller Termination Fee” has the meaning set forth in Section 8.4(a).

“Seller Group” has the meaning set forth in Section 10.19(a).

“Seller Benefit Plan” means each Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by Seller or its Affiliates (including the Companies), or with respect to which any liability is borne by Seller or its Subsidiaries (including the Companies) for the benefit of employees or other individual service providers (and their dependents) of the Companies.

“Seller Releasors” has the meaning set forth in Section 10.16(a).

“Seller Tax Returns” has the meaning set forth in Section 6.7(a).

“Software” means any and all software, including operating system and applications software, embedded software, firmware, tools, data, databases, implementations of algorithms, and program interfaces, whether in source code or object code form.

“Spa LLC” has the meaning set forth in Section 3.30.

“Specified Customers” has the meaning set forth in Section  3.20.

“Specified Included Cash” has the meaning set forth in the definition of Cash and Cash Equivalents.

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“Specified Retained Assets” has the meaning set forth in Section 6.11(a)(ii).

“Specified Suppliers” has the meaning set forth in Section  3.20.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Stockholder Approval” has the meaning set forth in Section 4.1(d).

“Stockholder Meeting” has the meaning set forth in Section 6.9(e).

“Support Agreement” has the meaning set forth in Section 6.9(g).

“Subsidiary” means, with respect to any Person, an entity as to which such Person (i) owns directly or indirectly 50% or more of such entity’s voting power, economic interest or similar interest or (ii) shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such Person.

“Superior Proposal” has the meaning set forth in Section 6.8(b).

“Systems” means servers, Software, computer firmware, computer hardware, electronic data processing equipment, websites, databases, circuits, networks, network equipment, peripherals, computer systems, and other computer, communications, and telecommunications devices and equipment.

“Tax Contest” has the meaning set forth in Section 6.7(g).

“Tail Policy Costs” means any premiums, underwriting costs, brokerage commissions, due diligence costs, surplus line fees, Taxes and other fees and expenses incurred in order to obtain the Tail Policies.

“Tail Policies” has the meaning set forth in Section 6.5(a).

“Target NWC” means One Million Four Hundred Seventy Two Thousand Dollars ($1,472,000).

“Tax” or “Taxes” shall mean any federal, state, local, foreign and other taxes, levies, fees, imports, duties and charges of whatever kind imposed by any Governmental Authority, including taxes imposed on, or measured by net or gross income, alternative minimum, accumulated earnings, personal holding company, franchise, doing business, capital stock, net worth, capital, profits, windfall profits, gross receipts, business, securities transaction, value added, sales, use, excise, custom, transfer, registration, stamp, premium, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers’ compensation, payroll, withholding, estimated, whether computed on a separate, consolidated, unitary, combined or other basis; (ii) any liability for the payment of any amounts described in this definition as a result of being a member of an affiliated, consolidated, combined, unitary or similar group pursuant to Treasury Regulations Section 1.1502-6 (or other similar provision of state, local or non-U.S. law) or as a result of transferor or successor liability, or as a result of the operation of Law; (iii) any liability for the payments of any amounts as a result of being a party to any Tax Related Agreements or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii) and, in each of cases (i), (ii) and (iii), whether disputed or not, and (iv) in each case of (i), (ii) and (iii), including any interest, penalties, or additions attributable thereto, imposed in connection therewith, or imposed with respect thereto.

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“Tax Related Agreements” means all existing agreements or arrangements (whether or not written) binding any Company or its Subsidiaries that (a) provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s liability in respect of any Tax; (b) require any Company or any its Subsidiaries to pay or reimburse to any Person in respect of any Tax; or (c) require any Company or any of its Subsidiaries to indemnify or take into account the Tax liability or activities of any other Person in determining its Tax liability.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws relating to any Tax (including any amendment thereof or supplement thereto).

“Termination Date” has the meaning set forth in Section 8.1(b).

“Third Party Claim” has the meaning set forth in Section  9.2(c)(i).

“Transaction Documents” means this Agreement, the Guaranty, the Escrow Agreement, the Transition Services Agreement, and all other agreements, certificates, documents or instruments entered into or delivered as contemplated by this Agreement.

“Transaction Engagement” has the meaning set forth in Section 10.19(a).

“Transfer Taxes” has the meaning set forth in Section 6.7(d).

“Transition Services Agreement” means that certain Transition Services Agreement attached hereto as Exhibit C, as such agreement may be modified by mutual agreement of Buyer and Seller prior to Closing.

“Unresolved Items” has the meaning set forth in Section 2.3(c)(ii).

“Willful Breach” means, with respect to any party hereto, a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is the consequence of an act or failure to act by the breaching party with actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement and which such material breach resulted in a failure of the Closing to occur; provided, however, that the failure of Buyer to consummate the Closing solely as a result of the failure of the Debt Financing to be funded at or prior to the Closing shall not constitute a “Willful Breach” so long as Buyer shall have complied in all material respects with its obligations under Section 6.6(d).

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“XpresSpa and XpresTest Business Assets” has the meaning set forth in Section 6.11(a)(i).

“XpresSpa Airport Business” has the meaning set forth in the recitals hereto.

“XpresSpa Turkey” means Expresspa Turkey Sağlık Hizmetleri ve Perakende Ticaret Limited Şirketi.

“XpresTest Business” has the meaning set forth in the recitals hereto.

“XpresTest RSAs” has the meaning set forth in Section 2.4(a).

1.2.          Interpretation.

(a)             Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iv) words importing the singular shall also include the plural, and vice versa; (v) the word “or” shall be inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (vi) each reference to “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (vii) any references contained herein to a preamble, section, clause, exhibit, schedule, or other attachment shall refer to the preamble or such section, clause, exhibit, schedule, or other attachment to this Agreement; and (viii) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day.

(b)             Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)             Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to Law, statutes or regulations shall be construed as including all Law, statutory and regulatory provisions consolidating, amending or replacing the Law, statute or regulation on or prior to the Closing Date.

(d)             References in this Agreement to dollar amount thresholds shall not be deemed to be evidence of a Material Adverse Effect or materiality. All references to currency, monetary values, “$” and dollars set forth herein shall mean United States dollars (USD) and all payments required to be made hereunder, or as a result of a breach or violation hereof, shall be made in United States dollars.

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(e)             References to any contract or agreement shall be to such contract or agreement as amended, supplemented, waived or otherwise modified from time to time; provided, however, that this Section 1.2(e) will not apply with respect to any contracts or agreements referred to in the Schedules.

(f)              To the extent that any documents or other materials were present in the online data room hosted by Dropbox for purposes of the transactions contemplated by this Agreement (the “Data Room”) and continuously available to Buyer and its Representatives with access to the Data Room for review for at least three (3) Business Days prior to the date hereof, such documents or other materials shall be deemed “provided” and “made available” (and all similar phrases used herein that mean such) to Buyer for all purposes of this Agreement.

(g)             Accounting terms that are not otherwise defined in this Agreement, or any Exhibit, Annex or Schedule hereto, shall have the meanings given to them under GAAP.

(h)             References to “Transaction Document” or “Transaction Documents” when following any reference to this Agreement as a series shall mean “any other Transaction Document” or “other Transaction Documents”, in each case, in the absence of “other”, “another” or similar qualifier.

ARTICLE 2

THE SALE

2.1.          Purchase of Purchased Equity.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the Purchased Equity (the “Sale”), free and clear of any Liens other than Liens arising under applicable securities Laws.

2.2.          Closing.

(a)             The closing of the Sale (the “Closing”) shall take place remotely via the electronic exchange of documents, on the date which is two (2) Business Days after the date on which the last of the conditions set forth in Article 7 is satisfied or waived (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the fulfillment or waiver of such conditions at the Closing), or at such place and on such date and time as Seller and Buyer shall mutually agree in writing. The date of the Closing is herein called the “Closing Date.” The Closing will be deemed to be effective as of 12:01 a.m. Eastern Time on the Closing Date other than for Tax purposes.

(b)             At the Closing, Buyer shall deliver or cause to be delivered:

(i)             to Seller, the Escrow Agreement, duly executed by Buyer;

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(ii)           to Seller, the Transition Services Agreement (including schedules of services negotiated in good faith by Buyer and Seller), duly executed by Buyer;

(iii)          to Seller, the certificate to be delivered pursuant to Section 7.3(b);

(iv)          to Seller, a good standing certificate (or its equivalent) for Buyer issued by the Secretary of State of the State (or other applicable Governmental Authority) of Buyer’s formation, as applicable, dated as of a date that is within ten (10) days of the Closing Date; and

(v)           to the applicable Person, the payments required to be made in accordance with Section 2.3(b).

(c)             At the Closing, Seller and the Companies shall deliver or cause to be delivered to Buyer:

(i)            membership interest assignments or other customary instruments of assignment in respect of the Purchased Equity, duly endorsed in blank and/or executed in proper form for transfer and sufficient to vest in Buyer good and valid title to the Purchased Equity, free and clear of all Liens other than Liens arising under applicable securities Laws;

(ii)           the Escrow Agreement, duly executed by Seller;

(iii)          the Transition Services Agreement (including schedules of services negotiated in good faith by Buyer and Seller), duly executed by Seller;

(iv)          employment agreements, duly executed by the applicable Company and such employees of Seller or its Affiliates listed on Annex 2.2(c)(iv);

(v)           the certificates to be delivered pursuant to Section 7.2(b);

(vi)          a duly completed and properly executed (as of the Closing Date) Internal Revenue Service Form W-9 for Seller;

(vii)         a good standing certificate (or its equivalent) for Seller issued by the Secretary of State of the State of Seller’s formation, dated as of a date that is within ten (10) days of the Closing Date;

(viii)        a good standing certificate (or its equivalent) for each member of the Company Group that is organized in the United States, issued by the applicable regulatory body within such Person’s jurisdiction of formation, dated as of a date that is within ten (10) days of the Closing Date;

(ix)           a certificate executed by an authorized officer of Seller, dated as of the Closing Date, certifying that (A) the Stockholder Approval has been duly obtained in accordance with applicable Laws and Seller’s organizational documents, (B) the resolutions of the board of directors of Seller constituting the Board Recommendation (x) were duly and validly adopted in accordance with applicable Laws and Seller’s organizational documents, (y) have not been rescinded, modified, or withdrawn in any respect, and (z) remain in full force and effect as of the Closing Date, and (C) that attached thereto are true and correct copies of Seller’s certificate of formation and other organizational documents;

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(x)            a certificate executed by an authorized officer of each Company, dated as of the Closing Date, certifying that attached thereto are true and correct copies of (A) the organizational documents of each member of the Company Group and (B) the unanimous joint written resolutions of such Company’s board of directors or managers (or similar governing body) duly passed (that have not been revoked) authorizing such Company to consummate the transactions contemplated hereby;

(xi)          written resignations, effective as of the Closing, of the directors, managers and officers (or local equivalent, if any) of the Company Group as Buyer shall identify in writing to Seller no later than five (5) Business Days prior to the Closing Date;

(xii)         evidence reasonably satisfactory to Buyer of the termination of the agreements and contracts set forth on Annex 2.2(c)(xii), and such other agreements as Buyer shall identify in writing to Seller no later than five (5) Business Days prior to the Closing Date, in each case, effective as of the Closing;

(xiii)         the consents from the Persons set forth on Schedule 3.1(e) and Schedule 4.3 and marked with an asterisk thereon, in form and substance reasonably satisfactory to Buyer;

(xiv)         a certificate, on behalf of XpressTest, dated as of the Closing Date, prepared in a manner consistent with the requirements of Treasury Regulation Section 1.1445-2(c), and certifying that no Company has ever been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, together with the notification to the IRS required under Treasury Regulation Section 1.897-2(h)(2) and written authorization for Buyer to deliver such statement and notice to the IRS;

(xv)         certificate of each Subsidiary that is treated as a partnership for U.S. federal income tax purposes, prepared in a manner consistent with the requirements of Temporary Treasury Regulation Section 1.1445-11T(d) and certifying that 50% or more of the value of the gross assets of the applicable Subsidiary does not consist of U.S. real property interests;

(xvi)        with respect to each holder of Funded Indebtedness constituting Closing Indebtedness, payoff letter(s) from such holder (or a duly authorized agent acting on such holder’s behalf) with respect to the applicable Funded Indebtedness and corresponding Liens to be discharged at or prior to Closing setting forth (1) the aggregate amount required to discharge such Indebtedness in full as of the anticipated Closing Date, (2) wire transfer instructions for payment of such amount, and (3) a commitment to release and discharge all related Liens upon receipt of such payment, in each case in form and substance satisfactory to Buyer and (B) any secured party with respect to any Lien on the assets of the Company Group that is not a Permitted Lien, a discharge or release of such Lien in form and substance satisfactory to Buyer;

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(xvii)       executed written waivers, in form and substance reasonably satisfactory to Buyer, from (i) each holder of anti-dilution rights with respect to any equity interests of XpresTest (including, without limitation, Bruce Bernstein and Doug Satzman) and XpresSpa, pursuant to which each such holder irrevocably waives any and all anti-dilution rights, maintenance of ownership obligations, or similar protections arising under any award agreement, equity incentive plan, or any other agreement with respect to XpresTest, and XpresSpa, in each case, effective as of the Closing, and (ii) each equity holder of XpresSpa Middle East B.V. with respect to the provisions of Article 15(1)(c) of the articles of association of such entity, and pursuant to which each such equityholder shall affirmatively grant its consent to the transactions contemplated by this Agreement;

(xviii)      (1) written evidence, in form and substance reasonably satisfactory to Buyer, that the Pre-Closing Reorganization has been completed in accordance with Section 6.11, (2) copies of all executed Assignment and Transfer Documents, and (3) copies of all Reorganization Consents obtained in connection therewith (or, if any such Reorganization Consent has not been obtained, a certificate executed by an authorized officer of Seller, dated as of the Closing Date, describing in reasonable detail the alternative arrangements implemented by Seller in accordance with Section 6.11(a);

(xix)         written evidence, in form and substance reasonably satisfactory to Buyer, that the real property leases and concession agreements with respect to the XpresSpa Airport Business locations set forth on Annex 2.2(c)(xix) have been renewed or extended such that the XpresSpa Airport Business can continue operating at such locations following the Closing;

(xx)          evidence, in form and substance reasonably satisfactory to Buyer, that the state tax lien, filed October 17, 2025 against XpresTest in New York County (lien no. 005177397-01; index no. 54-906294) in favor of the New York Department of Labor has been terminated;

(xxi)         written evidence, in form and substance reasonably satisfactory to Buyer, that the actions required by Section 2.4(d) have been completed; and

(xxii)        written evidence, in form and substance reasonably satisfactory to Buyer, that XpressSpa Turkey has registered a capital increase with the Istanbul Trade Registry such that such entity’s share capital does not fall below the minimum required by applicable Turkish law.

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(d)             Between the Calculation Time and the Closing, the Company Group shall not issue any outgoing checks, initiate any wires or otherwise make any payments to any Person.

2.3.          Purchase Price, Calculation and Payment of Estimated Purchase Price.

(a)             Estimated Purchase Price. At least five (5) Business Days prior to the Closing Date (or such later date agreed to by Buyer in writing), Seller shall deliver to Buyer a statement executed by the Chief Financial Officer of Seller setting forth its calculation of the Estimated Purchase Price and shall include detailed supporting schedules in which each of the components of the Estimated Purchase Price calculation were computed (the “Preliminary Statement”). The “Estimated Purchase Price” shall be a good faith estimate of the Purchase Price, as determined by Seller (subject to adjustment as provided below)). In connection with determining the Estimated Purchase Price, Seller shall estimate the amount of the following items: (i) the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), (ii) the Net Working Capital Adjustment (the “Estimated Net Working Capital Adjustment”), (iii) the Closing Indebtedness (such amount the “Estimated Closing Indebtedness”), (iv) the Closing Cash (the “Estimated Closing Cash”), and (v) the Sale Expenses (such amount the “Estimated Sale Expenses”). The Preliminary Statement shall also include a schedule setting forth the cash held by each member of the Company Group in each applicable jurisdiction as of the date of delivery of the Preliminary Statement. Buyer shall be entitled to review, comment on and request reasonable changes to the Preliminary Statement and Seller and the Companies shall furnish to Buyer and its representatives reasonable access (subject to the execution of customary confidentiality and work paper access letters, if requested), during normal business hours and upon reasonable prior written notice, to all working papers, books, records, financial data, calculations and other documentation of Seller, the Companies or any of their Affiliates or their respective accountants or financial advisors used in the preparation of the Preliminary Statement or otherwise relevant to the computation of the amounts set forth therein or the calculation of the Estimated Purchase Price. Seller shall consider Buyer’s proposed changes to the Preliminary Statement in good faith. In no event will any of Buyer’s rights under this Agreement be considered waived, impaired or otherwise limited as a result of Buyer making or failing to make any objection or comment prior to the Closing to the Preliminary Statement or any amount set forth therein.

(b)             Payment of Estimated Purchase Price; Closing Date Payments. On the Closing Date, contemporaneously with the Closing, Buyer shall pay:

(i)             An amount of cash equal to Seven Hundred Fifty Thousand Dollars ($750,000) (such amount, the “Adjustment Escrow Amount” and, together with any interest, dividends, gains and other income earned thereon, the “Adjustment Escrow Funds”) to Citibank, N.A., as escrow agent (the “Escrow Agent”), to be deposited into an escrow account (the “Adjustment Escrow Account”) established pursuant to an escrow agreement entered into on the Closing Date among Buyer, Seller and Escrow Agent and substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”);

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(ii)           An amount of cash equal to One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (such amount, the “Indemnity Escrow Amount” and, together with any interest, dividends, gains and other income earned thereon, the “Indemnity Escrow Funds”) to the Escrow Agent, to be deposited into a separate escrow account (the “Indemnity Escrow Account”) established pursuant to the Escrow Agreement, which shall govern the Indemnity Escrow Account as a separate account from the Adjustment Escrow Account and the Atlanta Escrow Account;

(iii)          An amount of cash equal to Two Hundred Fifty Thousand Dollars ($250,000) (such amount, the “Atlanta Escrow Amount” and, together with any interest, dividends, gains and other income earned thereon, the “Atlanta Escrow Funds”) to the Escrow Agent, to be deposited into a separate escrow account (the “Atlanta Escrow Account”) established pursuant to the Escrow Agreement, which shall govern the Atlanta Escrow Account as a separate account from the Adjustment Escrow Account and the Indemnity Escrow Account);

(iv)          An amount of cash equal to the Estimated Closing Indebtedness in respect of the Funded Indebtedness set forth on Annex 2.3(b)(iv) (which Annex may be updated prior to Closing by Seller with the consent of Buyer (not to be unreasonably withheld, conditioned, or delayed)) to the holders of such Funded Indebtedness to be discharged on behalf of the Company Group by wire transfer of immediately available funds to such account or accounts as directed in the applicable payoff letter(s) or as directed by Seller in writing to Buyer no later than three (3) Business Days prior to the Closing Date;

(v)           Any Estimated Sale Expenses to each of the payees thereof on behalf of Seller or the Company (provided that any such Estimated Sale Expenses that are compensatory for Tax purposes shall be paid to Seller or the applicable member of the Company Group for distribution to the applicable payee pursuant to applicable payroll practices, less applicable withholding Taxes); and

(vi)          The Estimated Purchase Price (after deducting the Adjustment Escrow Amount, the Indemnity Escrow Amount, and the Atlanta Escrow Amount) to Seller by wire transfer of immediately available funds to such account or accounts as directed by Seller no later than three (3) Business Days prior to the Closing Date.

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(c)             Preparation of the Final Statement of Purchase Price.

(i)             As soon as practicable, but no later than ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth a proposed calculation of: (A) the Closing Net Working Capital (the “Proposed Closing Net Working Capital”), (B) the Net Working Capital Adjustment (the “Proposed Net Working Capital Adjustment”), (C) the Closing Indebtedness (the “Proposed Closing Indebtedness”), (D) the Closing Cash (the “Proposed Closing Cash”), and (E) the Sale Expenses (the “Proposed Sale Expenses”), and the resulting Purchase Price (the “Proposed Purchase Price Calculation”) based on the Proposed Closing Net Working Capital, the Proposed Closing Indebtedness, the Proposed Closing Cash, and the Proposed Sale Expenses. The Proposed Closing Net Working Capital, the Proposed Closing Indebtedness, the Proposed Closing Cash, the Proposed Sale Expenses and the Proposed Purchase Price Calculation shall collectively be referred to herein from time to time as the “Proposed Closing Date Calculations.” The Proposed Closing Date Calculations shall be calculated in accordance with the Accounting Principles, the applicable definitions set forth in this Agreement and the other requirements of this Section 2.3 and shall include detailed supporting schedules in which each of the components of the Proposed Purchase Price Calculations were computed. The Proposed Closing Date Calculations shall (i) shall be in accordance with the Accounting Principles, (ii) not include any changes in assets or liabilities as a result of purchase accounting adjustments or year-end reclassification and adjustments and (iii) exclude the effect of any decision or event occurring as a result of Buyer’s actions following the Closing. If Buyer does not deliver the Proposed Closing Date Calculations within the time period required by this Section 2.3(c)(i), at Seller’s option, it may accept the Estimated Purchase Price as the Final Statement of Purchase Price or it may submit in writing to Buyer its own Proposed Closing Date Calculations within the subsequent thirty (30)-day period (whereupon Buyer and Seller shall follow the requirements of Section 2.3(c)(ii) mutatis mutandis, with Buyer having a thirty (30)-day period following Seller’s delivery of the Proposed Closing Date Calculations to deliver a Purchase Price Dispute Notice).

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(ii)            Seller may dispute the Proposed Closing Date Calculations (or any items therein) by delivering a written notice of dispute (a “Purchase Price Dispute Notice”) to Buyer within thirty (30) days of receiving the Proposed Closing Date Calculations (the “Review Period”). In the event that Buyer has not provided supporting documents reasonably requested by Seller in its review of the Proposed Closing Date Calculations, Seller may object to any items in the Proposed Closing Date Calculations on that basis. Any component of the Proposed Purchase Price Calculation not expressly and specifically identified as being in dispute in the Purchase Price Dispute Notice will be final, conclusive, binding on and non-appealable by the parties for purposes of this Section 2.3(c), unless the resolution of a disputed item affects an undisputed item within the Proposed Closing Date Calculations, in which case such undisputed component will, notwithstanding the failure to object to such component in the Purchase Price Dispute Notice, be considered a disputed item solely to the extent affected by the resolved disputed item (for example, a misclassification of outstanding checks between accounts payable and cash will require adjustment to both accounts, even if the disputed item related only to accounts payable and not cash). During the Review Period and the Resolution Period (if any), Seller and its accountants and other representatives shall be provided reasonable access (subject to the execution of customary confidentiality and work paper access letters, if requested), during normal business hours, and upon reasonable prior notice, and in a manner not unreasonably disruptive to Buyer’s or the Company Group’s ordinary business activities, to any working papers and books and records of the Company Group, or any of their respective accountants or financial advisors used in the preparation of the Proposed Closing Date Calculations, along with any other information relevant to the computation or calculation of the amounts set forth therein, or as otherwise reasonably requested by Seller as necessary to enable Seller to review the Proposed Closing Date Calculations. Buyer and Seller shall use commercially reasonable efforts to resolve any such dispute during the thirty (30)-day period commencing on the date Buyer receives the Purchase Price Dispute Notice from Seller (the “Resolution Period”). If Seller and Buyer do not obtain a final resolution during the Resolution Period, then either Seller or Buyer may submit the items remaining in dispute (the “Unresolved Items”) a nationally recognized accounting firm to be mutually agreed upon between Seller and Buyer; provided, however, that if the parties are unable to agree upon an independent accounting firm to resolve such dispute, then, within five (5) Business Days of the expiration of the Resolution Period, Seller and Buyer will each select an independent accounting firm and direct the same to designate, by common and mutual agreement, within three (3) Business Days, a third independent accounting firm to resolve such dispute, failing which a firm will be selected by them by lot (such independent accounting firm, as selected or designated in accordance with the foregoing, the “Accounting Firm”). The Accounting Firm shall be instructed to render a determination of the applicable Unresolved Items and the resulting final Purchase Price within thirty (30) days after engagement of the Accounting Firm with respect to the dispute, which determination must be in writing and must set forth, in reasonable detail, the basis therefor. The parties hereto further agree that the adjustment contemplated by this Section 2.3(c)(ii) with respect to Closing Net Working Capital is intended to show the change between the Estimated Closing Net Working Capital and the Closing Net Working Capital, and that such changes can only be measured if each calculation is done in a manner consistent with the terms of this Agreement and the Accounting Principles and the definitions thereof. The determination of the Accounting Firm with respect to the Unresolved Items shall, absent manifest error or fraud, be conclusive and binding upon Seller, Buyer and the other parties hereto and judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. All communications with the Accounting Firm shall include both Buyer and Seller, and Buyer and Seller each agree that it will not have any ex parte communications with the Accounting Firm. The Accounting Firm may also request a party to answer questions that it deems relevant to the resolution of the Unresolved Items.

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The Accounting Firm shall determine, based solely on written submissions by Buyer and Seller (with a copy of such submissions to the other party) and their respective representatives, and not by independent review, only the Unresolved Items and no other determination. In resolving any Unresolved Items, the Accounting Firm shall act as an expert and not an arbitrator and shall be bound by the Accounting Principles, the applicable definitions set forth in this Agreement and the other requirements of this Section 2.3 and shall not assign a value to any item greater than the greatest value for such item claimed or less than the smallest value for such item claimed, in the case of Buyer, as provided in the Proposed Closing Date Calculations (or Purchase Price Dispute Notice if Seller opts to provide Proposed Closing Date Calculations pursuant to Section 2.3(c)(i)), and in the case of Seller, as provided in the Purchase Price Dispute Notice (or Proposed Closing Date Calculations if Seller opts to provide Proposed Closing Date Calculations pursuant to Section 2.3(c)(i)). The Accounting Firm will have no authority or power to alter, modify, amend, add to or subtract from any term or provision of this Agreement. If any party fails to submit a statement regarding any Unresolved Items submitted to the Accounting Firm within the time determined by the Accounting Firm or otherwise fails to give the Accounting Firm access as reasonably requested, then the Accounting Firm shall render a decision based solely on the evidence timely submitted and the access afforded to the Accounting Firm by the other party.

The “Final Statement of Purchase Price” shall mean (A) if a Purchase Price Dispute Notice is not delivered within the time period required by this Section 2.3(c)(ii), the amount of the Proposed Purchase Price Calculation, (B) the amount agreed as the final Purchase Price at any time in writing by Buyer and Seller, or (C) the final Purchase Price as set forth in the written determination of the Accounting Firm made in accordance with the provisions of this Section 2.3(c)(ii).

(iii)          In the event Seller and Buyer submit any Unresolved Items to the Accounting Firm for resolution as provided in Section 2.3(c)(ii) above, the fees, costs and expenses of the Accounting Firm (A) shall be paid by Buyer in the proportion that the aggregate dollar amount of such Unresolved Items so submitted that are successfully disputed by Seller (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of such items so submitted and (B) shall be paid by Seller in the proportion that the aggregate dollar amount of such Unresolved Items so submitted that are unsuccessfully disputed by Seller (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of such Unresolved Items so submitted. For purposes of illustration, if the total amount of the disputed items as originally submitted to the Accounting Firm equals $1,000 and the Accounting Firm awards $600 in favor of Buyer’s position, 60% of the fees and expenses of the Accounting Firm would be borne by Seller and 40% of the fees and expenses of the Accounting Firm would be borne by Buyer.

(d)             Adjustment to Estimated Purchase Price.

(i)            If the Actual Adjustment is a positive amount, then within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to Section 2.3(c), (x) Buyer or the Companies shall pay to Seller (or its designees) an amount equal to the Actual Adjustment by wire transfer or delivery of other immediately available funds to such account or accounts as directed by Seller, and (y) Buyer and Seller shall promptly deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to Seller (or its designees) the entirety of the Adjustment Escrow Funds.

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(ii)           If the Actual Adjustment is a negative amount, then within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to Section 2.3(c), Buyer and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release (x) to Buyer (or its designee) out of the Adjustment Escrow Account all or a portion of the Adjustment Escrow Funds equal to the absolute value of the Actual Adjustment, and (y) to Seller (or its designee) out of the Adjustment Escrow Account, the remainder of the Adjustment Escrow Funds (if any, taking into account any amounts previously released to Buyer pursuant to this Section 2.3(d)(ii)). In the event that the Adjustment Escrow Funds are insufficient to pay to Buyer any amounts owed to it pursuant to this Section 2.3(d)(ii), then within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to Section 2.3(c) Seller shall pay to Buyer, by wire transfer of immediately available funds, any such amounts not recovered from the Adjustment Escrow Account. Without limiting the foregoing, Buyer shall have the right to set-off any amounts finally determined to be owed to Buyer pursuant to this Section 2.3(d)(ii) that remain unpaid against any other amounts then or thereafter payable by Buyer to Seller under this Agreement or any other Transaction Document.

(e)             Exclusive Remedies. The parties agree that, solely as between them, other than claims by Buyer for Actual Seller Fraud or claims by Seller for Actual Buyer Fraud, the adjustment mechanics to the Purchase Price (including the dispute resolution provisions) and the releases of Adjustment Escrow Funds and other payments provided for in Section 2.3(c) and Section 2.3(d) shall be the sole and exclusive remedy of the parties with respect to any matters relating to the calculation of the Purchase Price and the parties further agree that upon a final determination of the Purchase Price in accordance with the provisions of Section 2.3(c) and Section 2.3(d) and the payment of the applicable Actual Adjustment (if any), such determination of Purchase Price shall be final and binding on the parties, and all further claims against a party hereto in connection with the determination of the Purchase Price or adjustments thereto shall be barred (it being understood, however, that the right of any party to exercise rights and remedies under this Agreement, including equitable or injunctive relief, with regard to the failure by any party to comply with its obligations under Section 2.3(c) and Section 2.3(d) shall not be affected hereby).

2.4.          Treatment of XpresTest Equity Awards.

(a)             Treatment of XpresTest Restricted Stock Awards. At the Closing, each outstanding XpresTest restricted stock award (“XpresTest RSAs”) shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or XpresTest, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares underlying such award of XpresTest RSAs, multiplied by (y) a per-share price to be mutually agreed by Buyer and Seller in writing no later than three (3) Business Days prior to the Closing Date, based on a valuation of XpresTest conducted in a manner consistent with Section 6.7(f) and the Allocation Schedule (such per-share price, the “RSA Per Share Price”).

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(b)             Payment. The Seller shall deliver to Buyer at the Closing a statement (the “RSA Calculation Statement”) setting forth the amounts payable to the holders of XpresTest RSAs in accordance with Section 2.4(a) (calculated using the RSA Per Share Price as mutually agreed pursuant to Section 2.4(a)), less Taxes required to be withheld with respect to such payments. The Companies shall pay (or cause to be paid) to the holders of XpresTest RSAs the amounts set forth in the RSA Calculation Statement as soon as practicable following the Closing Date, but not later than five (5) Business Days following the Closing Date.

(c)             Termination of XpresTest Equity Plan. As of the Closing, the XpresTest 2020 Equity Incentive Plan shall be terminated and no further shares, XpresTest RSAs, other equity interests in XpresTest or other rights with respect to shares shall be granted thereunder. Following the Closing, no such XpresTest RSA, equity interest or other right that was outstanding immediately prior to the Closing shall remain outstanding and each former holder of any such XpresTest RSA, equity interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.

(d)             Board Actions. Prior to the Closing, the XpresTest Board of Directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary and appropriate to effect the transactions described in this Section 2.4. In addition, in connection with the cancellation of the XpresTest RSAs as contemplated herein, XpresTest shall secure repurchase agreements from each holder of XpresTest RSAs (and, to the extent reasonably requested by Buyer, any former holder of XpresTest RSAs, to the extent the Company does not maintain records reflecting the transfer of such XpresTest RSAs by such former) which, among other things, shall release all such holders’ rights with respect to such XpresTest RSAs, other than the right to receive the consideration described in this Section 2.4.

2.5.          Non-U.S. Security Deposit Payments.

(a)             The parties acknowledge and agree that security deposits held as of the Closing Date by landlords under Real Property Leases with respect to Non-U.S. Real Property, and cash held as collateral in respect of letters of credit, surety bonds, bank guarantees or performance bonds with respect to the business of the Company Group outside of the United States (each, a “Non-U.S. Deposit”) are not Eligible Security Deposits, are excluded from the definitions of Cash and Cash Equivalents and Closing Cash, and are not reflected in the Purchase Price. In lieu of any adjustment to the Purchase Price in respect of the Non-U.S. Deposits, the parties agree to the payment mechanics set forth in this Section 2.5.

(b)             During the twelve (12)-month period following the Closing Date, if any Real Property Lease with respect to Non-U.S. Real Property expires or is terminated (whether by the Company Group or the applicable landlord) and, in connection therewith, any member of the Company Group actually receives from the applicable landlord or holder thereof the return of all or any portion of the corresponding Non-U.S. Deposit (net of any amounts withheld or offset by such landlord or holder), then Buyer shall cause the applicable member of the Company Group to pay to Seller, within ten (10) Business Days of receipt of such amounts, a cash amount equal to (A) the net amount actually received by such member of the Company Group in respect of such Non-U.S. Security Deposit return, minus (B) any reasonable and documented out-of-pocket costs and expenses (including legal fees) incurred by Buyer or any member of the Company Group in connection with collecting or recovering such Non-U.S. Deposit from the applicable landlord or holder (the “Collection Costs”), which such net amount will be paid to Seller, at Buyer’s sole option, in either the same currency in which it is received by the Company Group or United States Dollars based on the then applicable exchange rate. For the avoidance of doubt, if any Real Property Lease with respect to Non-U.S. Real Property expires or is terminated and the Company Group does not receive return of any portion of the applicable Non-U.S. Deposit(s), then there shall be no payment due or ever owed to the Seller with respect to such Non-U.S. Deposit(s). In no event shall the amount payable to Seller pursuant to this Section 2.5(b) with respect to any Non-U.S. Deposit be less than zero.

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(c)             On the date that is twelve (12) months following the Closing Date, Buyer shall cause the Companies to pay to Seller, by wire transfer of immediately available funds, a cash amount equal to (i) the aggregate amount of Non-U.S. Deposits (as set forth in the Non-U.S. Deposit Schedule) with respect to each Real Property Lease for Non-U.S. Real Property that has not expired or been terminated and with respect to which the Company Group continues to operate as of such date, minus (ii) the amount of any claim on such deposits of which Buyer or the Companies have been notified by the applicable landlord as of such date, minus (iii) any Collection Costs, and minus (iv) the amount of any such Non-U.S. Deposit that Seller or any of its Affiliates has directly received from the applicable landlord or holder prior to the date of the Non-U.S. Deposit Anniversary Payment (such resulting amount, the “Non-U.S. Deposit Anniversary Payment”); provided that the Non-U.S. Deposit Anniversary Payment shall not be less than zero. The Non-U.S. Deposit Anniversary Payment shall constitute full and final settlement of all of Buyer’s obligations to Seller with respect to each Non-U.S. Deposit covered thereby.

(d)             Prior to the Closing, Seller shall prepare and deliver to Buyer a schedule (the “Non-U.S. Deposit Schedule”) setting forth, with respect to each Real Property Lease for Non-U.S. Real Property, (i) the name of the applicable landlord, (ii) the location of the applicable Leased Real Property, (iii) the amount of the corresponding Non-U.S. Deposit, (iv) a description of any claims on or withholdings or offsets from such deposits of which Seller is aware as of the Closing Date, and (v) a description of any facts or circumstances known to Seller as of the Closing Date that would reasonably be expected to adversely impact the Company Group’s entitlement to receive payment in full of the Non-U.S. Deposits from the applicable landlords or holders thereof. The Non-U.S. Deposit Schedule shall be updated by Seller no later than three (3) Business Days prior to the Closing Date to reflect any material changes thereto.

2.6.          Withholding.

Buyer, the Companies, the Escrow Agent, and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to Seller pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign Tax Law; provided, that, prior to withholding any such amount, the Buyer shall (i) provide written notice of its intent to withhold to Seller as soon as reasonably practicable, but in any event, at least five (5) Business Days in advance of the anticipated date of the applicable payment, indicating (A) the approximate amount to be deducted and withheld, and (B) the basis for requiring such deduction and withholding and (ii) provide Seller the opportunity to minimize or eliminate such withholding to the extent permitted by applicable Tax Laws. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by the Companies or Buyer, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP

Except as set forth in the Disclosure Schedules, Seller hereby represents and warrants to Buyer as follows:

3.1.          Organization; Authority and Enforceability; No Conflict.

(a)             XpresTest is a corporation and XpresSpa is a limited liability company, and each such Company is duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has all requisite corporate or limited liability company power and authority to carry on its business as it is currently being conducted, except where failure to be in good standing would not, individually or in the aggregate, be adverse, in any material respect, to the Company Group taken as a whole.

(b)             Each Company is duly qualified to do business and is in good standing (to the extent such concept is applicable) in the jurisdictions where the nature of the property owned or leased or the business conducted by such Company makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to be adverse, in any material respect, to the Company Group taken as a whole.

(c)             True and complete copies of the organizational documents of each Company and each Other Company Group Member, as currently in effect, have been made available to Buyer in the Data Room.

(d)             Each Company has all necessary power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which such Company is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to be executed by such Company in connection herewith, and the consummation by each Company of the transactions contemplated hereby and thereby, have been or as of immediately prior to the Closing will be duly authorized by all necessary corporate or limited liability company action on behalf of such Company. This Agreement and the other Transaction Documents to which each Company is a party have been or, upon execution and delivery, will be duly and validly executed and delivered by each Company and, assuming due authorization, execution and delivery by Buyer and the other parties hereto and thereto, constitute or will constitute the valid and binding obligations of each Company, enforceable against each Company in all material respects in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar Laws relating to or affecting creditors’ rights and remedies generally, or by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

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(e)             The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to be executed by such Company and the consummation by each Company of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of the organizational documents of such Company or any other member of the Company Group; (ii) violate any provision of Law to which such Company or any other member of the Company Group is subject, (iii) violate any Order applicable to such Company or any other member of the Company Group, or (iv) violate, result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) or require the consent of any third party or give rise to any right of termination, cancellation or acceleration under, any material indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which such Company or any other member of the Company Group is a party or by which any such Person may be bound, or result in the creation or imposition of any Lien upon any assets or property of the Company Group; except, in the case of clause(iv) above, for violations, breaches, events, or defaults that would not, individually or in the aggregate, reasonably be expected to be material to any member of the Company Group.

(f)              No member of the Company Group is insolvent or unable to pay its debts as they fall due within the meaning of any applicable insolvency legislation, and no member of the Company Group has stopped paying its material debts as they fall due. No order has been made, and no petition has been presented or resolution passed, for the winding up of any member of the Company Group or for the appointment of an administrator, liquidator or provisional liquidator (or equivalent in the jurisdiction of its incorporation). No process has been initiated which would reasonably be expected to lead to any member of the Company Group being dissolved and its assets being distributed amongst its creditors, shareholders or other contributors.

(g)             No member of the Company Group has executed any power of attorney or conferred on any Person any authority to enter into any transaction on behalf of or bind it in any way and which power of attorney or authority remains in force, other than any power of attorney or authority granted to any officer, manager, employee, director, secretary, authorized signatory, or other equivalent function holder of the Company Group to enter into routine trading contracts or to bind such member of the Company Group in the normal course of their duties in the Ordinary Course of Business.

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(h)             Schedule 3.1(h) sets forth a true and correct list of each director, manager, officer or other equivalent function holder of each member of the Company Group.

3.2.          Capitalization.

(a)             Schedule 3.2(a) sets forth the authorized and issued equity interests in each Company, all of which are held of record by Seller free and clear of all Liens, are duly authorized, are validly issued and are non-assessable, and except as set forth on Schedule 3.2(a), there is no subscription, option, warrant, call right, agreement or commitment relating to the issuance, sale, delivery, transfer or redemption by either Company (including any right of conversion or exchange under any outstanding security or other instrument) of any equity, ownership or profit sharing interests of either Company or to any other member of the Company Group. All of Companies’ (and each other member of the Company Group’s) equity interests have been issued in compliance with applicable Laws and except as provided by applicable Law, are not subject to any preemptive or similar rights.

(b)             Except as set forth on Schedule 3.2(b), there are no outstanding securities convertible into, exchangeable for or carrying the right to acquire equity securities of either Company or any other member of the Company Group or subscriptions, warrants, options, rights, or other binding commitments obligating either Company or any other member of the Company Group to issue or dispose of any of its equity securities or any ownership interest therein. No member of the Company Group is a party to, or otherwise bound by, and has not granted or authorized, any equity appreciation rights, participation, phantom equity or similar rights. Except as set forth on Schedule 3.2(b), no member of the Company Group is party to (nor is any other Person party to) any voting trusts, voting agreements, proxies, equityholder agreements, or other agreements that restrict the voting or transfer of the Purchased Equity or the equity interests of any other member of the Company Group. Upon consummation of the transactions contemplated by this Agreement, at the Closing Buyer will own, free and clear of all Liens, all of the Purchased Equity.

(c)             Upon the cancellation of all outstanding XpresTest RSAs in accordance with Section 2.4, the Purchased Equity shall constitute one hundred percent (100%) of the issued and outstanding equity interests of each Company, and no other equity interests, options, warrants, convertible securities, or other rights to acquire equity interests in either Company shall remain outstanding.

3.3.          Subsidiaries.

(a)             Schedule 3.3(a) sets forth a correct and complete list of each Person in which either Company or any of its Subsidiaries holds any equity, ownership or profit sharing interest (collectively, the “Other Company Group Members”), indicating its jurisdiction of incorporation or formation, and the direct owner(s), and percentage of equity interests held by each such direct owner. Neither the Company, nor any Other Company Group Member, has agreed to acquire any equity interests in any company other than an Other Company Group Member. Neither Company, nor any Other Company Group Member (x) has any binding obligation to become a member of any partnership, joint venture, consortium or other unincorporated association with any third party, or (y) has any branch or permanent establishment or registration as a foreign entity outside its country or state (as applicable) of incorporation and does not control or take part in the management of any company or business organization. Each Other Company Group Member: (i) is validly existing under the Laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except, in the case of clauses (ii) and (iii), as would not be material to any member of the Company Group.

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(b)             Except as set forth on Schedule 3.3(b), all outstanding shares of capital stock or other equity or voting securities or equity or voting interests of each Other Company Group Member are owned directly or indirectly by either Company, free and clear of all Liens, other than transfer restrictions arising under applicable securities Laws and any restrictions on the transfer of such securities (including any rights of pre-emption or other rights of any third party) arising under applicable Law or the organizational documents of the applicable Subsidiary. All outstanding shares of capital stock of or other equity or voting securities or equity or voting interests in each Other Company Group Member have been duly authorized and validly issued and are fully paid, nonassessable and, other than those arising under or imposed by applicable Law, free of preemptive (or similar antidilution) rights. There are no stockholder agreements, voting trusts or other binding agreements to which any of the Other Company Group Members is a party or by which it is bound relating to the voting or registration of any capital stock or other equity securities or equity interests of any such Other Company Group Member.

3.4.          Financial Statements.

(a)             True, correct and complete copies of the (i) the audited consolidated balance sheet of Seller and its Subsidiaries (including the Company Group) as of December 31, 2024 and December 31, 2025, and the related audited consolidated statements of operations and comprehensive loss, changes in temporary equity and stockholders’ equity (deficit) and cash flows for the years then ended, together with the notes thereto (the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheet of Seller and its Subsidiaries (including the Company Group) as of March 31, 2026, and the related unaudited consolidated statements of operations and comprehensive loss, changes in temporary equity and stockholders’ equity (deficit) and cash flows for the three (3) month period ended March 31, 2026 (the “Interim Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”), are attached as Schedule 3.4(a). The parties acknowledge that the Financial Statements are presented on a consolidated basis for Seller and its Subsidiaries and are not presented solely with respect to the Company Group. All back-up files, schedules, workpapers, and support materials regarding the Company Group (including any segment, divisional, or subsidiary-level financial data, intercompany allocation schedules, cost-sharing records, and any other materials) provided by Seller and the Company Group to Buyer prior to the date hereof (i) are true, correct and complete in all material respects, (ii) accurately reflect, in all material respects, the assets, liabilities, financial position, results of operations (including profits or losses, as the case may be) and cash flows attributable to the Company Group for the applicable periods, (iii) were prepared using the same accounting policies, methods, and practices applied in the preparation of the Financial Statements, consistently applied, and (iv) may be relied upon by Buyer in its preparation of pro forma carve-out financial statements for the Company Group. Seller has not withheld or failed to disclose to Buyer any back-up files, schedules, workpapers, or support materials in its or the Company Group’s possession or control that would be material to, or necessary for, Buyer’s preparation of pro forma carve-out financial statements for the Company Group.

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(b)             The Financial Statements have been prepared in all material respects using the same accounting policies, methods, principles and practices as those applied in the preparation of the audited consolidated financial statements of Seller and its Subsidiaries (including the Company Group) for the fiscal years ended December 31, 2025 and December 31, 2024, consistently applied throughout the periods covered thereby. The Financial Statements, and the back-up materials referred to in Section 3.4(a), accurately reflect in all material respects the revenues, expenses, assets, liabilities and cash flows attributable to the Company Group as part of Seller’s consolidated enterprise for the periods covered, including all allocations of shared costs and intercompany charges between the Company Group and the other businesses of Seller and its Subsidiaries, which allocations have been made on a reasonable and consistent basis. The accounting policies and allocation methodologies used in the preparation of the Financial Statements, and the back-up materials referred to in Section 3.4(a), have not been changed in a manner that would be adverse to the Company Group or that would misstate the Company Group’s contribution to Seller’s consolidated financial position or results of operations.

(c)             The Financial Statements (including the notes thereto) present fairly in all material respects and in accordance with GAAP, consistently applied, the assets, liabilities, financial position, results of operations (including profits or losses, as the case may be) and cash flows of the Company Group for the applicable year or the period then ended, except (A) as otherwise noted therein, (B) in the case of the Interim Financial Statements, for the absence of footnote disclosures and other presentation items and normal year-end reclassifications and adjustments which would not be material in amount in the aggregate or material in nature, (C) the Financial Statements do not reflect the push-down of costs, assets or liabilities that might be required in preparing carve-out financial statements, and do not necessarily reflect what the financial position, results of operations, or cash flows of the Business would have been had it operated as a stand-alone entity during the periods presented, and (D) the Financial Statements reflect the Business as being part of Seller and its relevant Affiliates’ consolidated group (as opposed to a stand-alone basis) from a tax accounting perspective. There has been no material change in the accounting methods or practices of the Company Group since the date covered by the Unaudited Financial Statements. The Financial Statements were derived from the books and records of the Company Group. The books and records of the Company Group are true and correct in all material respects, and in reasonable detail accurately and fairly reflect actual, bona fide transactions of the Company Group in accordance with GAAP and the Accounting Principles. There are no significant deficiencies or material weaknesses in the design or operation of any internal controls of the Company Group that adversely affect its ability to record, process, summarize and report financial information.

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(d)             Except as set forth on Schedule 3.4(d), the Company Group does not have any Liability, except (i) Liabilities that are accrued or reserved against in the Financial Statements, (ii) Liabilities which have been incurred since December 31, 2025 (the “Recent Balance Sheet Date”) in the Ordinary Course of Business (none of which results from, arises out of or relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, environmental matter, infringement or violation of Law) and that have been or will be accrued in the calculation of Net Working Capital, (iii) Liabilities incurred in connection with the performance of executory Contracts to which any member of the Company Group is a party as of or following the date of the Recent Balance Sheet Date (including any Contracts entered into after the date hereof in compliance with Section 6.3) (none of which arises out of any breach of contract, breach of warranty, environmental matter or violation of Law), (iv) Liabilities otherwise disclosed in the Schedules but only to the extent such Liability is reasonably apparent on the face of the Schedule, (v) Liabilities that are included in the calculation of Indebtedness, Net Working Capital or Sale Expenses, and (vi) Liabilities not otherwise described in the immediately preceding clauses (i)-(v) that do not, individually or in the aggregate, exceed $50,000.

(e)             Except as set forth on Schedule 3.4(e), all accounts, notes and other receivables of the Company Group (collectively, the “Receivables”) that are reflected on the Interim Financial Statements or that have arisen since the date of the Interim Financial Statements through the date hereof, (i) are derived from the books and records of the Company Group, (ii) represent bona fide monies due for goods actually sold and delivered or services actually rendered by the Company Group in the Ordinary Course of Business, and (iii) are not subject to any material refunds or adjustments or any written (or to the Knowledge of the Seller, oral) assertions of rights of set-off in excess of the reserves included specifically therefor on the balance sheet (the “Reserve Amount”), as applicable. The Reserve Amount has been established consistent with past practice of the Company Group. No Receivable has been assigned or transferred to any other Person or subjected to any Lien (other than Permitted Liens), and no Receivable has been sold, factored, or otherwise monetized prior to its stated due date. Except as set forth on Schedule 3.4(e) or specifically reserved for on the Interim Financial Statements, there is no dispute in writing (or, to Seller’s Knowledge, otherwise) regarding the collectability of any such Receivables.

(f)              The Company Group maintains and complies in all material respects with a system of accounting controls sufficient to provide reasonable assurances that (i) its business is operated, in all material respects, in accordance with management’s general or specific authorization and with applicable Laws, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and the Accounting Principles and to maintain accountability for the items therein and (iii) access to properties and assets is permitted, in all material respects, in accordance with management’s general or specific authorization. There has never been any illegal act or fraud with respect to the Company Group that involves any of the management or other employees of the Company Group, nor any written (or, to the Seller’s Knowledge, oral) claim or allegation regarding any of the foregoing.

(g)             Schedule 3.4(g) sets forth the Indebtedness of the Company Group. No member of the Company Group has received any written (or, to the Seller’s Knowledge, oral) notice of any event which (i) constitutes a material event of default (howsoever described), or otherwise gives rise to an obligation to accelerate the repayment of, or to give security under any agreement to which any member of the Company Group is party relating to borrowing or indebtedness in the nature of borrowing or (ii) will lead to any security for any borrowing or indebtedness in the nature of borrowing or allows any guarantee, indemnity or other material obligation of any member of the Company Group to be enforced.

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(h)             Schedule 3.4(h) sets forth the Cash and Cash Equivalents held by the Company Group as of June 26, 2026 in each non-U.S. jurisdiction.

3.5.          Absence of Certain Developments.

Except as set forth in Schedule 3.5 or as otherwise expressly contemplated or required by this Agreement or any Transaction Document, since December 31, 2025, (x) the Company Group has conducted its business in the Ordinary Course of Business, (y) there has been no Material Adverse Effect and (z) without limiting any of the foregoing, except as set forth on Schedule 3.5, no member of the Company Group has:

(a)             sold, leased, transferred or assigned any of its material assets, tangible or intangible, other than for commercially reasonable consideration in the Ordinary Course of Business;

(b)             entered into, or accelerated, terminated, modified or canceled, any Material Contract or Permit (or series of related contracts or Permits) outside the Ordinary Course of Business;

(c)             entered into, or accelerated, terminated, modified or canceled, any Material Contract with any Governmental Authority;

(d)             canceled, compromised or waived any right of material value or forgave, canceled, compromised or waived any material debt owed to or material claim outstanding against (i) any member of the Company Group, Seller, or any of their respective Affiliates, or (ii) any third party;

(e)             imposed (or allowed to be imposed) any Lien upon any of its material assets, tangible or intangible, other than a Permitted Lien;

(f)              made any capital expenditure (or series of related capital expenditures) requiring payments of more than $75,000 in the aggregate, other than such capital expenditures made in the Ordinary Course of Business;

(g)             made any capital investment in, or any loan to, or any acquisition of the securities or a material amount of the assets of, any other Person (or series of related capital investments, loans or acquisitions) (other than acquisitions of assets used in the Business from suppliers in the Ordinary Course of Business);

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(h)             issued any note, bond or other debt security or created, incurred assumed or guaranteed any Indebtedness other than in the Ordinary Course of Business (it being understood that no Indebtedness shall be deemed to be in the Ordinary Course of Business unless consistent with past practice and not exceeding $25,000 individually or $50,000 in the aggregate);

(i)              materially delayed or postponed the payment of accounts payable or other Liabilities past the applicable due date;

(j)              deferred or modified in any material respect payment terms with respect to any material accounts receivable, or received any request to take such actions from any third party or, except as reflected in the Interim Financial Statements, written off any material accounts receivable or increased any reserves for uncollectible accounts, in each case, other than in the Ordinary Course of Business;

(k)             declared, set aside or paid any dividend or made any distribution with respect to its equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its equity interests;

(l)              entered into any collective bargaining agreement (or similar arrangement), or any contract with any employee leasing agency or modified the terms of any such existing contract in any material respect;

(m)            entered into or amended any Material Contract with any individual (i) for the employment or engagement of such individual on a full-time, part-time, consulting or other basis that provides for annual compensation that exceeds $150,000 (other than offer letters or agreements that can be terminated at-will without any material Liability), or (ii) that provides for severance, change in control, retention, stay, deferred compensation or other similar bonuses or termination pay to such individual;

(n)             adopted, established, amended, modified or terminated any Seller Benefit Plan or Company Benefit Plan, other than as required to comply with applicable Law or as part of the annual enrollment process;

(o)             paid, or committed to pay (whether or not in writing), any material severance, termination or similar payment to any current or former employee, other than as required by Law or pursuant to the terms of any Seller Benefit Plan, any Company Benefit Plan or any existing employment agreement made available to Buyer;

(p)             made any entity classification or other material Tax election, adopted or changed any Tax accounting method or policy, filed any income or other material amended Tax Return, consented to or entered into any closing agreement or similar agreement with any Governmental Authority regarding Taxes, consented to or settled or compromised any Tax claim or assessment or taken any position inconsistent with any past practice on any Tax Return, or surrendered any right to claim a refund of any income or other material Taxes;

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(q)             made or granted any bonus or any wage, salary or compensation or other benefit increase to any employee or other individual service provider of the Companies, other than in the Ordinary Course of Business consistent with past practice;

(r)              (i) transferred or assigned any material rights under or with respect to any Intellectual Property, (ii) granted, licensed or sublicensed any rights in any material Intellectual Property, other than non-exclusive licenses granted to customers or manufacturers in the Ordinary Course of Business, or (iii) disclosed to any Person (except pursuant to a written nondisclosure agreement), or, allowed to fall into the public domain, any material trade secrets or other material confidential information, or abandoned, permitted to lapse or failed to maintain in full force and effect any Company IP other than any non-material Company IP that is no longer used or useful in the Business;

(s)             experienced any material damage, destruction or loss to its property (whether or not covered by insurance);

(t)              failed to (i) maintain insurance policies or risk management programs, or (ii) in the event of material casualty, loss or damage to any assets of the Company Group, use commercially reasonable efforts to repair or replace such assets;

(u)             changed its accounting policies and practices as in effect on the date of the latest Unaudited Financial Statements in any material respect or changed its fiscal year;

(v)             amended or authorized an amendment to its charter or other organizational documents;

(w)            split, combined or reclassified any shares or units of its equity interests;

(x)             issued, sold or otherwise disposed of any of its equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its equity interests;

(y)             entered into any material transaction outside of the Ordinary Course of Business or changed any material business practice or line of business;

(z)             settled, initiated, compromised, paid, discharged, waived, released or resolved any Action; or

(aa)           agreed or committed to do any of the foregoing.

3.6.          Compliance with Laws.

(a)             Except as set forth on Schedule 3.6(a), the Company Group is, and during the past three (3) years has been, in compliance in all material respects with all applicable Laws, including those relating to the operation of the Business and each of its senior management and, to the Knowledge of the Seller, other employees is in compliance in all material respects with all applicable Laws which relate to the operation of the Business. During the three (3) years prior to the date of this Agreement, no member of the Company Group received any written (or, to the Knowledge of the Seller, oral) notification from any Governmental Authority asserting that any member of the Company Group is not in compliance, in any material respect, with any applicable Law, and to the Knowledge of the Seller, no claim has been filed against any member of the Company Group alleging a violation of any applicable Law in any material respect. No member of the Company Group is currently subject (nor has any such Person been subject in the past three (3) years) to any unresolved Action, investigation, penalty assessment, or audit by any Governmental Authority that would reasonably be expected to result in material Liability to the Company Group, taken as a whole.

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(b)             Schedule 3.6(b) sets forth all Permits held by the Company Group, which Permits constitute all of those that are necessary for the conduct of the Business as presently conducted, except for those for which failure to possess would not be adverse to the Business (taken as a whole) in any material respect. No loss or expiration of any such Permit is pending or threatened in writing (or, to the Seller’s Knowledge, orally) (including, without limitation, as a result of the transactions contemplated by this Agreement and the other Transaction Documents) other than by reason of expiration in accordance with the terms thereof. All such Permits are in full force and effect, and during the three (3) years prior to the date of this Agreement, the members of the Company Group have conducted their respective business operations in accordance with the requirements of such Permits, other than any such non-compliance that would not be material.

(c)             Except as set forth on Schedule 3.6(c), neither the Company Group, nor, to the Knowledge of the Seller, any of its officers, directors, managers, agents or employees acting directly or indirectly on their behalf, is currently, or in the past three (3) years has been: (i) a Sanctioned Person, (ii) engaging, directly or indirectly, in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (iii) otherwise in violation of applicable Sanctions Laws.

(d)             During the past three (3) years, none of the Company Group, nor any of their officers, directors, or managers acting on behalf of the Company Group, has (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA); (iii) violated or is in violation of any applicable provision of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption Law (“Bribery Laws”); (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity. Each member of the Company Group has established and maintains reasonable internal controls, policies and procedures consistent with its size and the nature of its business intended to ensure compliance with applicable Bribery Laws.

(e)             Each member of the Company Group has complied in all material respects with all Laws applicable to it related to export control and the import and export of goods, services, commodities, Software, technology and other items (“Export/Import Laws”). No member of the Company Group has, in any material respect, violated the anti-boycott provisions of 50 U.S.C. Sections 2401 et seq. or taken any action that would reasonably be expected to result in a penalty under Section 999 of the Code. No member of the Company Group has engaged in any exportation or re-exportation of goods, services, commodities, Software or technology in a manner that is prohibited under any applicable Export/Import Laws. Each member of the Company Group has timely paid all applicable import and customs duties, tariffs, levies and impositions and timely submitted all applicable documents required under the Export/Import Laws to the applicable Governmental Authority for the importation of goods, commodities and other items, and all such documents submitted were true, accurate and complete in all material respects when submitted. There is no Action pending or threatened in writing (or, to the Seller’s Knowledge, orally) against any member of the Company Group before or by any Governmental Authority related to any violation of any Export/Import Laws. Each member of the Company Group has established and maintains reasonable internal controls, policies and procedures consistent with its size intended to ensure compliance with applicable Export/Import Laws.

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(f)              The Company Group has complied in all material respects with its anti-Modern Slavery Practice policies, true, correct and complete copies of which are contained within the Data Room. The Company Group and, to Seller’s Knowledge, its suppliers have in place policies and procedures reasonably designed to minimize the risk of any Modern Slavery Practice taking place in its business or supply chain or of an infringement of any Law relating to anti-slavery or servitude, forced or compulsory labor and/or anti-human trafficking anywhere in the world.

(g)             To the Knowledge of Seller, no agreement, transaction, practice, conduct or arrangement carried on by the Company Group is or has been subject to any investigation, request for information, notice or other communication by any court or Governmental Authority under any competition, anti-restrictive trade practice, anti-trust or consumer protection Laws.

3.7.          Litigation.

Except as set forth on Schedule  3.7, there is no Action pending or threatened in writing (or, to the Knowledge of Seller, orally) (a) against any member of the Company Group, or any property or asset of the Company Group (including any property or asset to be contributed to the Company Group as part of the Pre-Closing Reorganization), or any of the officers, directors or employees of the Company Group in regards to their actions or status as such, except for such Actions as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, (b) that challenges or seeks to enjoin, delay or obtain damages in respect of this Agreement, the Sale or the transactions contemplated hereby or (c) would reasonably be expected to materially adversely affect the Company’s ability to perform its obligations under this Agreement or the other Transaction Documents or to consummate the Sale or the transactions contemplated hereby.. There is no outstanding Order, writ, judgment, injunction, decree, determination or award of, or investigation pending or threatened in writing (or, to the Knowledge of Seller, orally) by, any Governmental Authority against the Company Group, any of its properties or assets or any of the Company Group’s officers, directors or employees (in their respective capacities as such), except for such matters as would not, individually or in the aggregate, be material to the Company Group, taken as a whole. There are no Actions involving the Company Group that have been resolved within the three (3)-year period preceding the date of this Agreement for which any member of the Company Group has unsatisfied or ongoing material obligations or other material Liabilities. No matter disclosed on Schedule 3.7, if decided or resolved unfavorably to any member of the Company Group, would reasonably be expected to prevent the consummation of the transactions contemplated under this Agreement or another Transaction Document, result in any transactions contemplated under this Agreement or the other Transaction Documents being declared unlawful or rescinded or result in a Material Adverse Effect.

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3.8.          Taxes.

Except as set forth on Schedule 3.8:

(a)              Each Company and its Subsidiaries have timely filed all income or other material Tax Returns required to be filed by or on behalf of each Company or its Subsidiaries (taking into account any extensions of time to file). All Taxes due and owing by each Company and its Subsidiaries (whether or not actually shown on any Tax Return) on all such Tax Returns have been fully paid or properly accrued, and all such Tax Returns are true, correct and complete in all material respects. No claim has been made in writing (or, to the Seller’s Knowledge, otherwise) by any Governmental Authority in a jurisdiction where a Company or its Subsidiaries do not file Tax Returns that a Company or its Subsidiaries is or may be subject to taxation by that jurisdiction.

(b)             There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing (or, to the Seller’s Knowledge, orally) against or with respect to any Company, or any Subsidiary in respect of any Tax, and no deficiencies or proposed adjustments that have been fully paid or finally resolved for any amounts of Taxes have been asserted or assessed by any Governmental Authority against any Company or any of its Subsidiaries. There are no Tax rulings, requests for rulings, or closing agreements entered into or requested by any Company or its Subsidiaries, as applicable, which would reasonably be expected to affect its liability for Taxes for taxable periods beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

(c)             The U.S. federal and applicable state and local income tax classification of each Company and each Subsidiary is set forth in Schedule 3.8(c).

(d)             There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of any Company or its Subsidiaries.

(e)             None of the Companies or any Subsidiary (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is Seller or a Company), or (ii) has any liability for Taxes of any Person (other than a Company and one of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign non-U.S. Law), as a transferee, successor, by contract or otherwise (other than any customary commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).

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(f)              Each Company and each of its Subsidiaries has timely filed or provided in all material respects all information, returns, or reports, including Forms 1099 and W-2 (and state, local and non-U.S. equivalents) that are required to have been filed or provided and has accurately reported all information required to be included on such returns or reports.

(g)             Each of the Company and each of its Subsidiaries has timely withheld and timely paid (or remitted or set aside for timely payment, as applicable) to the appropriate Governmental Authority all amounts of Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder, unit holder, foreign person, or other third party.

(h)             None of the Companies and any of their Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period or portion thereof beginning after the Closing Date (i) under Section 481 of the Code (or any similar provision of state, local, or non-U.S. Law) as a result of a change in method of accounting for a Pre-Closing Tax Period made on or prior to the Closing, (ii) pursuant to the provisions of any agreement entered into with any Governmental Authority or pursuant to a “closing agreement” as defined in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) executed prior to the Closing, (iii) as a result of any intercompany transactions or any excess loss account described in Section 1.1502-19 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Law) entered into or created prior to the Closing, (iv) as a result of the installment method of accounting, the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred prior to the Closing, (v) as a result of any prepaid amount received prior to the Closing, (vi) as a result of amounts earned on or before the Closing Date pursuant to Section 951 of the Code (or any similar provision of state, local, or non-U.S. Law), or (vii) election under Section 965(h) of the Code made on or prior to the Closing Date.

(i)              None of the Companies or any of their Subsidiaries has agreed to any waivers or extensions of statutes of limitations with any Governmental Authority applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. No Company or its Subsidiaries is currently a beneficiary of any extension of time within which to file any Tax Return.

(j)              No Company nor any of its Subsidiaries is a party, or otherwise subject, to a Tax Related Agreement which would reasonably be expected to cause the Company or any Subsidiary to become liable after the Closing Date for any Tax liability of any Person that is not the Company or the Subsidiaries, as applicable.

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(k)             No Company or any of its Subsidiaries has distributed the stock of another Person, or has not had its stock distributed by another Person, during the past two years in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of state, local, or non-U.S. Law).

(l)              No Company that is classified as a corporation for U.S. federal income tax purposes or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any similar provision of state, local, or non-U.S. Law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any similar provision of state, local, or foreign Law).

(m)            No Company or any of its Subsidiaries has participated in any “listed transaction” as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4(b)(2) (or any predecessor provision) (or any similar provision of state, local, or non-U.S. Law).

(n)             No Company or any of its Subsidiaries has a permanent establishment in any foreign country other than the country in which such Person is organized and does not engage (and has not engaged) in a trade or business in any foreign country other than the country in which such Person is organized.

(o)             All related party transactions involving any Company or any of its Subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any state, local or non-U.S. Tax Law in all material respects.

(p)             Each of the Company and its Subsidiaries has collected in all material respects all sales and use Taxes required to be collected, and has remitted on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates.

(q)             Each Company and each of its Subsidiaries has complied in all material respects with all escheat, unclaimed or abandoned property Laws.

(r)              No Company or any of its Subsidiaries has completed any transaction or made any election that would require a reduction of any Tax attributes including basis in assets (and including basis in the stock of any Subsidiaries), whether by reason of Treasury Regulation Section 1.1502-36(d), Section 108 of the Code or Section 1017 of the Code.

(s)             No Company or any of its Subsidiaries has received or applied for any “employee retention credit” under Section 3134 of the Code.

3.9.          Environmental Matters.

Except as disclosed on Schedule 3.9(a):

(a)             The Company Group is conducting, and during the last three (3) years has conducted, its business operations in compliance in all material respects with all Environmental Laws and Environmental Permits (as defined below), except for any non-compliance that has been resolved in all material respects.

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(b)             The Company Group has obtained and maintained all material Permits required under Environmental Laws for the conduct of its businesses as currently conducted (“Environmental Permits”), except for such Environmental Permits the absence of which would not, individually or in the aggregate, reasonably be expected to result in any material Liability or material Loss to the Company Group, taken as a whole, under Environmental Laws. There is no material Action pending or threatened in writing (or, to the Seller’s Knowledge, orally) by any Governmental Authority to revoke, limit or modify such Environmental Permits .

(c)             The Company Group has not received any written (or, to the Seller’s Knowledge, oral) notice, citation, summons, Order, claim or complaint from any Governmental Authority or any other Person alleging the material violation of Environmental Laws by, or the material Liability or material Loss under Environmental Laws of, the Company Group, which is unresolved in any material respect.

(d)             Except as provided in the Ordinary Course of Business or in any credit agreements or real property leases, the Company Group has not undertaken, assumed or provided an indemnity with respect to any material Liability or material Loss of any other Person under Environmental Laws.

(e)             There has been no Release of, or exposure of any Person to Hazardous Materials by the Company Group at, in, under, or on any of the Leased Real Property or any real property formerly owned, leased or operated by any Company in each case that has given or that would reasonably be expected to give rise to any material violation by the Company Group or material Liability or material Loss to the Company Group, in each case under applicable Environmental Laws or Environmental Permits.

(f)              The Company has never owned or operated any underground storage tanks or tank systems at, on or under any Leased Real Property.

(g)             To the Knowledge of the Seller, none of the Leased Real Property is listed on, or being proposed for listing on, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable foreign or state list maintained under an Environmental Law of contaminated or potentially contaminated sites. None of the Leased Real Property is the subject of or, to the Knowledge of the Seller, is being investigated by a Governmental Authority or any other Person to be the subject of, any material Action under an Environmental Law.

(h)             The Company Group has made available to Buyer for review true, correct and complete copies of all Environmental Permits, and all final reports of environmental assessments, audits, and studies with respect to the Leased Real Property any real property formerly owned, leased or operated by a Company, or compliance by the Company Group with Environmental Law, including with respect to the Company Group’s’ business operations or Leased Real Property, in each case that are in the possession or reasonable control of the Company Group.

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(i)              No Actions are pending or threatened in writing (or, to the Knowledge of the Seller, orally), against any member of the Company Group in relation to any Environmental Laws or any Hazardous Material.

3.10.       Employee Matters.

(a)             Schedule 3.10(a) sets forth a true, correct and complete list of all current employees of each member of the Company Group (each, an “Employee”) as of the date hereof, and sets forth each such Employee’s (i) hourly rate of compensation or base salary, as applicable, (ii) position/title, (iii) employing entity, (iv) home department, (v) date of hire and rehire date, as applicable, (vi) work status (i.e., remote, on-site, hybrid, or flex rule office/home), (vii) status as exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act and comparable applicable state Law, (viii) work location, (ix) bonus target, (x) PTO eligibility and accrual, (xi) leave of absence status.

(b)             Schedule 3.10(b) sets forth a true, correct and complete list of all individual independent contractors or consultants of the Company Group who are engaged through means other than through a staffing agency, professional employment organization or similar operation (each, a “Contractor”), whether providing services pursuant to a written consulting agreement or otherwise, which indicates for each Contractor: (i) its name; (ii) description of services provided; (iii) location of engagement; (iv) engagement date; and (v) a summary of the fees and other compensation paid in the current calendar year.

(c)             No officer, manager or other executive of the Company Group has notified the Company Group in writing that such officer, manager, or other executive intends to terminate his or her employment or engagement, as applicable, with the Company Group, and, to the Seller’s Knowledge, no officer, manager, or other executive of the Company Group has any plans to terminate or modify his or her status as an officer, manager or executive of the Company Group within the six-month period following the date hereof. Except for wages payable for the current payroll period or as set forth in Schedule 3.10(c) as of the date hereof, all compensation, including wages, fees, commissions, bonuses and accrued vacation payable to all current or former employees or independent contractors of the Company Group for services performed on or prior to the date hereof have been paid or properly accrued in all material respects.

(d)             The Company Group is and for the past three (3) years has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, minimum wages, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. Each current or former employee or independent contractor of, and each other individual performing any services for, the Company Group is and for the past three (3) years has been properly classified in all material respects under applicable Law and each Benefit Plan as a common law employee, independent contractor, leased employee or agent of the Company Group, as applicable.

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(e)             No unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending or, to the Seller’s Knowledge, threatened or has been brought during the past three (3) years before the National Labor Relations Board or any Governmental Authority. Except as disclosed on Schedule 3.10(e), no labor union currently represents or is recognized by the Company Group or has given the Company Group written notice (or, to the Seller’s Knowledge, other notice) that it intends to organize any employees or contractors of the Company Group. No member of the Company Group is bound by and no employees of the Company Group are otherwise covered by any collective bargaining agreements with respect to their employment with the Company Group. There is no, and there has not at any time during the past three (3) years been any, pending or threatened in writing (or, to the Seller’s Knowledge, orally) union representation or organizational campaign concerning any current or former employees of the Company Group. Except as disclosed on Schedule 3.10(e)(ii), the Company has not experienced any strike, work stoppage, or material labor dispute within the past three (3) years, and no such dispute is presently underway or threatened in writing (or, to the Seller’s Knowledge, orally).

(f)              To the Sellers’ Knowledge, no current employee of the Company Group is in material violation of any term of any employment agreement, nondisclosure agreement, fiduciary duty, noncompetition agreement, nonsolicitation agreement or restrictive covenant agreement owed to any third party with respect to such Person’s right to be employed or engaged by the Company or any of its Subsidiaries.

(g)             During the past three (3) years, there have been no written internal (or, to the Seller’s Knowledge, oral) complaints submitted to the Company Group concerning sexual harassment or conduct of a sexual nature by any current or former director, officer, or managerial employee of the Company Group. In the past three (3) years, no member of the Company Group has entered into any settlement agreement related to allegations of sexual harassment by any legal or beneficial owner, officer, executive or managerial-level employee of the Company Group.

(h)             Except as set forth on Schedule 3.10(h), no employee layoff, facility closure (whether voluntary or by order), reduction-in-force, furlough, material work schedule change, or reduction in salary or wages affecting employees of the Company Group that required the issuance of notice under the Worker Adjustment and Retraining Notification Act or similar state or local Law has occurred within the past three (3) months or is currently contemplated, planned or announced.

(i)              Except as set forth on Schedule 3.10(h), there are, and during the past three (3) years have been, no Actions against any member of the Company Group pending or threatened in writing to be brought or filed by or with any governmental authority or arbitrator by or on behalf of any employee of the Company Group or otherwise arising under any Law concerning labor, employment, or employment practices or any applicable contractual arrangements.

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(j)              In the past three (3) years there have been no material citations, penalties or, to the Seller’s Knowledge, similar enforcement actions by any Governmental Authority arising out of an alleged violation of Occupational Safety and Health Act of 1970, as amended, or similar state or local Laws.

(k)             To the Seller’s Knowledge, each employee of the Company Group has the right to legally work in the jurisdiction in which such employee is employed. Each member of the Company Group has properly completed in all material respects a Form I-9 for employees in the United States, Right to Work checks for employees in the UK, or similar requirement under any Law of any other country, as the case may be, to verify the identity and work authorization for each of their respective employees. No member of the Company Group has during the past three (3) years been investigated, raided, audited or fined by any Governmental Authority pursuant to, to enforce, or otherwise in connection with any immigration Laws

3.11.       Employee Benefit Plans.

(a)             Schedule  3.11(a) contains a true, correct and complete list of all material Seller Benefit Plans and all Company Benefit Plan, in each case, separately identifying each Foreign Plan.

(b)             With respect to each Seller Benefit Plan and Company Benefit Plan, the Seller has delivered to Buyer true, correct and complete copies of the following (i) the current plan document (including all amendments thereof) and in the case of an unwritten plan, a written summary of the material terms thereof; (ii) the most recent summary plan description and all summaries of material modification thereof; (iii) the three most recent filed Form 5500 annual reports and all schedules thereto; (iv) the most recent determination, opinion or advisory letter issued by the Internal Revenue Service with respect to each plan that is intended to be qualified under Code section 401(a); (v) the most recent actuarial valuation report; (vi) all related trust agreements, insurance contracts, and other funding arrangements; (vii) pending voluntary correction filings with any Governmental Authority and a description of any pending self-correction actions; (viii) copies of each Form 1094-C and Form 1095-C filed on behalf of the employees of the Companies for each of the past six (6) years and (ix) any non-routine correspondence with any Governmental Authority related to any such plan in the most recent three (3) years.

(c)             Each Seller Benefit Plan and each Company Benefit Plan (and each related trust, insurance contract, or fund) has been established, maintained, funded, and administered, in form and operation, in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, and nothing has occurred and no conditions exist with respect thereto that would reasonably be expected to result in a material Tax or penalty. Each participating employer in each of the Seller Benefit Plans and Company Benefit Plans has properly adopted such plan in accordance with its terms and applicable Law, and each participating employer (other than the Company) in each of such plans is (and at all relevant times has been) an ERISA Affiliate.

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(d)             None of the Seller Benefit Plans or Company Benefit Plans is, and no member of the Company Group sponsors, maintains, participates in, contributes to or is it required or obligated to contribute to, or has any current or contingent Liability or obligation (including on account of any ERISA Affiliate) under or with respect to, any (i) “multiemployer plan” within the meaning of section 3(37) of ERISA, (ii) “defined benefit plan” (as such term is defined in section 3(35) of ERISA or other applicable Law) or other plan that is or was subject to section 412 or 430 of the Code or section 302 or Title IV of ERISA; (iii) “multiple employer plan” within the meaning of section 210 of ERISA or section 413 of the Code, or (iv) “multiple employer welfare arrangement” within the meaning of section 3(40) of ERISA.

(e)             There are no Actions pending or threatened in writing (or, to the Seller’s Knowledge, orally) with respect to any of the Seller Benefit Plans or Company Benefit Plans (except for routine and undisputed claims for benefits payable in the normal operation of such plans) or against the assets of any such plans. None of the Seller Benefit Plans, the Company Benefit Plans or any fiduciary thereof is the subject of a pending or threatened (whether in writing or, to the Seller’s Knowledge, orally) audit, investigation or examination by a Governmental Authority. No member of the Company Group nor, to the Knowledge of the Seller, any third party has engaged in a non-exempt “prohibited transaction” within the meaning of section 4975 of the Code or section 406 of ERISA or a breach of fiduciary duty (as determined under ERISA) with respect to any Seller Benefit Plan or any Company Benefit Plan.

(f)              Except as listed on Schedule 3.11(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (whether alone or in conjunction with another event) directly or indirectly (i) result in any payment (whether in cash, property or the vesting of property) becoming due to any current or former employee or other individual service provider of the Company or its Subsidiaries; (ii) increase, or accelerate the time of payment, funding or vesting of, any compensation or benefits, for the benefit of any current or former employee or other individual service provider of the Company or its Subsidiaries; (iii) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Seller Benefit Plan or any Company Benefit Plan; (iv) result in the forfeiture of compensation or benefits under any Seller Benefit Plan or any Company Benefit Plan; or (v) give rise to the payment of any compensatory amount that would not be deductible by the Companies or any of their respective Affiliates by reason of section 280G of the Code or that would be subject to an excise tax under section 4999 of the Code.

(g)             Without limiting the generality of the other subsections of this Section 3.11: (i) each Foreign Plan required to be registered or intended to meet certain regulatory requirements for favorable tax treatment has been timely and properly registered and has been maintained in good standing with the applicable regulatory authorities and requirements; (ii) each Foreign Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and applicable law; (iii) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund or gratuity, and no Foreign Plan has any unfunded or underfunded liabilities; (iv) all material employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; and (v) all Foreign Plans that are required to be funded are fully funded, and adequate reserves have been established with respect to any Foreign Plan that is not required to be funded.

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(h)             The Company Group does not have any actual or potential obligation to indemnify, reimburse, or gross-up any Person for any Taxes or interest or penalties that may be imposed, incurred, or accelerated under any applicable Law. Each plan, program, agreement or arrangement that is a “nonqualified deferred compensation plan” (as such term is defined in section 409A(d)(1) of the Code) has been established, documented, operated and maintained, in form and operation, in compliance with section 409A of the Code and all applicable regulations and guidance issued thereunder, and no amount under any such plan, program, agreement or arrangement is, or is reasonably expected to be, or has been subject to the interest or additional Tax set forth under Code section 409A(a)(1)(B).

(i)               Each Seller Benefit Plan and each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code section 401(a) is so qualified and has received a current favorable determination letter from the Internal Revenue Service upon which it may rely or may rely upon a current opinion or advisory letter from the Internal Revenue Service issued to the prototype plan on which such plan is based, and nothing has occurred that would reasonably be expected to adversely affect the qualification of such plan or result in any material Tax or penalty.

(j)              No Seller Benefit Plan or Company Benefit Plan provides, and the Company Group does not have any obligation to provide, or to pay for or subsidize any amount of, post-employment, post-ownership, or post-termination health, life or other welfare benefits to any Person other than (including for a longer period than) as expressly required by COBRA.

(k)             With respect to each Seller Benefit Plan and each Company Benefit Plan, all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due have been timely made in accordance with the terms of such plan and in compliance with the requirements of all applicable Laws, and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued in accordance with the provisions of such plan, applicable Law and GAAP.

(l)              The Company Group is, and at all relevant times, has been in compliance in all material respects with the applicable provisions of the Health Care Reform Laws, including the employer shared responsibility provisions relating to the offer of medical coverage that qualifies as “minimum essential coverage” that is “affordable” and provides “minimum value” to “full time employees” and their “dependents” (as those terms are defined in section 4980H of the Code and the related Treasury Regulations) and the applicable information reporting requirements under Sections 6055 and 6056 of the Code, and neither the Company Group nor any Seller Benefit Plan or any Company Benefit Plan has incurred (and, to the Knowledge of the Seller, nothing has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Company Group, any ERISA Affiliate or any such plan to) any assessable payment, Tax or penalty under section 4980D or 4980H of the Code or under any other provision of the Health Care Reform Laws. The Company Group has, or has arranged to have, maintained all records reasonably necessary to demonstrate compliance in all material respects with the Health Care Reform Laws.

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(m)            All required reports and descriptions (including, without limitation, Form 5500 annual reports, Form 1094-Cs, Form 1095-Cs, summary annual reports, and summary plan descriptions) with respect to each Benefit Plan, to the extent applicable, have been properly and timely filed and/or distributed to participants and other applicable individuals in all material respects in accordance with the applicable requirements of ERISA and the Code.

(n)             To the Knowledge of Seller, none of the Companies or any Person authorized to act on behalf of the Companies has made any promises or commitments to create any additional Seller Benefit Plan or Company Benefit Plan or to modify in any material respect any Seller Benefit Plan or any Company Benefit Plan for the benefit of any employee of the Companies.

3.12.       Intellectual Property Rights.

(a)             Schedule  3.12(a)(i) sets forth as of the date hereof a complete and accurate list of all registrations for and pending applications to register Patents, Trademarks, domain names, social media accounts and Copyrights (the “Registered Company IP”), and proprietary Software, in each case that are owned or purported to be owned by the Company Group (together with all other Intellectual Property owned by or purported to be owned by the Company Group, the “Company IP”), setting forth as to each such item, as applicable, the jurisdiction in which such item is registered or pending for registration, the date of registration or application for registration, the registration or application number and the owner of such Intellectual Property. Except as set forth in Schedule  3.12(a)(ii), the Company IP is solely and exclusively owned free and clear of all Liens and claims of a third party other than Permitted Liens.

(b)             Each item of Registered Company IP has been duly applied for and registered in accordance with applicable Law, is validly registered and/or recorded in the name of a member of the Company Group, and is in full force, and all documents, recordations and certificates in connection with such Registered Company IP currently required to be filed have been filed with the relevant authority for the purposes of prosecuting, maintaining, recording and perfecting such rights and the Company Group’s ownership interests therein. There are no unsatisfied past due maintenance or renewal obligations for the Registered Company IP. No Registered Company IP is or has been involved in any opposition, cancellation, interference, inter partes review, reissue, reexamination or other similar proceeding. With respect to any Registered Company IP acquired from a third party, all assignments thereof have been duly recorded with the appropriate authority in accordance with applicable Law.

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(c)             The Company IP are subsisting, enforceable, and valid. The Company IP, together with the Intellectual Property licensed to the Company Group under the licenses included on Schedule 3.12(d), constitute all of the Intellectual Property necessary to conduct the business of the Company Group as conducted prior to the Closing Date, other than Off-the-Shelf Software. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss, forfeiture, termination, license, or impairment of the Company Group’s rights in any Company IP or any material IP Agreement, or give rise to any obligation: (i) on the Company Group to transfer or to create, change or abolish, or limit, terminate, or consent to the continued use of, any rights in, or change any royalties, revenue sharing or other payments made with respect to, any Company IP or any material IP Agreement, or (ii) on the Buyer to grant to any other Person any rights or license under any Intellectual Property owned by Buyer.

(d)             Schedule 3.12(d) sets forth a list of all license, development, royalty, or other agreements, in each case related to Intellectual Property in which any member of the Company Group is a party, under which (i) any member of the Company Group grants a license to any third party to use any Company IP (other than non-exclusive licenses granted to customers or manufacturers in the Ordinary Course of Business), (ii) any member of the Company Group is granted a license under or pays a royalty for any Intellectual Property owned by a third party, and (iii) any material Intellectual Property is developed for the Company Group (each an “IP Agreement”); provided that the foregoing shall not require the scheduling of (A) any agreement for any Off-the-Shelf Software, (B) any standard form agreement used with employees of the Company Group related to the development of Intellectual Property that have been provided to the Buyer, or (C) any commercial agreement, lease, or concession agreement the primary purpose of which is not the licensing of Intellectual Property but that contains non-exclusive license grants, use restrictions, or similar provisions incidental to the commercial services, leasing arrangements, or other obligations provided for therein. Schedule 3.12(d)(iv) sets forth a list of all settlement, coexistence, or similar agreement(s) that imposes a restriction on the Company Group’s use of any Company IP or which otherwise imposes any ongoing obligation related to Company IP or the use thereof, and to which a member of the Company Group is a party (each an “IP Settlement Agreement”). The Company Group does not exclusively license any Intellectual Property from a third party.

(e)             (i) Neither the Company Group nor the operation of the Business or the Company Group’s products or services infringes, misuses, violates, or misappropriates, or in the six (6) years prior to the date hereof has infringed, misused, violated, or misappropriated any Intellectual Property of any other Person, (ii) the Company Group has not received in the past six (6) years any communication, charge, complaint, claim, demand or notice alleging that the Company Group has infringed, misappropriated, misused, or violated any Intellectual Property of any Person (including any unsolicited demand or request from a third party to license any Intellectual Property), (iii) in the past six (6) years, no claim has been asserted against the Company Group for infringement, misappropriation, misuse, or violation of any Intellectual Property of any Person and no such claim is pending or threatened (including any unsolicited demand or request from a third party to license any Intellectual Property), (iv) the Company Group has not made any written claim (or, to the Seller’s Knowledge, other notice) or sent any written notice (or, to the Seller’s Knowledge, other notice) at any time in the past six (6) years that a Person is infringing, misappropriating, misusing, or violating any Company IP and no such claim is pending or threatened (including any unsolicited demand or request to license any Company IP), and (v) to the Knowledge of the Seller, no Person is infringing, misappropriating, misusing, or violating any Company IP.

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(f)              All Persons that have participated in the development of any material Intellectual Property for or on behalf of the Company Group have executed written instruments (i) that assign to the Company Group all rights, title, and interest in and to any and all such material Intellectual Property developed by such Persons, except where such assignment occurs by operation of law and (ii) obligate the applicable Person to maintain the confidentiality of any confidential information of the Company Group. No third party, including current or former partner, director, officer, member, manager, or employee of the Company Group will, after giving effect to the transactions contemplated hereby, own rights in any Intellectual Property owned or used by the Company Group, including Company IP. No R&D Sponsor has any claim of right or license to, ownership of or other encumbrance on any Company IP. No member of the Company Group has been a member of, a contributor to, or affiliated with, any industry standards organization, body, working group, or similar organization, and no Company IP was developed, in whole or in part, pursuant to or in connection with the development of any professional, technical or industry standard that would subject any Company IP to the rights of any third party or to license any Company IP on any terms not determined by the Company Group in its sole discretion.

(g)             The Company Group has taken commercially reasonable steps to maintain the registration of and the enforceability of the Company IP, including to maintain the confidentiality of the trade secrets and other material confidential information of the Company Group and any confidential information of a third party held by the Company Group under an obligation of confidentiality. Any third party to whom the Company Group has granted access to its confidential information has executed and delivered to the Company Group a written legally binding agreement, or are otherwise subject to fiduciary or statutory duties or other similar obligations, regarding the protection of such confidential information. There has been no breach of confidentiality obligations or unauthorized disclosure on the part of the Company Group with respect to any confidential information of a third party or by any third party with respect to any confidential information of the Company Group.

(h)             The Company Group does not own any Software that is material to the Business and does not use any third party Software that has been customized specifically for the Company Group and is material to the Business.

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3.13.       Information Technology, Privacy, and Data Security.

(a)             Each member of the Company Group, to the extent required by applicable Law: (i) maintains appropriate disclosures and policies regarding data security, privacy, data transfer, Processing, and the use of data; (ii) has written agreements; and (iii) has established and maintains commercially reasonable technical, physical and organizational measures designed to protect Company Data, all of the foregoing designed to protect Company Data to which any member of the Company Group has access or otherwise Processes, including against Data Security Breaches. Each member of the Company Group and the operation of the Business is currently in and, within the past six (6) years, has been in material compliance with all Privacy and Data Security Commitments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a material breach or violation of, or constitute a material default under, any Privacy and Data Security Commitments.

(b)             In the past six (6) years, there have been (i) no actions, demands, notices, claims, allegations, inquiries, reprimands, warnings, requests, complaints, audits, proceedings, or investigations initiated by any (a) Governmental Authority, (b) state, federal or foreign self-regulating body, or (c) any Person regarding or alleging that the Processing of Personal Information by any member of the Company Group is in violation of any Privacy and Data Security Commitment, and (ii) no Person has claimed or threatened to claim any material amount of compensation (or an offer for compensation) from any member of the Company Group under or in connection with any actual or alleged violation of any Privacy and Data Security Commitments.

(c)             Each member of the Company Group (i) has obtained all necessary rights, permissions, and consents to permit the transfer of Personal Information in connection with the transactions contemplated by this Agreement; and (ii) will, immediately following the Closing Date, continue to be permitted to Process Personal Information on terms substantially identical to those in effect as of the date of this Agreement.

(d)             In the past six (6) years, to the extent required by applicable Laws or as required pursuant to any contract in which any member of any Company Group is a party, the Company Group has contractually obligated material third party service providers Processing Company Data, in each case on behalf of the Company Group to (i) materially comply with applicable Privacy and Data Security Laws and (ii) take reasonable steps to protect and secure Company Data from loss, theft, unauthorized access, use, modification, disclosure or other misuse.

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(e)              In the past six (6) years, there have been no Data Security Breaches material to any member of the Company Group. Each member of the Company Group uses commercially reasonable efforts designed to prevent any Data Security Breaches and protect the confidentiality, integrity and security of the Systems owned or controlled by the Company Group and used in the operation of the Business. All Systems owned or controlled by the Company Group are (i) free from any material defect, bug, programming, design, virus or corruptant or other Software routines or hardware components that are designed to permit unauthorized access or the unauthorized disablement or erasure of such System, and (ii) in sufficiently good working condition to effectively perform all material information technology operations, include a sufficient number of license seats for all third-party licensed Software, and are functional and operate and run in all material respects in a reasonable and efficient business manner, in each case as necessary for the operation of the businesses of the Company Group as currently conducted. All Systems owned or controlled by the Company Group are sufficient in all material respects for the current needs of the Company Group, including as to capacity, scalability and ability to meet current and anticipated peak volumes in a timely manner. There have been no material failures, breakdowns, outages, continued substandard performance, or other material adverse events affecting any such Systems owned or controlled by the Company Group in the three (3) years prior to the date hereof. The Company Group maintains commercially reasonable plans and policies related to data security and Data Security Breaches and has taken commercially reasonable steps to implement such plans and policies in connection with the operation of their business.

(f)              Each member of the Company Group uses all Generative AI Tools in material compliance with applicable license terms, consents, permissions, agreements, representations or statements made by or on behalf of the Company Group regarding use of Generative AI tools, and Laws (collectively, “AI Commitments”). The Company Group has implemented and maintains commercially reasonable controls, policies, procedures, safeguards, measures, plans, and technological measures regarding each member of the Company Group’s use, development, training and deployment of Generative AI Tools, and the Processing of Company Data in connection therewith. To the Knowledge of the Seller, no member of the Company Group has included any sensitive Personal Information, trade secrets or material confidential or proprietary information of the Company Group, nor of any information from a third party under an obligation of confidentiality by any member of the Company Group, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. The Company Group has not used Generative AI Tools to develop any material Company IP that the Company Group intends to maintain as proprietary in a manner that materially affects the Company Group’s ownership rights therein. The Company Group has not received any order, request, warning, inquiry, notification, allegation or claim alleging any actual or alleged violation of AI Commitments. The Company Group has not used, disclosed, provided, uploaded or otherwise made available any Company IP or confidential information of the Company Group or any third party data or Personal Information for the purpose of training, retraining fine tuning, evaluating, validating or otherwise improving any artificial intelligence or machine-learning model, system or tool, other than a Closed System Tool under the Company Group’s control and, in the case of third party data and Personal Information, except for as permitted pursuant to the terms of an agreement with such third party. For purposes of the foregoing, “Closed System Tool” means a Generative AI Tool (i) hosted on infrastructure controlled by the Company Group which no third party has access, or (ii) provided by a third party under written terms that expressly prohibit the provider from using any inputs to train or retrain models for the provider or any third party, require segregation and deletion of such data, and grant the provider no rights in the such data beyond those necessary to provide the contracted services.

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(g)             The Company Group does not, and in the past five (5) years, has not, collected, used, or Processed Biometric Data.

(h)             The Company Group: (i) is not, and in the past six (6) years, has not been, subject to the Health Insurance Portability and Accountability Act, and (ii) does not, and in the past six (6) years, has not, collected, used, or Processed Protected Health Information as a “business associate” or “covered entity” (as such terms are defined in 45 C.F.R. § 160.103).

3.14.       Contracts.

(a)             Schedule  3.14(a) contains a list of the following contracts, other than, for purposes of the scheduling obligation only, the Benefit Plans listed on Schedule 3.11(a) (the “Material Contracts”), to which any member of the Company Group is a party or is otherwise bound as of the date hereof (except for purchase or service orders executed in the Ordinary Course of Business pursuant to the Company Group’s standard form (a copy of which has been made available in the Data Room)):

(i)            contracts providing for aggregate payments to or from the Company Group in excess of $250,000 for the 12-month period ended December 31, 2025 or for the three (3)-month period ended March 31, 2026;

(ii)           all leases or similar agreements under which the Company or any of its Subsidiaries is lessee of any machinery, equipment or vehicle or other tangible personal property owned by a third party, except for any individual leases of personal property under which the aggregate annual rent or lease payments do not exceed $100,000;

(iii)          contracts that limit the ability of the Company Group to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company Group to sell to or purchase from any Person, or that grants the other party or any third person “most favored nation” status with respect to pricing (excluding standard volume-based discounts);

(iv)          all agreements (A) under which any member of the Company Group has created, incurred, assumed guaranteed or secured any Indebtedness, (B) under which any material assets of the Company Group are subject to a security interest securing such indebtedness, or (C) relating to amounts loaned or advanced to any Person (excluding routine advances to employees or trade credit in the Ordinary Course of Business); provided that, for the avoidance of doubt, this clause (iv) shall not include any obligations, security deposits, landlord liens, or credit support set forth in any Real Property Lease;

(v)           all supplier contracts with Specified Suppliers;

(vi)          (A) contracts requiring the exclusive purchase of, or a minimum annual purchase of, the Company Group’s requirements of a particular product from a supplier, or (B) any “take or pay” contracts, or other contracts concerning exclusivity; provided that, for the avoidance of doubt, Real Property Leases are not “take or pay” contracts and the foregoing shall not include minimum annual guarantee, percentage rent, exclusive possession of the leased premises, or similar payment or operational obligations set forth in any Real Property Lease;

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(vii)         all Real Property Leases;

(viii)        all IP Agreements and IP Settlement Agreements; provided that the foregoing shall not require the scheduling of (A) any agreement for any Off-the-Shelf Software, (B) any standard form agreement used with employees of the Company Group related to the development of Intellectual Property that have been provided to the Buyer, or (C) any commercial agreement, lease, or concession agreement the primary purpose of which is not the licensing of Intellectual Property but that contains non-exclusive license grants, use restrictions, or similar provisions incidental to the commercial services, leasing arrangements, or other obligations provided for therein;

(ix)          contracts for the employment of any individual providing for annual base salary in excess of $300,000 that cannot be terminated by any member of the Company Group for any reason upon notice of sixty (60) days or less without material liability (excluding any notice or severance required by applicable Law), or otherwise providing for change in control transaction-based payments, and any agreements with any staffing or professional employer organization regarding the provision of employees;

(x)            contracts providing for the establishment or governance of a partnership, joint venture, profit-sharing or similar arrangement;

(xi)           all ACDBE Concession Agreements and ACDBE Joint Venture Agreements;

(xii)          all Government Contracts and all other contracts with a Governmental Authority or under which the Company Group has been engaged as a subcontractor under a prime contract with any Governmental Authority (other than organizational documents of any member of the Company Group);

(xiii)        contracts under which the Company Group acquired or disposed of any business, any equity interests in or a material amount of assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case, entered into within the three (3) years prior to the date hereof, or under which the Company Group has ongoing material obligations;

(xiv)        contracts between any member of the Company Group, on the one hand, and Seller or any Affiliate of any of the Company Group or Seller, on the other hand (other than (x) contracts solely between or among any member of the Company Group, and (y) any employment, compensation, benefit or similar agreements or arrangements entered into the Ordinary Course of Business since December 31, 2023);

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(xv)         any labor or collective bargaining agreements or any other agreement or memorandum of understanding with any union, excluding any national or industry-wide collective bargaining agreements;

(xvi)        contracts providing for indemnification of any Person other than (A) commercial contracts entered into in the Ordinary Course of Business (such as standard indemnification in favor of customers, vendors, or landlords), (B) standard director and officer indemnification agreements, and (C) organizational documents of any member of the Company Group;

(xvii)       contracts containing any warranty by the Company Group to any other Person with respect to any product or service offered by the Company Group, where such warranty deviates in any material respect from any member of the Company Group’s standard warranty terms;

(xviii)      settlement, conciliation or similar agreements (A) with any Governmental Authority, (B) pursuant to which the Company Group has any material ongoing payment obligations after the Closing or (C) that materially restricts the future conduct of the Company Group;

(xix)         contracts granting a power of attorney from the Company Group required to be disclosed pursuant to Section 3.1(g); and

(xx)          to the extent not otherwise set forth on Schedule 3.14(a), any contract under which the consequences of default or termination would reasonably be expected to have a Material Adverse Effect or the performance of which involves annual consideration in excess of $250,000.

(b)             Each such Material Contract is in full force and effect, except as may be affected by any Enforceability Exceptions or except where the failure to be in full force and effect would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. The Company Group and, to the Knowledge of the Seller, each of the other parties thereto, have performed in all material respects all obligations required to be performed by them and are not in default in any material respect under any of such Material Contracts. Each such Material Contract does not contravene applicable Laws. Since January 1, 2023, the Company Group has not received any written notice (or, to the Seller’s Knowledge, oral notice) from any other party to any such Material Contract that either (A) involves a claim that a party to a Material Contract has breached any obligations to be performed by it thereunder or (B) expresses an indication that a counterparty to a Material Contract will stop or decrease its rate of business with the Company Group or otherwise desires to renegotiate the material terms of such Material Contract. True, correct and complete copies of each written Material Contract have been made available to Buyer in the Data Room.

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3.15.       Insurance.

Schedule  3.15 contains a complete and correct list of all current (i.e., policies whose policy period includes the date hereof and/or the Closing Date) policies and contracts for workers’ compensation, property and casualty and other forms of insurance owned or held by the Company Group as of the date hereof or which cover the business or assets of the Company Group (the “Insurance Policies”). As of the date hereof, all Insurance Policies are in full force and effect, no written notice of cancellation or termination has been received by the Company Group with respect to any Insurance Policies and, to the Seller’s Knowledge, nothing has been done or omitted to be done which would make any policy of insurance of the Company Group void or voidable. All premiums under the Insurance Policies due and payable have been paid and, where applicable, the Company Group has complied in all material respects with the provisions thereof. The Insurance Policies will remain in full force and effect following the Closing without any further action by any party. There are no material claims pending under any of the Insurance Policies.

3.16.       Real Property.

(a)             The Company Group does not own, nor has it ever owned, any real property and is not party to any contract or operation to purchase any real property or interest therein.

(b)             Schedule 3.16(b) contains a list of all leases, subleases or other occupancy agreements (collectively, the “Real Property Leases” and, each, a “Real Property Lease”) pursuant to which the Company Group leases, subleases or occupies any material real property or interest therein or any such lease, sublease or occupancy agreement that will be transferred to Buyer pursuant to this Agreement (each such property, “Leased Real Property”), specifying the name of the lessor, lessee and current occupant (if different from the lessee) and the address thereof, that are in the Company’s actual possession. Correct and complete copies of the Real Property Leases together with all amendments and any applicable SNDAs or estoppels thereto that are in the Company’s actual possession have been made available to Buyer. To the Seller’s Knowledge, each Real Property Lease is valid and binding on the Company Group and on the other parties thereto and is in full force and effect, except as may be affected by any Enforceability Exceptions. To the Seller’s Knowledge, all payments due under the Real Property Leases are current. To Seller’s Knowledge, there is no security deposit or portion thereof deposited with respect to any Real Property Lease that has been applied in respect of a breach or default under such Real Property Lease which has not been deposited in full. The Company’s and the Company Group’s possession and quiet enjoyment of the Leased Real Property under the Real Property Leases has not been disturbed. To the Seller’s Knowledge, there are no parties in possession of any of the Leased Real Property other than the Company Group, and the Company Group’s right to use any Leased Real Property has not been sublet, assigned or otherwise granted to any third Person, except as otherwise set forth on Schedule 3.16(b). No construction, alteration or other leasehold improvement work with respect to any Real Property Lease remains to be paid for or to be performed by the Company Group, except as otherwise set forth on Schedule 3.16(b). Neither the whole nor any portion of any Leased Real Property has been and remains damaged or destroyed by fire or other casualty.

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(c)             In the past two (2) year, the Company Group has not received notice (i) of any pending or threatened condemnation or eminent domain proceedings or their local equivalent affecting or relating to Leased Real Property or (ii) from any Governmental Authority or other Person alleging that the use and occupancy of any of any Leased Real Property by the Company Group, as currently used and occupied, and the conduct of their business thereon, as currently conducted, violates in any material respect any deed restrictions, applicable Law consisting of building codes, zoning, subdivision or other similar land use Laws. To the Seller’s Knowledge, there are no options, rights of first offer or rights of first refusal to purchase or lease any of the Leased Real Property or any portion thereof or interest therein other than those specified in the Real Property Leases set forth on Schedule 3.16(b).

(d)             The Company Group does not use, occupy or operate any real property other than the Leased Real Property, and no other real property is necessary for the operation of the Business as currently conducted by the Company.

(e)             As of the date hereof and as of the Closing, the Leased Real Property is and will be free and clear of all Liens other than Permitted Liens.

(f)              To the Seller’s Knowledge, the Leased Real Property is adequately served by proper utilities and other building services necessary for its current use.

(g)             Schedule 3.16(g) sets forth a true, correct and complete list of each Real Property Lease that contains any provision requiring the consent, approval, or waiver of the landlord, airport authority, or any other counterparty thereto (each, a “Lease Counterparty”) as a result of, or in connection with, the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including any change-of-control, assignment, transfer, or similar provision that is triggered by the direct or indirect transfer of equity interests of any member of the Company Group (each such Real Property Lease, a “Consent Lease,” and each such required consent, approval or waiver, a “Required Lease Consent”). To Seller’s Knowledge, no Real Property Lease that is not listed on Schedule 3.16(g) contains any provision requiring a Required Lease Consent.

3.17.       Title to Assets.

Except for Inventory sold or otherwise disposed of for fair consideration in the Ordinary Course of Business since the Recent Balance Sheet Date, the Company Group has good and valid title to, or a valid leasehold or licensed interest in, all of the material tangible assets and properties used in the conduct of their business (other than (a) properties sold, consumed or otherwise disposed of for fair consideration in the Ordinary Course of Business, and (b) the Corporate Functions, , in each case free and clear of Liens except for Permitted Liens. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company Group are in good operating condition and repair (subject to ordinary wear and tear), and are adequate in all material respects for the uses to which they are being put, have been maintained in all material respects in accordance with normal industry practice and none of such material buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

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3.18.       Product Warranty; Inventories; Product Liability.

(a)             The products produced, processed, marketed, distributed, shipped, or sold, and the services performed, by or on behalf of the Company Group have conformed in all material respects with the written terms and conditions applicable thereto (all applicable contractual commitments and all express warranties), if any, and the Company Group has no material Liability for replacement thereof or other damages in connection therewith in excess of current accruals reflected in the Financial Statements. Schedule 3.18(a) discloses the aggregate dollar amount of and circumstances associated with any material product warranty claims currently pending or which were resolved during the twenty-four (24) months preceding the date of this Agreement.

(b)             The Inventory, whether reflected in the Financial Statements or subsequently acquired, is of a quality and quantity usable and/or salable in the Ordinary Course of Business, subject to reserves for obsolete, excess, slow-moving, damaged and defective inventory or reserves created for shrinkage, seasonality or permanent markdown accruals. The Inventory is reflected in the Financial Statements and in the books and records of the Company Group in accordance with GAAP applied on a basis consistent with past practice. The Inventory is adequate for the conduct of the business of the Company Group and consistent with past practice. Each raw material and finished product included in the Inventory complies in all material respects with all of the Company Group’s internal quality assurance guidelines, except for any such failure that would not have, individually or in the aggregate, a material impact on the Inventory. All Inventory is owned by the Company Group free and clear of all Liens, other than Permitted Liens, and to the Knowledge of the Seller, no Inventory is held on a consignment basis.

(c)             Schedule 3.18(c) includes true, correct and complete copies of the standard terms and conditions of sale for each member of the Company Group (which includes, without limitation, any material guaranty, warranty and indemnity provisions). There is no limitation under applicable Law or contract on the Company Group’s ability to sell any products currently sold (including, without limitation, lotions, serums, sunscreens, LED light appliances, and other similar products) at any location of the XpresSpa Airport Business.

(d)             No member of the Company Group has, in the past five (5) years, had Liabilities with respect to the repair, replacement or return, or any refund or return of the purchase price (or any portion thereof), arising out of, relating to, or otherwise in respect of, any Product Recall (including any part or component and regardless of the date of manufacture) designed, manufactured, assembled, sold or distributed by any member of the Company Group, except, in each case, as would not be material to the Company Group, taken as a whole. For purposes hereof, “Product Recall” shall mean any recall of goods (i) by a Governmental Authority pursuant to applicable Law or (ii) by a manufacturer or provider.

(e)             The Company Group has not in the past three (3) years incurred any material Liabilities (whether or not reserved for in the Financial Statements and whether or not insured against under any insurance policy of the Company) for damage or injury to any Person arising out of, relating to, or otherwise in respect of, any products (including any part or component and regardless of the date of manufacture) designed, manufactured, assembled, sold or distributed by the Company Group or any services (regardless of the date of performance) performed by the Company Group.

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3.19.       Related Party Transactions.

(a)             Except (1) as described on Schedule  3.19 and (2) for any employment, compensation, benefit, or similar agreements or arrangements entered into in the Ordinary Course of Business, since December 31, 2023, none of Seller or any employee, officer, director, or affiliate of Seller, or any of the controlled Affiliates of the foregoing (other than the Company Group) has:

(i)              borrowed any material amount of money from, or loaned any material amount of money to, the Company Group (nor has any member of the Company Group drawn any loans from any such Person), in each case, where such loans remain outstanding as of the date hereof;

(ii)             guaranteed or provided any material indemnity or security in relation to any debt or obligation of the Company Group (nor has any member of the Company Group guaranteed or provided any indemnity or security in relation to any debt obligation of any such Person), in each case, where such debt or obligation remain outstanding as of the date hereof;

(iii)            any material contractual claims against the Company Group or engaged in any material transaction with the Company Group (in each case, other than (A) in respect of employment or consulting relationships (B) which are provided for in the organizational documents or (C) this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby), in each case, which continue in effect as of the date hereof; or

(iv)            any ownership or leasehold interest in any material property or assets used by the Company Group.

(b)            As of immediately prior to the Closing, there will be no amounts due to (or other obligations in favor of) Seller or any of its Affiliates from the Company Group.

3.20.       Suppliers.

Set forth on Schedule 3.20 is each of the top ten (10) suppliers (by spend for the calendar year ended December 31, 2025 of the Company Group on a consolidated basis (the “Specified Suppliers”), and the aggregate spend for such period with each such Specified Supplier. Since December 31, 2025 no Specified Supplier has provided notice to the Company Group of the termination of its relationship (or intent to terminate its relationship) with the Company Group or otherwise with respect to any material reduction of business with the Company Group. Since December 31, 2025, the Company Group has not ceased (and has no present intent to cease) its business relationship with any Specified Supplier.

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3.21.       Brokers.

Except as set forth on Schedule 3.21, neither Seller nor any member of the Company Group has retained a broker, finder, investment banking firm or financial advisor to act on its behalf in connection with the transactions contemplated by this Agreement, and no other Person is or will be entitled to receive any broker’s, finder’s, investment banker’s, financial adviser’s or similar fee in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or the Company Group.

3.22.       Sufficiency of Assets.

The assets of the Company Group, together with the assets contemplated to be transferred to the Company Group as part of the Pre-Closing Reorganization, and the services to be provided to the Company Group under the Transition Services Agreement, constitute all of the assets, properties and rights necessary for the continued operation of the Business after the Closing in the same manner in all material respects as the Business is currently conducted and has been conducted in the past twelve (12) months.

3.23.       ACDBE and Local Partner Joint Ventures.

(a)             Schedule 3.23(a) sets forth a true, correct and complete list of all concession agreements to which any member of the Company Group is a party that are subject to Airport Concession Disadvantaged Business Enterprise (“ACDBE”) participation requirements imposed by the U.S. Department of Transportation, the Federal Aviation Administration, or any applicable airport authority (each, an “ACDBE Concession Agreement”). With respect to each ACDBE Concession Agreement, the Company Group is in compliance in all material respects with all applicable ACDBE participation requirements, including any minimum ACDBE participation goals established thereunder. No member of the Company Group has received any written notice (or, to the Seller’s Knowledge, any other notice) from any Governmental Authority or airport authority alleging any material failure to comply with any ACDBE participation requirement under any ACDBE Concession Agreement, and no such failure has occurred that would reasonably be expected to result in the termination of any ACDBE Concession Agreement.

(b)             Schedule 3.23(b) sets forth a true, correct and complete list of all joint venture agreements, co-ownership agreements, operating agreements, and similar arrangements between any member of the Company Group and any ACDBE partner or local partner in connection with any airport concession (collectively, the “ACDBE Joint Venture Agreements”). True, correct and complete copies of such ACDBE Joint Venture Agreements have been made available to Buyer in the Data Room. Each ACDBE Joint Venture Agreement is in full force and effect in all material respects and no member of the Company Group is in material breach or default thereunder, and, to the Knowledge of the Seller, no other party to any ACDBE Joint Venture Agreement is in material breach or default thereunder. No event has occurred that, with or without the giving of notice or the lapse of time, or both, would constitute a material breach or default by any member of the Company Group under any ACDBE Joint Venture Agreement or give rise to any right of termination, cancellation or acceleration thereunder. No member of the Company Group has received any written notice of any termination, cancellation, or material modification of any ACDBE Joint Venture Agreement.

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3.24.       Licenses, Permits, and Public Health/Safety Compliance (Spa Services).

(a)             Each location at which any member of the Company Group operates spa, nail, massage, cosmetology, or related wellness services holds and maintains, in full force and effect, all licenses, permits, registrations, certifications, and other regulatory approvals required by applicable Law for the operation of such services at such location, including, without limitation, all massage therapy, nail technician, cosmetology, esthetician, and similar professional or occupational licenses required by applicable state, local, or foreign Governmental Authorities (collectively, the “Spa Operating Permits”), except for such Spa Operating Permits the absence of which would not, individually or in the aggregate, materially impair the operation of the business at such location. Schedule 3.24(a) sets forth a true, correct and complete list of all material Spa Operating Permits held by the Company Group as of the date hereof. All material Spa Operating Permits are in full force and effect, and no member of the Company Group has received any written notice of revocation, suspension, limitation, or non-renewal of any Spa Operating Permit. No member of the Company Group is in material violation of any term or condition of any Spa Operating Permit.

(b)             To the Knowledge of Seller, all current employees and contractors of the Company Group who are required by applicable Law, airport authority regulations, or the terms of any concession agreement to hold airport security clearances, background check approvals, or similar authorizations in order to perform their duties at any airport location have obtained and currently maintain all such required clearances and approvals. To the Knowledge of the Seller, there are no pending or threatened revocations, suspensions, or denials of any such clearances or approvals with respect to such current employee or contractor of the Company Group that, individually or in the aggregate, would reasonably be expected to prevent the Company Group from maintaining adequate staffing levels at any airport location as a result of any failure to obtain or maintain such clearances or approvals.

3.25.       XpresTest Regulatory Compliance.

(a)             Each member of the Company Group, to the extent applicable to such member’s operations, (i) is in compliance in all material respects with all applicable U.S. Food and Drug Administration (“FDA”) laws and regulations, including those relating to the use, distribution, and marketing of any diagnostic tests, devices, or related products; (ii) is in compliance in all material respects with all applicable federal and state healthcare fraud and abuse laws, including the federal False Claims Act (31 U.S.C. §§ 3729 et seq.); (iii) is in compliance in all material respects with all applicable state laws regulating genetic testing and protecting the privacy of genetic test results, including applicable breach notification requirements; and (iv) is in compliance in all material respects with all other applicable state and local laws and regulations that impose reporting or other compliance-related requirements on specimen collection stations. No member of the Company Group has received any written notice from any Governmental Authority of any material investigation, audit, enforcement action, or allegation of material non-compliance with any of the foregoing laws or regulations, and no such Action is pending or, to the Knowledge of the Seller, threatened in writing. The Company Group does not engage in treatment or diagnosis of any individual, does not operate a clinical laboratory, and the Business is not regulated by or subject to the Clinical Laboratory Improvement Amendments of 1988. The in vitro diagnostic product utilized by the Company in its specimen collection, distribution and related activities is cleared, approved or has received Emergency Use Authorization by the FDA, and is not manufactured by the Company Group. Each Member of the Company Group holds all licenses, permits, certifications, and approvals required by applicable federal and state law in connection with its specimen collection activities, and each such license, permit, certification and approval is in full force and effect. All specimen collection activities performed by the Company Group are performed in the United States.

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(b)             Each government contract, subcontract, or grant pursuant to which any member of the Company Group has received or is entitled to receive funding for bio-surveillance monitoring or related activities (each, a “Government Contract”) has been disclosed in Schedule 3.25(b). Each member of the Company Group is in compliance in all material respects with all applicable federal regulations (including, without limitation, the Federal Acquisition Regulation (48 C.F.R. Chapter 1) and any applicable agency-specific acquisition regulations (including the Health and Human Services Acquisition Regulation)), and the terms and conditions of each Government Contract, including all requirements relating to the conduct of bio-surveillance activities, data handling, reporting obligations, and performance standards. No member of the Company Group has received any written notice of actual or threatened termination for default, cure notice, show-cause notice, or suspension or debarment proceeding in connection with any Government Contract, and no such Action is pending or, to the Knowledge of the Seller, threatened in writing. No member of the Company Group has made any material false statement or material omission in connection with any Government Contract or any application therefor. To the extent any member of the Company Group performs under any Government Contract as a subcontractor, such member is in compliance in all material respects with all applicable flow-down obligations imposed by the prime contractor and by applicable federal procurement law.

3.26.       Products and Services Liability; Consumer Protection.

(a)             All products used in the provision of services or offered for sale at any location operated by any member of the Company Group, including all cosmetics, skincare products, massage products, nail care products, products used in bio surveillance monitoring and diagnostic testing, and any ingredients or components thereof (collectively, the “Company Products”), comply in all material respects with all applicable product safety laws and regulations in each jurisdiction in which such Company Products are used or sold, including, without limitation, the Federal Food, Drug, and Cosmetic Act, applicable regulations of the U.S. Food and Drug Administration, and all analogous state, local, and foreign product safety laws and regulations. No member of the Company Group has received any written notice from any Governmental Authority of any recall, market withdrawal, safety alert, or enforcement action with respect to any Company Product, and no such Action is pending or, to the Knowledge of the Seller, threatened.

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(b)             There are no pending or, to the Knowledge of the Seller, threatened, product liability claims, Actions, or investigations against any member of the Company Group arising out of or relating to any Company Product or any service provided by the Company Group. All product liability claims that have been asserted in writing against any member of the Company Group within the past five (5) years have been disclosed on Schedule 3.26(b), together with a description of the nature and current status of each such claim and any amounts paid or reserved in connection therewith. For the avoidance of doubt, “product liability claims” for purposes of this Section 3.26(b) shall include, without limitation, any filed lawsuits, pre-suit or pre-litigation claims, consumer demand letters, attorney demand or notice letters, subpoenas, government demand letters (including Civil Investigative Demands and informal informational requests), and any settlement agreements, in each case, for the five (5) year period prior to the date of this Agreement. To the Knowledge of the Seller, there are no recurring or escalating patterns of consumer complaints, adverse customer reviews, or social media reports relating to any Company Product or any service provided by the Company Group that would reasonably be expected to result in product liability claims, class or collective proceedings, or enforcement actions.

(c)             Each member of the Company Group is in compliance in all material respects with all applicable truth-in-advertising, consumer protection, and unfair trade practices laws and regulations in each jurisdiction in which it operates, including, without limitation, the Federal Trade Commission Act and all analogous state, local, and foreign consumer protection laws and regulations. During the past six (6) years, no member of the Company Group has received any written notice from any Governmental Authority of any material investigation, enforcement action, or allegation of non-compliance with any such laws or regulations, and no such Action is pending or, to the Knowledge of the Seller, threatened in writing.

3.27.       Customer Waivers; Participant Agreements.

(a)             Schedule 3.27(a) sets forth true, correct and complete copies of each standard form of participant, membership, or service agreement containing a waiver or release of claims used or required to be used by any member of the Company Group in connection with the Business as currently conducted, including at each spa, waxing center, wellness, or personal care services location operated by any member of the Company Group (collectively, “Participant Agreements”). Each member of the Company Group has, at all times during the past three (3) years, required each customer (including the parent or legal guardian of any minor customer) to execute a Participant Agreement, in the applicable standard form set forth in Schedule 3.27(a), prior to receiving any services from such member of the Company Group. Schedule 3.27(a) separately identifies (i) each form of Participant Agreement used at each distinct business line or location type (including XpresSpa airport locations), (ii) each jurisdiction in which each such form is used, and (iii) the date each such form was first adopted. Except as set forth in Schedule 3.27(a), no member of the Company Group has deviated in any material respect from the applicable standard form of Participant Agreement.

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(b)             Each Participant Agreement is valid, binding, and enforceable against the applicable customer in accordance with its terms in all material respects, subject to the Enforceability Exceptions. The waivers and releases contained in the Participant Agreements have been presented to and executed by customers in compliance with all applicable Laws in all material respects, in each jurisdiction in which any member of the Company Group operates or has operated during the past three (3) years. No Participant Agreement has been presented to or executed by a customer in a manner that would render any waiver or release contained therein unenforceable, voidable, or of limited effect under applicable Law, including by reason of (i) inadequate disclosure, (ii) failure to obtain separate acknowledgment of any waiver or release provision, (iii) failure to obtain parental or guardian consent for minor customers, or (iv) non-compliance with applicable electronic signature or recordkeeping requirements.

(c)             No member of the Company Group has received any written (nor to the Knowledge of the Seller, any oral) notice from any Governmental Authority, and there is no pending or, to the Knowledge of the Seller, threatened Action, asserting that any Participant Agreement or any provision thereof is invalid, unenforceable, misleading, or otherwise non-compliant with applicable Law. Each member of the Company Group has maintained and retained fully executed Participant Agreements (whether in paper or electronic form) for each customer who has received services from any member of the Company Group during the past three (3) years, in accordance with all applicable Laws and its standard document retention practices as set forth in the XWELL Data Retention and Disposal Standard (as amended from time to time). There are no material gaps or systemic failures in the collection, execution, storage, or retention of Participant Agreements at any location of the Company Group. To the Knowledge of Seller, each Participant Agreement retained in electronic form has been stored in a manner that preserves its legal integrity, authenticity, and accessibility for the retention period required by applicable Law.

(d)             Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will impair or limit the enforceability of any Participant Agreement against any customer of any member of the Company Group or give any customer the right to terminate, cancel, or obtain a refund under any Participant Agreement.

3.28.       Gift Cards; Loyalty Programs; Memberships.

(a)             Schedule 3.28(a) sets forth a true, correct, and complete description of each of the following programs operated, administered, sponsored, or honored by any member of the Company Group in connection with the Business (collectively, “Customer Programs”):

(i)            each gift card, gift certificate, stored-value card, e-gift, and similar prepaid customer credit program (“Gift Card Programs”), including (A) the aggregate outstanding face value of all unredeemed instruments as of a date no more than thirty (30) days prior to the date of this Agreement, (B) the breakage rate assumptions used by the Company Group in estimating the portion expected to remain unredeemed, (C) the escheat or unclaimed property treatment applied to such obligations in each jurisdiction in which the Company Group operates, and (D) the identity of any material third-party administrator or processor involved in the operation of any Gift Card Program;

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(ii)           each material loyalty, rewards, points, credits, referral, or similar customer program under which customers accumulate benefits redeemable for services, discounts, or other consideration (“Loyalty Programs”), including (A) a description of all outstanding unredeemed points, credits, or benefits as of a date no more than thirty (30) days prior to the date of this Agreement, (B) the estimated liability associated with such outstanding benefits, and (C) the identity of any material third-party administrator involved in the operation of any Loyalty Program; and

(iii)          each material membership, subscription, prepaid service package, recurring access program, and similar arrangement under which customers pay in advance for future services (“Membership Programs”), including (A) the aggregate number of active enrolled members or subscribers as of a date no more than thirty (30) days prior to the date of this Agreement, (B) the aggregate amount of deferred or prepaid revenue outstanding as of such date, and (C) the identity of any material third-party administrator or payment processor involved in the operation of any Membership Program.

(b)             All obligations arising from Customer Programs are reflected as current liabilities on the Financial Statements and in the Net Working Capital calculation, in each case in accordance with GAAP consistently applied and the Accounting Principles. No member of the Company Group has, at any time within the three (3) years prior to the date of this Agreement, modified its breakage rate assumptions, revenue recognition methodology, liability recognition practices, or any other accounting treatment applicable to any Customer Program in a manner inconsistent with GAAP or past practice, except as required by a change in GAAP. The breakage rate assumptions disclosed in Schedule 3.28(a) with respect to each Gift Card Program: (i) are reasonable and have been determined in good faith; (ii) are consistent with the Company Group’s actual historical redemption data for the three (3) year period ending on the date of this Agreement; (iii) have not been modified in a manner that would reduce the liability associated with any Gift Card Program on the Financial Statements or in the Net Working Capital calculation, except as required by a change in GAAP or as supported by updated historical redemption data; and (iv) reflect all material changes in customer redemption behavior known to Seller or any member of the Company Group as of the date of this Agreement.

(c)             Each Customer Program has been offered, sold, administered, marketed, and honored in all material respects in accordance with (i) its published terms and conditions; (ii) all applicable Laws, including consumer protection Laws, truth-in-advertising Laws, unfair or deceptive trade practice Laws, gift card and stored-value Laws (including all applicable escheat, unclaimed property, and dormancy Laws in each jurisdiction in which the Company Group operates or has operated), and all Laws governing automatic renewal, negative option, and subscription programs; and (iii) the applicable data privacy and security requirements set forth in Section 3.13 of this Agreement. No member of the Company Group has failed to remit any amounts required to be remitted under applicable escheat or unclaimed property Laws in connection with any Customer Program. Schedule 3.28(c) sets forth a true, correct, and complete list of (A) each jurisdiction in which any member of the Company Group is subject to escheat or unclaimed property obligations in respect of any Customer Program, (B) the most recent period for which escheat filings were made in each such jurisdiction, (C) any known or reasonably anticipated shortfalls in escheat remittances, and (D) any pending or threatened audit, inquiry, or enforcement action by any Governmental Authority with respect to escheat or unclaimed property obligations of any member of the Company Group.

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(d)             Except as set forth in Schedule 3.28(d), no member of the Company Group has, at any time within the twelve (12) months prior to the date of this Agreement (i) modified the terms of any Gift Card Program in any material respect, including any change to face value, expiration policies, inactivity fees, service charges, redemption restrictions, or the identity of any material third-party administrator, (ii) devalued, reduced, restricted, or otherwise adversely modified, in any material respect, the redemption rights, accrual rates, or expiration terms of any points, credits, or rewards under any Loyalty Program, or (iii) modified the terms of any Membership Program in any material respect, including any material change to pricing, service inclusions, auto-renewal terms, cancellation rights, refund policies, service credits, or the identity of any third-party administrator or payment processor.

(e)             There is no pending or to the Knowledge of the Seller, threatened (i) material Action, class or collective proceeding, or consumer arbitration relating to any Customer Program or the administration, marketing, disclosure, renewal, or cancellation thereof, or (ii) material investigation, audit, inquiry, subpoena, civil investigative demand, or enforcement action by any Governmental Authority relating to the administration, marketing, disclosure, renewal, cancellation, or escheat treatment of any Customer Program. During the past three (3) years, no member of the Company Group has received any written notice from any Governmental Authority indicating that any Customer Program or the administration thereof is non-compliant with applicable Law.

(f)              Except as set forth in Schedule 3.28(f), no member of the Company Group has, within the twelve (12) months prior to the date of this Agreement, or, during the period from the date of this Agreement through the Closing, taken or will take any action to accelerate, wind down, discontinue, or otherwise terminate any Customer Program, or taken or will take any action that has had or would reasonably be expected to have the effect of materially (i) reducing the aggregate number of active members, subscribers, or participants in any Customer Program, (ii) increasing the redemption rate of any Gift Card Program above historical norms, (iii) reducing the outstanding deferred revenue or other liabilities of the Company Group associated with any Customer Program, or (iv) issuing, selling, or distributing gift cards, gift certificates, or stored-value instruments at a discount to face value or in promotional quantities materially in excess of historical norms, in each case other than as a result of normal customer attrition in the ordinary course of business consistent with past practice, and in each case, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned, or delayed) with respect to any such action taken during the period from the date of this Agreement through the Closing.

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3.29.       Bank Accounts.

Schedule 3.29 sets forth a true, correct and complete list of (a) the name and address of each bank with which any member of the Company Group has an account or safe deposit box, (b) the name of each Person authorized to draw thereon or have access thereto, (c) the names of each Person holding a power of attorney from such member of the Company Group, and (d) the account number for each bank account of each member of the Company Group.

3.30.       Spa Products Import & Distribution Co., LLC.

Spa Products Import & Distribution Co., LLC (“Spa LLC”) is a holding company and does not engage in any business, trade or commercial activity of any kind (other than certain payroll processing activities for employees of Seller and its Subsidiaries (including the Company Group)). Spa LLC (i) does not own, hold, lease or have any interest in any assets or properties of any nature (whether tangible or intangible, real or personal), other than (x) Cash and Cash Equivalents, and (y) immaterial assets typical of a holding company, (ii) has no Liabilities or obligations of any kind (whether accrued, contingent, absolute, determined, determinable or otherwise), (iii) has not entered into any contracts, commitments, arrangements or undertakings with any Person, and (iv) has no employees, contractors or other individual service providers.

3.31.       No Other Representations or Warranties.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (IN EACH CASE, AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2), IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO BUYER PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHICH ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE WITH RESPECT TO THE COMPANIES AND SELLER, RESPECTIVELY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY), (I) NONE OF THE COMPANIES, SELLER NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND (II) ALL OTHER WARRANTIES in connection with the transactions contemplated hereby or thereby (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED), INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION OR DESIGN OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, ARE EXPRESSLY EXCLUDED.

BUYER ACKNOWLEDGES AND AGREES THAT (A) IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION MADE BY THE COMPANIES, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2), IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO BUYER AT CLOSING, AND NO PERSON HAS BEEN AUTHORIZED BY THE COMPANIES OR SELLER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO THE COMPANY GROUP, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR THE BUSINESSES OF THE COMPANY GROUP EXCEPT AS SO SET FORTH, AND, IF MADE, ANY SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON, (B) NONE OF THE COMPANIES, SELLER (IN EACH CASE, EXCEPT IN THE CASE OF ACTUAL SELLER FRAUD) NOR ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER RESULTING FROM THE DISTRIBUTION TO BUYER OR ITS REPRESENTATIVES, OR BUYER’S USE, OF ANY INFORMATION REGARDING THE COMPANY GROUP OR THEIR BUSINESSES (INCLUDING ANY PROJECTIONS, ESTIMATES, FINANCIAL INFORMATION OR OTHER INFORMATION SET FORTH IN THE CIM OR MANAGEMENT PRESENTATIONS) NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY CERTIFICATE DELIVERED TO BUYER AT CLOSING, AND (C) ANY ESTIMATES, PROJECTIONS, PREDICTIONS, DATA, FINANCIAL INFORMATION, MEMORANDA, PRESENTATIONS OR OTHER MATERIALS OR INFORMATION PROVIDED OR ADDRESSED TO BUYER ARE NOT AND SHALL NOT BE DEEMED TO BE OR INCLUDE REPRESENTATIONS OR WARRANTIES REGARDING THE COMPANY GROUP, UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2) OR IN ANY OTHER TRANSACTION DOCUMENT.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Seller hereby represents and warrants to Buyer, as follows, as of the date of this Agreement:

4.1.          Authority and Enforceability.

(a)             Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware.

(b)             Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which Seller is, or will be, a party and to consummate the transactions contemplated hereby and thereby, subject to receipt of Stockholder Approval.

(c)             The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is, or will be, a party, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on behalf of Seller, except that no other corporate action or approval on the part of Seller or the stockholders of Seller is necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby, except the Stockholder Approval. This Agreement and the other Transaction Documents to which Seller is a party have been or will be duly and validly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Buyer and the other parties hereto and thereto, constitute or will constitute the valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions.

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(d)             The affirmative vote of the holders of a majority of the outstanding shares of Seller’s common stock entitled to vote to approve the transactions contemplated by this Agreement (the “Stockholder Approval”) is the only vote or consent of the holders of any class or series of Seller’s capital stock that is necessary in connection with the consummation of the transactions contemplated by this Agreement, and no other corporate or stockholder proceedings are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Prior to the execution of this Agreement, at a meeting duly called and held, the board of directors of Seller duly, validly and adopted resolutions (i) approving and declaring advisable this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth herein, (ii) declaring and determining that it is in the best interests of the stockholders of Seller that Seller enter into this Agreement and consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein, (iii) directing that this Agreement be submitted to a vote at a meeting of the stockholders of Seller for approval and adoption, and (iv) recommending that the stockholders of Seller approve and adopt this Agreement (clauses (i), (ii), (iii) and (iv) being collectively referred to herein as the “Board Recommendation”), which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way.

(e)             The execution of this Agreement by Seller and the other Transaction Documents to which Seller is a party do not violate or conflict with (i) any corporate document of Seller (as applicable), (ii) any Laws or Order, of any Governmental Authority against or otherwise binding upon Seller, except, in the case of clause (ii), as would not reasonably be expected to be material to Seller’s ability to consummate the transactions contemplated hereby.

(f)              Seller is not subject to any pending winding up application, including both solvent and insolvent winding up, that has been made to a court or other competent public authority or is in the process of being wound up and, no such proceeding has been threatened in writing against Seller.

4.2.          Title.

Seller is the sole record owner of the Purchased Equity, free and clear of all Liens, except for (i) Liens arising under applicable securities Laws, (ii) any restrictions on the transfer of such securities arising under the Companies’ organizational documents, and (iii) Liens arising under this Agreement or any other Transaction Document.

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4.3.          No Consents.

Except as set forth on Schedule 4.3, the execution, delivery and performance by Seller of this Agreement and any other Transaction Document to be executed by Seller in connection herewith, and the consummation by Seller of the Sale and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Seller’s (or any member of the Company Group’s) organizational documents, (ii) violate any provision of Law, rule, or regulation to which Seller is subject, (iii) violate any Order applicable to Seller or the Company Group; or (iv) violate, result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) or give rise to rights of payment, acceleration, termination, or cancellation, or a loss of rights under, or require the consent of any third party that has not been obtained under, any Material Contract to which Seller or any member of the Company Group is a party or by which it may be bound, except, in cases of clauses (ii), (iii), and (iv) above, for violations, breaches, events, or defaults that in the aggregate would not reasonably be expected to materially delay or hinder or impair the consummation of the transactions contemplated hereby. Except (A) as set forth on Schedule 4.3, (B) for the filing with the SEC of the preliminary proxy statement, the Proxy Statement and any related filings under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (C) the Stockholder Approval, and (D) filings, permits, clearances, authorizations, consents, orders and approvals as may be required pursuant to the rules and regulations of the Nasdaq, the execution and delivery of the Transaction Documents by Seller does not, and the performance of the Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not, require Seller to obtain any consent, permit or order of, make any filing with or notification to, or procure other action by, any Person based on any Laws.

4.4.          Litigation.

There is no Action pending or threatened in writing (or, to the Knowledge of the Seller, orally) against Seller or to which Seller’s assets are bound that (a) challenges or seeks to enjoin, delay or obtain damages in respect of this Agreement, the Sale or the transactions contemplated hereby or (b) would reasonably be expected to materially adversely affect Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents or to consummate the Sale or the transactions contemplated hereby and thereby. Seller is not subject to any Order which would reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement or the other Transaction Documents or to consummate the Sale.

4.5.          Brokers.

Except as set forth on Schedule 4.5, neither Seller nor any of Seller Affiliates has retained a broker, finder, investment banking firm or financial advisor to act on its behalf in connection with the transactions contemplated by this Agreement, and no other Person is or will be entitled to receive any broker’s, finder’s, investment banker’s, financial adviser’s or similar fee in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or Seller Affiliates.

4.6.          Investigation.

Seller acknowledges that, except for the representations and warranties regarding the Buyer or its Affiliates in this Agreement or any other Transaction Document or in any certificate delivered to Seller pursuant to this Agreement or any other Transaction Document, Seller has not relied on any representation or warranty from Buyer or any of its Affiliates in determining to enter into or consummate the transactions contemplated by this Agreement, and is relying on its or his own investigation and analysis in entering into the transactions contemplated hereby and by the other Transaction Documents. Seller is a sophisticated party, represented by independent legal counsel and investment advisors with experience in the acquisition and valuation of ongoing businesses. None of Buyer or any of its Affiliates shall have any Liability to Seller or any other Person (except in case of Actual Buyer Fraud) with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Buyer or any of its Affiliates or the future business, operations or affairs of Buyer or any of its Affiliates, in each case, unless otherwise expressly set forth in this Agreement or any other Transaction Document or in any certificate delivered to Seller pursuant to this Agreement or any other Transaction Document.

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4.7.          ACKNOWLEDGMENT; NO ADDITIONAL REPRESENTATIONS.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (IN EACH CASE, AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2) OR IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO SELLER PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHICH ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE WITH RESPECT TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY), (I) NEITHER BUYER NOR ANY OF ITS AFFILIATES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND (II) ALL OTHER WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED), INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION OR DESIGN OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, ARE EXPRESSLY EXCLUDED.

SELLER ACKNOWLEDGES AND AGREES THAT (A) SELLER IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION MADE BY BUYER OR ANY OF ITS AFFILIATES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2), IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO SELLER AT CLOSING, AND NO PERSON HAS BEEN AUTHORIZED BY BUYER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO BUYER OR ANY OF ITS AFFILIATES OR THE BUSINESSES OF BUYER OR ITS AFFILIATES EXCEPT AS SO SET FORTH, AND, IF MADE, ANY SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON, (B) NEITHER BUYER (EXCEPT IN THE CASE OF ACTUAL BUYER FRAUD) NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO THE COMPANY GROUP OR SELLER RESULTING FROM THE DISTRIBUTION TO THE COMPANY GROUP OR SELLER OR THEIR RESPECTIVE REPRESENTATIVES, OR THEIR USE, OF ANY INFORMATION REGARDING BUYER OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE BUSINESSES (INCLUDING ANY PROJECTIONS, ESTIMATES, FINANCIAL INFORMATION OR OTHER INFORMATION PROVIDED BY OR ON BEHALF OF BUYER RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY) NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY CERTIFICATE DELIVERED TO SELLER AT CLOSING, AND (C) ANY ESTIMATES, PROJECTIONS, PREDICTIONS, DATA, FINANCIAL INFORMATION, MEMORANDA, PRESENTATIONS OR OTHER MATERIALS OR INFORMATION PROVIDED OR ADDRESSED TO SELLER ARE NOT AND SHALL NOT BE DEEMED TO BE OR INCLUDE REPRESENTATIONS OR WARRANTIES REGARDING BUYER OR ANY OF ITS AFFILIATES, UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2) OR IN ANY OTHER TRANSACTION DOCUMENT.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Companies and Seller as follows, as of the date of this Agreement:

5.1.          Organization.

Buyer is a Delaware limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver, and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

5.2.          Authority and Enforceability; No Conflict.

(a)             Buyer has all requisite entity power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to be executed by Buyer in connection herewith, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been (or will be as of the Closing) duly authorized by all necessary corporate action on behalf of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been or will be duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute or will constitute the valid and binding obligations of Buyer, enforceable against such Persons in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions.

(b)             The execution, delivery and performance by Buyer of this Agreement and any other Transaction Document to be executed by Buyer in connection herewith, and the consummation by Buyer of the Sale and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Buyer’s organizational documents, (ii) violate any provision of Law, rule, or regulation to which Buyer is subject, (iii) violate any Order applicable to Buyer, or (iv) result in a breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration under, or require any consent under, any material contract, agreement or instrument to which Buyer is a party or by which it may be bound; except, in the case of clauses (ii), (iii), and (iv) above, for violations, breaches, events, or defaults that in the aggregate would not reasonably be expected to materially delay or hinder or impair the consummation of the transactions contemplated hereby or Buyer’s ability to perform its obligations hereunder.

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5.3.          Litigation.

There is no Action pending that (a) challenges or seeks to enjoin, delay or obtain damages in respect of this Agreement, the Sale or the transactions contemplated hereby or (b) would reasonably be expected to adversely affect Buyer’s ability to perform its obligations under this Agreement or the other Transaction Documents or to consummate the Sale or the transactions contemplated hereby and thereby. Buyer is not subject to any Order which would have an adverse effect on the ability of Buyer to perform its obligations under this Agreement or the other Transaction Documents or to consummate the Sale.

5.4.          Financial Ability.

(a)             Buyer represents that, subject to funding of anticipated debt financing and equity capital contributed to Buyer, Buyer shall have at the Closing the financial capability and sufficient unrestricted funds available necessary to consummate the transactions contemplated by this Agreement (including the Sale) on the terms and subject to the conditions set forth herein. For the avoidance of doubt, the foregoing is not a representation that Buyer has obtained, or is obligated to obtain any Equity Commitment Letter or a Debt Commitment Letter as of the date of this Agreement or prior to Closing, and the failure to obtain an Equity Commitment Letter or a Debt Commitment Letter shall not, in and of itself, constitute a breach of this Section 5.4(a) or a failure of any condition to Closing; provided that Buyer is communicating in good faith with potential financing sources to enter into definitive loan agreements or equity financing documents in accordance with Section 6.6(d). Buyer acknowledges and agrees that, regardless of whether an Equity Commitment Letter or a Debt Commitment Letter is obtained, Buyer’s obligation to consummate the Closing (subject solely to the conditions set forth in Section 7.1 and Section 7.2) is absolute and unconditional, and the obligations of Buyer under this Agreement are not contingent upon or subject to any conditions regarding Buyer’s, or its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.

(b)             As of the date of this Agreement, no debt commitment letter (a “Debt Commitment Letter”) has been executed among Buyer and any Debt Financing Source pursuant to which any Debt Financing Source has committed to fund (directly or indirectly) a debt commitment for purposes of funding a portion of the transactions contemplated by this Agreement.

(c)             As of the date of this Agreement, no equity commitment letter (the “Equity Commitment Letter”), between Guarantor (or any other Affiliate of Buyer or Guarantor) and Buyer, has been obtained pursuant to which Guarantor or any other Affiliate of Buyer or Guarantor has committed to contribute or cause to be contributed to Buyer (directly or indirectly) an equity commitment for the purpose of funding any portion of the transactions contemplated by this Agreement.

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(d)             Notwithstanding anything to the contrary herein, Buyer understands and acknowledges that receipt by, or availability of funds or financing to, Buyer or its Affiliates shall not be a condition to Buyer’s obligations hereunder and Buyer’s obligations set forth herein are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary for Buyer to perform its obligations with respect to the transactions contemplated hereby. For the avoidance of doubt, this Section 5.4(d) shall not create any independent cause of action or basis for Liability against Buyer beyond Buyer’s obligation to consummate the Closing in accordance with Article 7 and the remedies expressly set forth in Article 8.

(e)             Concurrently with the execution of this Agreement, Buyer has delivered to Seller a true, correct and complete copy of the Guaranty, duly executed by Guarantor in favor of Seller. The Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. To the knowledge of Buyer, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of Guarantor under the Guaranty.

5.5.          Brokers.

Neither Buyer nor any of its Affiliates has retained any broker, finder, investment banking firm or financial advisor to act on its behalf in connection with the transactions contemplated by this Agreement in a manner that would impose any Liability upon Seller or, if the Closing is not consummated, the Company Group, and no other Person is or will be entitled to receive any broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from Seller or, if the Closing is not consummated, the Company Group in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or its Affiliates.

5.6.          ACKNOWLEDGMENT; NO ADDITIONAL REPRESENTATIONS.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (IN EACH CASE, AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2), IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO BUYER PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHICH ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE WITH RESPECT TO THE COMPANIES AND SELLER, RESPECTIVELY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY), (I) NONE OF THE COMPANIES, SELLER NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND (II) ALL OTHER WARRANTIES (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED), INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION OR DESIGN OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, ARE EXPRESSLY EXCLUDED.

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BUYER ACKNOWLEDGES AND AGREES THAT (A) IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION MADE BY THE COMPANIES, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2), IN ANY OTHER TRANSACTION DOCUMENT OR IN ANY CERTIFICATE DELIVERED TO BUYER AT CLOSING, AND NO PERSON HAS BEEN AUTHORIZED BY THE COMPANIES OR SELLER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO THE COMPANY GROUP, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR THE BUSINESSES OF THE COMPANY GROUP EXCEPT AS SO SET FORTH, AND, IF MADE, ANY SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON, (B) NONE OF THE COMPANIES, SELLER (IN EACH CASE, EXCEPT IN THE CASE OF ACTUAL SELLER FRAUD) NOR ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER RESULTING FROM THE DISTRIBUTION TO BUYER OR ITS REPRESENTATIVES, OR BUYER’S USE, OF ANY INFORMATION REGARDING THE COMPANY GROUP OR THEIR BUSINESSES (INCLUDING ANY PROJECTIONS, ESTIMATES, FINANCIAL INFORMATION OR OTHER INFORMATION SET FORTH IN THE CIM OR MANAGEMENT PRESENTATIONS) NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY CERTIFICATE DELIVERED TO BUYER AT CLOSING, AND (C) ANY ESTIMATES, PROJECTIONS, PREDICTIONS, DATA, FINANCIAL INFORMATION, MEMORANDA, PRESENTATIONS OR OTHER MATERIALS OR INFORMATION PROVIDED OR ADDRESSED TO BUYER ARE NOT AND SHALL NOT BE DEEMED TO BE OR INCLUDE REPRESENTATIONS OR WARRANTIES REGARDING THE COMPANY GROUP, UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE SCHEDULES pursuant to Section 10.2) OR IN ANY OTHER TRANSACTION DOCUMENT.

The Buyer and its Affiliates and representatives have HAD AN OPPORTUNITY TO REVIEW books, records (including Tax Returns and other tax records), contracts, facilities, properties, and assets of the Companies and the other members of the Company Group that the Buyer and its Affiliates and representatives have requested to see or review, and the Buyer and its Affiliates and representatives have had a opportunity to meet with officers, knowledgeable employees and other representatives of the Companies and the other members of the Company Group that the Buyer and its Affiliates and representatives have requested in order to discuss the respective businesses of the Companies and the other members of the Company Group. The Buyer confirms that it and its representatives have made an independent investigation, analysis and evaluation of the Companies, the other members of the Company Group and their respective businesses; PROVIDED, HOWEVER, THAT SUCH INVESTIGATION SHALL NOT LIMIT, WAIVE, MODIFY OR AFFECT (I) THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 3 AND ARTICLE 4, (II) BUYER’S RIGHTS TO INDEMNIFICATION PURSUANT TO ARTICLE 9 OR ANY OTHER RIGHTS OR REMEDIES OF BUYER UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR (III) BUYER’S ABILITY TO BRING A CLAIM FOR ACTUAL FRAUD.

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None of Seller, the Companies, any other member of the Company Group, any Affiliate of any of the foregoing, or any representative of any of the foregoing, including Counsel (collectively, the “Covered Persons”) has acted as a fiduciary or financial or investment adviser to Buyer. The Buyer has consulted with its own legal, regulatory, tax, business, investment, financial, accounting, and other advisers to the extent that it has deemed necessary, and the Buyer has made its own decisions with respect to entering into this Agreement based upon its own judgment and upon any advice from such advisers it has deemed necessary and not upon any view expressed by Seller, the Companies or any other member of the Company Group. The Buyer is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement and any Transaction Document, and the Buyer is entering into or delivering this Agreement and each Transaction Document with a full understanding of all the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of and willing to assume (financially and otherwise) those risks. The Buyer acknowledges and agrees that, except to the extent specifically set forth in Article 3 and Article 4 OR IN THE TRANSACTION DOCUMENTS, the Buyer is acquiring the Purchased Equity, and is thereby acquiring the assets of the Companies and the other members of the Company Group, without any representation or warranty as to merchantability or fitness for any particular purpose, in an “as is” condition and on a “where is” basis; provided that nothing in this Section 5.6 shall limit the ability to make a claim for Actual SELLER Fraud in accordance with the provisions and subject to the limitations of Article 9.

5.7.          No Other Representations or Warranties.

Except for the representations and warranties contained in this Agreement (in each case, as qualified by the Schedules pursuant to Section 10.2), any other Transaction Document or in any certificate delivered to seller pursuant to this Agreement or any other Transaction Document (which are the exclusive representations and warranties made with respect to buyer or its affiliates in connection with the transactions contemplated HEREBY or THEREBY), buyer has not made and does not makes any other express or implied representation or warranty, either written or oral, with respect to buyer in connection with the transactions contemplated HEREBY or THEREBY, including, but not limited to, (a) any representation or warranty as to the accuracy or completeness of any information regarding buyer or its affiliates furnished or made available to seller or its representatives, (b) any representation or warranty as to synergies arising by virtue of the transaction, estimates or projections of future revenue, forecasts or plans, profitability or success of buyer or its affiliates, or (c) any representation or warranty arising from statute or otherwise in law with respect to buyer or its affiliates. No material or information provided by or communications made by buyer or its affiliates, or by an advisor thereof, whether by use of a “data room,” or in any information memorandum, or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to or in respect of buyer or its affiliates in connection with the transactions contemplated HEREBY AND THEREBY, in each case, except as otherwise set forth in this Agreement (as qualified by the Schedules pursuant to Section 10.2) or any other Transaction Document or in any certificate delivered to seller pursuant to this Agreement or any other Transaction Document.

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ARTICLE 6

COVENANTS AND AGREEMENTS

6.1.          Efforts to Consummate; Further Assurances.

(a)             Upon the terms and subject to the conditions herein provided, except as otherwise provided in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to, and shall cause its respective Affiliates to, take or cause to be taken all actions, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the satisfaction of the conditions precedent to the obligations of such party (which, for the avoidance of doubt, shall not require either of Seller or Buyer to waive any conditions precedent to such party’s obligation to consummate the transactions contemplated by this Agreement set forth in Article 7); (ii) the obtaining of applicable consents, waivers, actions, non-actions, or other authorizations or approvals of any third parties (including Governmental Authorities) and the satisfying or waiving any conditions set forth in or established by any such consents, clearances, approvals, waivers, actions, or non-actions or other authorizations from Governmental Authorities; and (iii) the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of this Agreement.

(b)             The parties hereto shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under the Transaction Documents to which they are a party, and shall (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents, and (iii) take such other actions, all as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents to which they are a party and the transactions contemplated hereby and thereby; provided, however, that this Section 6.1(b) shall not (A) apply to direct claims against the parties (for which the general rules of discovery shall apply), and (B) require either party to provide to the other parties any documentation or information (x) that is commercially sensitive or subject to any privilege, (y) with respect to which such party is bound by confidentiality obligations, or (z) the provision of which is restricted by applicable Law.

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(c)             Seller and the Company Group, on one hand, and Buyer, on the other hand, shall each promptly notify the other of any event or fact coming to such party’s attention prior to the Closing that would reasonably be expected to result in the failure to satisfy any of such party’s conditions precedent specified in Article 7.

(d)             Without limiting Section 6.1(a), Seller shall, and shall cause the Company Group to, use reasonable best efforts to obtain each Required Lease Consent as promptly as practicable following the date hereof, and in any event prior to the Closing Date. In furtherance of the foregoing, Seller shall: (i) promptly following the date hereof (and in any event within ten (10) Business Days), identify and prepare consent request packages in customary form for each Consent Lease and deliver such packages to the applicable Lease Counterparty; (ii) keep Buyer reasonably informed on a bi-weekly basis (or more frequently upon Buyer’s reasonable request) of the status of all efforts to obtain each Required Lease Consent, including by providing Buyer with copies of all material written correspondence with Lease Counterparties relating thereto; (iii) promptly notify Buyer in writing upon becoming aware of any actual or threatened refusal, revocation, withdrawal, or conditioning of any Required Lease Consent; (iv) bear and pay all reasonable and documented out-of-pocket costs and expenses (including any consent, processing, or similar fees payable to any Lease Counterparty) incurred in connection with obtaining the Required Lease Consents, in each case without any right of reimbursement from Buyer or any member of the Company Group; and (v) not agree to any modification, amendment, rent increase, or additional obligation under any Consent Lease in connection with obtaining any Required Lease Consent without the prior written consent of Buyer (not to be unreasonably withheld, conditioned, or delayed).

(e)             Without limiting the generality of the foregoing, (i) Seller shall use its reasonable best efforts to, and shall cause its respective Affiliates to, take or cause to be taken all actions, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under applicable Laws to, in the most expeditious manner practicable, effect the resignations of the directors, managers and officers of the Company Group as Buyer shall identify in writing to Seller no later than five (5) Business Days prior to the Closing Date from their respective capacities as officers, directors, managers or equivalent positions with each member of the Company Group (including with respect to the Company Group members formed in jurisdictions outside the United States); and (ii) no later than five (5) Business Days after the Closing Date, Seller shall deliver to Buyer five (5) USBs each containing a complete copy of the Data Room as of the Effective Date.

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(f)              Without limiting Section 6.1(a), prior to the Closing, Seller shall use its reasonable best efforts to, and shall cause its respective Affiliates to, take or cause to be taken all actions to do or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to assess and, if needed or appropriate, modify any and all websites and other digital properties owned, used, and/or operated by any Company Group entity, in each case, to ensure compliance with applicable Laws, and, in connection therewith, Seller shall, and shall cause each of its Affiliates to, keep Buyer reasonably apprised of such assessment and to use its reasonable best efforts to make such modifications to any such websites or other digital properties as Buyer may reasonably request.

(g)             Without limiting Section 6.1(a), prior to Closing, Seller shall use its reasonable best efforts to provide written evidence, in form and substance reasonably satisfactory to Buyer, that the property leases and concession agreements with respect to the XpresSpa Airport Business locations set forth on Annex 6.1(g) (the “Renewed Lease Locations”) have been renewed or extended such that the XpresSpa Airport Business can continue operating at such locations following the Closing; provided, that, to the extent any such renewal or extension is not received prior to Closing with respect to a Renewed Lease Location, the security deposit or other bond (if any) associated with such Renewed Lease Location shall not be an Eligible Security Deposit, shall be excluded from the definition of Cash and Cash Equivalents and Closing Cash, shall not be reflected in the Purchase Price, and instead such security deposit or bond shall be treated as if it were a Non-U.S. Deposit in accordance with Section 2.5 hereof.

6.2.          Access and Information.

(a)             Subject to applicable Law, from the date hereof until the earlier of the Closing Date or termination of this Agreement, Buyer shall be entitled to reasonable access to the books, records and properties of the Company Group during normal business hours and upon reasonable advance notice, and the Company Group shall cooperate with any such reasonable requests for access to the extent such access does not unreasonably interfere with the operations, activities and employees of the Company Group. The foregoing access rights shall not include the right to (i) conduct any environmental testing, sampling or other invasive environmental investigations, including, but not limited to sampling of soil, groundwater, surface water, air or building materials or other intrusive investigations of the Leased Real Property, (ii) have access to any information the disclosure of which is confidential, restricted by contract or applicable Law or would result in the waiver of any privileges (provided that, if the Company Group withholds Buyer’s access pursuant to this clause (ii), then the Company Group shall provide Buyer with reasonable supporting information and the maximum amount of access or information in respect thereof without violating such confidentiality, contractual or legal obligations), (iii) have access to any formulae or other proprietary knowledge or competitively sensitive information of the Company Group, (iv) take any action that would cause material disruption to the businesses of the Company Group, the business of the Seller or any of their respective Affiliates or cause competitive harm to Seller or its Affiliates, (v) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof or (vi) disclose any information to the extent that the Seller reasonably determines upon the advice of counsel (x) that such information should not be disclosed due to its competitively sensitive nature, or (y) that disclosure of such information would result in the loss of any attorney-client privilege or work-product doctrine (provided that the Seller shall use reasonable best efforts to make alternative arrangements to disclose such privileged information in a manner that does not waive or violate such privilege). From the date hereof until the earlier of the Closing Date or termination of this Agreement, except in the ordinary course of their respective business activities unrelated to the transactions contemplated hereby, Buyer and its representatives and agents shall not contact or hold discussions with suppliers, vendors, distributors, customers, sales team members, lenders, other material business relations, consultants, directors or employees of the Company Group, in each case, without the prior written consent of Seller and in any event only with the participation of representatives of the Company Group designated by Seller. Buyer agrees to conduct any such discussions with reasonable discretion and sensitivity to the Company Group’s relationships with its suppliers, vendors, distributors, customers, sales team members and employees. In exercising its rights hereunder, Buyer shall conduct itself so as not to interfere in the conduct of the business of the Company Group prior to the Closing.

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(b)             All information disclosed to Buyer (or its representatives or affiliates), whether before or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement, and the terms of this Agreement, shall be held by Buyer, its Affiliates and its and their respective representatives and Debt Financing Sources and their respective representatives or potential Debt Financing Sources and their respective representatives in accordance with and subject to the terms of the mutual confidentiality agreement, dated August 19, 2025, by and between the Seller and Face Haus, LLC, on the other hand (the “Confidentiality Agreement”). The parties agree that notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the Confidentiality Agreement shall survive the date hereof, and only if the Closing shall occur, the Confidentiality Agreement will terminate at the Closing.

(c)             For a period of seven (7) years after the Closing or for such longer period as may be required by Law, (i) Buyer shall not, and shall cause the Company Group not to, dispose of or destroy any books and records of the Company Group to the extent containing information in respect of any periods prior to the Closing (“Books and Records”) without first offering to turn over possession thereof to Seller by written notice to Seller at least thirty (30) Business Days prior to the proposed date of such disposition or destruction and (ii) Buyer and the Companies shall provide Seller and its directors, officers, consultants, employees, counsel, accountants, agents and other representatives access, during normal business hours and upon reasonable advance notice, to the Books and Records and such other information and assistance relating to the Company Group solely to the extent necessary for any reasonable business purpose, including financial reporting and accounting matters, the preparation and filing of any Tax Return, the defense of any Tax claim or assessment, in connection with any disclosure obligation or the defense of any Action. Notwithstanding the provisions of this Section 6.2(c), in no event will Buyer or the Company Group be required to provide any information (including any Books and Records) that are, or may reasonably be considered to be in Buyer’s good faith discretion, related to any Action following the Closing involving Buyer or the Company Group, on one hand, and Seller or its Affiliates, on the other hand.

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6.3.          Conduct of Business by the Company.

From the date hereof until the earlier of the Closing or the termination of this Agreement, except as (i) otherwise expressly required herein or the other Transaction Documents, (ii) consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), (iii) set forth in Annex 6.3 (provided, that, the Seller shall keep the Buyer reasonably apprised of any material developments with respect to any matter set forth on Annex 6.3), (iv) required to comply with applicable Law or any Governmental Authority, or (v) expressly required to complete the Pre-Closing Reorganization in accordance with this Agreement, each Company will, and will cause all of the other members of the Company Group to (A) use their respective reasonable best efforts to conduct their respective businesses in the Ordinary Course of Business consistent with past practice in all material respects (unless and to the extent restricted by this Section 6.3), (B) use their respective reasonable best efforts to preserve intact the business organization, assets, properties, Permits and Insurance Policies of the Company Group, (C) use their respective reasonable best efforts to preserve the rights, goodwill and relationships of their respective employees and other third Persons having business relationships with the Company Group, (D) use their respective reasonable best efforts to keep available the services of the current officers and key employees of the Company Group, and (F) not take any of the following actions:

(a)             fail to pay their respective debts, Taxes and other obligations as and when the same become due and payable; provided that no member of the Company Group shall be required to pay (or shall be deemed in breach of this Section 6.3(a) for failing to pay) any debt, Tax or other obligation that is being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP;

(b)             fail to maintain the properties and assets of the Company Group in all material respects in the same condition as they were as of the date of this Agreement (subject to ordinary wear and tear);

(c)             fail to perform in any material respect their respective obligations under their contracts, Permits and insurance policies;

(d)             fail to comply in any material respect with applicable Laws;

(e)             enter into, amend, modify, waive or terminate any Real Property Lease except in order to preserve any express right set forth in the applicable Real Property Lease;

(f)              enter into, or accelerate, terminate, modify, waive or cancel any Material Contract or Permit (or series of related contracts or Permits), or any material provision thereof;

(g)             impose (or allow to be imposed) any Lien (other than Permitted Liens) upon any of material assets, tangible or intangible, of the Company Group;

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(h)             make (or commit to make) any capital expenditures (or series of related capital expenditures) requiring payments of more than $75,000 individually or in the aggregate;

(i)              make any capital investment in, or any loan to, or any acquisition of the securities or all or substantially all of the assets of, any other Person (or series of related capital investments, loans or acquisitions);

(j)              issue any note, bond or other debt security or create, incur, assume or guarantee any Indebtedness;

(k)             declare, set aside or pay any dividend or make any distribution with respect to the equity interests of any member of the Company Group (whether in cash or in kind) or redeem, purchase or otherwise acquire any of its equity interests of any member of the Company Group, other than dividends or distributions in cash made prior to the Calculation Time, solely to the extent that, after giving effect to such dividend or distribution: (x) the aggregate Cash and Cash Equivalents held in bank accounts owned by the Company Group in non-U.S. jurisdictions is at least equal to the Ex-U.S. Minimum Cash Amount; and (y) the aggregate Cash and Cash Equivalents held in bank accounts owned by the Company Group across all jurisdictions is not less than the Minimum Cash Amount; and provided further that Seller shall notify Buyer in writing at least two (2) Business Days prior to making any such dividend or distribution, setting forth in reasonable detail the amount, timing and source of such distribution;

(l)              [Reserved];

(m)            amend or authorize an amendment to the charter or other organizational documents of any member of the Company Group;

(n)             split, combine or reclassify any shares or units of the equity interests of any member of the Company Group;

(o)             issue, sell or otherwise dispose, or grant any equity interests, options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise), any equity interests of any member of the Company Group;

(p)             enter into any material transaction outside of the Ordinary Course of Business or change any material business line or practice or line of business;

(q)             make any change to the Company Group’s accounting methods, policies or practices, except as required by GAAP or applicable Law;

(r)              settle, initiate, compromise, pay, discharge, waive, release or resolve any Action or claim involving payments in excess of $25,000 individually or $75,000 in the aggregate, or that would impose any material non-monetary obligations on the Company Group;

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(s)             enter into any transaction with any Affiliate of Seller or any member of the Company Group (other than transactions solely among members of the Company Group on arm’s-length terms consistent with past practice);

(t)              except (A) as required by the terms of the Seller Benefit Plans and Company Benefit Plans currently in effect and disclosed to Buyer or (B) as otherwise required by applicable Law, (x) increase the compensation or benefits payable or to be provided to any employees or other individual service providers of the Companies or (y) amend in any material respect any Company Benefit Plan or any Seller Benefit Plan to the extent it would impact any employees or other individual services providers of the Companies, in each case, other than (1) changes in the Ordinary Course of Business consistent with past practice in connection with any annual renewal or reenrollment of health and welfare plans or (2) annual salary increases not to exceed 5% in the aggregate and annual salary increases in the Ordinary Course of Business consistent with past practice in connection job-level promotions and consistent with similarly situated employees;

(u)             hire or terminate (other than for cause) any employee of the Company Group, other than in the Ordinary Course of Business consistent with past practice with respect to employees with annual compensation not exceeding $75,000;

(v)             transfer any employee of the Company Group (i) to Seller or any of its Affiliates that is not a member of the Company Group, (ii) from any member of the Company Group to any other Person that is not a member of the Company Group, or (iii) from Seller or any of its Affiliates that is not a member of the Company Group to any member of the Company Group, in each case of clauses (i) through (iii), without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed); provided that Seller shall provide Buyer with at least five (5) Business Days’ prior written notice of any proposed transfer of employees within the Company Group (i.e., from one member of the Company Group to another member of the Company Group), together with reasonable detail regarding the employees affected and the business rationale for such transfer, and any such intra-Company Group transfer shall be made on terms and conditions consistent with past practice and shall not result in any incremental cost or liability to Buyer or any member of the Company Group;

(w)            fail to maintain in full force and effect all Insurance Policies or allow any Insurance Policy to lapse, be cancelled or terminated without obtaining comparable replacement coverage;

(x)             make any entity classification or other material Tax election, adopt or change any Tax accounting method or policy, amend any income or other material amended Tax Return, consent to or enter into any closing agreement or similar agreement with any Governmental Authority regarding Taxes, consent to or settle or compromise any Tax claim or assessment or take any position inconsistent with any past practice on any Tax Return, or surrender any right to claim a refund of any Taxes;

(y)             wind-up, liquidate, or dissolve any member of the Company Group;

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(z)              take any action, or fail to take any action, that would reasonably be expected to result in a Material Adverse Effect; or

(aa)           with respect to any Customer Program (as defined in Section 3.28): (A) modify, amend, or waive any material term of any Gift Card Program, Loyalty Program, or Membership Program, including any change to face value, breakage rate assumptions, expiration policies, inactivity fees, redemption restrictions, pricing, service inclusions, auto-renewal terms, cancellation rights, or refund policies; (B) modify any accounting treatment, revenue recognition methodology, or liability recognition practice applicable to any Customer Program in a manner inconsistent with GAAP or past practice; (C) issue, sell, distribute, or make available gift cards, gift certificates, stored-value instruments, or Membership Program subscriptions at a discount to standard face value or in promotional volumes materially in excess of historical norms; (D) accelerate, wind down, discontinue, or otherwise terminate any Customer Program or take any action that would reasonably be expected to materially reduce the number of active participants, increase redemption rates above historical norms, or reduce the outstanding deferred revenue or liabilities of the Company Group associated with any Customer Program; (E) change the identity of any material third-party administrator or processor for any Customer Program; or (F) fail to comply in any material respect with any applicable Laws governing any Customer Program, including escheat, unclaimed property, and gift card Laws in any jurisdiction in which the Company Group operates; in each case of clauses (A) through (F), without the prior written consent of Buyer (not to be unreasonably withheld, conditioned, or delayed); or

(bb)          agree or commit (whether or not in writing) to do any of the foregoing.

Notwithstanding the foregoing provisions of this Section 6.3, the Company Group may take actions outside the scope of the covenants set forth in this Section 6.3 to the extent reasonably necessary (x) to respond to an emergency or imminent threat to the health or safety of any Person, (y) to prevent material damage to or destruction of any property of the Company Group; provided that Seller shall promptly notify Buyer of any such action taken and the reasons therefor.

6.4.          Public Announcements.

The Seller, the Companies and Buyer shall prepare a joint initial announcement, reasonably acceptable to all such parties, to be released on a mutually agreed upon date. Except as may be required by Law or the rules and regulations of the Nasdaq, none of the parties hereto shall, and each party hereto shall cause its respective controlled Affiliates and, to the extent such party has the contractual right to do so, its direct or indirect equityholders not to, issue any press release or make any other public statement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of Seller and Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, no consent shall be required for any press release, public statement or other disclosure to the extent required by Law or the rules and regulations of the Nasdaq or under the Exchange Act (including the Proxy Statement prepared and distributed in accordance with this Agreement); provided that, to the extent reasonably practicable and not prohibited by Law, the disclosing party shall consult with the other party in advance regarding the timing and content of such disclosure and provide the other party a reasonable opportunity to review and comment on such disclosure, and shall consider such comments in good faith. No consent shall be required for any public statement to the extent that the information contained in such statement has previously been made publicly available in a public statement or filing made in compliance with this Section 6.4. Except as may be required by Law or the rules and regulations of the Nasdaq or under the Exchange Act (including the Proxy Statement prepared and distributed in accordance with this Agreement), none of the parties hereto shall, and each party hereto shall cause its respective controlled Affiliates and, to the extent such party has the contractual right to do so, its direct or indirect equityholders not to, issue any press release or make any public statement disclosing the purchase price contemplated hereby without the prior written consent of Seller and Buyer. If a party hereto seeks to disclose the identity of any of the parties hereto or their respective Affiliates (other than the identity of the Company or its Subsidiaries) in a public statement, the party seeking to make the public statement shall first obtain the written consent of the named party (or their respective Affiliates, as applicable). Notwithstanding anything to the contrary herein or in any other Transaction Document, (i) each party hereto and any Affiliate of any such Person shall be entitled to disclose information (on a confidential basis) to such party’s investors, potential investors, lenders and annual meeting invitees with respect to the transactions contemplated hereby if such information is of a nature customarily conveyed to investors, potential investors and lenders and (ii) the respective financing sources and other professional advisors of any party hereto and any Affiliate of any such Person may publish “tombstones” or other customary announcements.

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6.5.          Tail Policies.

(a)             Prior to the Closing, the Company Group shall purchase a standalone “tail” or “run off” insurance policy for the six (6)-year period following the Closing, covering directors’ and officers’ liability, employment practices liability and fiduciary liability with respect to all current and former directors, officers, managers and employees of the Company Group, in each case with respect to matters existing or occurring at or prior to the Closing (collectively, the “Tail Policies”). The Tail Policies shall (i) be issued directly to the Company Group by an insurer with a Standard & Poor’s rating of at least A, (ii) have a retroactive date no later than the earliest date on which any member of the Company Group first obtained directors’ and officers’ liability, employment practices liability or fiduciary liability coverage (as applicable), and (iii) provide coverage in scope and amount no less favorable than the coverage that was applicable to the Company Group immediately prior to the Closing (whether such coverage was provided under a standalone policy of the Company Group or under a policy maintained by Seller or any of its Affiliates), with a minimum aggregate limit of no less than the limit applicable to the Company Group under such policies immediately prior to the Closing. From and after the Closing, Buyer shall use commercially reasonable efforts to cause the Tail Policies to remain in full force and effect and shall not cause or permit any of its Affiliates to amend, waive, modify or otherwise alter the terms thereunder in any manner adverse to the beneficiaries of coverage thereunder.

(b)             In the event that the Company Group or Buyer or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successor, assign or acquirer of the Company Group or Buyer, as the case may be, shall succeed to the obligations set forth in this Section 6.5.

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6.6.          Financing.

(a)             The Companies, their Affiliates and their respective equityholders, directors, partners (limited and general), members, managers, officers, employees, agents and representatives (in each case, as they relate to the Companies prior to the Closing, collectively, the “Company Representatives”) shall not have any responsibility for, or incur any Liability to, any Person in connection with Debt Financing that Buyer may seek to obtain in connection with the transactions contemplated by this Agreement, including in connection with any cooperation provided pursuant to Section 6.6(b).

(b)             Prior to the earlier of the Closing and the termination of this Agreement in accordance with Section 8.1, the Companies and Seller shall use reasonable best efforts to provide, and to cause the Company Representatives and the other members of the Company Group (and their respective officers, employees, representatives and advisors) to provide, to Buyer and its Affiliates, at the sole cost and expense of Buyer, such cooperation as is customary for debt financings as is reasonably requested by Buyer in connection with arranging and obtaining Debt Financing (or an alternative financing arrangement), if any, including using reasonable best efforts to: (i) cause appropriate members of the Company Group’s management team to participate, during normal business hours, in a reasonable number of meetings, drafting sessions, presentations, road shows, and rating agency and due diligence sessions that are customary for financings of a type similar to the contemplated Debt Financing, in each case, at such times as mutually coordinated reasonably in advance thereof; (ii) as promptly as reasonably practicable and in any event within the timeframes reasonably necessary to allow Buyer to meet the conditions and timelines set forth in any commitment letter, term sheet, or similar agreement, furnish Buyer, Buyer’s Affiliates and Debt Financing Sources (or any alternative financing sources) with financial and other pertinent information regarding the Company Group as may be reasonably requested by Buyer in connection with arranging, marketing, syndicating or obtaining the Debt Financing (including those requested by Buyer on behalf of its Debt Financing Sources) (it being understood that Buyer shall be responsible for the preparation of any pro forma financial statements and its financing sources in marketing materials for any such Debt Financing); (iii) assist Buyer and its financing sources with their preparation of (A) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents for any portion of any such Debt Financing and (B) materials for applicable rating agency presentations; (iv) cooperate with the marketing efforts of Buyer and its debt financing sources for any portion of any such Debt Financing; (v) cooperate with Buyer’s legal counsel in connection with any legal opinions that such legal counsel may be required to deliver in connection with any such Debt Financing; and (vi) use reasonable best efforts to cause the Company Group’s independent auditors to provide customary comfort letters (including “negative assurance” comfort), consents and assistance as may be reasonably requested by Buyer or any such Debt Financing Sources, at Buyer’s expense; provided, in each case, that nothing in this Section 6.6(b) shall require Seller, the Companies, or any other Company Representatives: (1) to provide any cooperation or take any other action that would reasonably be expected to interfere in any material respect with (x) the ordinary course day-to-day operations of Seller, the Company Group, or any of their Affiliates or (y) the commercial relationships of Seller, the Company Group, or any of their Affiliates with any customers, suppliers, or other parties; (2) to incur any costs, obligations or liabilities prior to the Closing, including any obligation to pay any commitment or other similar fee prior to the Closing, that is not advanced, reimbursable or payable by Buyer, or to provide or agree to provide any indemnity in connection with any such Debt Financing or any other financing; (3) to execute or approve any definitive financing documents, including any credit or other agreements, pledge documents, security documents or other certificates in connection with any such Debt Financing, or to enter into or perform any agreement with respect to any such Debt Financing, in each case, that is not contingent upon the Closing, or to otherwise encumber the assets of Seller or the Companies prior to the Closing; (4) to take any action or enter into any document that (x) would reasonably be expected to cause material and demonstrable competitive harm to the Company or its Affiliates if the transactions contemplated by this Agreement are not consummated, (y) would reasonably be expected to cause any condition to Closing set forth in Article 7 not to be satisfied by the Termination Date or otherwise result in a breach of this Agreement by the Company, or (z) would be effective prior to the Closing; (5) to provide any cooperation that unreasonably interferes with Seller’s or any Company’s ability to perform its obligations in accordance with this Agreement; (6) to provide or prepare any description of all or any component of any such Debt Financing; (7) to provide or prepare any projections, risk factors, pro forma financial information or other forward-looking statements or any similar information; (8) to take any action that would reasonably be expected to conflict with or result in a violation of or default under any applicable Law or contract; (9) prior to the Closing, to deliver or require to be delivered any solvency or similar certificate or any legal opinion; (10) to disclose or provide any information the disclosure of which in the reasonable judgment of Seller is restricted by applicable Law or is subject to attorney-client privilege or attorney work product privilege; or (11) to take any corporate, limited liability company or limited partnership actions prior to the Closing to authorize the consummation of any such Debt Financing. Seller shall promptly notify Buyer if Seller becomes aware of any fact or circumstance that would reasonably be expected to materially impair or delay Seller’s ability to provide the cooperation contemplated by this Section 6.6(b). Nothing contained in this Section 6.6(b) or otherwise shall require the Company or any Affiliate to be an issuer or other obligor with respect to any such Debt Financing prior to the Closing. All non-public information regarding the Company and its Affiliates provided to Buyer or its representatives pursuant to this Section 6.6(b) shall be treated as “Confidential Information” pursuant to the terms of, and as such term is defined in, the Confidentiality Agreement (together with the undertakings of Section 6.2(b)), except that Buyer shall be permitted to disclose such information to its Debt Financing Sources (or any alternative financing source) subject to such Debt Financing Sources (or such alternative financing source) agreeing to confidentiality undertakings substantially similar to those contained in the Confidentiality Agreement with respect to such information (in which case Buyer shall remain responsible to the Company Group for the confidential treatment of such information). Notwithstanding the foregoing or anything in this Agreement to the contrary, non-compliance by any Company or Company Representative with this Section 6.6(c) shall not relieve Buyer of its obligation to consummate the transactions contemplated hereby, whether or not any Debt Financing is available. In no event shall any Company or any Company Representative be in breach of this Agreement solely because of the failure to obtain any comfort letter or similar document from, or review of any financial or other information by, its accountants; provided that the Company has used reasonable best efforts to cause such accountants to provide such comfort or review.

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(c)             Buyer shall promptly upon request by the Company Group (i) reimburse the Companies and Company Representatives for all reasonable and documented out-of-pocket costs incurred by the Companies and any Company Representative in connection with the cooperation set forth in this Section 6.6 and (ii) indemnify, defend and hold harmless the Companies and Company Representatives from and against any and all Losses actually suffered or incurred by them in connection with the arrangement of and obtaining the Debt Financing, providing any of the information utilized in connection therewith, or taking any action in accordance with this Section 6.6, except for any such Losses which arise from bad faith, gross negligence, fraud or willful misconduct by Seller, the Companies or any other Company Representative.

(d)             Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to arrange and consummate equity financing and Debt Financing on commercially reasonable terms and in an aggregate amount sufficient to fund the transactions contemplated by this Agreement (including the payment of the Purchase Price and all fees and expenses payable by Buyer in connection therewith), together with reasonable best efforts to (i) negotiate and enter into definitive agreements with respect thereto, and (ii) consummate any such equity financing and/or Debt Financing at the Closing. For the avoidance of doubt, the failure of Buyer to obtain a Debt Commitment Letter or an Equity Commitment Letter, or to consummate any Debt Financing or equity financing, prior to the Closing shall not, in and of itself, constitute a breach of this Section 6.6(d) or a Willful Breach, so long as following the date hereof Buyer has communicated in good faith with potential financing sources to enter into definitive loan agreements or equity financing documents in an aggregate amount sufficient to fund the transactions contemplated by this Agreement and is otherwise using reasonable best efforts in accordance with this Section 6.6(d). If at any time Buyer determines that it will be unable for any reason to consummate the Debt Financing in a timely manner in order to consummate the transactions contemplated by this Agreement at Closing, or in the event any portion of the Debt Financing expires or is terminated, or the Debt Financing otherwise becomes unavailable, Buyer shall promptly (and in any event within two (2) Business Days) notify Seller of such unavailability and the reasons therefor. Without limiting the generality of this Section 6.6(d), until the Closing Buyer shall, and shall cause its controlled Affiliates to, refrain from intentionally taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in any definitive agreement relating to such Debt Financing.

(e)             Buyer shall keep Seller reasonably informed, on a reasonably current basis and in reasonable detail, of its efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, prior to the Closing, Buyer shall promptly (and, in any event, within two (2) Business Days) notify Seller in writing (i) of any material breach or default by any party to any definitive agreements with respect to the Debt Financing, (ii) of the receipt by Buyer, or, to Buyer’s knowledge, any of its Affiliates or their respective employees, agents or representatives of any written notice from any Person with respect to any (A) actual or potential material breach, default, termination or repudiation by any party to any definitive agreement related to the Debt Financing or (B) material dispute or disagreement between or among any parties to any definitive agreement related to the Debt Financing, and (iii) if for any reason Buyer believes in good faith that (x) there is (or there is reasonably likely to be) a dispute or disagreement between or among any parties to any definitive agreement related to the Debt Financing or (y) there is a material possibility that it will not be able to obtain all or any portion of the Debt Financing contemplated in any definitive agreements related thereto. In addition, Seller shall promptly notify Buyer of any material communication Seller or any member of the Company Group receives from any committed Debt Financing Source relating to the Debt Financing.

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(f)              This Section 6.6 shall not be terminated or modified in such a manner as to adversely affect, in any material respect, any beneficiary of this Section 6.6 without the express written consent of such affected beneficiary (it being expressly agreed that the beneficiaries of this Section 6.6 shall be third-party beneficiaries of this Section 6.6). For the avoidance of doubt, the indemnification and reimbursement obligations of Buyer set forth in Section 6.6(c) shall survive any termination of this Agreement, regardless of the reason for such termination.

6.7.          Tax Matters.

(a)             Tax Returns.

(i)            Seller, at its sole cost and expense, shall timely prepare and file or shall cause to be timely prepared and filed any income Tax Return of the Companies and their Subsidiaries for any Pre-Closing Tax Period the taxable year of which ends on or before the Closing Date that are filed after the Closing Date (“Seller Tax Returns”). Seller shall provide Buyer with completed drafts of such Seller Tax Returns for Buyer’s review and comment at least thirty (30) days prior to the due date for filing thereof, and shall incorporate any reasonable comments provided by the Buyer; provided that Buyer’s requests are consistent with the prior practice of the Companies and their respective Subsidiaries, as applicable, and comply with applicable Tax Law. All Seller Tax Returns shall be prepared in a manner consistent with past practices of the Companies and their respective Subsidiaries, except as otherwise required by applicable Tax Law.

(ii)           Buyer shall timely prepare and file, or shall cause to be timely prepared and filed, all Tax Returns of the Companies and their Subsidiaries other than Seller Tax Returns (collectively, “Buyer Tax Returns”), including all Tax Returns for any Straddle Period. Each Buyer Tax Return for any Pre-Closing Tax Period (including any Straddle Period) shall be prepared in a manner consistent with past practices of the Companies and their respective Subsidiaries (including reporting positions, jurisdictions, elections and accounting and valuation methods), except as otherwise required by applicable Tax Law, and shall not take any position that would increase Seller’s indemnification obligations under Section 9.2(a)(iv) without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed). Buyer shall provide Seller with completed drafts of each Buyer Tax Return for any Pre-Closing Tax Period (including a Straddle Period) for Seller’s review and comment at least thirty (30) days prior to the due date for filing thereof. Buyer shall incorporate any reasonable comments provided by Seller; provided that Seller’s requests are consistent with applicable Tax Law and prior practice of the Companies and their respective Subsidiaries, as applicable, and comply with applicable Tax Law.

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(b)             Cooperation. The parties will cooperate as and to the extent reasonably requested by any other party in connection with the filing of any Tax Return or claim for refund and any Action with respect to Taxes or Tax Returns of any Company or any of their respective Subsidiaries. Such cooperation will include, upon any party’s request, the provision of records and information that are reasonably relevant to any such Tax Return or Action and making employees available (if applicable) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)             Straddle Periods. (i) any Taxes, other than property or similar Taxes, of any Company and any of their respective Subsidiaries relating to any Straddle Period shall be allocated between the Pre-Closing Tax Period and the portion of such Straddle Period beginning after the Closing Date by treating the relevant Tax period as if it ended on (and included) the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the Pre-Closing Tax Period and the period beginning after the Closing Date in proportion to the number of days in each period to which such exemption, allowance or deduction is applicable, and (ii) any property or similar Taxes relating to any Straddle Period shall be allocated between the Pre-Closing Tax Period and the portion of such Straddle Period beginning after the Closing Date on a daily basis, with the portion of such Taxes that are attributable to the Pre-Closing Tax Period determined by multiplying the amount of such Taxes by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period.

(d)             Transfer Taxes. Any transfer (including controlling interest), documentary, sales, use, stamp, registration and other such similar Taxes (excluding, for avoidance of doubt, any Income Taxes), and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest, except as reflected in Indebtedness) incurred in connection with consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne equally by Seller on the one hand and Buyer on the other. The applicable party responsible for filing the Tax Returns in respect of the Transfer Taxes will prepare and properly file, true, complete and accurate Tax Returns and all other required documentation with respect to such Transfer Taxes on a timely basis, and will make any and all filings required to be relieved of (and to relieve the other parties from) any Transfer Taxes otherwise applicable to the contemplated transactions.

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(e)             Tax Sharing Agreements. All Tax sharing agreements, arrangements, policies, and guidelines, formal or informal, express or implied, that may exist between any Company or their respective Subsidiaries and Seller or its Affiliates and all rights and obligations thereunder shall terminate as of the Closing Date, and no Company nor any of their respective Subsidiaries shall have Liability thereunder for any and all amounts due in respect of periods prior to the Closing Date.

(f)              Section 336(e) Election; Purchase Price Allocation. Seller and Buyer shall, join in making a validly executed election under Section 336(e) of the Code (and any corresponding election under state, local, or foreign law) (including by signing with a wet-ink signature to the extent so required) (the “Section 336(e) Election”) with respect to the purchase of XpresTest and any applicable Subsidiary of XpresSpa that is treated as a domestic C corporation for U.S. federal income tax purposes (“XpresSpa C Sub”) set forth under Schedule 6.7(f). The parties agree that the Purchase Price with respect to XpresTest and any XpresSpa C Sub shall be allocated among the assets of XpresTest and each XpresSpa C Sub in accordance with their relative fair market values as of the Closing Date, and for any Subsidiary of XpresSpa that is not a XpresSpa C Sub, consistent with the methodologies set forth on Exhibit D. Seller shall prepare and deliver to the Buyer within forty-five (45) Business Days after the Closing Date a schedule (the “Allocation Schedule”) allocating the Purchase Price (plus other relevant items) among the applicable assets as of the beginning of the day after the Closing Date consistent with this Section 6.7(f) and Exhibit D, as applicable. Buyer shall provide reasonable comments to such Allocation Schedule, which the Seller shall incorporate if consistent with applicable Tax Law. The Allocation Schedule shall be binding on the parties hereto, and the parties hereto agree not to take (or permit any of their Affiliates to take) any tax position (on IRS form 8883 or otherwise) that is inconsistent with such Allocation Schedule.

(g)             Tax Contests.

(i)              Buyer shall promptly notify Seller in writing upon receipt by Buyer or any Company or any of their respective Subsidiaries of notice of any pending or threatened audit, examination, claim, assessment, or other proceeding with respect to Taxes of or relating to any Company or any of their respective Subsidiaries for any Pre-Closing Tax Period or any Straddle Period (a “Tax Contest”). Such notice shall describe in reasonable detail the nature of the Tax Contest and the amounts involved.

(ii)            Seller shall have the right, at Seller’s sole cost and expense, to control the conduct and resolution of any Tax Contest relating solely to a Pre-Closing Tax Period, to the extent there is a reasonable likelihood that the Tax liability of the Seller or the Seller’s indemnification obligation under Section 9.2(a) may be affected (determined at the reasonable discretion of the Buyer) (“Seller Tax Contest”); provided that (A) Seller shall keep Buyer reasonably informed of the status of such Seller Tax Contest and shall provide Buyer with copies of all material correspondence and filings, and (B) Seller shall not settle, compromise, or otherwise resolve any such Seller Tax Contest without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned, or delayed), and (C) Buyer shall have the right to participate in (but not control) any such Seller Tax Contest at Buyer’s own cost and expense.

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(iii)          With respect to any Tax Contest that is not a Seller Tax Contest (a “Buyer Tax Contest”), (A) Seller shall have the right, at Seller’s sole cost and expense, to participate in the conduct and resolution of such Buyer Tax Contest, (B) Buyer shall keep Seller reasonably informed of the status of such Buyer Tax Contest and shall provide Seller with copies of all material correspondence and filings, and (C) Buyer shall not settle, compromise, or otherwise resolve any such Buyer Tax Contest without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed).

(h)             Post-Closing Tax Actions. Without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed), after the Closing, neither Buyer nor any of its Affiliates (including any Company or any of their respective Subsidiaries) shall, in each case, other than as contemplated by this Agreement, and/or except to the extent required by applicable Tax Law: (i) file, amend, refile, or otherwise modify any income or other material Tax Return of any Company or any of their respective Subsidiaries for any Pre-Closing Tax Period or any Straddle Period, (ii) make, change, or revoke any Tax election with respect to any Company or any of their respective Subsidiaries that has retroactive effect to any Pre-Closing Tax Period, (iii) change any Tax accounting method or Tax accounting period of any Company or any of their respective Subsidiaries that has retroactive effect to any Pre-Closing Tax Period, (iv) voluntarily extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment or collection of any Tax of any Company or any of their respective Subsidiaries for any Pre-Closing Tax Period, (v) initiate any voluntary disclosure agreement, ruling request, or similar proceeding with any Governmental Authority with respect to any Tax of any Company or any of their respective Subsidiaries for any Pre-Closing Tax Period, or (vi) take any other action that would reasonably be expected to increase Seller’s indemnification obligations under Section 9.2(a)(iv) or otherwise increase the Tax liability of any Company or any of its Subsidiaries for any Pre-Closing Tax Period.

(i)              Tax Refunds. Seller shall be entitled to any refund (or credit in lieu of refund) of Taxes of any Company or any of their respective Subsidiaries (including any interest thereon) that is attributable to any Pre-Closing Tax Period (a “Pre-Closing Tax Refund”), other than any refund that is attributable to a carryback from a Post-Closing Tax Period or that was taken into account in the calculation of the Purchase Price (including as a reduction of Accrued Income Taxes or Indebtedness). Buyer shall, and shall cause each Company and their respective Subsidiaries to, promptly pay to Seller the amount of any Pre-Closing Tax Refund (net of any Taxes imposed on, or any reasonable out-of-pocket costs incurred by, Buyer or any Company in connection with the receipt thereof) within ten (10) Business Days of receipt or application of such refund or credit. At Seller’s reasonable request and expense, Buyer shall, and shall cause each Company and their respective Subsidiaries to, use commercially reasonable efforts to file for and obtain any Pre-Closing Tax Refund to which Seller is entitled under this Section 6.7(i); provided that Buyer shall not be required to take any action that may adversely affect Buyer or any Company for any Post-Closing Tax Period (determined at the reasonable discretion of the Buyer).

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(j)              Push-Out Election. With respect to each Subsidiary that is a partnership for U.S. federal income tax purposes, the Seller shall cooperate with the Buyer and take such actions as are necessary to cause the applicable Subsidiary to make a “push out” election under Section 6226(a) of the Code (any corresponding provision of state or local law) with respect to any imputed underpayment relating to a Pre-Closing Tax Period.

(k)             754 Election. To the extent not already in place, Seller shall cooperate in causing any Subsidiary that is a partnership for U.S. federal income tax purposes to make and keep in effect a valid election under Section 754 of the Code (or the corresponding section of state, local or non-US law) for the tax year that includes the Closing Date.

6.8.          No Negotiation.

(a)             From the date of this Agreement until the earlier of (i) the Closing and (ii) the valid termination of this Agreement in accordance with Section 8.1, neither Seller nor any Company or their respective Affiliates shall, and each of Seller and the Companies shall instruct and cause their respective directors, officers, employees and other representatives not to, directly or indirectly: (x) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Buyer and its Affiliates and representatives) regarding any merger, consolidation, sale of equity, sale of substantially all of the assets of, business combination or similar transaction involving the Company Group or any portion of the Business (any of the above, an “Alternative Transaction”), or any proposal or offer that would reasonably be expected to lead to an Alternative Transaction; (y) engage in, participate in or otherwise continue any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to knowingly facilitate the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Alternative Transaction; or (z) enter into or agree to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Alternative Transaction.

Seller and the Companies shall, and shall cause their respective representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Alternative Transaction, or any proposal or offer that would reasonably be expected to lead to any Alternative Transaction. Seller shall promptly inform the individuals and entities referred to in the preceding sentence of the obligations undertaken in this Section 6.8. Seller shall promptly request that each Person that has executed a confidentiality agreement in connection with its consideration of making an Alternative Transaction within the past two (2) years return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning the Business, and shall promptly terminate all physical and electronic data access previously granted to such Person.

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Seller shall promptly (but in no event later than twenty-four (24) hours after any directors or executive officers of Seller become aware of the occurrence of any of the events set forth in clauses (A) through (C) below and, in any event, within seventy-two (72) hours) notify Buyer if (A) any Alternative Transaction, or any indication of interest, proposal or offer with respect to an Alternative Transaction, is received by Seller, any Company or any of their respective representatives, (B) any non-public information is requested in connection with any Alternative Transaction from Seller, any Company or any of their respective representatives, or (C) any discussions or negotiations with respect to an Alternative Transaction are sought to be initiated or continued with Seller, any Company or any of their respective representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any such proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and thereafter shall keep Buyer reasonably informed, on a reasonably current basis, of the status and material terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(b)             Notwithstanding anything to the contrary in Section 6.8(a), at any time prior to receipt of the Stockholder Approval, Seller may furnish information to, and negotiate or otherwise engage in discussions with, any Person who delivers a bona fide written inquiry, proposal or offer from any Person or group (other than Buyer or its Affiliates) relating to, in a single transaction or series of related transactions, an Alternative Transaction, that was not solicited after the date of this Agreement, if and so long as (i) the board of directors of Seller determines in good faith after consultation with its outside legal counsel that (x) the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law, and (y) such a proposal is, or would reasonably be expected to lead to, an Alternative Transaction that is more favorable from a financial point of view to Seller’s stockholders than the transactions contemplated by this Agreement and (z) is reasonably likely to be consummated on the terms proposed (including that such proposal shall not be subject to any financing condition or, if subject to a financing condition, shall be accompanied by committed financing in an aggregate amount sufficient to fund such Alternative Transaction in full on terms and from financing sources that are reasonably likely to result in such financing being consummated on the proposed timeline, as determined by the board of directors of Seller in good faith after consultation with its financial advisors), in each case, taking into account all legal, regulatory, financial, timing, financing, and other aspects of such proposal and of this Agreement (a “Superior Proposal”), (ii) there has been no material breach of Section 6.8(a) in connection with such Alternative Transaction, (iii) Seller has provided at least 24 hours prior written notice to Buyer of its intention to furnish information to, and negotiate or otherwise engage in discussions with, any Person, and (iv) Seller has provided Buyer with a copy of written inquiry, proposal or offer; provided, however, that Seller (x) will not take any such action without first entering into an Acceptable Confidentiality Agreement with such Person notwithstanding Section 6.8(a), and (y) will concurrently (and in any event within 24 hours) provide to Buyer any non-public information concerning the Business provided to such other Person which was not previously provided to Buyer.

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(c)             Seller agrees that it will keep Buyer reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers and the current basis of the status and details (including any material developments) in respect of any such discussions or negotiations and that it will deliver to Buyer a summary of any material changes to any such proposals or offers and all nonpublic information being furnished to such Person.

(d)             Except as set forth in this Section 6.8(d) or in Section 6.8(e), neither the board of directors of Seller nor any committee thereof shall (i) withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, the Board Recommendation, (ii) recommend the approval or adoption of, or approve or adopt, declare advisable, or publicly propose to recommend, approve, adopt or declare advisable, any Alternative Transaction, (iii) publicly take a neutral position or no position with respect to an Alternative Transaction at any time beyond ten Business Days after receipt of such Alternative Transaction by Seller or any public announcement by the party that made the Alternative Transaction proposal, (iv) fail to publicly reaffirm the Board Recommendation within five (5) Business Days of a reasonable written request by Buyer to make such public reaffirmation or (v) make any public statement in connection with the Stockholder Meeting that is inconsistent with the Board Recommendation (any action described in this clause being referred to as an “Adverse Recommendation Change”). Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Stockholder Approval (and in no event after the receipt of the Stockholder Approval), the board of directors of Seller may effect an Adverse Recommendation Change and, subject to compliance with this Section 6.8 and Article 8, terminate this Agreement if the board of directors of Seller receives an unsolicited Alternative Transaction that the board has determined to be a Superior Proposal, and the board further determines in good faith after consultation with its outside legal counsel that the failure to make an Adverse Recommendation Change would result in a breach of the directors’ fiduciary duties under applicable Law. Prior to effecting such Adverse Recommendation Change, Seller shall provide Buyer with three (3) Business Days’ prior written notice advising Buyer of its intention to effect an Adverse Recommendation Change, and specifying in reasonable detail the material terms and conditions of, and the identity of any Person proposing, such Superior Proposal, and Seller shall, during such time and if requested by Buyer, engage in good faith negotiations with Buyer to amend this Agreement (x) such that such Alternative Transaction would no longer constitute a Superior Proposal or (y) in a manner such that the failure of the board of directors of Seller to make an Adverse Recommendation Change in response to such Alternative Transaction would no longer b result in a breach of the directors’ fiduciary duties under applicable Law.

(e)             Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Stockholder Approval (and in no event after the receipt of the Stockholder Approval), the board of directors of Seller may effect an Adverse Recommendation Change if the board of directors of Seller determines in good faith, after consultation with its outside legal counsel, that an Intervening Event has occurred and that, in light of such Intervening Event, the failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the directors under applicable Law. Prior to effecting such Adverse Recommendation Change, Seller shall provide Buyer with five (5) Business Days’ prior written notice advising Buyer of its intention to effect an Adverse Recommendation Change, specifying in reasonable detail the nature of the Intervening Event, and Seller shall, during such time and if requested by Buyer, engage in good faith negotiations with Buyer to amend this Agreement in a manner such that the failure of the board of directors of Seller to make an Adverse Recommendation Change in response to the Intervening Event would no longer be inconsistent with the fiduciary duties of the directors under applicable Law; provided that, in the event of any material change to the facts or circumstances relating to the applicable Intervening Event, Seller shall be required to deliver a new written notice to Buyer in accordance with this Section 6.8(e), and the five (5) Business Day negotiation period shall recommence upon Buyer’s receipt of each such new notice. For the avoidance of doubt, if Seller delivers a notice pursuant to this Section 6.8(e) and does not irrevocably withdraw such notice in writing prior to the expiration of the five (5) Business Day period referred to above, the delivery of such notice shall be deemed to constitute an Adverse Recommendation Change for all purposes of this Agreement, including for purposes of Section 8.1(e)(i).

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(f)              Notwithstanding any Adverse Recommendation Change, if this Agreement is not otherwise terminated by any party hereto in accordance with the terms hereof, this Agreement shall be submitted to Seller’s stockholders at the Stockholder Meeting for the purpose of voting on adopting this Agreement, and nothing contained herein shall be deemed to relieve Seller of such obligation. From the date of this Agreement until the Closing Date, Seller shall not terminate, amend, modify or waive any provision of any “standstill” or similar agreement to which Seller is a party and shall use its reasonable best efforts to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by seeking injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof, except, in each case, to the extent the board of directors of Seller determines in good faith, after consultation with outside counsel, that failure to take such action would result in a breach of the directors’ fiduciary duties under applicable Law.

(g)             Nothing contained in this Section 6.8 or elsewhere in this Agreement shall prohibit Seller from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the board of directors of Seller determines in good faith (after consultation with and receiving advice of its outside counsel) that failure to do so would result in a breach of the directors’ fiduciary duties under applicable Law; provided, however, that any disclosure made pursuant to clause (i) or (ii) of this Section 6.8(g) (other than any disclosure made in connection with an Adverse Recommendation Change permitted by this Section 6.8) shall be deemed to constitute an Adverse Recommendation Change unless the board of directors of Seller shall expressly publicly reaffirm the Board Recommendation in such disclosure. For avoidance of doubt, it shall not constitute an Adverse Recommendation Change for the board of directors of Seller to make a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act.

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6.9.          Preparation of Proxy Statement; Stockholder Meeting.

(a)             Seller shall, in consultation with Buyer, prepare and file with the SEC as promptly as practicable (and in any event within 20 days) after the date of this Agreement a preliminary version of the Proxy Statement to be sent to Seller’s stockholders in connection with the Stockholder Meeting. Seller shall not file the Proxy Statement (or any preliminary version thereof) with the SEC without first providing Buyer and its counsel a reasonable opportunity (which shall be no less than five (5) Business Days) to review and comment thereon, and Seller shall give reasonable and good faith consideration to all additions, deletions or changes suggested by Buyer or its counsel; provided that no disclosure relating specifically to non-public information about Buyer or its Affiliates may be made without Buyer’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Unless there has been an Adverse Recommendation Change in accordance with Section 6.8, Seller shall include in the Proxy Statement the Board Recommendation. If, prior to the expiration of the ten (10) day waiting period provided in Rule 14a-6 under the Exchange Act, Seller does not receive either (i) comments from the SEC on the preliminary Proxy Statement or (ii) notice from the SEC that it will review the preliminary Proxy Statement, then, subject to Section 6.9(j) Seller shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to Seller’s stockholders as soon as reasonably practicable, and in any event not later than the later of (i) five (5) Business Days after the expiration of such waiting period, and (ii) one (1) Business Day after the establishment of the record date for the Stockholder Meeting pursuant to Section 6.9(j); provided, that as of the date of such mailing, Seller has not received any comments from the SEC or any notice that the SEC will review the Proxy Statement. Seller shall use reasonable efforts to respond to all SEC comments, if any, with respect to the Proxy Statement within 5 Business Days of receipt thereof, and shall promptly notify Buyer if it anticipates that any response will require more than 5 Business Days. Promptly following confirmation by the SEC that the SEC has no further comments and the establishment of the record date for the Stockholder Meeting pursuant to Section 6.9(j), Seller shall cause the definitive Proxy Statement to be filed with the SEC and mailed to Seller’s stockholders. Seller shall be responsible for 100% of the fees, costs and expenses associated with the preparation, filing and mailing of the Proxy Statement. Seller shall establish a record date for the Stockholder Meeting in accordance with Section 6.9(j). Seller shall engage a nationally recognized proxy solicitation firm reasonably acceptable to Buyer (the “Proxy Solicitor”), at Seller’s sole cost and expense, to solicit proxies from Seller’s stockholders in favor of the Stockholder Approval. Seller shall cause the Proxy Solicitor to (i) commence solicitation efforts no later than the first Business Day following the mailing of the definitive Proxy Statement, (ii) provide Buyer with weekly written reports on solicitation status and vote tabulation results, and (iii) continue solicitation efforts through the date of the Stockholder Meeting.

(b)             Seller and Buyer shall promptly furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.

(c)             Seller shall (i) notify Buyer promptly of the receipt of any comments, whether written or oral, from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (ii) supply Buyer with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such filings. Prior to responding to any comments from the SEC or its staff, Seller shall consult with Buyer and provide Buyer and its counsel a reasonable opportunity to review and comment on any written response thereto, and Seller shall give reasonable and good faith consideration to all additions, deletions or changes suggested by Buyer or its counsel.

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(d)             Except as required by the SEC or its staff or by applicable Law, Seller shall (i) provide drafts of all amendments and supplements to the Proxy Statement to Buyer, (ii) give Buyer and its counsel at least three (3) Business Days to review and comment thereon, and (iii) give reasonable and good faith consideration to all additions, deletions or changes suggested by Buyer or its counsel; provided that the foregoing shall not limit Seller’s ability to comply with requests by the SEC or its staff on a shorter timeline to the extent required by the SEC’s specific deadline, and in such event Seller shall provide Buyer with as much prior notice as is reasonably practicable under the circumstances.

(e)             Seller will take all action necessary in accordance with applicable Law, its organizational documents and the rules of the Nasdaq to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to Seller’s stockholders, for the purpose of obtaining the Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, Seller shall convene, subject to Section 6.9(f), and hold the Stockholder Meeting (i) as soon as practicable following the mailing of the Proxy Statement to Seller’s stockholders, and (ii) in any event no later than one hundred (100) days after the date of this Agreement (the “Meeting Backstop Date”), in each case, or on such other date elected by Seller with Buyer’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Seller shall use its reasonable best efforts to solicit proxies to obtain the Stockholder Approval, including through the engagement of the Proxy Solicitor in accordance with Section 6.9(a).

(f)              Seller shall cooperate with and keep Buyer informed upon Buyer’s reasonable request regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to Seller’s stockholders. Seller shall be permitted to postpone or adjourn the Stockholder Meeting (after consultation with Buyer) if, but only if, (i) as of the time that the Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are holders of an insufficient number of shares of Seller’s common stock present or represented by proxy at the Stockholder Meeting to constitute a quorum at the Stockholder Meeting or Seller has determined in good faith (after consultation with Buyer and the Proxy Solicitor) that it has not received proxies representing sufficient votes to obtain Stockholder Approval, (ii) Seller has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law or Governmental Order to postpone or adjourn the Stockholder Meeting, (iii) Seller is requested to postpone or adjourn the Stockholder Meeting by the SEC or its staff or (iv) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that (A) Seller shall not be permitted to postpone or adjourn the Stockholder Meeting pursuant to clause (i) above on more than two (2) occasions in the aggregate without the prior written consent of Buyer, (B) no single postponement or adjournment pursuant to clause (i) above shall exceed ten (10) Business Days in duration without the prior written consent of Buyer, (C) in no event shall any postponement or adjournment cause the Stockholder Meeting to be held after the Meeting Backstop Date without Buyer’s prior written consent; provided that the Meeting Backstop Date shall be automatically extended on a day-for-day basis for any period during which the Proxy Statement is subject to SEC review and has not been cleared for mailing, and (D) any postponement or adjournment beyond the limitations set forth in clauses (A) and (B) above shall require the prior written consent of Buyer (with each such consent of Buyer in this clause (f) not to be unreasonably withheld, conditioned or delayed). In the event of any postponement or adjournment of the Stockholder Meeting, Seller shall use its reasonable best efforts during the postponement or adjournment period to solicit additional proxies for the Stockholder Meeting and shall provide Buyer with daily updates on proxy solicitation and vote tabulation results during such period.

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(g)             Concurrently with the execution and delivery of this Agreement, Seller shall have obtained and delivered to Buyer duly executed voting and support agreements, to which Buyer shall also be a party (each, a “Support Agreement”), from each of the following Persons: (i) each member of the board of directors of Seller who holds shares of Seller’s common stock entitled to vote at the Stockholder Meeting; (ii) each executive officer of Seller who holds shares of Seller’s common stock entitled to vote at the Stockholder Meeting; and (iii) American Ventures LLC Series XXIV XWELL. With respect to any Person who becomes a director, officer or five percent (5%) or greater stockholder of Seller after the date of this Agreement, Seller shall use its reasonable best efforts to obtain, and to deliver to Buyer, a duly executed Support Agreement from such Person within five (5) Business Days of such Person becoming a director, officer or five percent (5%) or greater stockholder of Seller, as applicable. Each Support Agreement shall, at a minimum, obligate the applicable Person to (A) vote (or cause to be voted) all shares of Seller’s common stock beneficially owned by such Person in favor of the Stockholder Approval and against any Alternative Transaction or any other proposal that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by this Agreement, (B) not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Seller’s stock beneficially owned by such Person prior to the earlier of the Closing and the valid termination of this Agreement in accordance with Section 8.1, and (C) not revoke, withdraw or modify such Person’s obligations under the applicable Support Agreement. Each Support Agreement shall be irrevocable (to the fullest extent permitted by applicable Law) and shall terminate automatically upon the valid termination of this Agreement in accordance with Section 8.1. Seller shall promptly notify Buyer in writing if any Support Agreement is revoked, terminated, breached or otherwise rendered ineffective for any reason, and shall use its best efforts to promptly cure any such revocation, termination, breach or ineffectiveness. Seller shall not, without Buyer’s prior written consent, amend, modify, waive or terminate any Support Agreement.

(h)             Share Reservation. Seller shall, at all times during the period commencing on the date of this Agreement and ending on the earlier of (x) the issuance of the AV Conversion Shares in accordance with Section 6.9(i) or (y) the valid termination of this Agreement in accordance with Article 8, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the AV Preferred Stock, a number of shares of Common Stock not less than the aggregate number of shares of Common Stock issuable to American Ventures LLC Series XXIV XWELL upon conversion of the AV Preferred Stock at the Increased Maximum Percentage (as defined in the AV Support Agreement). Seller shall not take any action that would cause the number of authorized and unissued shares of Common Stock to be insufficient to satisfy its obligations under this Section 6.9(h).

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(i)              Issuance of AV Conversion Shares. Upon receipt by Seller of a notice of conversion from American Ventures LLC Series XXIV XWELL in accordance with the AV Certificate of Designations, Seller shall, within one (1) Business Day of receipt of such notice, issue to American Ventures LLC Series XXIV XWELL the AV Conversion Shares, by crediting such shares to American Ventures LLC Series XXIV XWELL’s account through the facilities of The Depository Trust Company (or, if such delivery is not available, by delivering to American Ventures LLC Series XXIV XWELL a certificate or certificates representing the AV Conversion Shares).

(j)              Record Date Following Conversion. Seller shall establish a record date for the Stockholder Meeting that is no earlier than one (1) Business Day after the issuance of the AV Conversion Shares pursuant to Section 6.9(i).

(k)             Cooperation with American Ventures LLC Series XXIV XWELL. Seller shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to facilitate American Ventures LLC Series XXIV XWELL’s performance of its obligations under the AV Support Agreement, including (i) promptly acknowledging and processing any blocker election notice delivered by American Ventures LLC Series XXIV XWELL pursuant to the AV Certificate of Designations, (ii) taking all steps necessary within Seller’s control to give effect to the increase in the Maximum Percentage (as defined in the AV Certificate of Designations) in accordance with the AV Certificate of Designations, and (iii) otherwise cooperating with American Ventures LLC Series XXIV XWELL to enable the timely issuance of the AV Conversion Shares in accordance with Section 6.9(i) and the AV Certificate of Designations.

(l)              Non-Interference; No Redemption. During the period commencing on the date of this Agreement and ending on the earlier of (x) the issuance of the AV Conversion Shares in accordance with Section 6.9(i) or (y) the valid termination of this Agreement in accordance with Article 8, Seller shall not, directly or indirectly, (i) amend, modify, waive, or terminate any provision of the AV Certificate of Designations in a manner that would (A) reduce the number of AV Conversion Shares issuable to American Ventures LLC Series XXIV XWELL upon conversion of the AV Preferred Stock, (B) impair, restrict, or delay American Ventures LLC Series XXIV XWELL’s right to convert the AV Preferred Stock at the Increased Maximum Percentage, or (C) alter or modify the Maximum Percentage mechanics in a manner adverse to American Ventures LLC Series XXIV XWELL, (ii) exercise, or permit to be exercised, any redemption, repurchase, or call right with respect to the AV Preferred Stock under the AV Certificate of Designations or otherwise, or (iii) take any action (including any issuance of equity securities or rights to acquire equity securities, declaration or payment of any dividend payable in equity securities, recapitalization, reclassification, stock split, reverse stock split, or combination of shares) that would trigger any anti-dilution adjustment, conversion rate adjustment, or other structural adjustment to the terms of the AV Preferred Stock under the AV Certificate of Designations that would alter the number of shares of Common Stock into which the AV Preferred Stock is convertible as of the Conversion Eligibility Date.

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6.10.       Restrictive Covenants.

(a)             Confidentiality. From and after the Closing, Seller shall, and shall cause each of its controlled Affiliates and representatives who have been furnished any confidential information of the Company Group to, not disclose, and shall treat and hold as strictly confidential, all such information and refrain from using any such information other than (i) for the benefit of the Company Group as an employee or consultant thereof after the Closing Date, (ii) as otherwise expressly permitted by this Agreement or in writing by Buyer, (iii) to exercise or enforce Seller’s rights under, or otherwise in connection with any claims, demands, causes of action and Losses by or against Seller relating to, this Agreement or any agreement entered into in connection herewith, or (iv) to the extent required by applicable Law (including in connection with preparing Tax Returns or dealings with tax authorities) or the rules of any applicable securities exchange. In the event that Seller or any of Seller’s Affiliates or representatives is required by any Governmental Authority or compulsory legal process to disclose any confidential information of the Company Group, Seller shall, to the extent permissible by Law, notify Buyer as promptly as reasonably practicable so that Buyer may (at its sole cost and expense) seek an appropriate protective order or waive compliance with the provisions of this Section 6.10(a). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or any of Seller’s Affiliates or representatives is legally required to disclose any confidential information of the Company Group, Seller may disclose such information; provided that Seller shall use commercially reasonable efforts to request assurance that confidential treatment shall be accorded to such information required to be disclosed. Notwithstanding the foregoing, for purposes of this Agreement, confidential information of the Company Group shall not include (i) information which is or becomes generally available to the public other than as a result of a disclosure by Seller or any Affiliates or representatives of Seller in violation of this Agreement or other confidentiality obligation to which any of them is bound, (ii) information that becomes available to Seller on a non-confidential basis from a third-party source, provided that such third party, to Seller’s knowledge is not and was not prohibited from disclosing such information to Seller by a legal, fiduciary, or contractual obligation to the Company Group, or (iii) information that was known by or in the possession of Seller or its representatives before their respective involvement with the Company Group. Nothing in this Section 6.10(a) is intended to conflict with 18 U.S.C. § 1833(b) or create Liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, Seller has the right to disclose in confidence trade secrets to federal, state, and local governments officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law, and to disclose trade secrets in a document filed in a lawsuit or other Proceeding, but only if the filing is made under seal and protected from public disclosure.

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(b)             Non-Competition. During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, Seller shall not, and shall cause its controlled Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly, invest or own any interest in, manage, control, participate in (whether as an operator, consultant, director, employee, agent, representative or otherwise), consult with, render services for, or otherwise engage in or knowingly assist others in engaging in any business or entity that competes with the Business as conducted as of the Closing Date within (i) any state, county, municipality, city, or other jurisdiction or locale in the United States or (ii) anywhere else in the world. For the avoidance of doubt, nothing in this Agreement shall prohibit any current or former officers, directors or employees of Seller or any of its Affiliates from independently seeking or accepting employment with any business or entity that competes with the Business; provided, however, that nothing in this sentence shall be construed to permit Seller or any of its controlled Affiliates to encourage, solicit, facilitate, or otherwise assist any such officer, director or employee in seeking or obtaining such employment, and any such officer, director or employee must independently seek such employment without any encouragement, facilitation, or assistance from Seller or any of its controlled Affiliates.

(c)             Non-Solicitation. During the Restricted Period, Seller shall not, and shall cause its Affiliates not to, either alone or in conjunction with any other Person, directly or indirectly, (i) (x) solicit or induce or attempt to solicit or induce any employee of the Company Group (A) who was employed by the Company Group as of the Closing Date and (B) who is employed by the Company Group at the time of such solicitation, encouragement or inducement (collectively, the “Protected Persons”) to leave the employ of the Company Group and their respective Affiliates, or knowingly interfere adversely with the relationship between the Company Group and any such Protected Person , or (y) hire or engage any Protected Person whose employment or engagement with the Company Group was voluntarily terminated within the six (6) month period preceding such hire or engagement; provided that nothing herein shall prevent Seller from making a general solicitation for employment that is not directly targeted at any Protected Person so long as such Protected Person is not offered employment or engagement or hired or engaged, (ii) solicit or induce or attempt to solicit or induce any customer, supplier, licensor, licensee, lessor or other material business relation of the Company Group as of the Closing (each, a “Business Relation”) to cease from doing business with, or otherwise modify adversely, the business done with, the Company Group or (iii) knowingly interfere with the relationship (or prospective relationship) between any Business Relation and the Company Group.

(d)             Non-Disparagement. From and after the Closing, (i) Seller shall not, and shall cause its controlled Affiliates and its and their respective directors, officers, employees, agents, and representatives not to, directly or indirectly, make any disparaging statements or communications about Buyer, the Company Group or any of their respective employees, equityholders, directors, officers, products or services, and (ii) Buyer shall not, and shall cause its controlled Affiliates and its and their respective directors, officers, employees, agents and representatives not to, directly or indirectly, make any disparaging public statements or communications about the Seller or any of its employees, directors, officers, products or services. Notwithstanding the foregoing, this Section 6.10(d) shall not prohibit (i) any truthful statements made in connection with any litigation between Buyer or any of its Affiliates, on the one hand, and Seller or its Affiliates, on the other hand, (ii) any Person from testifying truthfully as a witness in any court proceeding or governmental investigation, (iii) engaging in any conduct which by applicable Law cannot be subject to such a covenant not to disparage, or (iv) exercising or enforcing a party’s rights under, or otherwise in connection with any claims by or against such party relating to, this Agreement or any other Transaction Documents entered into by parties in connection with the transactions contemplated hereby or thereby.

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(e)             Remedies. Each party hereto acknowledges and agrees that money damages would not be an adequate remedy for any breach or threatened breach of the provisions of this Section 6.10 in such event, the non-breaching party and its Affiliates shall, in addition to any other rights and remedies existing in their favor, be entitled to seek specific performance, injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Section 6.10 (including the extension of the Restricted Period by a period equal to the length of the Action necessary to stop such violation), in each case, without the posting of any bond or other security and without having to demonstrate irreparable harm. In the event of any breach or violation by any party of any of the covenants in this Section 6.10, the time period of such covenant with respect to such party will be tolled and will not run until such breach or violation is resolved.

(f)              Acknowledgment. Seller acknowledges that Seller has and will have sufficient knowledge of the Company Group’s trade secrets and other confidential information that, if Seller were to engage in any business that competes with the Businesses during the Restricted Period, the Seller would cause irreparable harm to the Company Group (including a significant loss of goodwill by Buyer) for which money damages would be an insufficient remedy. Further, Seller acknowledges that (i) the value of the Company Group’s trade secrets and other confidential information arises in part from the fact that such information is not generally known in the marketplace, (ii) the Company Group’s trade secrets and other confidential information will have continuing vitality after the Closing (including throughout and beyond the Restricted Period),(iii) the covenants and other obligations set forth in this Section 6.10 are additional consideration for the agreements of Buyer pursuant to this Agreement and were a material inducement to Buyer to enter into this Agreement, perform its obligations hereunder and approve the transactions contemplated hereby and Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties if Seller breached the provisions set forth in this Section 6.10, and (iv) the restrictions contained in this Section 6.10 are reasonable in all respects (including, with respect to subject matter, time period and geographical area, as applicable to Seller) and are necessary to protect Buyer’s interest in, and the value of, the Company Group (including the goodwill inherent therein).

(g)             Enforcement. If, at the time of enforcement of any of the provisions of this Section 6.10, a court of competent jurisdiction determines that the restrictions stated herein are overbroad or unreasonable as to duration, scope of restriction or geographic area under the circumstances then existing, then the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or geographical area permitted by law, as determined by such court.

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(h)             Permitted Activities. Notwithstanding the foregoing, (i) nothing in Section 6.10(b) will prevent or restrict any Seller or its Affiliates from owning as a passive investment less than two percent (2%) of any class of equity interests of any Person if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) nothing in Section 6.10 will prevent or restrict Seller or any of its Affiliates from: (A) engaging in any activity consented to in writing by Buyer, or (B) performing its obligations, or exercising any of its rights or remedies, under, or otherwise in connection with any claims, demands, causes of action and Losses by or against such Person relating to, this Agreement or any agreement entered into with Buyer or its Affiliates in connection herewith in accordance with the terms hereof or thereof, in each case of clauses (i)-(ii) (and all sub-clauses thereunder), in and of itself and not as a means of circumventing the restrictions and obligations set forth in this Section 6.10.

6.11.       Pre-Closing Reorganization.

(a)             Prior to the Closing, Seller and the Companies shall, at Seller’s sole cost and expense (including all transfer taxes, filing fees, recording fees, notarial fees, stamp duties, consent fees, and other costs and expenses incurred in connection with the Pre-Closing Reorganization), obtain all consents, approvals, waivers, and authorizations of any third party (including any Governmental Authority, landlord, licensor, counterparty to any Material Contract, or holder of any Permit) that are required under applicable Law or any Contract to effect the transfers contemplated by this Section 6.11 (collectively, the “Reorganization Consents”), and shall cause:

(i)            all assets, properties, rights, contracts, Permits, rights in Intellectual Property and other interests used in, held for use in, or necessary for the conduct of the XpresSpa Airport Business and XpresTest Business, including, without limitation, those set forth on Annex 6.11(a)(i) (collectively, the “XpresSpa and XpresTest Business Assets”) that are held by Seller or any of its Affiliates (other than the Company Group) to be transferred, assigned, contributed or otherwise conveyed to XpresSpa and/or XpresTest, as applicable, such that, after giving effect to the Pre-Closing Reorganization and as of the Closing, such Companies shall hold, free and clear of Liens (other than Permitted Liens), all XpresSpa and XpresTest Business Assets and no XpresSpa and XpresTest Business Asset (or any interest therein) shall remain with Seller or any of its Affiliates (other than the Company Group); provided, however, that “XpresSpa and XpresTest Business Assets” shall not include any assets primarily related to (i) ancillary or corporate general administrative functions that are provided to both (i) the Business and (ii) other businesses of Seller and its Subsidiaries, including (in each case, as and to the extent applicable) finance support, travel and entertainment services, temporary labor services, office supplies services (including copiers and faxes), personal telecommunications services, computer and telecommunications maintenance and support services, energy and utilities services, procurement and supply chain services and arrangements, treasury services, public relations, legal and risk management services, insurance, payroll services, telephone and online connectivity services, accounting services, tax services, internal audit services, executive management services, human resources and employee relations management services, employee benefits services, credit, collections and accounts payable services, property management services, environmental support services, customs and excise services, and any other similar applicable centralized functional organizations (collectively, “Corporate Functions”); provided, further, that items may be deleted from Annex 6.11(a)(i) prior to Closing in Buyer’s sole discretion (and, for the avoidance of doubt, any item so deleted shall not constitute an XpresSpa and Xpres Test Business Asset hereunder);

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(ii)           all assets, properties, rights, contracts, Permits, rights in Intellectual Property set forth on Annex 6.11(a)(ii) (the “Specified Retained Assets”) held by any member of the Company Group to be transferred, assigned, contributed or otherwise from the Company Group to Seller or one of its Affiliates (other than the Company Group), such that, after giving effect to the Pre-Closing Reorganization and as of the Closing, no member of the Company Group shall hold any Specified Retained Asset; and

(iii)          the equity interests of the entities set forth on Annex 6.11(a)(iii) (the “Retained Entities”) to be transferred, assigned, contributed or otherwise from the Company Group to Seller or on of its Affiliates (other than the Company Group), such that, after giving effect to the Pre-Closing Reorganization and as of the Closing, no member of the Company Group shall own any equity interest in any Retained Entity.

in each case of clauses (i) through (iii), pursuant to assignment, distribution, contribution or other agreements in form and substance acceptable to Buyer executed in connection therewith and effective as of the Closing (collectively, the “Assignment and Transfer Documents”) (such transactions contemplated in this Section 6.11(a), collectively, the “Pre-Closing Reorganization”); provided that each transfer, assignment, contribution, or other conveyance contemplated by clauses (i) through (iii) and the Pre-Closing Reorganization shall be conditioned upon the occurrence of the Closing and the satisfaction of all other conditions required thereto (including the receipt of the requisite Reorganization Consents). Seller shall, and shall cause its Affiliates to, use best efforts to take all actions necessary or advisable to obtain all Reorganization Consents and to execute and deliver all Assignment and Transfer Documents and such other instruments, agreements, and documents as may be required to effect the Pre-Closing Reorganization, in each case at Seller’s sole cost and expense. Without limiting Section 7.1, if Buyer (at its option and in its sole discretion) waives the requirement of any Reorganization Consent to be obtained by the Closing Date, then (x) Seller shall use its best efforts to obtain such Reorganization Consent as promptly as practicable thereafter, and (y) Seller shall, at Seller’s sole cost and expense, implement such alternative arrangements as are reasonably acceptable to Buyer to ensure that Buyer receives the full economic benefit of the applicable asset, right, or property pending receipt of such Reorganization Consent, including by entering into sub-license, sub-lease, agency, or other back-to-back arrangements with the applicable member of the Company Group or Buyer.

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(b)            Seller and the Companies shall provide Buyer all proposed material documentation relating to the Pre-Closing Reorganization (including all Assignment and Transfer Documents, all Reorganization Consents, and all other instruments and agreements executed in connection therewith) no later than five (5) Business Days prior to the anticipated Closing Date and shall allow Buyer a reasonable amount of time to review and comment on such documentation. Seller and the Companies shall consider in good faith Buyer’s reasonable comments prior to consummating the Pre-Closing Reorganization.

From and after the date of this Agreement until the completion of the Pre-Closing Reorganization (and, to the extent any transfer contemplated by the Pre-Closing Reorganization has not been completed as of the Closing Date, from and after the Closing Date until such transfer is completed), Seller shall, and shall cause its Affiliates to, at Seller’s sole cost and expense: (i) take all further actions, execute and deliver all further instruments and documents, and do all further things as Buyer may reasonably request in order to carry out the intent of this Section 6.11 and to vest in the applicable member of the Company Group good and valid title to, or a valid leasehold or licensed interest in, all assets, properties, rights, contracts, Permits, and rights in Intellectual Property required to be transferred pursuant to this Section 6.11, free and clear of all Liens other than Permitted Liens; (ii) use its best efforts to obtain any Reorganization Consent that has not been obtained as of the Closing Date; (iii) promptly notify Buyer in writing upon becoming aware of any fact, circumstance, or development that would reasonably be expected to prevent, delay, or impair the completion of the Pre-Closing Reorganization or the obtaining of any Reorganization Consent; and (iv) bear and pay all costs and expenses (including all transfer taxes, filing fees, recording fees, notarial fees, stamp duties, consent fees, and reasonable and documented out-of-pocket legal fees and expenses) incurred in connection with the Pre-Closing Reorganization and any post-Closing corrective transfers or alternative arrangements implemented pursuant to this Section 6.11, without any right of reimbursement from Buyer or any member of the Company Group.

6.12.       Wrong Pockets.

If at any time within three (3) years after the Closing, Seller or any of its Affiliates receives, holds, or controls (i) any asset, right or property that constitutes property of the Company Group following the Closing, or (ii) any payment, proceeds, revenue, or other amount to the extent attributable to the Business, the assets of the Company Group, or the operation thereof on or after the Closing Date (including any amount that is mistakenly paid to or collected by a Seller or its Affiliate in connection with a Business customer, contract, or account, but excluding, for the avoidance of doubt, any such asset, right, property, payment, proceeds, revenue or other amount to the extent attributable to the Retained Ex-Airport Business), Seller shall, and shall cause its applicable Affiliate to, (A) hold such asset, property, or amount for the benefit of Buyer, (B) promptly (and in any event within five (5) Business Days of receipt or identification by Seller) remit, transfer, or deliver such asset, property, or amount (without set-off, deduction, or condition) to Buyer or, at Buyer’s direction, a member of the Company Group, and (C) take all such further actions (which shall include the execution of all necessary instruments and documents) as Buyer may reasonably request and at ‘Seller’s sole expense to vest full right, title, and interest in such asset, property, or amount in Buyer or a member of the Company Group. For the avoidance of doubt, Seller shall not be required to transfer such asset, property, or amount pending resolution of any good faith dispute regarding whether such asset, property, or amount is required to be remitted, transferred, or delivered pursuant to this Section.

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6.13.       Notice of Certain Events.

(a)             During the period from the date of this Agreement to the earlier of the Closing and the valid termination of this Agreement in accordance with Section 8.1, Buyer, on the one hand, and any Company and Seller, on the other hand, shall as promptly as reasonably practicable notify the other(s) in writing of:

(i)            any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(ii)           any breach by such party of any covenant of such party under this Agreement of which it becomes aware;

(iii)          any Actions commenced or, to the Knowledge of such party(ies), threatened against, relating to or involving or otherwise affecting such party(ies) that (A) relate to the transactions contemplated hereby or (B) would otherwise, or would be reasonably expected to, adversely affect or prevent, enjoin or delay such party’s or parties’ (as applicable) ability to consummate the Closing or perform its or their obligations hereunder if resolved in a manner adverse to such party(ies); or

(iv)          any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

6.14.       Employee Benefits.

(a)             As soon as reasonably practicable after the date hereof, and unless prohibited by law, the Seller shall take such actions as may be necessary to transfer the employment of each employee of Seller listed on Schedule 6.14(a) from Seller to one of the Companies with effect from the Closing Date on the same terms as such employee’s then existing terms of employment with Seller (but excluding any equity-based compensation). To the extent that the Seller employees listed on Schedule 6.14(a) are not effectively transferred to one of the Companies prior to the Closing as contemplated by the preceding sentence, then Buyer or one of its Affiliates shall offer employment to each such employee on terms consistent with the obligations under Section 6.14(b) hereof, effective as of the Closing Date and conditioned on such employee satisfactorily completing the Buyer’s or its Affiliate’s standard hiring and background check procedures.  Each such offer of employment made by Buyer or its Affiliates pursuant to the foregoing shall be contingent on the occurrence of the Closing and shall be made in a manner consistent with applicable Law and provide for employment commencing on the Closing Date on such terms and conditions as are reasonably determined in the good-faith discretion of Buyer or its Affiliates.

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(b)             For a period of no less than twelve (12) months following the Closing, Buyer shall provide or cause to be provided to the employees of the Companies who continue to be employed by Buyer or its Affiliates following the Closing (the “Continuing Employees”), (i) base salary and bonus opportunity that is no less than the base salary and bonus opportunity in effect immediately prior to the Closing and (ii) employee benefits (other than equity compensation, pension benefits, retiree health and welfare benefits, change in control benefits and nonqualified deferred compensation benefits) that are substantially similar in the aggregate to those provided by the Companies immediately prior to the Closing; provided, that, notwithstanding the foregoing, the terms of the employment agreements delivered at the Closing by the Persons named on Annex 2.2(c)(iv) shall supersede any obligation of the Company set forth in this Section 6.14(b). The preceding sentence shall not preclude Buyer or its Affiliates at any time following the Closing from terminating the employment of any Continuing Employee for any reason (or no reason).

(c)             Each Continuing Employee shall be given credit for all service with the Companies under any employee benefit plan of Buyer or its Affiliates, including any such plans providing vacation, sick pay, severance and retirement benefits maintained by Buyer or its Affiliates in which such Continuing Employee participates for purposes of eligibility, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), to the extent past service was recognized for such Continuing Employee under the comparable Seller Benefit Plans or Company Benefit Plans immediately prior to the Closing, and to the same extent past service is credited under such plans or arrangements for similarly situated employees of Buyer. Notwithstanding the foregoing, nothing in this Section 6.14(c) shall be construed to require crediting of service that would result in (i) a duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, or (iii) service credit under a newly established plan for which prior service is not taken into account for employees of Buyer and its Affiliates generally.

(d)            In the event of any change in the welfare benefits provided to Continuing Employees following the Closing, Buyer shall use commercially reasonable efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any such welfare benefit plans to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Closing occurs, the crediting of each Continuing Employee with any co-payments, deductibles and out-of-pocket expenses paid prior to any such change in satisfying any applicable co-payment, deductible or out-of-pocket requirements after such change.

(e)             As soon as administratively practicable following the Closing, Buyer or one of its Affiliates shall (i) permit all Continuing Employees who participated in a 401(k) retirement plan sponsored by the Seller or one of its Affiliates (a “Seller 401(k) Plan”) to be eligible to participate in a 401(k) retirement plan sponsored by Buyer or one of its Affiliates (a “Buyer 401(k) Plan”) and (ii) permit all such Continuing Employees to elect to effect a “direct rollover” (as described in Section 401(a)(31) of the Code) of their account balance (in cash, and including any outstanding loan promissory notes) from any Seller 401(k) Plan to a Buyer 401(k) Plan. Effective as of the Closing Date, such Continuing Employees shall become fully vested in such Continuing Employees’ account balance under any Seller 401(k) Plan (including any employer contributions).

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(f)              Seller hereby releases and waives, and agrees to cause each of its respective Affiliates to release and waive, the right to enforce any covenant regarding noncompetition, nonsolicitation of employees and nonsolicitation of customers for the Seller’s or any of its Affiliates’ benefit that would prohibit, limit or restrict any Continuing Employee from performing any of their duties for the Companies to the extent operated by Buyer or its Affiliates on or following the Closing.

(g)             Notwithstanding anything in this Section 6.14 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan or employee benefit plan of Buyer or its Affiliates, or shall limit the right of Buyer to amend, terminate or otherwise modify any Company Benefit Plan or employee benefit plan of Buyer or its Affiliates following the Closing. The parties hereto acknowledge and agree that all provisions contained in this Section 6.14 are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any employees or former employees of the Companies, any Continuing Employee, any participant in any Seller Benefit Plan, any Company Benefit Plan or any employee benefit plan of Buyer or its Affiliates, or any dependent or beneficiary thereof, or (ii) to continued employment with Buyer or any of its Affiliates.

6.15.       Compliance with Arbitration Award.

(a)             From the date hereof until the Closing, Seller and the Company Group shall use reasonable best efforts to take such actions as are required by that certain Final Arbitration Award issued by Hon. J Antonio DelCampo on June 3, 2026 with respect to the dispute between XpresSpa Holdings, LLC, on the one hand, and Cordial Endeavor Concessions of Atlanta LLC and Sheila Trappier Edwards, on the other hand (the “Atlanta Arbitration Award”), including, without limitation: (i) identifying a qualified replacement ACDBE partner for the Atlanta Terminal A and Atlanta Terminal C locations of the XpresSpa Airport Business and entering into appropriate documentation to establish replacement joint venture entities with such replacement ACDBE partner, (ii) entering into new lease and concessions agreements with respect to the Atlanta Terminal A and Atlanta Terminal C locations, on terms not materially less advantageous to the Company Group than such agreements in effect as of the date hereof, (iii) obtaining requisite approvals from the City of Atlanta, the Federal Aviation Administration, and any other applicable Person with respect to the dissolution of XpresSpa Atlanta Terminal A, LLC and XpresSpa Atlanta Terminal C, LLC, and, upon receipt of all such requisite approvals, dissolving such entities, and (iv) making all payments required to be made by the Company Group under the Atlanta Arbitration Award. Seller and the Company Group shall keep Buyer reasonably apprised of all actions being taken under or in connection with the orders under the Final Arbitration Award, and shall provide Buyer an opportunity to review any written agreements proposed to be entered into by the Companies or any of their respective direct or indirect subsidiaries in connection therewith.

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(b)             If, following, the Closing, the Companies or their respective direct or indirect subsidiaries incur or are otherwise obligated to pay any costs or expenses related to, arising from, or in connection with compliance with the Atlanta Arbitration Award or any predecessor contract, agreement, arrangement, or settlement with Cordial Endeavor Concessions of Atlanta LLC and/or Sheila Trappier Edwards (such costs or expenses, “Post-Closing Atlanta Arbitration Expenses”), Buyer and Seller shall promptly instruct the Escrow Agent to release from the Atlanta Escrow Account to Buyer (or, at Buyer’s direction, any member of the Company Group), a dollar amount equal to such Post-Closing Atlanta Arbitration Expenses. On the earlier of (i) the twelve month anniversary of the Closing Date and (ii) such time when the Buyer and Seller shall have reasonably determined (acting in good faith) that all actions required by the Atlanta Arbitration Award have been taken and all Post-Closing Atlanta Arbitration Expenses have been paid, Buyer and Seller shall promptly instruct the Escrow Agent to release to Seller any amounts then remaining in the Atlanta Escrow Account which are not needed to reimburse Buyer and or the Group Companies for any Post-Closing Atlanta Arbitration Expenses.

6.16.       Change of Name.

From and after the Closing (but subject to the 30-day transition period referred to in the following sentence), Seller shall, and shall cause its subsidiaries and Affiliates to, (a) cease any and all use of the Trademarks XPRESSPA, XPRESTEST, XWELL and any other Trademark used in the Business (each an “Acquired Trademark”), (b) permanently refrain from using or displaying any corporate, trade or product name, logo, domain name, social media handle or other identifier that includes any Acquired Trademark, or any Trademark similar to any Acquired Trademark. Within thirty (30) days after the Closing the Seller shall (x) remove, de-brand or destroy (at Buyer’s election) all signage, packaging, labels, marketing collateral, templates, business forms, digital assets and other materials bearing any Acquired Trademarks; and (y) disable or transfer (as directed by Buyer) any domain names, URLs, email addresses, social media accounts or applications incorporating any Acquired Trademark. Seller shall bear all costs of the foregoing and deliver to Buyer, upon request, reasonable evidence of compliance (including destruction certificates, if applicable). The foregoing shall not prohibit good-faith, nominative fair use of “XpresSpa,” “XpresTest,” or “Xwell” solely to describe historical facts or to comply with applicable Law, or retention of archived materials maintained solely for legal, tax or compliance purposes; provided that such materials are not used in the operation or promotion of Seller’s business.

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ARTICLE 7

CONDITIONS TO CLOSING

7.1.          Mutual Conditions.

The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

(a)             No Action or Order. No Action shall have been commenced by a Person other than the parties hereto or their respective controlled Affiliates, and no Order (including injunction) shall have been issued, enacted or promulgated, by any court or other Governmental Authority of competent jurisdiction, that would reasonably be expected to prevent, delay or impede, or that otherwise makes illegal, the consummation of the transactions contemplated in this Agreement or another Transaction Document.

(b)             Stockholder Approval. The Stockholder Approval shall have been obtained in accordance with applicable Laws.

7.2.          Conditions to the Obligations of Buyer.

The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Buyer to the extent permitted by applicable Law:

(a)             Representations and Warranties; Covenants. (i) All of the Fundamental Representations of Seller made in Article 3 and in Article 4 shall be true and correct in all respects, both as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made again as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), in each case, except for de minimis inaccuracies, (ii) all of the representations and warranties other than the Fundamental Representations made in Article 3 and in Article 4 shall be true and correct (without giving effect to any materiality qualification or exception contained therein, other than the word “Material” in any reference to “Material Contract” or “Material Adverse Effect”), both as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date) except for any such inaccuracies which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iii) Seller and each Company shall have performed or complied with, in all material respects (without duplication of any materiality qualifier contained therein), all of the covenants and obligations which are to be performed by it under the terms of this Agreement at or prior to the Closing (including pursuant to Section 6.11).

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(b)             Closing Certificate. Seller and each Company shall have delivered to Buyer a certificate signed by an authorized officer of such Person, dated the Closing Date, to the effect that the conditions specified in Sections 7.2(a) and 7.2(g) have been satisfied.

(c)             Other Closing Deliverables. Seller and the Companies shall have delivered to Buyer all of the items contemplated under Section 2.2(c).

(d)             Consents. (i) Seller and the Companies shall have delivered to Buyer all of the consents from the Persons set forth on Schedule 3.1(e) and Schedule 4.3 and marked with an asterisk thereon, in form and substance reasonably satisfactory to Buyer, and (ii) Seller and the Companies shall have obtained and delivered to Buyer each Required Lease Consent listed on Schedule 3.16(g), in each case in form and substance reasonably satisfactory to Buyer, and no Required Lease Consent shall have been revoked, withdrawn, or made subject to any condition or modification that is materially adverse to Buyer or any member of the Company Group as of the Closing Date.

(e)             No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.

(f)              Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been completed in accordance with Section 6.11 and Buyer shall have received evidence, in form and substance reasonably satisfactory to Buyer, of the consummation thereof.

(g)             Minimum Cash. As of the Closing, the Company Group shall hold (i) Cash and Cash Equivalents in bank accounts owned by the Company Group across all jurisdictions in an aggregate amount not less than the Minimum Cash Amount, and (ii) Cash and Cash Equivalents in bank accounts owned by the Company Group in each non-U.S. jurisdiction in an aggregate amount not less than the Ex-U.S. Minimum Cash Amount.

7.3.          Conditions to the Obligations of Seller and the Companies.

The obligations of Seller and the Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Seller and the Companies to the extent permitted by applicable Law:

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(a)             Representations and Warranties; Covenants. (i) All of the Fundamental Representations of Buyer made in Article 5 shall be true and correct in all respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date), in each case, except for de minimis inaccuracies, (ii) all of the representations and warranties other than the Fundamental Representations made in Article 5 shall be true and correct (without giving effect to any materiality qualification or exception contained therein, other than the word “Material” in any reference to “Material Contract” or “Material Adverse Effect”) as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date) except for any such inaccuracies which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impede Buyer’s consummation of the transactions contemplated hereby, and (iii) Buyer shall have performed or complied with, in all material respects (without duplication of any materiality qualifier contained therein), all of the covenants and obligations which are to be performed by it under the terms of this Agreement at or prior to the Closing.

(b)             Closing Certificate. Buyer shall have delivered to Seller and the Companies a certificate, signed by an authorized officer of Buyer, dated the Closing Date, to the effect that the conditions specified in Section 7.3(a)have been satisfied.

(c)            Other Closing Deliverables. Buyer shall have delivered to Seller and the Companies (or such other Person) all of the items contemplated under Section 2.2(b).

ARTICLE 8
TERMINATION

8.1.          Termination.

This Agreement may be terminated and the Sale may be abandoned at any time:

(a)             by mutual written consent of Seller and Buyer;

(b)             by either Seller or Buyer, if the Sale shall not have been consummated before the one hundred eightieth (180th) day following the date hereof (the “Termination Date”), unless extended by written agreement of Buyer and Seller; provided, however, that the Termination Date shall be automatically extended for up to two additional thirty (30)-day periods if, as of the Termination Date, the sole condition set forth in Article 7 that have not been satisfied or waived is the condition set forth in Section 7.1(b) (Stockholder Approval); provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party at any time during which such party is in material breach of this Agreement;

(c)             by Seller if (i) there has been a breach by Buyer of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement that would result in the failure to satisfy any of the applicable conditions specified in Section 7.1 or Section 7.3, and (ii) such breach (A) is incapable of being cured, or (B) if curable, shall continue unremedied at least five (5) Business Days following Seller’s delivery of a written notice thereof to Buyer; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to Seller at any time during which Seller or any Company is in material breach of this Agreement such that the conditions set forth in Section 7.2 could not be satisfied as of such time, unless such breach was primarily or principally caused by Buyer’s breach of any of the covenants or agreements contained in this Agreement;

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(d)             by Buyer, if there has been a breach by Seller or any Company of any of the representations, warranties, covenants or agreements made by Seller or any Company in this Agreement that would result in the failure to satisfy any of the applicable conditions specified in Section 7.1 or Section 7.2; provided that such breach (A) is incapable of being cured, or (B) if curable, shall continue unremedied at least five (5) Business Days following Buyer’s delivery of a written notice thereof to Seller or any Company; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Buyer at any time during which Buyer is in material breach of this Agreement such that the conditions set forth in Section 7.2(a) could not be satisfied as of such time, unless such breach was primarily or principally caused by Seller’s or any Company’s breach of any of the covenants or agreements contained in this Agreement;

(e)             by Buyer, at any time prior to obtaining the Stockholder Approval, in the event that (i) the board of directors of Seller shall have failed to include the Board Recommendation in the Proxy Statement or shall have effected an Adverse Recommendation Change, (ii) the board of directors of Seller shall have failed to publicly reaffirm the Board Recommendation within five (5) Business Days of Buyer’s written request to make such public reaffirmation, (iii) Seller shall have failed to convene the Stockholder Meeting by the Meeting Backstop Date, (iv) Seller shall have failed to obtain and deliver to Buyer duly executed Support Agreements from all Persons required to execute Support Agreements pursuant to Section 6.9(g) within the timeframe required by Section 6.9(g), or (v) any Support Agreement shall have been revoked, terminated, breached or otherwise rendered ineffective and Seller shall have failed to cure such revocation, termination, breach or ineffectiveness within five (5) Business Days of written notice thereof from Buyer to Seller.

(f)              by Seller, at any time prior to obtaining the Stockholder Approval, in order to enter into a binding acquisition agreement, merger agreement or other similar definitive agreement with respect to a Superior Proposal; provided that Seller pays Buyer the Buyer Termination Fee; provided, further, that such Superior Proposal was not solicited in violation of Section 6.8.

(g)             by either Seller or Buyer, if any Governmental Authority shall have issued an Order or taken any other action enjoining or otherwise prohibiting the Sale and such Order shall have become final and non-appealable; unless the failure to consummate the Sale because of such Order shall be primarily due to the failure of Buyer, if Buyer is seeking to terminate this Agreement, or of Seller or any Company, if Seller is seeking to terminate this Agreement, to have fulfilled any of its obligations under this Agreement;

(h)             by either Seller or Buyer, if the Stockholder Meeting (including any postponements and adjournments thereof) shall have concluded without the Stockholder Approval having been obtained by reason of the failure to obtain the required vote of the holders of shares of Seller’s common stock; provided that the right to terminate this Agreement pursuant to this Section 8.1(h) will not be available to any party if (x) such party’s action or failure to act (which action or failure to act constitutes a breach by such party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Stockholder Approval at the Stockholder Meeting (or any adjournment or postponement thereof) or (y) at such time such party is otherwise in material breach of this Agreement; or

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(i)              by Seller, if (i) all of the conditions set forth in set forth in Article 7 have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied if the Closing were to occur at such time), (ii) Buyer shall have failed to consummate the transactions contemplated by this Agreement by the date on which the Closing should have occurred pursuant to Section 2.2, (iii) Seller has provided to Buyer written notice stating that (A) all of the conditions set forth in set forth in Article 7 have been satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied if the Closing were to occur at such time), (B) Seller is ready, willing and able to consummate, and will consummate, the Closing as of such date and prior to such termination, and (C) Seller intends to terminate this Agreement pursuant to this Section 8.1(i), and (iv) Buyer fails to consummate the Closing within five (5) Business Days following such notice.

8.2.          Effect of Termination.

If this Agreement is terminated pursuant to Section 8.1 hereof, all rights and obligations of the parties hereunder shall terminate and no party shall have any Liability to the other party, except that the obligations of the parties hereto in Section 6.2(b), Section 6.4, Article 10 and this Article 8, the indemnification and reimbursement obligations of Buyer set forth in Section 6.6, and each of the defined terms necessary to give effect to the foregoing provisions shall survive the termination of this Agreement. Notwithstanding the foregoing (but subject to Section 8.3 and Section 8.4), the termination of this Agreement pursuant to Section 8.1 will not relieve any party from (i) any Liability arising from or relating to any Willful Breach by such party of any representation, warranty, covenant or agreement of such party prior to such termination, or (ii) for Actual Fraud by such party prior to the date of such termination.

8.3.          Buyer Termination Fee.

(a)             Seller shall pay to Buyer a fee (the “Buyer Termination Fee”) in an amount equal to the greater of (A) One Million Three Hundred Thousand Dollars ($1,300,000), and (B) the sum of (I) Six Hundred Fifty Thousand Dollars ($650,000) plus (II) all of the reasonable and documented out-of-pocket expenses incurred by Buyer and its Affiliates in connection with this Agreement and the transactions contemplated hereby (provided, that, the amount of such expenses included in this clause (II) shall in no event exceed Two Million Dollars ($2,000,000) if: (i) this Agreement is terminated pursuant to Section 8.1(e), Section 8.1(f) or Section 8.1(h); (ii) this Agreement is terminated by Buyer pursuant to Section 8.1(d); (iii) this Agreement is terminated pursuant to Section 8.1(b) at a time when the applicable party would be entitled to terminate this Agreement pursuant to Section 8.1(d), 8.1(e), 8.1(f), or Section 8.1(h), or (iv) (x) after the date of this Agreement, and prior to the termination of this Agreement, a proposal for an Alternative Transaction shall have been made to Seller, or an intention (whether or not conditional) to make a proposal for an Alternative Transaction was publicly announced or otherwise became publicly known, (y) thereafter, this Agreement is terminated by Buyer or Seller pursuant to Section 8.1(b), and (z) within twelve (12) months after such termination, Seller consummates an Alternative Transaction (or enters into a definitive agreement to effect an Alternative Transaction that is subsequently consummated).

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(b)             The Buyer Termination Fee payable pursuant to Section 8.3(a)(i), Section 8.3(a)(ii), or Section 8.3(a)(iii) shall be paid within ten (10) Business Days after the date of such termination, and the Buyer Termination Fee payable pursuant to Section 8.3(a)(iv) shall be paid upon consummation of the Alternative Transaction referenced therein. All payments pursuant to this Section 8.3 shall be made in immediately available funds in lawful currency of the United States of America to the account designated by Buyer.

(c)             If Seller fails to promptly pay any amounts due pursuant to this Section 8.3 and, in order to obtain such payment, Buyer commences a suit that results in a final and non-appealable judgment against Seller, for payment of amounts owed pursuant to this Section 8.3, then Seller shall pay to Buyer its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) in connection with such suit, together with interest on such amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date that such amounts were required to be paid to the date of actual payment.

(d)             The parties hereto acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Each of the parties further acknowledges that (i) the amount of the Buyer Termination Fee was the subject of arm’s length negotiation between the parties, each represented by independent counsel, (ii) the precise amount of damages that would be suffered by Buyer in the event of a termination giving rise to payment of the Buyer Termination Fee is difficult or impossible to determine with certainty at the time of this Agreement, and (iii) the payment of the amounts specified in this Section 8.3 is not a penalty but is liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which such amount is payable for the efforts and resources expended, the opportunities foregone, the diversion of management and financial resources, and the reputational harm suffered while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. In no event shall Seller be required to pay the Buyer Termination Fee in connection with the termination of this Agreement more than once.

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(e)             Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, but subject to Section 10.13, each of the parties hereto acknowledges and agrees that in the event the Buyer Termination Fee is paid to Buyer in circumstances in which such amount is payable pursuant to this Section 8.3, payment of the Buyer Termination Fee pursuant to this Section 8.3 (and any costs, expenses and interest payable by Seller to Buyer pursuant to Section 8.3(c)) shall constitute the sole and exclusive monetary remedy of Buyer, and its Affiliates and former, current or future stockholders, directors, officers, employees, agents or representatives, against Seller, and its Affiliates and former, current or future stockholders, directors, officers, employees, agents or representatives (“Related Parties”), for all Losses and damages in respect of this Agreement, the transactions contemplated by this Agreement, any breach of any covenant or agreement or otherwise in respect of this Agreement, or the failure to consummate the transactions contemplated hereby, and upon payment of the amounts due pursuant to this Section 8.3, neither Seller nor its Related Parties, shall have any further liability or obligation relating to or arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby (except that the parties will remain subject to the Confidentiality Agreement and any covenants or obligations that expressly survive the termination of this Agreement), and none of Buyer or its Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any Losses suffered in connection with this Agreement or the transactions contemplated hereby (except with respect to the Confidentiality Agreement and any covenants or obligations that expressly survive the termination of this Agreement). For the avoidance of doubt, this Section 8.3(e) applies only in the event of a valid termination under this ARTICLE 8. Notwithstanding the foregoing, nothing in this Section 8.3(e) shall relieve any party hereto or its Related Parties from liability for damages arising from Actual Fraud or Willful Breach.

(f)              If, at the time Buyer elects to terminate this Agreement pursuant to Section 8.1(b), Buyer would also have been entitled to terminate this Agreement pursuant to one or more other provisions of Section 8.1 that would independently give rise to the Buyer Termination Fee under Section 8.3(a), Buyer’s election to terminate pursuant to Section 8.1(b) shall not be deemed a waiver of, or otherwise limit or prejudice, Buyer’s right to receive the Buyer Termination Fee that would have been payable had Buyer elected to terminate pursuant to such other provision(s) of Section 8.1. For the avoidance of doubt, the exercise by Buyer of any one termination right available to it under Section 8.1 shall not constitute a waiver of any other termination right then available to Buyer or of any remedy (including the Buyer Termination Fee) associated with such other termination right.

(g)             While Buyer may pursue a grant of specific performance or other equitable relief under Section 10.13 and payment of the Buyer Termination Fee, pursuant to this Section 8.3, under no circumstances shall Buyer be permitted or entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Closing occurred and (ii) the payment of the Buyer Termination Fee in connection with the termination of this Agreement.

8.4.          Seller Termination Fee.

(a)             If this Agreement is terminated by Seller pursuant to Section 8.1(c) or Section 8.1(i), then Buyer shall pay to Seller a fee (the “Seller Termination Fee”) in an amount equal to the greater of (i) One Million Three Hundred Thousand Dollars ($1,300,000) and (ii) the sum of (x) Six Hundred Fifty Thousand Dollars ($650,000) plus (y) all of the reasonable and documented out-of-pocket expenses incurred by Seller and its Affiliates in connection with this Agreement and the transactions contemplated thereby (provided, that, the amount of such expenses included in this clause (y) shall in no event exceed Two Million Dollars ($2,000,000).

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(b)             The Seller Termination Fee shall be paid within ten (10) Business Days after the date of such termination. All payments pursuant to this Section 8.4 shall be made in immediately available funds in lawful currency of the United States of America to the account designated by Seller in writing at least three (3) Business Days prior to the due date of such payment.

(c)             If Buyer fails to promptly pay any amounts due pursuant to this Section 8.4 and, in order to obtain such payment, Seller commences a suit that results in a final and non-appealable judgment against Buyer, for payment of amounts owed pursuant to this Section 8.4, then Buyer shall pay to Seller its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) in connection with such suit, together with interest on such amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date that such amounts were required to be paid to the date of actual payment.

(d)             The parties hereto acknowledge and agree that the agreements contained in this Section 8.4 are an integral part of this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Each of the parties further acknowledges that (i) the amount of the Seller Termination Fee was the subject of arm’s-length negotiation between the parties, each represented by independent counsel, (ii) the precise amount of damages that would be suffered by Seller in the event of a termination giving rise to payment of the Seller Termination Fee is difficult or impossible to determine with certainty at the time of this Agreement, and (iii) the payment of the Seller Termination Fee is not a penalty, but is liquidated damages in a reasonable amount that will compensate Seller in the circumstances in which such amount is payable for the efforts and resources expended, the opportunities foregone, the diversion of management and financial resources, and the reputational harm suffered while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. In no event shall Buyer be required to pay the Seller Termination Fee in connection with the termination of this Agreement more than once

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(e)             Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, but subject to Section 10.13, each of the parties hereto acknowledges and agrees that in the event the Seller Termination Fee is paid to Seller in circumstances in which such amount is payable pursuant to this Section 8.4, payment of the Seller Termination Fee pursuant to this Section 8.4 (and any costs, expenses and interest payable by Buyer to Seller pursuant to Section 8.4(c)) shall constitute the sole and exclusive monetary remedy of Seller and its Related Parties against Buyer and its Related Parties for all Losses and damages in respect of this Agreement, the transactions contemplated by this Agreement, any breach of any covenant or agreement or otherwise in respect of this Agreement, or the failure to consummate the transactions contemplated hereby, and upon payment of the amounts due pursuant to this Section 8.4, neither Buyer nor its Related Parties, shall have any further liability or obligation (including consequential, indirect or punitive damages, or damages in lieu of specific performance) relating to or arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby (except that the parties will remain subject to the Confidentiality Agreement and any covenants or obligations that expressly survive the termination of this Agreement), and none of Seller or its Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any Losses suffered in connection with this Agreement or the transactions contemplated hereby (except with respect to the Confidentiality Agreement and any covenants or obligations that expressly survive the termination of this Agreement). For the avoidance of doubt, this Section 8.4(e) applies only in the event of a valid termination under this ARTICLE 8. Notwithstanding the foregoing, nothing in this Section 8.4(e) shall relieve any party hereto or its Related Parties from liability for damages arising from Actual Fraud or Willful Breach.

(f)              While Seller may pursue a grant of specific performance or other equitable relief under Section 10.13 and payment of the Seller Termination Fee, pursuant to this Section 8.4, under no circumstances shall Seller be permitted or entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Closing occurring and (ii) the payment of the Seller Termination Fee in connection with the termination of this Agreement.

ARTICLE 9

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1.          Survival.

Each of the parties hereto, intending to modify any applicable statute of limitations, agrees that (a) the representations and warranties contained in this Agreement and in any certificate delivered hereunder (other than (A) with respect to any Actual Seller Fraud or Actual Buyer Fraud (as applicable), (B) each Fundamental Representation, and (C) the representations and warranties set forth in Section 3.8 (Taxes)) shall survive the Closing until the date that is eighteen (18) months after the Closing Date, (b) each Fundamental Representation shall survive the Closing until the date that is seven (7) years after the Closing Date, (c) the representations and warranties set forth in Section 3.8 (Taxes) shall survive the Closing until the date that is sixty (60) days after the expiration of the longest applicable statute of limitations with respect to the matters to which such Taxes relate (including all periods of extension and waiver thereof, whether automatic or permissive), (d) each covenant and agreement set forth herein that require performance prior to the Closing shall survive the Closing for a period expiring on the later of twelve (12) months after the Closing Date and the sixtieth (60th) day following the date on which such covenant or agreement is fully performed, and (e) each other covenant and agreement set forth herein shall survive the Closing until the sixtieth (60th) day following the date on which such covenant or agreement is fully performed in accordance with its respective terms. Notwithstanding anything to the contrary herein, no claim (whether for breach of contract, tort or pursuant to any other theory of liability) may be brought by any Person following the expiration of the survival periods set forth in this Section 9.1. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) prior to expiry of the applicable survival period will survive until finally resolved. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of either party to make a claim against the other party for Actual Fraud, which claims shall survive the Closing indefinitely and without limitation.

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9.2.          Indemnification.

(a)             Indemnification by Seller. Subject to the provisions and limitations of this Article 9, from and after the Closing the Seller shall indemnify, defend and hold harmless Buyer and each of its Affiliates (including, following the Closing, the Company Group) and each of their respective officers, directors, managers, equityholders, partners, employees, advisors, agents, representatives, successors and assigns (including the Company Group) (collectively, the “Buyer Indemnified Parties”) from and against, and pay on behalf of or reimburse such Buyer Indemnified Party, for any and all Losses that any such Buyer Indemnified Party (regardless of whether or not such Loss relates to any third party claim) may suffer, sustain or become subject to as a result of or arising out of, directly or indirectly:

(i)            any inaccuracy in, or actual breach of, any representation or warranty of Seller made in ARTICLE 3 or ARTICLE 4 in this Agreement or any other Transaction Document as of the date hereof or as of the Closing;

(ii)           any breach of or nonfulfillment of any covenant, agreement or obligation of Seller or (prior to the Closing) the Company in this Agreement (other than those covenants and agreements contained in Section 6.1, except that Section 6.1(d) (Required Lease Consents) shall not be excluded from this clause (ii) and any breach thereof shall give rise to indemnification hereunder);

(iii)          any Sale Expenses or Indebtedness of the Company Group, in each case outstanding as of the Closing and to the extent not deducted in the determination of the final Purchase Price;

(iv)          (1) any Taxes (including Transfer Taxes for which the Seller is liable pursuant to Section 6.7(d)) of any Company and any of their respective Subsidiaries for all Pre-Closing Tax Periods (excluding Taxes that are already taken into account in the calculation of the final Purchase Price (including as a component of Accrued Income Taxes, Indebtedness, Net Working Capital, Sale Expenses, or Closing Cash), unless such amount is the subject of a Tax Contest), (2) any Taxes of the Seller, including any Transfer Taxes for which the Seller is liable pursuant to Section 6.7(d), (3) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company or any of their respective Subsidiaries is or was a member on or prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign law, (4) all Taxes of any Person imposed on any Company or any of their respective Subsidiaries for any period as a transferee or successor in respect of any transaction occurring on or prior to the Closing, by law, contract or otherwise, (5) any Taxes related or attributable to the Pre-Closing Reorganization, and (6) without duplication with any of the foregoing, any Tax arising in connection with any item required to be included in taxable income by any Company or any of their respective Subsidiaries under Section 951 or 951A of the Code (or any corresponding or similar state local or non-U.S. Tax Law) for any taxable period, or portion thereof, ending after the Closing Date in respect of operations, transactions or events occurring on or prior to the Closing Date;

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(v)           any Losses arising out of or relating to the Retained Ex-Airport Business, the Specified Retained Assets, the Retained Entities, or Actions by any of the Seller’s stockholders or any minority equityholder in any member of the Company Group in connection with or arising out of the transactions contemplated hereby;

(vi)          any Losses arising out of or relating to the XpresTest RSAs (including the issuance thereof, or the payments made thereto in accordance with Section 2.4 of this Agreement or the calculation thereof).

(b)             Indemnification(c) by Buyer. Subject to the provisions and limitations of this Article 9, from and after the Closing the Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and each of their respective officers, directors, managers, equityholders, partners, employees, advisors, agents, representatives, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against, and pay on behalf of or reimburse such Seller Indemnified Party, for any and all Losses that any such Seller Indemnified Party (regardless of whether or not such Loss relates to any third party claim) may suffer, sustain or become subject to as a result of or arising out of, directly or indirectly:

(i)            any inaccuracy in, or actual breach of, any representation or warranty of Buyer made in ARTICLE 5 in this Agreement or any other Transaction Document as of the date hereof or as of the Closing;

(ii)           any breach of or nonfulfillment of any covenant, agreement or obligation of Buyer in this Agreement (other than those covenants and agreements contained in Section 6.1); and

(iii)          (1) any Taxes of any Company and any of their respective Subsidiaries for all Post-Closing Tax Periods, (2) any Taxes of the Buyer, including any Transfer Taxes for which the Buyer is liable pursuant to Section 6.7(d).

(c) Third Party Claims.

(i)            Promptly after any Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) receives notice with respect to any Action made or brought by any Person that is not a party to this Agreement which may give rise to a valid claim for indemnification under this Article 9 (a “Third Party Claim”), the Indemnified Party shall give written notice to the party from whom indemnification will be sought hereunder (each, an “Indemnifying Party”) of such claim describing such claim and the nature and amount, or anticipated amount (which amount or anticipated amount described therein, for avoidance of doubt, will not be determinative of the amount of Losses actually incurred in respect thereof), of the indemnifiable Loss, to the extent that the nature and amount thereof are determinable at such time (a “Claim Notice”); provided, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations under this Section 9.2, except and only to the extent the Indemnifying Party and the defense of such claim is materially prejudiced or forfeited as a result thereof. Within thirty (30) days after receipt of a Claim Notice with respect to a Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party may assume the defense of such matter by providing written notice of such assumption to the Indemnified Party; provided that (1) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party and defend such Third Party Claim actively and diligently, (2) the Indemnified Party may participate in the defense of such claim, at its own expense, with co-counsel of its choice and (3) the Indemnifying Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), unless such concession, settlement or compromise (x) is solely for money damages, the full amount of which shall be paid by the Indemnifying Party and (y) includes, as a condition thereof, an express, unconditional release of the Indemnified Party from any Liability with respect to such Third Party Claim. Any entry of judgment, settlement or compromise that does not comply with the preceding sentence shall not be determinative of the amount of indemnifiable Losses with respect to any related claims for indemnification pursuant to this Section 9.2.

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(ii)           Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of the defense of such Third Party Claim if such claim (A) seeks injunctive, equitable or other non-monetary relief, (B) involves criminal or quasi-criminal allegations, (C) in the Indemnified Party’s reasonable judgment, would be materially detrimental or injurious to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Indemnified Party, (D) is related to Taxes (other than as provided in Section 6.7(e)) or (E) involves a claim with respect to which any Indemnifying Party has failed or is failing to actively and diligently prosecute or defend, or a conflict of interest exists between any Indemnifying Party and the Indemnified Party, including with respect to defenses and counterclaims.

(iii)          If the Indemnifying Party is not entitled to assume control of the defense of such Third Party Claim or, within such thirty (30)-day period, does not provide written notice to the Indemnified Party in accordance with Section 9.2 properly assuming the defense of such matter, the Indemnified Party shall have the right to control the defense of such Third Party Claim and may defend against the matter in any manner that it may reasonably deem appropriate with counsel reasonably acceptable to the Indemnifying Party, at the cost and expense of the Indemnifying Party (which such costs and expenses shall constitute indemnifiable Losses which are subject to the limitations set forth in Section 9.3), provided that the Indemnified Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

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(iv)          The parties hereto shall use commercially reasonable efforts to cooperate with each other in connection with the defense, negotiation or settlement of any Third Party Claim in connection with this Section 9.2(c).

(v)           To the extent there is any inconsistency between this Section 9.2(c) and Section 6.7(g), the provisions of Section 6.7(g) shall control.

(d)             Direct Claims.

(i)            Subject to Section 9.3, any valid claim by an Indemnified Party on account of an indemnifiable Loss under Section 9.2(a) or Section 9.2(b), as applicable, that does not arise from a Third Party Claim (a “Direct Claim”) shall be asserted in a Claim Notice delivered to the Indemnifying Party. Such Claim Notice shall (A) describe the claim for indemnification with reasonable specificity, (B) certify that such Indemnified Party has sustained, or reasonably expects to sustain, Losses with respect to such claim, (C) set forth a good faith estimate of the amount of Losses that have been or are reasonably expected to be sustained by the Indemnified Party (which estimate shall not be binding or determinative of the amount of Losses ultimately recoverable hereunder), and (D) reference the provisions of this Agreement and each certificate delivered pursuant to this Agreement or any Transaction Document in respect of which such right of indemnification is claimed, including the provisions that have allegedly been breached, if applicable (it being understood that such references shall not be determinative of the scope of indemnification ultimately applicable to such claim or of the provisions of this Agreement, any certificate, or any Transaction Document that are ultimately found to have been breached or to give rise to such indemnification obligation).

(ii)           If the Indemnifying Party in good faith objects to any claim made in a Claim Notice, then the Indemnifying Party shall deliver a written notice (a “Claim Dispute Notice”) to the Indemnified Party during the twenty (20)-day period commencing on the delivery of the Claim Notice to the Indemnifying Party. The Claim Dispute Notice shall set forth in reasonable detail the principal basis for the dispute of any claim made in the Claim Notice. The Indemnified Party shall make available to the Indemnifying Party and its representatives, at the Indemnifying Party’s sole cost and expense, such records, materials, and information in or under such Indemnified Party’s possession or control as are reasonably necessary to evaluate the specific claim set forth in the Claim Notice as may be reasonably requested by the Indemnifying Party, during normal business hours and upon reasonable prior written notice and in a manner not unreasonably disruptive to the Indemnified Party’s ordinary business activities; provided that the Indemnified Party shall not be required to make available any information or materials (1) protected by attorney-client privilege, work product doctrine, or any other applicable legal privilege or protection, (2) the disclosure of which would violate any confidentiality obligation owed to a third party, or (3) the disclosure of which would violate applicable Law. Each claim for indemnification set forth in such Claim Notice shall be deemed to have been conclusively determined in the Indemnified Party’s favor for purposes of this Section 9.2 on the terms set forth in the Claim Notice upon the earlier of (A) receipt of notice that the Indemnifying Party agrees with the Direct Claims asserted in the Claim Notice or (B) expiration of such twenty (20)-day period if the Indemnifying Party does not deliver a Claim Dispute Notice to the Indemnified Party prior to the expiration of such period. In such event, the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party at the Indemnifying Party’s expense pursuant to the terms of this Agreement. In the event the Indemnifying Party timely objects, in whole or in part, to a claim for indemnification in accordance with this Section 9.2(d), the Indemnifying Party shall not be obligated to provide indemnification with respect to such properly disputed claim (or portion thereof) unless and until (x) a court of competent jurisdiction or arbitration tribunal has determined that the Indemnifying Party is liable or responsible for Losses associated with such claim (or portion thereof) in a final judgment or arbitration award, or (y) such disputed claim (or portion thereof) has been finally resolved by written agreement of Buyer and Seller.

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9.3.          Limitation of Liability.

(a)             Notwithstanding the foregoing,

(i)            neither Seller nor Buyer shall be obligated to provide any indemnification for Losses pursuant to claims under Section 9.2(a)(i) or Section 9.2(b)(i), as applicable, unless and until the aggregate amount of Losses that the Indemnified Party is entitled to recover in respect of all such claims (including, for the avoidance of doubt, all claims arising out of the same or related facts, circumstances, events, or series of related events, which shall be aggregated and treated as a single claim for purposes of determining whether the Basket has been met) exceeds an amount equal to $100,000 (the “Basket”), at which point the Indemnifying Party shall be obligated to indemnify the Indemnified Party for the full amount of all such Losses from the first dollar (and not merely the amount of such Losses in excess of the Basket); provided that, the Basket shall not apply to claims for Losses arising out of or relating to any inaccuracy in or breach of any Fundamental Representation, the representations and warranties set forth in Section 3.8 (Taxes), Section 3.9 (Environmental Matters), or Section 3.13 (Information Technology, Privacy, and Data Security) or Actual Fraud;

(ii)           with respect to any claim for indemnification under Section 9.2(a)(i) or Section 9.2(b)(i), no individual claim (or series of related claims arising from the same or substantially similar facts, events, or circumstances) shall be counted toward the Basket, or be indemnifiable hereunder, unless the Losses attributable to such individual claim (or series of related claims) exceed Ten Thousand Dollars ($10,000) (the “De Minimis Threshold”); provided that once the Losses attributable to any such individual claim (or series of related claims) exceed the De Minimis Threshold, the full amount of such Losses (and not merely the amount in excess of the De Minimis Threshold) shall be counted toward the Basket and, if the Basket has been exceeded, shall be indemnifiable hereunder; provided, further, that the De Minimis Threshold shall not apply to any claims for Losses arising out of or relating to any inaccuracy in or breach of any Fundamental Representation, the representations and warranties set forth in Section 3.8 (Taxes), Section 3.9 (Environmental Matters), or Section 3.13 (Information Technology, Privacy, and Data Security), or Actual Fraud; and

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(iii)          the maximum aggregate liability of either Seller or Buyer, as applicable, for Losses pursuant to claims under Section 9.2(a)(i) or Section 9.2(b)(i), as applicable, shall not exceed $2,000,000 (the “Maximum”); provided, however, that the Maximum shall not apply to claims for Losses arising out of or relating to any inaccuracy in or breach of any Fundamental Representation, the representations and warranties set forth in Section 3.8 (Taxes), Section 3.9 (Environmental Matters) or Section 3.13 (Information Technology, Privacy, and Data Security), or Actual Fraud, in each of which cases the Indemnifying Party’s aggregate indemnification obligations shall not exceed an amount equal to the Purchase Price as finally determined pursuant to Section 2.3(c) (except in the case of Actual Fraud in which case the Indemnifying Party’s aggregate indemnification obligations shall be uncapped). In no event shall the aggregate liability of either Seller or Buyer, as applicable, for all Losses pursuant to all claims under this Article 9 exceed the Purchase Price as finally determined pursuant to Section 2.3(c) except in the case of (A) Actual Buyer Fraud or Actual Seller Fraud (as applicable) for which the aggregate liability of Seller or Buyer, as applicable, shall be uncapped and (B) Losses pursuant to claims under Section 9.2(a)(v), for which the aggregate liability of Seller shall be uncapped). Any amounts recovered by the Buyer Indemnified Parties from the Indemnity Escrow Funds shall reduce Seller’s indemnification obligations under this Section 9.2 on a dollar-for-dollar basis. In respect of claims under Section 9.2(a)(i) (other than claims for Losses arising out of or relating to any inaccuracy in or breach of any Fundamental Representation, Section 3.8 (Taxes), or in respect of Actual Seller Fraud), the Buyer Indemnified Parties shall first seek recovery from the Indemnity Escrow Funds, and shall exhaust all available Indemnity Escrow Funds, prior to seeking direct recovery from Seller for any such indemnifiable Losses.

(b)             The indemnification obligations of the parties hereto are not intended to waive, preclude or limit any other claims, rights or remedies that may exist in equity with respect to the matters covered by Section 6.10. Except as provided in Sections 2.3(c) through 2.3(d), or claims pursuant to Section 10.13 or with respect to claims arising from Actual Fraud (collectively, “Non-Exclusive Claims”), this ARTICLE 9 shall constitute the sole and exclusive monetary remedy of the Indemnified Parties with respect to claims in connection with the transactions contemplated by this Agreement from and after the Closing. In furtherance of the foregoing, except with respect to the Non-Exclusive Claims, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE 9 and the right to specific performance or injunctive relief. Notwithstanding the foregoing, nothing in this Section 9.3(b) shall limit or restrict any Buyer Indemnified Party’s right to recover Losses from the Indemnity Escrow Funds or to exercise any set-off rights pursuant to Section 9.4.

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(c)             For purposes of determining the existence of any breach of or inaccuracy in any representation or warranty or nonfulfillment of any covenant or agreement, and calculating the amount of any Losses incurred in connection with any such misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement in this Agreement, any references to “material,” “Material Adverse Effect,” or language of similar import shall be disregarded.

(d)             Promptly upon becoming aware of any fact, event, condition, or breach that would reasonably be expected to, or does, give rise to any Losses for which it would be entitled to indemnification hereunder, each Indemnified Party shall, and shall cause its controlled Affiliates to, use commercially reasonable efforts to reasonably mitigate such Losses to the extent required by applicable Law. If an Indemnified Party actually recovers any insurance payments, or contractual indemnification or contribution payments available to it from third parties with respect to such indemnifiable Loss (collectively, “Mitigating Payments”) such Mitigating Payments (net of any reasonable, documented out-of-pocket expenses (including attorneys’ fees, other professional fees and disbursements, and any increases in insurance premiums) incurred in pursuing, negotiating or collecting such Mitigating Payments (collectively, “Recovery Costs”) shall be deducted from the calculation of Losses hereunder. In the event that any Indemnified Party receives any Mitigating Payments subsequent to the receipt by such Indemnified Party of any indemnification payment hereunder in respect of the Losses to which such Mitigating Payments relate, and the sum of such prior indemnification payment plus such Mitigating Payments (net of any Recovery Costs) exceeds the aggregate amount of Loss incurred by the Indemnified Party in connection with such claim, then the Indemnified Party shall promptly remit to the Indemnifying Party the lesser of (A) the amount previously paid by the Indemnifying Party in respect of such Losses and (B) the amount by which the sum of such indemnification payment and such Mitigating Payment (net of Recovery Costs) exceed the aggregate Loss incurred by the Indemnified Party in connection with such claim.

9.4.          Adjustments to Purchase Price; Set-off.

(a)             Unless otherwise required by applicable Law, all payments made pursuant to Section 2.3(d) and Section 9.2 shall be treated as an adjustment to the Purchase Price for all purposes (including federal income Tax purposes).

(b)             Buyer shall have the right to set-off any sum that is determined to be owed (whether pursuant to a final, non-appealable judgment, arbitration award, or mutual written agreement of the parties) to any Buyer Indemnified Party, or any sum that is the subject of a bona fide claim asserted in a Claim Notice that has not been timely disputed by Seller through delivery of a Claim Dispute Notice in accordance with Section 9.2(d)(ii), against any amounts otherwise payable to Seller under this Agreement or any other Transaction Document, whether or not such amounts have become due and payable, without prejudice to any other rights or remedies available to Buyer under this Agreement or at law or in equity.

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(c)             The exercise of Buyer’s right to set-off shall not preclude Buyer from exercising (subject to limitations set forth in this ARTICLE 9) any other rights or remedies available under law or otherwise provided for in this Agreement or in any other Transaction Documents (including, without limitation, available equitable remedies).

ARTICLE 10

MISCELLANEOUS

10.1.       Notices.

All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by email or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given and delivered when so delivered personally, or if sent by email upon such transmission (so long as no bounce-back or delivery failure message is received), or if mailed by overnight courier service guaranteeing next day delivery, one (1) Business Day after deposited with such service, or if mailed in any other way, then three (3) Business Days after mailing, as follows:

If to Buyer (or, following the Closing, the Companies):
c/o Face Haus, LLC 110 North Robertson Boulevard
Los Angeles, CA 90048 Attention: Richard Dantas and Greg Gish Email: [***]
with a copy to (which shall not constitute notice):
Dechert LLP
3 Bryant Park, 1095 Avenue of the Americas
New York, New York 10036
Attn: Naz Zilkha
Email: [***]
If to Seller (or, prior to the Closing, the Companies):
XWELL, Inc. 254 West 31st Street, 11th Floor New York, New York 10001
Attention: Ezra Ernst and Ian Brown E-mail: [***]

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with a copy to (which shall not constitute notice): Haynes and Boone, LLP 30 Rockefeller Plaza 22nd Floor New York, New York 10112 Attention: Rick Werner and Zachary Jacobs Email: [***]

or to such other U.S. physical address or email address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

10.2.       Schedules.

The disclosure of any matter, or reference to any Contract, in any Section of the Schedules shall be deemed to be a disclosure of such matter or Contract, regardless of the existence or absence of cross-references, for all other Sections of the Schedules to which such matter or Contract to the extent the relevance of such disclosure is readily apparent on the face of such disclosure, but shall not be deemed to constitute an admission to any third party by the party making such disclosure or to otherwise imply that any such matter or Contract is material for the purposes of this Agreement and shall not affect the interpretation of such term for the purposes of this Agreement, in each case, beyond the scope of the applicable representations and warranties. In particular, (a) certain matters may be disclosed on the Schedules that may not be required to be disclosed because of certain minimum thresholds or materiality standards set forth in this Agreement, (b) the disclosure of any such matter, in and of itself, does not mean that it meets or surpasses any such minimum thresholds or materiality standards and (c) no disclosure in the Schedules relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication to any third party that any such breach or violation exists or has actually occurred beyond. In no event shall the listing of such matters in any Schedule be deemed or interpreted to expand the scope of the Seller’s or Company’s representations and warranties contained in this Agreement except to the extent expressly set forth in this Agreement as part of such representations and warranties. Each Schedule is qualified in its entirety by reference to the applicable specific provisions of the Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of Buyer, Seller or their respective Affiliates, except as and to the extent provided in this Agreement. Matters reflected in a Schedule are not necessarily limited to matters or Contracts required by this Agreement to be disclosed in such Schedules. The section headings in the Schedules are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any information disclosed herein or any provision of this Agreement. All attachments to the Schedules are incorporated by reference into the Schedule in which they are referenced. The information contained in the Schedules is in all events subject to Section 6.2(b) and the Confidentiality Agreement to the extent applicable to such information.

10.3.       [Reserved]

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10.4.       Expenses.

Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own Expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided that Seller shall be responsible for (a) 100% of the costs and expenses of the Escrow Agent, and (b) 100% of the Tail Policy Costs. As used in this Agreement, “Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

10.5.       Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)             This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over any such matter, the United States District Court for the District of Delaware or, in the event that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such matter, any Delaware State Court sitting in New Castle County, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such Action. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any Action arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (iii) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law.

(b)             Any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Debt Financing, any Debt Commitment Letter, any fee letters and the transactions contemplated thereby, and any claim, controversy, dispute, suit, action or proceeding relating thereto or arising thereunder, shall be governed by and construed in accordance with the Laws of the State of New York without regard to any principles of conflicts of Laws that would result in the application of the Laws of any other jurisdiction, except as otherwise expressly set forth in any Debt Commitment Letter (including as it relates to (A) the interpretation of the definition of Material Adverse Effect (and whether or not a Material Adverse Effect has occurred), (B) the determination of the accuracy of any Specified Acquisition Agreement Representation (as such term or similar term is defined in any Debt Commitment Letter) and whether as a result of any inaccuracy thereof Buyer or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 8.1 or decline to consummate the Closing as a result thereof pursuant to Section 7.1(b) and (C) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall, in each case, be governed by, and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction). Solely in respect of the matters referred to in this Section 10.5(b), the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York or, in the event (but only in the event) that such New York Supreme Court does not have subject matter jurisdiction over any such matter, the United States District Court for the Southern District of New York sitting in New York County, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such Action.

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(c)             EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING AGAINST ANY DEBT FINANCING SOURCE IN CONNECTION WITH THIS AGREEMENT, THE DEBT FINANCING, ANY DEBT COMMITMENT LETTER, THE FEE LETTERS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY).

10.6.       Assignment; Successors and Assigns; No Third Party Rights.

Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned, directly or indirectly, by operation of Law or otherwise, and any attempted assignment shall be null and void; provided, however, that Buyer may assign this Agreement and the other Transaction Documents to which it is a party and its rights, interests and obligation hereunder and thereunder, to (i) any Person that acquires substantially all of the assets of the Buyer and expressly assumes all the obligations, duties and liabilities of the Buyer set forth in this Agreement and such other Transaction Documents, (ii) for collateral security purposes to any lender providing financing to Buyer or the Company Group and (iii) to any Affiliate of Buyer; and provided further, in the case of each of clauses (i)-(iii), that Buyer shall remain primarily responsible for performance of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. Except as set forth in ARTICLE 9 in respect of the Indemnified Parties and Sections 6.5, 6.6 and 10.16 hereof, this Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder. Notwithstanding anything to the contrary in this Agreement, each of the Debt Financing Sources shall be express third party beneficiaries of Sections 10.5 and 10.18, the second sentence of Section 10.17 and this Section 10.6, and each of such Sections shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.

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10.7.        Counterparts.

This Agreement may be executed in multiple counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by Electronic Delivery or portable document format shall be effective as delivery of an executed counterpart to this Agreement.

10.8.         Electronic Delivery.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopier machine, electronic signature service (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party or to any such agreement or instrument, each other party or thereto will re-execute original forms thereof and deliver them to all other parties. No party to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.9.        Titles and Headings.

The titles, captions, headings and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

10.10.       Entire Agreement.

This Agreement (including the Exhibits and Annexes hereto and the Schedules) and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matters; provided, however, that this Agreement and the other Transaction Documents shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its terms and this Agreement. In the event of any inconsistency between the statements in the body of this Agreement (including the Exhibits and Annexes hereto and the Schedules) and the other Transaction Documents (other than an exception expressly set forth as such in any such Transaction Document), the statements in the body of this Agreement will control.

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10.11.      Severability.

In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to reasonably cooperate with a view to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.12.      No Strict Construction; Mutual Drafting; Certain Understandings.

(a)             Each of the parties is a sophisticated legal entity or Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. The parties hereto have been represented by counsel who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of any Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any Person. The parties agree that prior drafts of this Agreement and of the documents referred to herein will be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect hereto.

(b)             The parties have voluntarily agreed to define their rights, liabilities and obligations to the extent respecting the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement; and, except in the event of Actual Seller Fraud or Actual Buyer Fraud (as applicable), the parties expressly disclaim that, to the extent respecting the transactions contemplated hereby, they are owed any duties (other than the duty of good faith and fair dealing under applicable Law) or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations. All parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary purchaser and an ordinary seller in an arm’s-length transaction. The parties agree that, except in the event of Actual Seller Fraud or Actual Buyer Fraud (as applicable), no party will in any event have any remedies or cause of action (whether in contract or in tort) to the extent respecting the transactions contemplated hereby for any statements, communications, disclosures, failures to disclose, representations or warranties not expressly set forth in this Agreement (including the Exhibits and Annexes hereto and the Schedules) or the other Transaction Documents, and no party has relied in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the Exhibits and Annexes hereto and the Schedules) and the other Transaction Documents. The parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other Transaction Document, this Agreement will govern and control, except to the extent expressly set forth herein or therein.

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10.13.      Specific Performance.

(a)             Seller, each Company and Buyer acknowledge that the rights of each party to receive the performance of each of the covenants and agreements in this Agreement (including to consummate the transactions contemplated hereby) are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party would be irreparably damaged and may have no adequate remedy at Law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other party’s or parties’ obligations hereunder not only by an Action for damages but also by an Action for specific performance, temporary, preliminary, and permanent injunctive and/or other equitable relief (but not, after the Closing, rescission) to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond, security or other undertaking. If, prior to the Closing, Seller or the Companies bring any Action to enforce specifically the performance of the terms and provisions hereof by any other party and the Termination Date has not yet passed, the Termination Date shall automatically be extended by the greater of (x) the amount of time during which such Action is pending, plus ten (10) Business Days and (y) such other time period established by the Governmental Authority presiding over such Action; provided, however, that in the event that specific performance is not granted by such Governmental Authority, the original Termination Date will apply along with any rights of a party to terminate this Agreement, retroactive to the original Termination Date, in accordance with the applicable provisions of ARTICLE 8. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 10.13(a), a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement, and (y) nothing set forth in this Section 10.13(a) shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.13(a) prior to, or as a condition to, exercising any termination right under Article 8, nor shall the commencement of any legal proceeding pursuant to this Section 10.13(a) or anything set forth in this Section 10.13(a) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available then or thereafter.

(b)             Notwithstanding anything to the contrary in this Agreement (including Section 10.13(a)) or any other Transaction Document, the parties hereto acknowledge and agree that the right of the Seller and the Companies to seek specific performance or other equitable remedies to enforce or seek to enforce the obligation to cause the Buyer to take any action to effect the Closing or consummate the transactions contemplated hereby shall be subject in all respects to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken or documents delivered at Closing, but subject to the satisfaction of those conditions at Closing), (ii) the proceeds of the Debt Financing have been received in full by Buyer (or the Debt Financing Sources have irrevocably confirmed in writing that such amount will be funded to Buyer at the Closing; provided, however, that Buyer will not be required to consummate the Closing if the Debt Financing is not in fact funded at Closing), (iii) the Companies and the Seller have irrevocably and unconditionally confirmed in writing to Buyer that all of the conditions set forth in Section 7.1 and Section 7.3 (other than those conditions that by their terms are to be satisfied by actions taken or documents delivered at Closing, but subject to the satisfaction of those conditions at Closing) have been satisfied or have been unconditionally and irrevocably waived by the Companies and Seller, and if specific performance is granted, that Seller and the Companies will consummate the Closing and (iv) Buyer has failed to consummate the Closing within five (5) Business Days after the delivery of such irrevocable and unconditional written confirmation (which shall not have been revoked, modified, withdrawn, or conditioned during such five (5) Business Day period).

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10.14.      Failure or Indulgence not Waiver.

No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). Except as otherwise expressly provided to the contrary herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.15.      Non-Recourse.

This Agreement and the Transaction Documents may only be enforced against, and any claim or cause of action to the extent based upon or arising out of this Agreement or the transactions contemplated hereby or thereby may only be brought against, the Persons that are signatories as parties hereto or thereto and then only with respect to the specific obligations set forth herein or therein (other than the duty of good faith and fair dealing) with respect to such Person. For the avoidance of doubt, except to the extent a signatory is party to this Agreement or a Transaction Document (and then only to the extent of the specific obligations undertaken by such signatory party herein or therein and not otherwise (in each case, other than the duty of good faith and fair dealing)), (a) no claims or causes of action (whether in contract, tort, equity or otherwise) to the extent based upon or arising out of this Agreement or any Transaction Document (including any agreement, covenant or representation or warranty made in this Agreement or any Transaction Document or other obligation or liabilities of any one or more of Seller, the Company or Buyer under this Agreement or any Transaction Document) or the transactions contemplated hereby, may be made against any past, present or future director, trustee, manager, officer, employee, incorporator, member, manager, partner (general or limited), owner, beneficiary, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement or direct or indirect owner, beneficiary or Affiliate of any of the foregoing (the “Non-Party Affiliates”), (b) no Non-Party Affiliate shall have Liability (whether in contract, tort, equity or otherwise, or based on any theory that seeks to impose Liability of any entity party against its owners or Affiliates, or to the extent based upon or arising out such Non-Party Affiliates’ receipt of consideration or other benefits from this Agreement or the transactions contemplated hereby) for any obligations or liabilities to the extent based upon or arising out of this Agreement or any Transaction Document or for any other claim to the extent based on, in respect of or by reason of this Agreement or its negotiation or execution, and (c) each party hereto waives and releases all such liabilities, claims and obligations described in clause (a) against any such Non-Party Affiliate. Non-Party Affiliates are expressly intended as third-party beneficiaries of this provision of this Agreement. Notwithstanding anything to the contrary contained herein, neither this Section 10.15 nor any other provision of this Agreement or another Transaction Document will prevent Buyer or any other Buyer Indemnified Party from making any claim or otherwise recovering any Losses resulting from Actual Seller Fraud.

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10.16.      Release.

(a)             Except as expressly set forth in this Agreement or another Transaction Document, effective as of the Closing, Seller, on behalf of itself and its Affiliates, and its and their respective direct and indirect equityholders, officers, directors, managers, partners, employees and agents, and each of their respective successors and assigns (collectively, the “Seller Releasors”) hereby waives and releases all claims, controversies, Actions, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or Liabilities of any nature whatsoever in law or in equity, both past and present (from the beginning of the world through the date of this Agreement) and whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, against any member of the Company Group, any of their respective direct and indirect equityholders and Affiliates, and each of their respective former, current or future Affiliates, direct or indirect equityholders, officers, directors, managers, partners, control persons, employees and agents, or their respective successors and assigns or any Affiliate, successor or assignee thereof (collectively, the “Buyer Released Parties”), arising out of or relating to or accruing from such Person’s relationship with the Company Group prior to the Closing (as to each Seller Releasor, such Seller Releasor’s “Buyer Released Claims”). The foregoing release will in no event apply to (i) claims of Actual Buyer Fraud or (ii) rights or remedies under this Agreement or any other Transaction Document.

(b)             Each of the Seller Releasors represents that he, she or it has made no assignment or transfer of any Buyer Released Claims.

(c)             Each of the Seller Releasors hereby covenants not to sue or to institute or cause to be instituted any Action against the Buyer Released Parties in any court or other tribunal in connection with the matters released pursuant to the foregoing provisions of this Section 10.16.

(d)             This Section 10.16 shall not be terminated, modified or diminished as to any beneficiary of this Section 10.16 without the express written consent of such affected beneficiary (it being expressly agreed that the beneficiaries of this Section 10.16 shall be third-party beneficiaries of this Section 10.16).

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10.17.      Amendments.

This Agreement may be amended, modified and supplemented by a written instrument authorized and executed (a) on behalf of Buyer, the Companies and Seller at any time prior to the Closing with respect to any of the terms contained herein and (b) on behalf of Buyer and Seller at any time after the Closing with respect to any of the terms contained herein; provided that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. Sections 10.5(b), 10.5(c), 10.6, this 10.17 and 10.18 of this Agreement may not be amended, supplemented, waived or otherwise modified in any manner that is adverse to the Debt Financing Sources without the prior written consent of such Debt Financing Sources.

10.18.       No Liability.

Notwithstanding anything in this Agreement to the contrary, Seller hereby (i) waives any claims or rights against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing, any Debt Commitment Letter, any fee letters and the transactions contemplated hereby and thereby, whether at law or in equity, whether in contract or in tort or otherwise, (ii) agrees not to bring or support any suit, action or Proceeding against any Debt Financing Source in connection with this Agreement, the Debt Financing, any Debt Commitment Letter, any fee letters and the transactions contemplated hereby and thereby, whether at law or in equity, whether in contract or in tort or otherwise and (iii) agrees to cause any suit, action or Proceeding asserted against any Debt Financing Source by or on behalf of Seller in connection with this Agreement, the Debt Financing, any Debt Commitment Letter, any fee letters, and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Debt Financing Source shall have any Liability for any claims or damages to Seller in connection with this Agreement, the Debt Financing, any Debt Commitment Letter, any fee letters, and the transactions contemplated hereby and thereby. Notwithstanding anything contained herein to the contrary, nothing in this Section 10.18 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including any Debt Commitment Letter.

10.19.       Legal Representation.

(a)             Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group), acknowledges and agrees that Haynes and Boone, LLP (“Counsel”) has acted as counsel for Seller and its Affiliates (collectively, the “Seller Group”) in connection with this Agreement, the other Transaction Documents, and the Sale (the “Transaction Engagement”).

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(b)             The Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group), acknowledges and agrees that all confidential communications (whether written or oral) between any member of the Seller Group, on the one hand, and Counsel, on the other hand, in connection with the Transaction Engagement, and any attendant attorney-client privilege, attorney work product protection, and expectation of client confidentiality applicable thereto, shall be deemed to belong solely to Seller, and not the Companies or any other member of the Company Group, and shall not pass to or be claimed, held, or used by the Buyer, the Companies, or any other member of the Company Group upon or following the Closing. Accordingly, the Buyer shall not have access to any such communications, or to the files of Counsel relating to the Transaction Engagement. Without limiting the generality of the foregoing, upon and following the Closing, (A) to the extent that files of Counsel in respect of the Transaction Engagement constitute property of any member of the Seller Group, only Seller shall hold such property rights, and (B) Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Buyer, the Companies, or any other member of the Company Group by reason of any attorney-client relationship between Counsel and the Companies or any other member of the Company Group or otherwise. The Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group) irrevocably waives any right it may have to discover or obtain information or documentation relating to the Transaction Engagement, to the extent that such information or documentation was subject to an attorney-client privilege, work product protection or protection under applicable attorney work-product doctrine arising from Counsel’s representation of any member of the Seller Group in connection with the Transaction Engagement; provided, however, that the foregoing waiver shall not apply to any information or documentation that is not subject to attorney-client privilege, work product protection, or any other applicable privilege or protection, and shall not limit Buyer’s right to seek such non-privileged information through discovery in any litigation, arbitration, or other formal dispute resolution proceeding to the extent permitted by applicable Law. If and to the extent that, at any time following the Closing, the Buyer or any of its Affiliates (including, following the Closing, the Companies and each other member of the Company Group) shall have the right to assert or waive any attorney-client privilege with respect to any communication (whether written or oral) between the Companies, any other member of the Company Group, or any of their Affiliates, on the one hand, and Counsel on the other hand, solely in connection with the Transaction Engagement, neither the Buyer nor any of its Affiliates (including, following the Closing, the Companies and each other member of the Company Group) shall be entitled to waive such privilege without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed); provided that, for the avoidance of doubt, the foregoing shall not restrict Buyer or any of its Affiliates from asserting or waiving any attorney-client privilege with respect to any communication with Counsel or any other counsel that does not relate to the Transaction Engagement.

(c)             The Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group), acknowledges that Counsel may have acted as counsel for one or more members of the Seller Group in certain matters for several years, and Seller reasonably anticipates that Counsel will continue to represent Seller or its Affiliates (other than the Companies and each other member of the Company Group) in future matters. Accordingly, the Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group), expressly: (A) consents to Counsel’s representation of Seller or any of its Affiliates in any matter, which may include any post-Closing matter in which the interests of the Buyer, the Companies, or any other member of the Company Group, on the one hand, and Seller or any of its Affiliates, on the other hand, are adverse (which may include any matter relating to the Sale), whether or not such matter is one in which Counsel may have previously advised Seller or any of its Affiliates; and (B) consents to the disclosure by Counsel to Seller or any of its Affiliates of any information learned by Counsel in the course of its representation of any member of the Seller Group solely in connection with the Transaction Engagement, whether or not such information is subject to attorney-client privilege, attorney work product protection, or Counsel’s duty of confidentiality; provided, however, that the consent set forth in clause (B) above shall not extend to any information learned by Counsel in the course of any representation of the Companies or any other member of the Company Group that does not relate to the Transaction Engagement, and Buyer does not waive any right it may have to assert that any such information remains subject to attorney-client privilege or other applicable protections as between the Companies and Counsel with respect to such non-Transaction Engagement matters.

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(d)             The Buyer, on behalf of itself and its Affiliates (including, following the Closing, the Companies and each other member of the Company Group), acknowledges, agrees, and covenants that no such Person shall assert any claim or bring any Action against Counsel in respect of legal services provided by Counsel to any member of the Seller Group or any of their Affiliates in connection with the Transaction Engagement.

(e)             Upon and following the Closing, the Companies and each other member of the Company Group shall cease to have any attorney-client relationship with Counsel, unless and to the extent Counsel is specifically engaged in writing by the Companies or such other member of the Company Group to represent it following the Closing and such engagement either (A) involves no conflict of interest with respect to Seller and its Affiliates, or (B) Seller or such affected Affiliates, as applicable, consent in writing at the time to such engagement. No such representation by Counsel following the Closing shall affect any of the other provisions set forth in this Section 10.19.

(f)              Notwithstanding the foregoing, in the event that a dispute arises between Buyer, any member of the Company Group or any of their respective Affiliates and a third party (other than a Seller Party or any of its Affiliates) after the Closing, the Company Group may assert the attorney-client privilege to prevent disclosure of confidential communications by Counsel to such third party.

(g)             Each party hereto consents to the arrangements set forth in this Section 10.19 and waives any actual or potential conflict of interest that may be involved in connection with any representation by Counsel permitted under this Section 10.19.

* * * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

XPRESSPA HOLDINGS, LLC

By:	/s/ Ezra Ernst
Name: Ezra Ernst
Title: Chief Executive Officer

XPRESTEST, INC.

By:	/s/ Ezra Ernst
Name: Ezra Ernst
Title: Chief Executive Officer

XWELL, INC.

By:	/s/ Ezra Ernst
Name: Ezra Ernst
Title: Chief Executive Officer

Express Wellness Group, LLC

By:	/s/ Gregory Gish
Name: Gregory Gish
Title: President

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Exhibit A

Accounting Principles

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Exhibit B

Form of Escrow Agreement

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Exhibit C

Form of Transition Services Agreement

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Exhibit D

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ANNEX B

LIMITED GUARANTY

Limited Guaranty, dated as of July 6, 2026 (this “Limited Guaranty”), by Face Haus LLC, a Delaware limited liability company (the “Guarantor”), in favor of XWELL, Inc., a Delaware corporation (the “Guaranteed Party”).

1.              LIMITED GUARANTY. To induce the Guaranteed Party to enter into the Securities Purchase Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement) by and among Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), XpresSpa Holdings, LLC a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa, each a “Company” and collectively, the “Companies”), and the Guaranteed Party, pursuant to which, subject to the terms and conditions set forth therein, among other things, at the Closing the Buyer will purchase from the Guaranteed Party, and the Guaranteed Party will sell to the Buyer, the Purchased Equity, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual performance and discharge of the following obligations of the Buyer: (a) payment of the Seller Termination Fee to the Guaranteed Party following the valid termination of the Purchase Agreement, if, when, and as due pursuant to Section 8.4 of the Purchase Agreement and subject to the limitations on liability set forth therein and herein (the “RTF Obligation”); (b) payment or reimbursement (as applicable) of all costs and expenses pursuant to Section 6.6(c) of the Purchase Agreement (the “Financing Cooperation Expenses Obligation”); (c) payment to the Guaranteed Party of any amounts due pursuant to Section 8.4(c) of the Purchase Agreement; and (d) payment of any monetary damages finally determined by a court of competent jurisdiction to have resulted from a Willful Breach by Buyer with respect to its failure to comply with Section 6.6(d) of the Purchase Agreement (clauses (a)-(d), each an “Obligation” and collectively, the “Obligations”); provided that (i) in no event shall the Guarantor’s aggregate liability with respect to the RTF Obligation exceed an amount equal to the Seller Termination Fee (the “RTF Cap”), (ii) in no event shall the Guarantor’s aggregate liability under this Limited Guaranty exceed an amount equal to the Purchase Price (the “Overall Cap”), (iii) the Guaranteed Party, on behalf of itself, its direct and indirect equityholders and each of their respective Affiliates and Representatives, hereby agrees that the Guarantor shall in no event be required to pay the Guaranteed Party or any other Person, pursuant to this Limited Guaranty, the Purchase Agreement, any other Transaction Document, or any other agreement, document or instrument delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, any amount in excess of the Overall Cap or, with respect of the RTF Obligation, more than the RTF Cap, (iv) the Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Limited Guaranty, the Purchase Agreement, any other Transaction Document, or any other agreement, document or instrument delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, other than as expressly set forth herein and therein and (v) this Limited Guaranty may not be enforced without giving effect to the Overall Cap and, with respect to the RTF Obligation, without giving effect to the RTF Cap. In no event shall the sum of any amounts paid hereunder to the Guaranteed Party exceed the Overall Cap. It is acknowledged and agreed that this Limited Guaranty will expire and have no further force or effect, and the Guaranteed Party will have no rights hereunder, upon the Closing. The Guaranteed Party may bring and prosecute an action related to this Limited Guaranty against the Guarantor for the full amount of the Obligations without also bringing action against or naming the Buyer in any such action. All payments under this Limited Guaranty shall be made in lawful money of the United States, in immediately available funds. Notwithstanding anything to the contrary set forth in this Limited Guaranty, the Guaranteed Party hereby agrees that to the extent that the Buyer is relieved from its payment obligations under the Purchase Agreement by satisfaction thereof or pursuant to any written agreement with the Guaranteed Party to such effect, the Guarantor shall be similarly relieved of its obligation under this Limited Guaranty.

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2.              NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that the Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than as a result of the fraud, gross negligence or willful misconduct of the Guaranteed Party or any of its Affiliates), the Guarantor shall remain liable hereunder with respect to the Obligations (subject to the Overall Cap and, in the case of the RTF Obligation, to the RTF Cap) as if such payment had not been made. This is an unconditional guarantee of payment and not only of collectability.

3.              CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations (other than any waiver, amendment or modification to provisions of the Purchase Agreement regarding the Obligations themselves); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Purchase Agreement; (d) any change in the corporate existence, structure or ownership of the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; or (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment of any of the Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (in each case except for notices expressly required to be provided to the Guarantor in accordance with this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement, and all suretyship or other defenses that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than a discharge of the Guarantor with respect to a particular Obligations as a result of (i) the indefeasible payment in full of such Obligation in accordance with its terms (subject to reinstatement of this Limited Guaranty if any portion of any such payment is rescinded or otherwise required to be returned), or (ii) those defenses to the payment of such Obligation that Buyer has (x) arising from Actual Fraud or (y) under the specific terms of the Purchase Agreement, which shall not include, for the avoidance of doubt, any defenses arising out of, or due to, any bankruptcy or insolvency of Buyer, lack of authority or power of Buyer, unenforceability of the Purchase Agreement, or any other defenses expressly waived hereby (collectively, the “Waived Defenses”).

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The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against the Buyer or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from the Buyer or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full in cash or this Limited Guaranty has terminated in accordance with Section 8 hereof. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Limited Guaranty, in accordance with the terms of the Purchase Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Limited Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guaranty,(i)  the Guaranteed Party hereby agrees that to the extent the Buyer is relieved of its obligations under Section 6.6(c) or Section 8.4 of the Purchase Agreement or relieved of any claim or liability for Willful Breach (other than as a result of the Waived Defenses), the Guarantor shall be similarly relieved of its obligations under this Limited Guaranty, and (ii) the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guaranty, any claim, set off, deduction, defense or release that the Buyer could assert against the Guaranteed Party (other than the Waived Defenses) under the terms of, or with respect to, the Purchase Agreement or any other Transaction Document.

4.              NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of either party to this Limited Guaranty to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party hereto of any right, remedy or power hereunder or any other Transaction Document or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to a party hereto or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by such party at any time or from time to time. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Guaranteed Party expressly hereby acknowledges that the only manner in which the Guaranteed Party or any of its Affiliates can obtain any form of money damages or other remedy against the Guarantor or any of its Affiliates is pursuant to the express provisions of this Limited Guaranty or any other Retained Claim (as defined below).

5.              REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

(a)  Guarantor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary power and authority to execute, deliver and perform its obligations under this Limited Guaranty in accordance with the terms of this Limited Guaranty;

(b)  the execution, delivery and performance of this Limited Guaranty have been duly and validly authorized by all necessary action and do not conflict with, contravene, or result in any default, breach, violation or infringement (with or without notice or lapse of time or both) of: (i) any provision of the Guarantor’s limited liability company agreement; or (ii) any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c)  all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Limited Guaranty;

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(d) this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and

(e) as of the date hereof, the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty are available to the Guarantor as of the date hereof.

6.              NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party); provided, however, that the Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any Affiliate; provided, further, that (x) notwithstanding any other provision hereof, no assignment of any of the Guarantor’s rights, interests or obligations hereunder will relieve the Guarantor of any of its obligations hereunder, except that to the extent the Guaranteed Party provides its prior written consent to an assignment of the Guarantor's obligations hereunder, the Guarantor shall be released from the portion of such obligations so assigned to the extent of such assignment and (y) no such assignment shall be effective against the Guaranteed Party unless and until written notice thereof is delivered to the Guaranteed Party.

7.              NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by email or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given and delivered when so delivered personally, or if sent by email upon such transmission (so long as no bounce-back or delivery failure message is received), or if mailed by overnight courier service guaranteeing next day delivery, one (1) Business Day after deposited with such service, or if mailed in any other way, then three (3) Business Days after mailing, as follows:

If to the Guarantor, to:

Face Haus LLC

110 North Robertson Boulevard

Los Angeles, CA 90048

Attention:        Richard Dantas and Greg Gish
Email:               richard@thefacehaus.com

 greg@thefacehaus.com

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park, 1095 Avenue of the Americas

New York, NY 10036

Attention:       Naz Zilkha
Email:              naz.zilkha@dechert.com

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If to the Guaranteed Party, to:

XWELL, Inc.
254 West 31st Street, 11th Floor
New York, New York 10001
Attention:       Ezra Ernst; Ian Brown
E-mail:            eernst@xwell.com; ibrown@xwell.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza
22nd Floor
New York, New York 10112
Attention:       Rick Werner and Zachary Jacobs
E-mail:            Rick.Werner@haynesboone.com; Zachary.Jacobs@haynesboone.com or to such other U.S. physical address or email address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

8.              CONTINUING GUARANTEE. Unless terminated pursuant to this Section 8, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations (as such Obligations may be modified pursuant to the last sentence of Section 1 hereof) are satisfied in full. Notwithstanding the foregoing, this Limited Guaranty shall terminate, other than Section 7 and Sections 9 through 16, all of which shall survive the termination of this Limited Guaranty, and the Guarantor shall have no further obligations under this Limited Guaranty as of the earliest of (a) the Closing, (b) receipt by the Guaranteed Party of the indefeasible payment in full of the Obligations and (c) the sixtieth (60th) day following any termination of the Purchase Agreement in accordance with its terms if, by such sixtieth (60th) day, the Guaranteed Party has not commenced a suit, action or other proceeding against the Buyer or Guarantor alleging that any payment in respect of any Obligations is due or against the Guarantor that amounts are due and owing from the Guarantor pursuant to Section 1 of this Limited Guaranty (provided, that, (i) all obligations under this Limited Guarantee with respect to the Subject Obligations (defined below) shall terminate on the date that such claim is finally satisfied or otherwise resolved, and (ii) if any such suit action or other proceeding has commenced during such sixty (60) day period with respect to a particular Obligation (the “Subject Obligation) but not other Obligations (the “Other Obligations”), then the Guarantor shall have no further obligations under this Limited Guarantee with respect to the Other Obligations effective as of such sixtieth (60th) day, and (d) the date that is two (2) years after the date of termination of the Purchase Agreement. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in writing in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Overall Cap or, with respect to the RTF Obligation to the RTF Cap or that the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part or asserts any theory of liability or seeks any remedies against any Guarantor/Buyer Affiliate (as defined below) with respect to the transactions contemplated by the Purchase Agreement other than those remedies expressly provided against the Buyer under the Purchase Agreement or against the Guarantor under this Limited Guaranty (as limited by the provisions of Section 1), then (i) all obligations of the Guarantor under this Limited Guaranty shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Limited Guaranty, it shall be entitled to recover such payments, and (iii) the Guarantor shall have no liability to the Guaranteed Party under this Limited Guaranty.

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9.              NO RECOURSE. Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor or any of its successors or permitted assignees may be a partnership, a limited liability company or other legal entity, the Guaranteed Party, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Guarantor and its successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith against, any former, current or future director, officer, employee, trustee, control person, agent, Affiliate, or assignee of the Guarantor or the Buyer (or any of their successors or permitted assignees), against any former, current or future general or limited partner, manager, member or stockholder of the Guarantor or the Buyer (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, employee, trustee, control person, agent, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, “Guarantor/Buyer Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise), by or on behalf of the Buyer against the Guarantor/Buyer Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Guarantor/Buyer Affiliate, as such, for any obligations of the Guarantor under this Limited Guaranty or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation other than the Retained Claims (as defined below). The Guaranteed Party (for itself and its Affiliates) acknowledges and agrees that the Buyer has no assets and that no funds are expected to be contributed to the Buyer unless the Closing occurs; provided, however, that neither this sentence nor any other provision in this Limited Guaranty shall limit the Guaranteed Party’s remedies against Buyer or the Guarantor in respect of the Obligations. The Guaranteed Party further agrees that neither it nor any of its Affiliates have any right of recovery against the Guarantor/Buyer Affiliates through the Buyer, or otherwise, whether by piercing of the corporate veil, by a claim on behalf of the Buyer against the Guarantor/Buyer Affiliates, or otherwise, except for the rights under this Limited Guaranty (subject to the Overall Cap and, in the case of the RTF Obligation, to the RTF Cap and the other limitations described herein) and for the other Retained Claims. The sole and exclusive remedy of the Guaranteed Party and its Affiliates against the Guarantor and any Guarantor/Buyer Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby are claims of the Guaranteed Party (i) against the Guarantor under this Limited Guaranty, (ii) against the Guarantor under the Confidentiality Agreement, or (iii) against the Buyer under the Purchase Agreement (any claims under clauses (i) through (iii), collectively, the “Retained Claims”). The Guaranteed Party hereby covenants and agrees that it shall not institute, and it shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement, the Confidentiality Agreement, or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against the Guarantor or any of the Guarantor/Buyer Affiliates, in each case except for Retained Claims. Nothing set forth in this Limited Guaranty shall affect or be construed to affect or be construed to confer or give any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as set forth herein (and subject to the limitations hereof). For the avoidance of doubt, in no event shall Guarantor have any obligation to make any payment hereunder at any time after the Buyer has made (or caused to have been made) the payments required to be made in accordance with Section 2.3(b) of the Purchase Agreement.

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10.            CONFIDENTIALITY. This Limited Guaranty shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the Purchase Agreement. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document (other than as contemplated by the Purchase Agreement), except with the written consent of the other party; provided, that (a) the Guaranteed Party may disclose this Limited Guaranty to its officers, directors, advisors and other authorized representatives, and (b) the Guarantor may disclose this Limited Guaranty to its officers, directors, managers, advisors and other authorized representatives; and provided, further, that each party may disclose the existence and contents of this Limited Guaranty (i) to the extent required by applicable Law and (ii) in connection with the enforcement of its rights hereunder.

11.            GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)  This Limited Guaranty and all claims and causes of action based upon, arising out of or related to this Limited Guaranty or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) (i) All suits, actions or Proceedings arising out of or relating to this Limited Guaranty shall be heard and determined in the Court of Chancery of the State of Delaware, in and for New Castle County (the “Court of Chancery”); provided, that if (and only after) the Court of Chancery determines that they lack subject matter jurisdiction over any such legal action, suit or Proceeding, such legal action, suit or Proceeding shall be brought in the United States District Court for the District of Delaware (the “District Court”); provided, further, that if (and only after) both the Court of Chancery and the District Court determine that they lack subject matter jurisdiction over any such legal action, suit or Proceeding, such legal action, suit or Proceeding shall be brought in the Superior Court of the State of Delaware, in and for New Castle County (all such courts and in such order, the “Chosen Courts”), (ii) no party hereto shall attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. For the avoidance of doubt, each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Chosen Courts and waives any objection to the laying of venue of any such litigation in the Chosen Courts.

(c)  Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the Chosen Courts in any such Proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7. However, the foregoing shall not limit the right of a party hereto to effect service of process on the other party hereto by any other legally available method.

(d)  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY, THE PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.            ENTIRE AGREEMENT. This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings and agreements, whether written or oral, among the Buyer and the Guarantor or any of their Affiliates, on the one hand, and the Guaranteed Party and any of its Affiliates, on the other hand, except for the Purchase Agreement, the other Transaction Documents and the other agreements related thereto and entered into on the date hereof.

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13.            NO THIRD PARTY BENEFICIARIES. Except for the rights of the Guarantor/Buyer Affiliates provided under Section 9, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guaranty, and this Limited Guaranty is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14.            AMENDMENTS. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed by the Guarantor and the Guaranteed Party.

15.            INTERPRETATION. All parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

16.            COSTS AND EXPENSES. In any action at law or suit in equity to enforce this Limited Guaranty or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to recover from the non-prevailing party its reasonable and documented attorney’s fees and all other reasonable out-of-pocket costs and expenses incurred in such action or suit.

17.            COUNTERPARTS; EFFECTIVENESS. This Limited Guaranty may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

18.            ADDITIONAL AGREEMENTS OF GUARANTOR. Prior to the termination of this Limited Guaranty in accordance with Section 8, Guarantor shall not consolidate with or merge into any other Person unless the Guarantor is the continuing or surviving entity, and shall not transfer or convey all or substantially all of its properties or assets to any Person unless, prior thereto, such continuing, surviving or transferee Person expressly assumes in writing all obligations of the Guarantor under this Limited Guaranty; provided that no such transaction shall release, discharge, limit or otherwise affect the Guarantor’s obligations under this Limited Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

FACE HAUS LLC

By:	/s/ Greogry Gish
	Name:	Gregory Gish
	Title:	President & CFO

Signature Page to Limited Guaranty

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IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:

XWELL, INC.

By:	/s/ Ezra Ernst
	Name:	Ezra Ernst
	Title:	President and Chief Executive Officer

Signature Page to Limited Guaranty

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ANNEX C

July 6, 2026

Board of Directors

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, NY

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth,” “us” or “we”) understands that XWELL, Inc., a Delaware corporation (the “Company”), proposes to enter into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, XpresSpa Holdings, LLC, a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa and the Company, the “Companies”), and Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), substantially in the form of the draft provided to Roth on July 1, 2026 (the “Draft Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

As more specifically set forth in the Purchase Agreement and the other agreements to be executed in connection therewith, and subject to the terms, conditions and adjustments set forth therein, the Company proposes to sell to the Buyer, and the Buyer proposes to acquire, all of the Company’s issued and outstanding equity interests of XpresSpa and XpresTest (such equity interests, the “Purchased Equity”). Buyer will as a result acquire the airport spa business conducted by XpresSpa and the biosurveillance and testing business conducted by XpresTest (the “Business”), following completion of the Pre-Closing Reorganization contemplated by the Purchase Agreement (the “Transaction”). In consideration for the Purchased Equity, the Buyer will pay a base purchase price of $13,000,000, subject to customary adjustments for closing cash, indebtedness, net working capital and transaction expenses (the “Consideration”). $2,650,000 of the Consideration will be placed into various escrows at the Closing (“Escrowed Consideration) to provide security for various ways in which the Consideration is subject to adjustments per the terms of the Purchase Agreement (“Consideration Adjustments”). In connection with the execution of the Purchase Agreement, Face Haus LLC (the “Guarantor”) is delivering a Limited Guaranty in respect of Buyer’s obligations to pay a reverse termination fee under certain circumstances. Consummation of the Transaction is subject to approval by the Company's stockholders.

You have asked us to render an opinion, as of the date hereof, as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company pursuant to the Transaction.

For purposes of the opinion set forth herein, we have, among other things:

i.	reviewed the Draft Purchase Agreement dated July 3, 2026;
ii.	reviewed certain publicly available information relating to the Company, including (i) reported prices and trading activity for the Company's common stock over the twelve-month period preceding the date hereof, and (ii) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

Roth Capital Partners, LLC

888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

C-1

iii.	reviewed six-year consolidated and segmented financial projections for the Company for the fiscal years ending December 31, 2026 through December 31, 2031, and a liquidation analysis based on the Company's consolidated balance sheet as of March 31, 2026, in each case furnished to us by the Board of Directors of the Company (“Board of Directors”) from the management team of the Company;
iv.	conducted discussions with members of the senior management of the Company concerning the business, operations, financial condition and prospects of the Company, the financial projections and liquidation analysis referred to in clause (iii), the scope of the assets and liabilities included in and excluded from the Transaction, and the Pre-Closing Reorganization;
v.	performed a discounted cash flow analysis of the Company based on the financial projections referenced in clause (iii);
vi.	reviewed and compared certain publicly available financial, market and operating information of selected publicly traded companies, and reviewed the financial terms of selected precedent transactions, in each case that we deemed relevant to the Company and the Transaction;
vii.	participated in discussions with representatives of the Board of Directors of the Company and its legal advisors regarding the Transaction, the terms of the Purchase Agreement (including the purchase price adjustment, escrow and indemnification provisions), and certain other matters we deemed relevant for purposes of rendering this opinion
viii.	we assumed, as directed and with the consent of XWEL’s management and Board of Directors, that there will be no Consideration Adjustments and that all of the Escrowed Funds will be released to XWEL when the relevant periods for their retention expire; and
ix.	performed such other analyses, including detailed financial analyses, and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Transaction and rendering this opinion.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by or through the Board of Directors. We have further relied upon the assurances of the management of the Company that such information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect.

With respect to financial projections of the Business, we have been advised by the management of the Company, and we have assumed, with your consent, that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Business. We express no view as to the assumptions on which such projections are based or the assumed probabilities associated with future events contemplated thereby.

Roth Capital Partners, LLC

888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

C-2

At the direction of the Company's management, we have assumed that the assets and operations to be retained by the Company following the Transaction (including its non-airport health and wellness retail operations and the retained Naples Wax operations) have de minimis value, and accordingly we have analyzed the Consideration as if all of the assets of the Company were sold in the Transaction. Also, at the direction of the Company’s management, for purposes of our analysis we have treated the Company's consolidated financial information and projections as representative of the Business because the retained assets and operations have been assumed by the Company’s management to have de minimis value. We have further assumed, at the direction of the Company's management, that substantially all of the Company's cash is attributable to the Business and, other than any minimum cash required to remain in the Business at the Closing, will be swept out of the Business prior to the Closing, and accordingly our financial analyses value the Business on a cash-free basis. We have been advised by the Company's management, and have assumed, that the Company's existing cash and the net proceeds of the Transaction will be retained by the Company for general corporate purposes, including potential future acquisitions and other strategic transactions, and will not be distributed to the Company's stockholders. We express no view as to the value of any retained assets or operations of the Company, the retention, deployment or use of the Company's cash or the net proceeds of the Transaction, or the value, if any, ultimately realized by the Company's stockholders.

Our opinion does not address the allocation of the Consideration among the Company and the holders of any equity awards of XpresTest, the Company's use of proceeds, or the amount, timing or manner of any distribution of the proceeds of the Transaction to the Company's stockholders. We express no view or opinion as to the amount of any post-closing purchase price adjustment, the release, retention, offset or application of any escrowed amounts, the incurrence or satisfaction of any indemnification obligations, the obligations relating to the arbitration award involving Cordial Endeavor Concessions, or whether any escrowed, adjustment or other amounts will ultimately be received or retained by the Company or distributed to its stockholders.

In addition, we have assumed that the final executed Purchase Agreement will not differ in any material respect from the Draft Purchase Agreement reviewed by us and that the Transaction will be consummated in accordance with the terms set forth in the Purchase Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that, in connection with the receipt of all necessary governmental, regulatory or other approvals and consents (including any required lease or concession consents) required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the Company or the Business or the contemplated benefits expected to be derived from the proposed Transaction. We express no opinion as to the availability, terms or sufficiency of any financing to be obtained by the Buyer, or as to the Buyer's or the Guarantor's ability to fund or consummate the Transaction.

We are not legal, tax, accounting or regulatory advisors. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or the Business and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Companies or any of their respective affiliates is a party or may be subject, and at your direction, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matter.

Roth Capital Partners, LLC

888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

C-3

Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the Company of the Consideration to be received by the Company pursuant to the Transaction. Our opinion does not in any manner address any other aspect or implication of the Purchase Agreement or any agreement, arrangement or understanding entered into in connection with the Purchase Agreement or otherwise, including, without limitation: the basic business decision to proceed with or effect the Transaction; the independent fair value of the Company or the Business; the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company; the underlying business decision of the Company to proceed with the Transaction; the effects of any other transaction in which the Company might engage; the retained businesses and assets of the Company; or the fairness of the amount or nature of any compensation to, or any employment, retention, equity or other arrangements with, any officers, directors or employees of any party to the Purchase Agreement, or any class of such persons, relative to the Consideration contemplated by the Purchase Agreement or otherwise. In addition, our opinion does not address the solvency or viability of the Company or the Buyer before or after the consummation of the Transaction, or the prices at which the Company's securities may trade at any time. We express no opinion as to the underlying valuation or future performance of the Company or Buyer.

The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments, events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.

Roth has been engaged by the Board of Directors to render this opinion to the Board of Directors, and we will receive a fee for our services in connection with the rendering of this opinion, which fee will be payable upon delivery of this opinion and is not contingent upon our conclusion as to fairness or upon consummation of the Transaction. The Company has also agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement. Except as described above, we will not receive any other compensation in connection with the Transaction.

We note that, in connection with performing and rendering our services to the Board of Directors, we were not authorized by the Board of Directors to solicit, and did not solicit, expressions of interest from other parties with respect to a transaction involving the Company or the Business.

Roth is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments of the Company, the Buyer and the other parties to the Transaction, and, accordingly, may at any time hold a long or short position in such securities.

Roth Capital Partners, LLC

888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

C-4

Other than this engagement, during the two years preceding the date hereof, Roth has not had any material relationship with, nor otherwise received any fees from, the Company, the Buyer, the Guarantor, American Ventures LLC or any other party to the Transaction, nor is any such material relationship or related compensation mutually understood to be contemplated. Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or public research reports with respect to the Company or the Transaction that differ from the views of our investment banking personnel.

This opinion has been prepared for the information of the Board of Directors for its use in connection with its consideration of the Transaction, and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Transaction or any other Matter. Except as described below, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public reference to us be made, without our prior written approval. The Board of Directors may furnish copies of this letter to the Board of Directors' legal counsel and may include this letter in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Transaction in accordance with the terms of our engagement letter with the Board of Directors, if such inclusion is required by applicable law.

On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Alex Stoyanov

On behalf of

ROTH CAPITAL PARTNERS, LLC

Roth Capital Partners, LLC

888 San Clemente Drive, Newport Beach, CA 92660 | Main: 800-678-9147 | Trading: 203-861-9060 | www.roth.com | Member SIPC/FINRA

C-5

ANNEX D

XWELL, Inc. and Subsidiaries

XWELL, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Current assets
Cash and cash equivalents	$16,800	$2,617
Marketable Securities	7	7
Accounts receivable	1,317	1,560
Inventory	453	509
Other current assets	1,170	1,217
Total current assets	19,747	5,910

Restricted cash	252	251
Property and equipment, net	1,773	1,665
Intangible assets, net	61	101
Operating lease right of use assets, net	954	1,039
Security deposits	2,104	2,127
Other assets	101	124
Total assets	$24,992	$11,217

Current liabilities
Accounts payable	$3,535	$2,836
Accrued expenses and other current liabilities	2,275	2,940
Accrued Series G Convertible Preferred payable	—	538
Current portion of operating lease liabilities	1,789	1,862
Deferred revenue	790	1,126
Convertible senior secured note, net	—	3,590
Total current liabilities	8,389	12,892

Long-term liabilities
Derivative liability	—	3,870
Operating lease liabilities	6,525	7,035
Total liabilities	14,914	23,797
Commitments and contingencies (see Note 8)
Temporary equity
Series G Convertible Preferred Stock, $0.01 par value per share and $1,000 stated value per share, 4,000 shares authorized; 0 and 196 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; Liquidation preference of $0 as of March 31, 2026	—	224
Equity (Deficit)
Series H Convertible Preferred Stock, $0.01 par value per share and $1,000 stated value per share, 35,000 shares authorized; 31,333 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; Liquidation preference of $31,333 as of March 31, 2026	—	—
Common Stock, $0.01 par value per share, 150,000,000 shares authorized; 7,926,766 and 6,071,324 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	79	61
Additional paid-in capital	502,869	468,915
Accumulated deficit	(500,899)	(489,697)
Accumulated other comprehensive loss	(1,660)	(1,541)
Total equity (deficit) attributable to XWELL, Inc.	389	(22,262)
Noncontrolling interests	9,689	9,458
Total equity (deficit)	10,078	(12,804)
Total liabilities, temporary equity and equity	$24,992	$11,217

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
Revenue, net
Services	$6,064	$6,420
Products	574	603
Total revenue, net	6,638	7,023

Cost of sales
Labor	2,974	3,967
Occupancy	761	1,134
Products and other operating costs	550	603
Total cost of sales	4,285	5,704
Gross Profit	2,353	1,319
Depreciation and amortization	172	166
General and administrative	7,595	4,311
Total operating expenses	7,767	4,477
Operating loss	(5,414)	(3,158)
Change in fair value of derivative liabilities	(5,584)	(142)
Change in fair value of warrant liability	—	2,590
Loss on issuance of Series G Preferred Stock	—	(3,443)
Interest (expense) income, net	(43)	58
Foreign exchange gain (loss)	77	(455)
Loss on investments, realized and unrealized	(22)	(5)
Other non-operating expense, net	(26)	(33)
Loss before income taxes	(11,012)	(4,588)
Income tax expense	—	—
Net loss	(11,012)	(4,588)
Net (income) attributable to noncontrolling interests	(190)	(131)
Net loss attributable to XWELL, Inc.	$(11,202)	$(4,719)
Net loss	(11,012)	(4,588)
Other comprehensive income (loss) from operations	(78)	189
Comprehensive loss	$(11,090)	$(4,399)
Loss per share
Preferred stock dividends	(82)	(68)
Preferred stock accretion	—	(499)
Deemed contribution on Repurchase of Series G Preferred Stock	106	—
Net loss attributable to XWELL, Inc. common stockholders	$(11,178)	$(5,286)
Basic and diluted loss per share	$(1.51)	$(1.00)
Weighted-average number of shares outstanding
Basic	7,396,148	5,261,024
Diluted	7,396,148	5,261,024

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

(In thousands, except share and per share data)

									Accumulated
	Series G Convertible		Series H Convertible				Additional		other	Total	Non-
	Preferred stock		Preferred stock		Common stock		paid-	Accumulated	comprehensive	Company	controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	in capital	deficit	loss	equity	interests	equity (deficit)
January 1, 2026	196	$224	—	$—	6,071,324	$61	$468,915	$(489,697)	$(1,541)	$(22,262)	$9,458	$(12,804)
Issuance of common stock for Series G preferred stock installment redemption	—	—	—	—	1,855,442	18	525	—	—	543	—	543
Stock-based compensation	—	—	—	—	—	—	886	—	—	886	—	886
Issuance of Series H Preferred Stock in private placement, net of transaction costs	—	—	31,333	—	—	—	28,269	—	—	28,269	—	28,269
Series G Preferred Stock dividends	—	—	—	—	—	—	(82)	—	—	(82)	—	(82)
Extinguishment of Series G Preferred Stock and convertible notes	(196)	(224)	—	—	—	—	4,356	—	—	4,356	—	4,356
Foreign currency translation	—	—	—	—	—	—	—	—	(141)	(141)	41	(100)
Other comprehensive income, net	—	—	—	—	—	—	—	—	22	22	—	22
Net loss for the period	—	—	—	—	—	—	—	(11,202)	—	(11,202)	190	(11,012)
March 31, 2026	—	$—	31,333	$—	7,926,766	$79	$502,869	$(500,899)	$(1,660)	$389	$9,689	$10,078

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

(Unaudited)

(In thousands, except share and per share data)

									Accumulated
	Series G Convertible				Additional		Additional		other
	Preferred stock		Common stock		paid-	Accumulated	comprehensive	Company	controlling	Total
	Shares	Amount	Shares	Amount	in capital	deficit	loss	equity	interests	equity
January 1, 2025	—	$—	5,261,024	$53	$473,824	$(472,706)	$(1,959)	$(788)	$8,530	$7,742
Stock-based compensation	—	—	—	—	80	—	—	80	3	83
Issuance of Series G Preferred Stock in private placement, net of transaction costs	4,000	—	—	—	—	—	—	—	—	—
Series G Preferred Stock accretion	—	499	—	—	(499)	—	—	(499)	—	(499)
Series G Preferred Stock dividends	—	68	—	—	(68)	—	—	(68)	—	(68)
Foreign currency translation	—		—	—	—	—	199	199	(10)	189
Net loss for the period	—	—	—	—	—	(4,719)	—	(4,719)	131	(4,588)
March 31, 2025	4,000	$567	5,261,024	$53	$473,337	$(477,425)	$(1,760)	$(5,795)	$8,654	$2,859

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(11,012)	$(4,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Items included in net loss not affecting operating cash flows:
Depreciation and amortization	172	166
Unrealized gain on marketable securities	—	(24)
Foreign currency remeasurement (gain) loss	(77)	455
Gain on lease termination	—	(401)
Amortization of operating lease right of use asset	85	246
Provision for credit losses	(6)	6
Stock-based compensation	886	83
Non-cash interest expense	53
Gain on equity investment	23	29
Change in fair value of derivative liability	5,584	142
Change in fair value of warrant liability	—	(2,590)
Loss on issuance of Series G Preferred Stock	—	3,443
Changes in assets and liabilities:
(Increase) decrease in inventory	55	(31)
Decrease in accounts receivable	251	269
(Decrease) in deferred revenue	(336)	(58)
(Increase) decrease in other assets, current and non-current	14	(669)
(Decrease) in other liabilities, current and non-current	(1,166)	(1,255)
Increase in accounts payable	872	599
Net cash used in operating activities	(4,602)	(4,178)
Cash flows from investing activities
Acquisition of property and equipment	(390)	(424)
Investment in marketable securities	-	(46)
Net cash provided by (used in) investing activities	(390)	(470)
Cash flows from financing activities
Payment for Repurchase of preferred stock, convertible notes and warrants	(9,000)	—
Proceeds from registered offering, net of offering costs	28,269	3,745
Redemption of preferred stock	(76)	—
Net cash provided by financing activities	19,193	3,745
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24)	3
Increase (decrease) in cash, cash equivalents and restricted cash	14,177	(900)
Cash, cash equivalents, and restricted cash at beginning of the year	2,875	5,301
Cash, cash equivalents, and restricted cash at end of the period	$17,052	$4,401
Cash paid for
Income taxes	$—	$—
Non-cash investing and financing transactions
Capital expenditures included in Accounts payable, accrued expenses and other current liabilities	(151)	4
Accrual of Series G convertible preferred stock dividends	82	68
Accretion of Series G convertible preferred stock to redemption value	—	499
Initial fair value of warrant liability	—	5,873
Initial fair value of derivative liability	—	1,315
Noncash conversion of Series G convertible preferred stock	543	—
Deemed dividend on Repurchase of Series G Preferred Stock	106	—
Fair value of Placement Agent warrants	7,152	—
Contribution on Repurchase of related party debt, net of warrant repurchase cost	4,250	—

The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

XWELL, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands, except for share and per share data)

Note 1. Business Overview and Going Concern

Overview

XWELL (“XWELL” or the “Company”) is a global wellness organization dedicated to delivering restorative and health-focused services to travelers through its three reportable operating segments: XpresSpa®, XpresTest®, and Naples Wax Center®. XpresSpa operates spa service locations in major airports, offering massage, skincare, and travel products. XpresTest transitioned from providing COVID-19 testing to supporting public health efforts through bio-surveillance programs at international airports. Naples Wax Center provides upscale hair removal and skincare services through its branded locations.

Liquidity Analysis

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. While the Company has suffered recurring losses and negative cash flows from operations, management evaluated whether substantial doubt existed about the Company’s ability to continue as a going concern within one year after the date these unaudited condensed consolidated financial statements are issued.

The Company has significantly reduced operating and overhead expenses, while it continues to focus on returning to overall profitability. Management is implementing various strategic initiatives to reduce operating expenses, improve working capital and enhance cash flow. These include cost reduction efforts, capital spending controls, and financing options such as the February 2026 Private placement (referenced below).

The Company’s increase in liquidity during the period was primarily attributable to proceeds from a private placement of Series H Convertible Preferred Stock with accompanying warrants completed in February 2026 (the “February 2026 Private Placement”), which generated net proceeds of $28,269. During the three months ended March 31, 2026, the Company used approximately $9,000 of these proceeds to repurchase outstanding Series G Preferred Stock, certain convertible notes, and related warrants as part of a strategic effort to simplify its capital structure and reduce future financing obligations. The remaining proceeds were used to support general corporate purposes and working capital needs.

The Company continues to focus on managing operating expenses, optimizing working capital, and improving cash flows from operations. Based on its current cash position and expected operating cash flows, the Company believes it has sufficient liquidity to fund its operations and meet its obligations for at least the next twelve months.

Note 2. Accounting and Reporting Policies

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Article 8-03 of Regulation S-X and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended. The condensed consolidated balance sheet as of December 31, 2025 was derived from the audited annual financial statements but does not include all information required by GAAP for annual financial statements. The financial statements include the accounts of the Company, all entities that are wholly owned by the Company, and all entities in which the Company has a controlling financial interest. All adjustments that, in the opinion of management, are necessary for a fair presentation for the periods presented have been reflected by the Company. Such adjustments are of a normal, recurring nature. The results of operations for the three months ended March 31, 2026, are not necessarily indicative of the results that may be expected for the entire fiscal year or for any other interim period. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the accompanying unaudited condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from such estimates. Significant items subject to such estimates and assumptions include the Company’s long-lived assets, the valuation of stock-based compensation, fair value of warrants, derivative liability, deferred tax assets and liabilities, income tax uncertainties, and other contingencies.

Note 3. Cash, Cash Equivalents, and Restricted Cash

A reconciliation of the Company’s cash and cash equivalents in the unaudited condensed consolidated balance sheets to cash, cash equivalents and restricted cash in the unaudited condensed consolidated statements of cash flows as of March 31, 2026, and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Cash denominated in United States dollars	$15,402	$1,100
Cash denominated in currency other than United States dollars	1,294	1,451
Restricted cash	252	251
Credit and debit card receivables	104	66
Total cash, cash equivalents and restricted cash	$17,052	$2,868

The Company places its cash and temporary cash investments with credit quality institutions. At times, such cash denominated in United States dollars may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. If the Company were to distribute the amounts held overseas, the Company would need to follow an approval and distribution process as defined in its operating and partnership agreements, which may delay and/or reduce the availability of that cash to the Company.

Note 4. Other current assets

As of March 31, 2026, and December 31, 2025, other current assets consisted of the following:

	March 31, 2026	December 31, 2025
Prepaid expenses	$1,170	$1,217
Total other current assets	$1,170	$1,217

Prepaid expenses are predominantly comprised of financed and prepaid insurance policies and IT hosting services, which have terms of one year or less.

Note 5. Property and Equipment, net

Property and equipment are comprised of the following:

	March 31,	December 31,
	2026	2025	Useful Life
Leasehold improvements	$4,164	$6,094	Average 5-8 years
Furniture and fixtures	317	468	3-4 years
Other operating equipment	897	1,028	Maximum 5 years
	5,378	7,590
Accumulated depreciation	(3,605)	(5,925)
Total property and equipment, net	$1,773	$1,665

Depreciation expense was $132 and $90 for the three months ended March 31, 2026 and 2025, respectively.

Note 6. Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy exists, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are:

Level 1: Inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date.

Level 3: Unobservable inputs, that are supported by little or no market activity and are developed based on the best information available in the circumstances. For example, inputs derived through extrapolation or interpolation that cannot be corroborated by observable market data.

The following table presents the placement in the fair value hierarchy of the Company’s assets and liabilities measured at fair value on a recurring and nonrecurring basis as of March 31, 2026 and December 31, 2025. Assets and liabilities that are measured at fair value on a nonrecurring basis relate primarily to tangible property and equipment, right-of-use assets, and other intangible assets, which are remeasured when the derived fair value is below carrying value in the consolidated balance sheets. Recoverability is based on estimated undiscounted cash flows or other relevant observable/unobservable measures. For these assets, the Company does not periodically adjust carrying value to fair value except in the event of impairment. If it is determined that impairment has occurred, the carrying value of the asset is reduced to fair value and the difference is included in Impairment of long-lived assets and Impairment of operating lease right-of-use assets on the condensed consolidated statements of operations and comprehensive loss.

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the three months ended March 31, 2026. The carrying amounts of cash equivalents, accounts receivable, and accounts payable approximated their fair values as of March 31, 2026 due to their short-term nature. The fair value of the bifurcated embedded derivative related to the convertible preferred stock and Note was estimated using a Monte Carlo simulation model, which uses as inputs the fair value of our common stock and estimates for the equity volatility of our common stock, the time to maturity of the convertible preferred stock, the risk-free interest rate for a period that approximates the time to maturity, dividend rate, a penalty dividend rate, and our probability of default.

		Fair value measurement at reporting date using
		Quoted prices in
		active markets	Significant other	Significant
		for identical	observable	unobservable
	Balance	assets (Level 1)	inputs (Level 2)	inputs (Level 3)
As of March 31, 2026:
Recurring fair value measurements
Equity and debt securities:
Route1, Inc.	$90	$—	$90	$—
Marketable securities	7	7	—	—
Total equity and debt securities	97	7	90	—
Total recurring fair value measurements	$97	$7	$90	$—

As of December 31, 2025
Recurring fair value measurements
Equity and debt securities:
Route1	$112	$—	$112	$—
Marketable securities	7	7	—	—
Total equity and debt securities	119	7	112	—
Derivatives:
Derivative liability	3,870	—	—	3,870
Total derivatives	3,870	—	—	3,870
Total recurring fair value measurements	$3,989	$7	$112	$3,870
Nonrecurring fair value measurements
Property, plant and equipment	$1,665	$—	$—	$1,665
Operating lease right-of-use asset	1,039	—	—	1,039
Convertible senior secured note	6,689	—	—	6,689
Total nonrecurring fair value measurements	$9,393	$—	$—	$9,393

The following table sets forth a summary of the change in the fair value of the bifurcated embedded derivative liabilities that are measured at fair value on a recurring basis:

Balance on January 1, 2026	3,870
Change in fair value of bifurcated embedded derivative	5,584
Extinguishment of convertible preferred stock with bifurcated embedded derivative	(9,454)
Balance on March 31, 2026	$—

Note 7. Accrued expenses and other current liabilities

As of March 31, 2026, and December 31, 2025, accrued expenses and other current liabilities consisted of the following:

	March 31, 2026	December 31, 2025
Accrued compensation	$1,144	$905
Tax-related liabilities	499	527
Common area maintenance accruals	8	41
AP Accruals	107	78
Gift certificates	333	331
Other miscellaneous accruals	184	1,058
Total accrued expenses and other current liabilities	$2,275	$2,940

Note 8. Commitments and Contingencies

Certain of the Company’s outstanding legal matters include speculative claims for substantial or indeterminate amounts of damages. The Company regularly evaluates developments in its legal matters that could affect the amount of any potential liability and adjusts as appropriate. A significant judgment is required to determine both the likelihood of there being any potential liability and the estimated amount of a loss related to the Company’s legal matters.

With respect to the Company’s outstanding legal matters, based on its current knowledge, the Company’s management believes that the amount or range of a potential loss will not, either individually or in the aggregate, have a material adverse effect on its business, consolidated financial position, results of operations or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties. The Company evaluated the outstanding legal matters and assessed the probability and likelihood of the occurrence of liability.

The Company expenses legal fees in the period in which they are incurred.

November 2025 Employment Litigation

In November 2025, a former employee initiated an employment-related legal proceeding against the Company, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. During the three months ended March 31, 2026, the Company entered into a confidential settlement agreement to resolve the matter. The matter was settled for a de minimis amount, and the case has been dismissed with prejudice.

XpresSpa Holdings, LLC (“XpresSpa”) v. Cordial Endeavor Concessions of Atlanta, LLC (“Cordial”), et al., Arbitration Case No. 2126399.

The Company’s subsidiary, XpressSpa Holdings, LLC, is party to an arbitration proceeding (the “Arbitration”) which was requested by the City of Atlanta relating to agreements by and between Cordial and XpresSpa for the operation of the XpresSpa locations in Hartsfield - Jackson Atlanta International Airport (“ATL”) in ATL Terminal A and ATL Terminal C. The City of Atlanta filed an application to compel arbitration in the Superior Court of Fulton County, and on November 5, 2024, the court granted that application and ordered the parties to arbitrate their disagreements.

This dispute arises out of alleged breaches of contract between the parties as well as other alleged improper conduct relating to the agreements. The arbitration hearing was completed in March 2026, and the parties are currently awaiting the arbitrator’s final decision.

Other Arrangements

On May 16, 2025, the Company entered into a sales and marketing agreement with a vendor that obligates the Company to make payments totaling $662 over the next three years. Payments are due quarterly, with the first installment beginning in July 2025.

In addition to those matters specifically set forth herein, the Company and its subsidiaries are involved in various other claims and legal actions that arise in the ordinary course of business. The Company does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company’s financial position, results of operations, liquidity, or capital resources. However, a significant increase in the number of these claims, or one or more successful claims under which the Company incurs greater liabilities than the Company currently anticipates, could materially adversely affect the Company’s business, financial condition, results of operations and cash flows.

In the event that an action is brought against the Company or one of its subsidiaries, the Company will investigate the allegation and vigorously defend itself.

Note 9. Stockholders’ Equity and Warrants

February 2026 Private Placement

On February 24, 2026, the Company entered into the February 2026 Purchase Agreement with the a certain accredited investor (the “February 2026 Purchaser”) for the issuance and sale in a private placement of an aggregate of (i) 31,333 shares of the Company’s newly-designated Series H Convertible Preferred Stock, par value of $0.01 per share and a stated value of $1,000 per share (the “Series H Preferred Stock”), initially convertible into up to 66,665,957 shares of common stock (the “Series H Conversion Shares”), at an initial conversion price of $0.47 per share, subject to adjustment for certain customary adjustments, and (ii) the warrants (the “Series H Warrants”) to purchase up to 66,665,957 shares of common stock, at an initial exercise price of $0.345 per share, subject to adjustment for certain customary adjustments, for aggregate gross proceeds of approximately $31,300. The Series H Warrants expire three years from the date of issuance. The February 2026 Private Placement closed in two tranches, with 30,832 shares of Series H Preferred Stock and 65,600,000 Series H Warrants issued on February 27, 2026 (the “First Closing”), and 501 shares of Series H Preferred Stock and 1,065,957 Series H Warrants issued on March 3, 2026 (the “Second Closing”, and collectively with the First Closing, the “Closing”).

In connection with the February 2026 Private Placement, pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated as of February 24, 2026, by and between the Company and Dominari Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as an exclusive placement agent in connection with the February 2026 Private Placement and agreed to (i) pay to the Placement Agent (a) a cash fee equal to 8% of the gross proceeds of the February 2026 Private Placement and (b) reimbursements and payments of certain expenses, including non-accountable expense allowance equal to 1% of the gross proceeds raised in the February 2026 Private Placement and reasonable out-of-pocket expenses, not to exceed $250, and (ii) issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to 8% of the aggregate number of shares of common stock underlying the securities issued in the February 2026 Private Placement, with terms identical to the Series H Warrants, except that the Series H Placement Agent Warrants have a term of five (5) years from the date of issuance. The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

Series H Preferred Stock

The terms of the Series H Preferred Stock are set forth in the Series H Certificate of Designations. The shares of Series H Preferred Stock are convertible into the Series H Conversion Shares at the election of the holders of the Series H Preferred Stock (the “Holders”) at any time at an initial conversion price of $0.47 per share (the “Series H Conversion Price”). The Series H Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like.

A Holder of the Series H Preferred Stock may not convert any portion of the Series H Preferred Stock to the extent that the Holder, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion, except that upon at least 61 days’ prior notice from the Holder to the Company, the Holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.

Pursuant to the Series H Certificate of Designations, so long as any shares of the Series H Preferred Stock are outstanding, the Company may not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (as defined in the Series H Certificate of Designations). In the event that dividends are consented to by the Required Holders, the Holders of the Series H Preferred Stock shall be entitled to receive dividends on shares of the Series H Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends may be paid on shares of the Series H Preferred Stock.

Except as otherwise provided in the Series H Certificate of Designations or as otherwise required by law, the Series H Preferred Stock will have no voting rights except as provided by law. However, as long as any shares of Series H Preferred Stock are outstanding, the Company may not, without the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders, voting together as a single class, (a) amend or repeal any provision of, or add any provision to, its charter documents, including, without limitation, its Certificate of Incorporation or bylaws, the Series H Certificate of Designation, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, in each case, only if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series H Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of the Series H Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over the Series H Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Series H Preferred Stock; or (e) whether or not prohibited by the terms of the Series H Preferred Stock, circumvent a right of the Series H Preferred Stock.

The Series H Preferred Shares are not mandatorily redeemable and do not embody an unconditional obligation to settle in a variable number of equity shares. As such, the Series H Preferred Stock are classified as permanent equity on the unaudited condensed consolidated balance sheets. The holder’s contingent redemption right in the event of certain deemed liquidation events does not preclude permanent equity classification. The Series H Preferred Shares were determined to be more akin to an equity-like host than a debt-like host for purposes of assessing embedded derivative features for potential bifurcation. The embedded conversion feature is considered to be clearly and closely related to the associated convertible preferred stock host instrument and therefore was not bifurcated from the equity host.

Series H Warrants

The exercise price of the Series H Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. A holder of the Series H Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The Company assessed the Series H Warrants under ASC 480 and ASC 815 and determined that they met the requirements to be classified in stockholders’ equity upon issuance.

Pursuant to the Placement Agency Agreement, the Company issued to the Placement Agent the Series H Placement Agent Warrants to purchase 5,333,277 shares of Common Stock with the same terms as the Series H Warrants except that the Series H Placement Agent Warrants have a term of five (5) years from the date of issuance. The Series H Placement Agent Warrants are within the scope of ASC 718 pursuant to ASC 718-10-20 and were determined to qualify for equity classification upon issuance. The total aggregate fair value of the Series H Placement Agent Warrants between the First Closing and the Second Closing of approximately $7,152 was included as a component of total transaction costs for the February 2026 Private Placement and was accordingly recorded in equity. The issuance date fair value of the Series H Placement Agent Warrants issued in the First Closing of $7,048 was determined using the Black Scholes Model using the following weighted average assumptions: the fair value of the Company’s common stock per share of $1.49; remaining term of 5 years; equity volatility of 101%; and a risk-free interest rate of 3.5%. The issuance date fair value of the Series H Placement Agent Warrants issued in the Second Closing of $104 was determined using the Black Scholes Model using the following weighted average assumptions: the fair value of the Company’s common stock per share of $1.37; remaining term of 5 years; equity volatility of 100%; and a risk-free interest rate of 3.6%.

Transaction costs totaling $10,216 were incurred related to the February 2026 Private Placement consisting of cash expenses for placement agent fees, legal fees, and accounting costs related to the financing, as well as the fair value of Series H Placement Agent Warrants. Net proceeds from the February 2026 Private Placement totaled $28,269. As the Series H Preferred Stock and Series H Warrants were classified in permanent equity, all transaction costs were recorded as an offset to additional paid-in capital.

February 2026 Omnibus Agreement

On February 24, 2026, the Company entered into the Omnibus Agreement, by and between the Company and January 2025 Investors, pursuant to which, the Company agreed to (i) repurchase from the January 2025 Investors $3,468 of aggregate principal amount of the Notes, representing the entire outstanding principal amounts of the Notes and any accrued and unpaid interest thereon, (ii) redeem 196 shares of Series G Preferred Stock held by the January 2025 Investors with an aggregate Stated Value of $196 and $27 of accrued and unpaid dividends thereon, representing all outstanding shares of Series G Preferred Stock, and (iii) redeem all Amended and Restated Warrants held by the January 2025 Investors, representing all outstanding Series A Warrants and Series B Warrants, for an aggregate cash purchase price of $9,000 (collectively, the “Repurchase”). The Repurchase closed on March 2, 2026.

On March 4, 2026, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with respect to its Series G Preferred Stock, with the Delaware Secretary of State. The Certificate of Elimination (i) eliminates the previous designation of 4,000 shares of Series G Preferred Stock, none of which were outstanding at the time of filing, (ii) causes such shares of Series G Preferred Stock to resume the status of authorized but unissued shares of preferred stock of the Company and (iii) eliminates all reference to the Series G Preferred Stock from the Company’s Amended and Restated Certificate of Incorporation, as amended.

The Company allocated the total cash purchase price related to the Repurchase among the Series G Preferred Stock, the Notes, and the Amended and Restated Warrants using the relative fair value method on March 2, 2026 as summarized in the table below and accounted for each instrument in accordance with the relevant accounting guidance:

		Percentage of	Allocated consideration based
Instrument	Fair Value	total fair value	on relative fair value
Series G Preferred	$398	1.57%	141
Notes	12,906	50.92%	4,582
Amended and Restated Warrants	12,044	47.51%	4,277
Total	$25,348	100.00%	9,000

Accounting Treatment – Redemption of Series G Preferred Stock

The following table summarizes the calculation of the net carrying value of the Series G Preferred Shares before the Repurchase:

Stated value of outstanding Preferred Shares	$196
Premium	27
Fair value of bifurcated derivative liability	22
Accrued Series G Convertible Preferred payable	2
$247

During the three months ended March 31, 2026 prior to the Repurchase the Company incurred $82 in dividends, and paid $76 of dividends in cash related to the Series G Preferred Stock. Additionally, the Company issued 1,855,442 shares of its common stock in conversion of Series G Preferred Shares for a total value of $543.

The Company estimated the $398 fair value of the remaining Series G Preferred Stock and the $22 fair value of the bifurcated embedded derivative related to the Series G Preferred Stock prior to the Repurchase on March 2, 2026 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock of $1.70 on the valuation date, estimated equity volatility of 148%, the time to maturity of 0.87 years, a discounted market interest rate 6.3%, a risk-free rate of 3.51%, dividend rate of 8.0%, a penalty dividend rate of 15.0%, and probability of default of 3.9%. Prior to the Repurchase, the Company recognized a gain of $40 related to the change in the fair value of the derivative during the three months ended March 31, 2026, which is recorded in other income (expense) on the unaudited condensed consolidated statement of operations.

The Company treated the extinguishment of the Series G Convertible Preferred Stock as a redemption in accordance with ASC Topic 260, Earnings Per Share. Accordingly, the Company thus recognized a total of $106 representing the difference between the allocated consideration of $141 and the carrying amount of the Series G Preferred Shares of $247 as a deemed contribution, which is added to net loss attributable to common stockholders in the unaudited consolidated statement of operations and comprehensive loss for the three months ended March 31, 2026 and recognized as additional paid-in capital.

Accounting Treatment – Extinguishment of the Notes

The following table summarizes the calculation of the net carrying value of the Notes before the Repurchase:

Outstanding principal	$3,387
Unamortized premium	210
Accrued interest payable	81
Fair value of bifurcated derivative liability	9,431
$13,109

The Company recognized interest expense totaling approximately $53 during the three months ended March 31, 2026 prior to the Repurchase, reflecting an effective interest rate of 8.80% and which was comprised of approximately $46 interest at the stated rate, and approximately $7 representing the amortization of the premium recognized at issuance.

The Company estimated the $12,906 fair value of the Notes and the $9,431 fair value of the bifurcated embedded derivative related to the Notes prior to the Repurchase on March 2, 2026 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock of $1.70 on the valuation date, estimated equity volatility of 108%, the time to maturity of 3.03 years, a discounted market interest rate of 6.5%, a risk-free rate of 3.43%, and probability of default of 15.6%. Prior to the Repurchase, the Company recognized a loss of $5,624 related to the change in the fair value of the derivative during the three months ended March 31, 2026, which is recorded in other income (expense) on the unaudited condensed consolidated statement of operations.

The Company accounted for the repurchase of the Notes as a debt extinguishment in accordance with ASC Topic 470, Debt. Accordingly, the $8,527 difference between the allocated consideration of $4,583 and the carrying amount of the Notes of $13,109 was recognized as a capital contribution recognized in additional paid-in capital as the Notes were held by certain of the Company’s investors.

Accounting Treatment – Repurchase of the Amended and Restated Warrants

The Company estimated the $12,044 fair value of the Amended and Restated Warrants prior to the Repurchase on March 2, 2026 using the Black Scholes Model using the following weighted average assumptions: the fair value of the Company’s common stock per share of $1.70; remaining term of 3.87 years; equity volatility of 103%; and a risk-free interest rate of 3.49%.

The Company accounted for the repurchase of the Amended and Restated Warrants in accordance with the guidance in ASC Topic 815, Derivatives and Hedging, related to the repurchase of freestanding equity-classified instruments. Accordingly, the allocated consideration of $4,277 was recorded as reduction of additional paid-in capital.

The following table represents the activity related to the Company’s warrants during the three months ended March 31, 2026:

		Weighted average	Remaining
	No. of Warrants	exercise price	contractual term (years)
December 31, 2025	9,045,000	$1.00	4.18
Granted	71,999,234	$0.35	—
Repurchased	(9,045,000)	$1.00	—
March 31, 2026	71,999,234	$0.35	3.06

All outstanding warrants were exercisable as of March 31, 2026 with an intrinsic value of $57,959.

Note 10. Stock-based Compensation

Total stock-based compensation for the three months ended March 31, 2026 and 2025 was $886 and $83, respectively. All stock-based compensation for the three months ended March 31, 2026 and 2025 is presented on the unaudited condensed consolidated statements of operations and comprehensive loss within general and administrative expense.

The following tables summarize information about stock options and RSU activity for the three months ended March 31, 2026:

	RSUs		Stock options
		Weighted		Weighted	Weighted
		average		average	average
	No. of	grant date	No. of	exercise	remaining
	RSUs	fair value	options	price	term
Outstanding as of December 31, 2025	55,000	$1.30	921,267	$4.24	8.63 years
Granted	500,000	1.49	—	—
Exercised/Vested	(517,500)	1.47	—	—
Forfeited	—	—	—	—
Expired	—	—	(16,253)	—
Outstanding as of March 31, 2026	37,500	$1.43	905,014	$4.24	8.49 years
Exercisable as of March 31, 2026	—		763,588	$4.83	8.37 years

Unrecognized stock-based payment cost related to non-vested stock options as of March 31, 2026 was $80, vesting over the next .17 years.

Unrecognized stock-based payment cost related to non-vested RSUs as of March 31, 2026 was $43.

Note 11. Revenue

Disaggregation of Revenue

The following table provides information about disaggregated revenue from contracts with customers by the nature of products and services provided:

	Three months ended
	March 31,
	2026	2025
Revenue, point in time	$4,721	$4,846
Revenue, over time	1,917	2,177
Total Revenue	$6,638	$7,023

As of March 31, 2026, the unrecognized committed amount of the Ginkgo/Bioworks contract is $362.

Contract Costs

The Company has no contract costs related to the periods presented.

Contract Liabilities

Contract liabilities are classified as deferred revenue in the unaudited condensed consolidated balance sheets. The activity in deferred revenue as of March 31, 2026 and December 31, 2025, was as follows:

	March 31, 2026	December 31, 2025
Beginning of the period contract liability	$1,126	$1,143
Revenue recognized from the contract liabilities included in the beginning balance	(431)	(709)
Increases due cash received net of amounts recognized revenue during the period	95	692
End of period contract liability	$790	$1,126

Of the $1,126 outstanding as of December 31, 2025, $431 has been recognized as revenue for the three months ended March 31, 2026.

The Company has elected not to include in unfulfilled performance obligations for contracts in which the amount of revenue it recognizes is equal to the amount which the Company has a right to invoice. No revenue was recognized in the reporting period from performance obligations satisfied in previous periods. The Company applies the right-to-invoice practical expedient for its Priority Pass revenue stream and recognizes revenue in the amount it is entitled to invoice when that amount corresponds directly with the value of the performance to date. For the Company’s XpresTest business unit, there are no portions of unfulfilled performance obligations, because the Company’s efforts towards satisfying each of the performance obligations are expended evenly throughout the period of performance. Naples Wax Center offers prepaid wax packages that are either unlimited for one year or a set number of services. When the packages are purchased, the sales are recorded as deferred revenue, which was $790 and $837 as of March 31, 2026 and December 31, 2025, respectively. As services related to prepaid packages are used, revenue is recognized as income.

Note 12. Segment Information

The CODM evaluates performance and allocates resources for all of its reportable segments based on segment revenues and operating income.

The CODM uses segment revenues and segment operating income, to allocate resources (including employees, property, and financial or capital resources) for each segment predominantly in the annual budget and forecasting process. The CODM considers budget-to-actual variances on a monthly basis using the segment revenues and segment operating income when making decisions about allocating capital and personnel to the segments. The CODM also uses the segment revenues and operating income to assess the performance for each segment by comparing the results and return on assets of each segment with one another and in the compensation of certain employees. Expenses that can be specifically identified with a segment have been included as deductions in determining operating income. The Company separately presents the costs associated with certain corporate functions as Corporate and Other, primarily consisting of unallocated operating expenses including costs that were not specific to a particular segment but are general to the group, expenses incurred for insurance, legal fees, public company administrative costs, and other similar corporate expenses.

The table below presents information about reported segments for the three and three months ended March 31, 2026 and 2025:

	Three months ended March 31, 2026
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue	$4,197	$1,917	$524	$—	$6,638
Operating (loss)/income	$(592)	$1,067	$48	$(5,937)	$(5,414)

	Three months ended March 31, 2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue	$4,294	$2,177	$552	$—	$7,023
Operating (loss)/income	$800	$618	$(422)	$(4,154)	$(3,158)

A reconciliation of total segment revenues to total unaudited condensed consolidated revenue and of total segment operating (loss) income to total consolidated (loss) income, for the three and three months ended March 31, 2026 and 2025, is as follows:

	Three months ended March 31, 2026
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue from external customers	$4,197	$1,917	$524	$—	$6,638
Less: Significant Expenses (1):
Cost of Goods Sold - Labor	2,022	628	324	—	2,974
Cost of Goods Sold - Products & Services	263	—	6	—	269
Occupancy Cost	678	14	69	—	761
Other Cost of Revenue	179	34	68	—	281
Depreciation and amortization	150	—	6	16	172
Less: Other Segment Expenses (2):
Other segment operating expenses	1,497	174	3	5,921	7,595
Segment operating (loss) income	$(592)	$1,067	$48	$(5,937)	$(5,414)

	Three months ended March 31, 2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue from external customers	$4,294	$2,177	$552	$—	$7,023
Less: Significant Expenses (1):
Cost of Goods Sold - Labor	2,356	1,289	322	—	3,967
Cost of Goods Sold - Products & Services	248	—	9	—	257
Occupancy Cost	976	6	152	—	1,134
Other Cost of Revenue	216	63	67	—	346
Depreciation and amortization	95	2	55	14	166
Less: Other Segment Expenses (2):
Other segment operating expenses	(397)	199	369	4,140	4,311
Segment operating (loss) income	$800	$618	$(422)	$(4,154)	$(3,158)

(1)	The significant expense amounts align with the expenses that the CODM is regularly provided with to assess performance and allocate resources.

(2)	For all segments, SGA consists of the following:

Salaries & Benefits, Rent & Utilities, Office Supplies & Shipping, Travel & Entertainment, IT & Telecom, Repairs & Maintenance, Accounting, Legal, Franchise/Property Tax, Management/DBE Fees, Advertising & Marketing, Insurance

Other Significant Items

	Three months ended March 31, 2026
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Stock based compensation	$—	$—	$—	$886	$886

	Three months ended March 31, 2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Stock based compensation	$37	$3	$—	$43	$83

	March 31, 2026
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Capital expenditures	$228	$3	$4	$4	$239
Assets	$20,508	$1,458	$1,028	$1,998	$24,992

	December 31, 2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Capital expenditures	$1,780	$—	$932	$147	$2,859
Assets	$6,884	$1,291	$1,013	$2,029	$11,217

The Company currently operates in two geographical regions: United States and all other countries, which include Netherlands, Turkey and United Arab Emirates. The following table represents the geographical revenue, and total long-lived asset information. There were no concentrations of geographical revenue and long-lived assets related to any single foreign country that were material to the Company’s unaudited condensed consolidated financial statements. Long-lived assets include property and equipment and right of use lease assets.

	Three months ended
	March 31,
	2026	2025
Revenue
United States	$5,356	$5,705
All other countries	1,282	1,318
Total revenue	$6,638	$7,023

	March 31, 2026	December 31, 2025
Long-lived assets
United States	$2,545	$2,496
All other countries	182	208
Total long-lived assets	$2,727	$2,704

Note 13. Net Loss per Share of Common Stock

The table below presents the computation of basic and diluted net loss per share of Common Stock:

	Three months ended
	March 31,
	2026	2025
Basic numerator:
Net loss attributable to XWELL, Inc.	$(11,202)	$(4,719)
Less: preferred stock dividends	(82)	(68)
Less: preferred stock accretion	—	(499)
Plus: deemed contribution on Repurchase of Series G Preferred Stock	106	—
Net loss attributable to common shareholders	$(11,178)	$(5,286)
Basic denominator:
Basic weighted average shares outstanding	7,396,148	5,261,024
Basic loss per share	$(1.51)	$(1.00)

Net loss per share data presented above excludes from the calculation of diluted net loss, the following potentially dilutive securities, having an anti-dilutive impact, in case of net loss
Both vested and unvested options to purchase an equal number of shares of Common Stock	905,014	516,096
Unvested RSUs to issue an equal number of shares of Common Stock	37,500	—
Warrants to purchase shares of Common Stock	71,999,234	5,347,594
Series G Convertible Preferred Stock on an as converted basis	—	2,933,452
Series H Convertible Preferred Stock on an as converted basis	66,665,957	—
Total number of potentially dilutive securities excluded from the calculation of loss per share attributable to common shareholders	139,607,705	8,797,142

In accordance with ASC 260, 552,500 RSUs that were fully vested on March 31, 2026 were included in basic and dilutive earnings per share as there were no remaining contingencies for these shares to be issued as of March 31, 2026.

Note 14. Related Party

On January 30, 2025, the Company entered into a consulting agreement (“Consulting Agreement”) with XWEL INV I, LLC (“XWEL INV I”) and Jason Aintabi (the “Consultant”) for the Consultant to provide advisory services to the Company. Mr. Aintabi serves as the Manager of XWEL INV I. The Consulting Agreement is deemed to be related party transaction as Mr. Aintabi is a greater than 5% beneficial owner of the Company’s securities. The Consulting Agreement was further extended on May 12, 2025 for a total period of twelve (12) months from the effective date of the agreement in exchange for a total amount for both the original and amended agreements of $530. On December 15, 2025 the Consulting Agreement was further amended to increase the value of agreement by $250, increasing the total amount for original and amended agreements to $780. On January 1, 2026, the Consulting Agreement was further extended for a period of three months from the effective date of the extension in exchange for an additional amount of $500. For the three months ended March 31, 2026, $562, of this contract was recognized in general and administrative expenses on the unaudited condensed consolidated statement of operations and comprehensive loss and $20 was recognized as a prepaid expense in other current assets on the unaudited condensed consolidated balance sheets as of March 31, 2026.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

XWELL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of XWELL, Inc. (the “Company”) as of December 31, 2025, the related consolidated statements of operations and comprehensive loss, changes in temporary equity and stockholders’ deficit and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Fair Value of Financial Instruments

Critical Audit Matter Description

As described in Notes 2, 9, 10 and 11 to the financial statements, the Company records certain financial instruments at fair value on a recurring basis, including derivative liabilities associated with the Series G convertible preferred stock and convertible debt, as well as convertible debt insutruments on a non-recurring basis, which are classified as level 3 as they contain one or more inputs to valuation which are unobservable and significant to their fair value measurement.

The principal considerations for our determination that performing procedures relating to the fair value of certain level 3 financial instruments is a critical audit matter are (i) the significant judgment and estimation by management and their third party valuation experts in determining the inputs to estimate fair value, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and in evaluating audit evidence obtained related to the fair value of these financial instruments, and (ii) the audit effort involved the use of professionals with specialized skill and knowledge.

How We Addressed the Matter in Our Audit	Addressing this matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included reviewing the terms of the underlying agreements that gave rise to the financial instruments. These procedures also included, among others, the involvement of professionals with specialized skill and knowledge to assist in the testing and evaluation of the valuation models prepared by management’s third-party valuation experts. This included assessing the appropriateness of the methodologies used in the valuation process and developing an independent estimate of fair value for these financial instruments and comparing management’s estimate to the independently developed estimate of fair value. Developing the independent estimate involved testing the completeness, accuracy, and relevance of underlying data used in the models, and testing the reasonableness of significant assumptions, including expected dividend yield, expected volume volatility, probability of default, probability and date of a change in control, equity volatility, discount rate, market interest rate, recovery rate, risk-free rate, as applicable.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2020 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024).

Morristown, New Jersey

April 1, 2026

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

XWELL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of XWELL, Inc. (the “Company”) as of December 31, 2024 the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audits, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor from 2020 to 2025.

Morristown, New Jersey

April 15, 2025

XWELL, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Current assets
Cash and cash equivalents	$2,617	$4,550
Marketable Securities	7	7,247
Accounts receivable, net of allowance for credit losses	1,560	1,793
Inventory	509	501
Other current assets	1,217	1,246
Total current assets	5,910	15,337

Restricted cash	251	751
Property and equipment, net	1,665	1,809
Intangible assets, net	101	1,023
Operating lease right of use assets, net	1,039	3,409
Goodwill	-	1,389
Security deposits	2,127	1,535
Other assets	124	99
Total assets	$11,217	$25,352

Current liabilities
Accounts payable	$2,836	$1,612
Accrued expenses and other current liabilities	2,940	4,088
Accrued Series G Convertible Preferred payable	538	—
Current portion of operating lease liabilities	1,862	2,381
Deferred revenue	1,126	1,143
Convertible senior secured note, net	3,590	-
Total current liabilities	12,892	9,224

Long-term liabilities
Derivative liabilities	3,870	—
Operating lease liabilities	7,035	8,386
Total liabilities	23,797	17,610
Commitments and contingencies (see Note 17)

Temporary equity
Series G Convertible Preferred Stock, $0.01 par value per share and $1,000 stated value per share, 4,000 shares authorized; 196 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; Liquidation preference of $380 as of December 31, 2025	224	—
Equity (Deficit)
Common Stock, $0.01 par value per share, 150,000,000 shares authorized; 6,071,324 and 5,261,024 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	61	53
Additional paid-in capital	468,915	473,824
Accumulated deficit	(489,697)	(472,706)
Accumulated other comprehensive loss	(1,541)	(1,959)
Total deficit attributable to XWELL, Inc.	(22,262)	(788)
Noncontrolling interests	9,458	8,530
Total equity (deficit)	(12,804)	7,742
Total liabilities and equity (deficit)	$11,217	$25,352

The accompanying notes form an integral part of these consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Year ended December 31,
	2025	2024
Revenue, net
Services	$26,268	$30,660
Products	2,942	3,237
Total revenue, net	29,210	33,897

Cost of sales
Labor	15,337	17,477
Occupancy	3,625	3,712
Products and other operating costs	2,742	3,789
Total cost of sales	21,704	24,978
Gross Profit	7,506	8,919
Depreciation and amortization	862	938
Impairment of long-lived assets	3,149	1,711
Goodwill impairment	1,389	—
Loss on disposal of assets, net	40	90
Impairment of operating lease right-of-use assets	1,736	2,805
General and administrative	16,000	20,082
Total operating expenses	23,176	25,626
Operating loss	(15,670)	(16,707)
Change in fair value of derivative liabilities	(80)	—
Change in fair value of warrant liability	3,215	—
Loss on issuance of Series G Preferred Stock	(3,443)	—
Interest income, net	661	380
Foreign exchange loss	(654)	(259)
Gain on investments, realized and unrealized	61	356
Other non-operating expense, net	(167)	(211)
Loss before income taxes	(16,077)	(16,441)
Income tax expense	(29)	(49)
Net loss	(16,106)	(16,490)
Net loss attributable to noncontrolling interests	(885)	(363)
Net loss attributable to XWELL, Inc.	$(16,991)	$(16,853)
Net loss	(16,106)	(16,490)
Other comprehensive income (loss) from operations	467	69
Comprehensive loss	$(15,639)	$(16,421)
Loss per share
Preferred stock dividends	(509)	—
Preferred stock accretion	(4,000)	—
Deemed dividend on warrant exchange	(2,334)	—
Deemed dividend on Exchange of Series G Preferred Stock	(4,399)	—
Net loss attributable to XWELL, Inc. common stockholders	$(28,233)	$(16,853)
Basic and diluted loss per share	$(5.08)	$(3.66)
Weighted-average number of shares outstanding
Basic	5,560,015	4,610,940
Diluted	5,560,015	4,610,940

The accompanying notes form an integral part of these consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share data)

					Accumulated
			Additional		other	Total	Non-
	Common stock		paid-	Accumulated	comprehensive	Company	controlling	Total
	Shares	Amount	in capital	deficit	loss	equity	interests	equity
January 1, 2024	4,179,631	$42	$470,737	$(455,853)	$(1,924)	$13,002	$7,969	$20,971
Issuance of restricted stock units	4,688	—	—	—	—	—	—	—
Stock-based compensation	—	—	799	—	—	799	94	893
Exercise of stock options	8,000	—	4	—	—	4	—	4
Stock issued related to legal settlement	416,000	4	936	—	—	940	—	940
Proceeds from registered offering	652,705	7	1,348	—	—	1,355	—	1,355
Foreign currency translation	—	—	—	—	(35)	(35)	104	69
Net loss attributable to the Company	—	—	—	(16,853)	—	(16,853)	363	(16,490)
December 31, 2024	5,261,024	$53	$473,824	$(472,706)	$(1,959)	$(788)	$8,530	$7,742

The accompanying notes form an integral part of these consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share data)

							Accumulated
	Series G Convertible				Additional		other	Total	Non-
	Preferred stock		Common stock		paid-	Accumulated	comprehensive	Company	controlling	Total
	Shares	Amount	Shares	Amount	in capital	deficit	loss	equity (deficit)	interests	equity (deficit)
January 1, 2025	—	$—	5,261,024	$53	$473,824	$(472,706)	$(1,959)	$(788)	$8,530	$7,742
Issuance of restricted stock units	—	—	505,679	5	(5)	—	—	—	—	—
Stock-based compensation	—	—	—	—	1,079	—	—	1,079	3	1,082
Issuance of common stock for Series G preferred stock installment redemption	—	—	304,621	3	174	—	—	177	—	177
Issuance of Series G Preferred Stock in private placement, net of transaction costs	4,000	—	—	—	—	—	—	—	—	—
Series G Preferred Stock accretion	—	4,000	—	—	(4,000)	—	—	(4,000)	—	(4,000)
Series G Preferred Stock dividends	—	267	—	—	(509)	—	—	(509)	—	(509)
Accrual of Series G Preferred Stock and dividend redemption	(2,000)	(2,359)	—	—	93	—	—	93	—	93
Exchange of Series G Preferred Stock for Senior Secured Convertible Notes	(1,804)	(1,684)	—	—	—	—	—	—	—	—
Deemed dividends on Preferred Stock and Warrant exchange	—	—	—	—	(4,399)	—	—	(4,399)	—	(4,399)
Reclass of warrant liability upon warrant modification	—	—	—	—	2,658	—	—	2,658	—	2,658
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(9)	(9)
Foreign currency translation	—	—	—	—	—	—	396	396	58	454
Other comprehensive income, net	—	—	—	—	—	—	22	22	(9)	13
Net loss attributable to the Company	—	—	—	—	—	(16,991)	—	(16,991)	885	(16,106)
December 31, 2025	196	$224	6,071,324	$61	$468,915	$(489,697)	$(1,541)	$(22,262)	$9,458	$(12,804)

The accompanying notes form an integral part of these consolidated financial statements.

XWELL, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(16,106)	$(16,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	862	938
Impairment of long-lived assets	2,529	1,706
Impairment of goodwill	1,389	—
Impairment of intangible assets	620	5
Impairment of operating lease right-of-use assets	1,736	2,805
Unrealized gain on marketable securities	(33)	(321)
Foreign currency remeasurement loss	654	259
Gain on lease termination	(410)	(655)
Loss on disposal of assets, net	29	90
Amortization of operating lease right of use asset	916	1,335
Provision for credit losses	-	50
Stock-based compensation	1,082	893
(Gain) on equity investment	(27)	(35)
Change in fair value of derivative liability	80	—
Change in fair value of warrant liability	(3,215)	—
Loss on issuance of Series G Preferred Stock	3,443	—
Changes in assets and liabilities:
(Increase) decrease in inventory	(8)	399
(Increase) decrease in accounts receivable	247	(193)
(Decrease) increase in deferred revenue	(17)	281
(Increase) in other assets, current and non-current	(596)	(103)
(Decrease) in other liabilities, current and non-current	(3,094)	(2,356)
Increase in accounts payable	1,206	387
Net cash used in operating activities	(8,713)	(11,005)
Cash flows from investing activities
Acquisition of property and equipment	(2,964)	(1,783)
Investment in marketable securities	(95)	(299)
Sale of marketable securities	7,391	7,986
Acquisition of intangibles	—	(9)
Net cash provided by investing activities	4,332	5,895
Cash flows from financing activities
Stock option exercised	—	4
Proceeds from registered offering, net of offering costs	3,745	—
Net proceeds from stock sale	—	1,355
Redemption of preferred stock	(1,794)	—
Distributions to noncontrolling interests	(9)	—
Net cash provided by financing activities	1,942	1,359
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6	(136)
Decrease in cash, cash equivalents and restricted cash	(2,433)	(3,887)
Cash, cash equivalents, and restricted cash at beginning of the year	5,301	9,188
Cash, cash equivalents, and restricted cash at end of the period	$2,868	$5,301
Cash paid for
Income taxes	$58	$59
Non-cash investing and financing transactions
Issuance of shares of Common Stock for legal settlement	$—	$940
Capital expenditures included in Accounts payable, accrued expenses and other current liabilities	(14)	152
Accrual of Series convertible preferred stock dividends	267	—
Accretion of Series G convertible preferred stock to redemption value	4,000	—
Initial fair value of warrant liability	5,873	—
Initial fair value of derivative liability	1,315	—
Accrued Series G convertible preferred stock redemption payable	538	—
Noncash conversion of Series G convertible preferred stock	177	—
Deemed dividend on Exchange of Series G Preferred Stock	4,399	—
Deemed dividend on warrant exchange	2,334	—
Initial fair value of derivative liability on convertible debt	3,105	—
Extinguishment of convertible preferred stock with bifurcated embedded derivative	630	—
Fair value of convertible note on exchange	6,689	—
Reclass of warrant liability upon modification	2,658	—
Lease liability remeasurement due to modification	79	—
Right-of-use asset and lease liability recognized for new operating lease	204	3,257

The accompanying notes form an integral part of these consolidated financial statements.

XWELL, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except for share and per share data)

Note 1. General and Liquidity

Overview

XWELL (“XWELL” or the “Company”) is a global wellness organization dedicated to delivering restorative and healthfocused services to travelers through its three reportable operating segments: XpresSpa®, XpresTest®, and Naples Wax Center®. XpresSpa operates spa service locations in major airports, offering massage, skincare, and travel products. XpresTest transitioned from providing COVID-19 testing to supporting public health efforts through bio-surveillance programs at international airports. XWELL’s former subsidiary, gcg Connect, LLC, operating as HyperPointe, provided direct to business marketing support across a number of health and health-related channels and ceased operations during 2025. Naples Wax Center provides upscale hair removal and skincare services through its branded locations.

Liquidity Analysis

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2025, the Company had cash and cash equivalents of approximately $2,617, marketable securities of $7, total current assets of $5,910, total current liabilities of $12,892, and long term operating lease liabilities of $7,035. The Company’s working capital was in a deficit position at December 31, 2025, compared with a working capital surplus of $6,113 at December 31, 2024. In light of these conditions and the Company’s historical operating losses, management evaluated whether substantial doubt existed about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued.

Subsequent to year end, on February 24, 2026, the Company announced it had entered into a private placement of Series H Convertible Preferred Stock with accompanying warrants for expected gross proceeds of approximately $31,300 before fees and expenses, which closed on February 26, 2026. The Company used $9,000 of the proceeds to repurchase certain notes, redeem the Company’s Series G Preferred Stock and certain warrants, with the remainder for general corporate purposes and working capital needs.

Management considered the expected net cash proceeds from the Series H transaction, the planned uses of proceeds, and the Company’s current operating plan in assessing liquidity for the twelve-month period following the issuance of these financial statements. Based on this evaluation, management concluded that the conditions that previously raised substantial doubt have been alleviated as of the issuance date of these consolidated financial statements. Accordingly, the consolidated financial statements have been prepared on a going-concern basis and do not include any adjustments that might result if the Company were unable to continue as a going concern.

Note 2. Accounting and Reporting Policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company, all entities that are wholly owned by the Company, and all entities in which the Company has a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassification

Certain balances in the consolidated financial statements for the year ended December 31, 2024 have been reclassified to conform to the presentation in the consolidated financial statements for the year ended December 31, 2025. In the prior year, the Company separately disclosed salaries and benefits and in the current year the Company has reclassified these costs on the consolidated statement of operations within general and administrative expenses. In addition, security deposits previously included within other assets have been reclassified and presented separately on the consolidated balance sheets. These reclassifications had no effect on the Company’s previously reported results of operations, changes in temporary and stockholders’ equity, or cash flows.

Use of estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from such estimates. Significant items subject to such estimates and assumptions include the Company’s long-lived assets, intangibles assets, the useful lives of the Company’s intangible assets, the valuation of stock-based compensation, warrant liabilities, derivative liabilities, deferred tax assets and liabilities, income tax uncertainties, and other contingencies.

Cash and cash equivalents

The Company maintains cash in checking and money market accounts with financial institutions. The Company has established guidelines relating to the diversification and maturities of its investments in order to minimize credit risk and maintain high liquidity of funds. The Company considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents. The Company had $7 and $11 of such investments as of December 31, 2025 and 2024, respectively.

Accounts Receivables

Accounts receivables are reported at their outstanding unpaid principal balances, net of allowances for credit loss. The Company periodically assesses its accounts and other receivables for collectability on a specific identification basis. The Company provides for an allowance for credit loss based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. Payments are generally due within 30 days of invoice. The Company writes off accounts receivable against the allowance for credit loss when a balance is determined to be uncollectible. During the years ended December 31, 2025 and 2024, write-offs and recoveries of accounts receivable were de minimis. The allowance for credit losses on accounts receivable was also de minimis as of December 31, 2025 and 2024.

The Company estimates its allowance for credit losses using a historical loss rate approach, adjusted for current economic conditions and forward-looking information when relevant. The methodology considers the aging of receivables, the creditworthiness of customers, and macroeconomic trends. There were no significant changes to estimation techniques or assumptions during the periods presented.

Inventory

All inventory, which are all finished goods, is valued at the lower of cost or net realizable value. Cost is determined using a weighted-average cost method.

Intangible assets

Intangible assets include customer relationships, trade names, and technology, which were primarily acquired as part of the acquisition of XpresSpa in December 2016 and Naples Wax Center in 2023 and were recorded based on the estimated fair value in purchase price allocation.

The Company’s intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The fair value is then compared to the carrying value and an impairment charge is recognized by the amount in which the carrying value exceeds the fair value of the asset. In assessing the recoverability of the Company’s intangible assets, the Company must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. During the years ended December 31, 2025 and 2024, the Company recognized impairment of intangible assets of $620 and $5 respectively.

Property and Equipment

Property and equipment are recorded at historical cost and primarily consists of leasehold improvements, furniture and fixtures, and other operating equipment. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the lease term or economic useful life. Maintenance and repairs are charged to expense, and renovations or improvements that extend the service lives of the Company’s assets are capitalized over the lesser of the extension period or life of the improvement.

Impairment of long-lived assets

Long-lived assets are tested for impairment at the lowest level at which there are identifiable operating cash flows, which is at the individual airport location for the XpresSpa, XpresTest and Naples Wax businesses. The Company’s long-lived assets consist primarily of leasehold improvements and the right to use lease assets for each of its airport locations and off-airport Naples Wax locations (considered the asset groups). The Company reviews its long-lived assets for recoverability when events or changes in circumstances indicate that the carrying value of long-lived assets may not be recoverable. If indicators are present, the Company performs a recoverability test by comparing the sum of the estimated undiscounted future cash flows attributable to the asset group in question to its carrying amount. An impairment loss is recognized if it is determined that the long-lived asset group is not recoverable and is calculated based on the excess of the carrying amount of the long-lived asset group over the long-lived asset groups fair value. The Company estimates the fair value of long-lived assets using present value income approach. Future cash flow was calculated based on forecasts over the estimated remaining useful life of the asset group, which for each of the Company’s locations is the remaining term of the operating lease.

The Company identified triggering events and completed an assessment of long-lived assets for impairment. Based upon the results of the impairment test, the Company recorded an impairment expense related to property and equipment and right of use lease assets during the year ended December 31, 2025 of $2,529, and $1,736 respectively, which is recorded in Impairment of long-lived assets and Impairment of operating lease right-of-use assets, respectively, on the consolidated statements of operations and comprehensive loss related to the Company’s Naples Wax and Spa locations.

The Company recorded impairment expense related to property and equipment and intangibles of $1,711 during the year ended December 31, 2024. Additionally, the Company recorded an impairment expense related to operating lease right of use assets of $2,805 during the year ended December 31, 2024. The impairment charges are recorded in Impairment of long-lived assets and Impairment of operating lease right-of-use assets, respectively, on the consolidated statements of operations and comprehensive loss. The expense was primarily related to the impairment of leasehold improvements made to the Company’s Treat and Spa locations and its operating lease right of use assets where management determined that the locations discounted future cash flows were not sufficient to recover the carrying value of these assets over the remaining lease term.

Leases

The right of use asset (“ROU”) on the Company’s consolidated balance sheets represents a lessee’s right to use an asset over the life of a lease. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received. The amortization period for the right of use asset is from the lease commencement date to the earlier of the end of the lease term or the end of the useful life of the asset. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected to exclude all short-term leases (i.e. leases with terms of 12 months or less) from recognition on the balance sheet.

The Company’s lease liabilities are determined by calculating the present value of all future lease payments using the rate implicit in the lease if it can be readily determined, or the lessee’s incremental borrowing rate. The Company uses its incremental borrowing rate at the inception of the lease to determine the present value of future lease payments as the rate implicit in its leases cannot be readily determined

Certain leases provide for contingent rents that are not measurable at inception. These contingent rents are primarily based on a percentage of sales that are in excess of a predetermined level, an increase based on a change in the consumer price index or fair market value. These amounts are excluded from the calculation of the right of use asset and lease liability under ASC 842. Minimum rent under these leases is included in the determination of rent expense when it is probable that the expense has been incurred and the amount can be reasonably estimated.

Restricted cash

Restricted cash, which is listed as a separate line item in the consolidated balance sheets, represents balances at financial institutions to secure bonds and letters of credit as required by the Company’s various lease agreements.

Equity investments

Equity investments are carried at fair value with the changes in fair value recorded in the consolidated statement of operations and other comprehensive loss in accordance with ASU 2016-01. The Company performs a qualitative assessment on an annual basis and recognizes impairment if there are sufficient indicators that the fair value of the investment is less than the carrying value. As of the year ended December 31, 2025 and 2024, there were no indicators of impairment.

Revenue recognition

XpresSpa and Naples Wax Center

The Company recognizes revenue from the sale of products and services when the services are rendered at XpresSpa and Naples Wax Centers locations and from the sale of products at the time products are purchased at the Company’s stores or online usually by credit card, net of discounts and applicable sales taxes. Accordingly, the Company recognizes revenue for the Company’s single performance obligation related to both in-store and online sales at the point at which the service has been performed or the control of the merchandise has passed to the customer. The Company recognizes revenue from Priority Pass services when an invoice is generated to Priority Pass detailing the number of services performed multiplied by the agreed upon price.

XpresTest

XpresTest began conducting bio surveillance monitoring in 2021 in collaboration with the Centers for Disease Control and Prevention (“CDC”) and Concentric by Ginkgo Bioworks Holdings, Inc. (“Ginkgo Bioworks”). The program was renewed through August 2024. Revenue recognized from such one-year extension totaled approximately $7,044. In January 2024, the program funding and scope were expanded, resulting in an additional $4,000 of revenue, including new collection locations at U.S. international airports and the roll out of multi-pathogen testing across the program. In July 2024, the contract was further amended to extend the time period for services by two weeks (extension period August 12, 2024 to August 25, 2024). An increase of $293 in revenue for the two week extension brought total revenue to $11,337. The program was again extended in August 2024 through February 25, 2025. The funding was expanded with a revenue increase of $3,763. In February 2025, the program was extended through a three-year contract with a total base value of $22,200 over three years, and a maximum ceiling value of $24,800 within the same timeframe, which represents the amount of consideration that we are entitled. The Company recognizes revenue ratably (straight line basis) over the term of the contract (three years).

The Company recorded $6,984 and $11,123, in revenue for the years ended December 31, 2025 and 2024, respectively, related to sample collection performance obligations because the Company’s efforts towards satisfying each of the performance obligations are expended evenly throughout the period of performance. As of December 31, 2025, the Company had $289 of revenue billed in advance related to XpresTest services, which was recorded as deferred revenue on the Company’s consolidated balance sheets.

HyperPointe

The Company’s HyperPointe business provided a broad range of services and support options for HyperPointe’s customers, including technical support services and advanced services. Technical support services represent the majority of these offerings which are distinct performance obligations that are satisfied over time. The Company applied the right-to-invoice practical expedient and recognizes revenue in the amount it is entitled to invoice when that amount corresponds directly with the value of the performance to date. Advanced services are distinct performance obligations that are satisfied over time with revenue recognized as services are delivered. Revenue billed in advance are treated as deferred revenue which was $0 and $181 as of December 31, 2025 and 2024, respectively. As of December 31, 2025, the HyperPointe unit was no longer operating. The Company excludes all sales taxes assessed to our customers from revenue. Sales taxes assessed on revenues are included in Accrued expenses and other current liabilities on the Company’s consolidated balance sheets until remitted to state agencies.

Gift cards, customer rewards and prepaid packages

XWELL offers no-fee, non-expiring gift cards to its customers. No revenue is recognized upon issuance of a gift card and a liability is established for the gift card’s cash value. The liability is relieved, and revenue is recognized upon redemption by the customer. As the gift cards have no expiration date, there is no provision for the reduction in the value of unused card balances.

In addition, XWELL maintains a rewards program in which customers earn loyalty points, which can be redeemed for future services. Loyalty points are rewarded upon joining the loyalty program, for customer birthdays, and based upon customer spending. When a customer redeems loyalty points, the Company recognizes revenue for the redeemed cash value and reduces the related loyalty program liability. In 2023, the Company adopted a formal expiration policy whereby any loyalty members with inactivity for an 18-month period will forfeit any unused loyalty rewards.

The costs associated with gift cards and reward points are accrued as the rewards are earned by the cardholder and are included in Accrued expenses and other current liabilities in the consolidated balance sheets until used.

Naples Wax Center offers prepaid wax packages that are either unlimited for one year or a set number of services. When the packages are purchased, the sales are recorded as deferred revenue. As services related to prepaid packages are used, revenue is recognized as income. The deferred revenue was $837 and $956 for the year ended December 31, 2025 and 2024, respectively.

Segment reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who reviews the financial performance and the results of operations of the segments prepared in accordance with U.S. GAAP when making decisions about allocating resources and assessing performance of the Company. The Company currently has three reportable operating segments: XpresSpa. XpresTest and Naples Wax Center. See Note 13. Segment Information.

There are currently no intersegment revenues. Asset information by operating segment is presented below Note 13 since the chief operating decision maker reviews this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s audited consolidated financial statements.

Pre-opening costs

Pre-opening and start-up activity costs, which include rent and occupancy, supplies, advertising, and other direct expenses incurred prior to the opening of a new store, are expensed in the period in which they are incurred.

Cost of sales

Cost of sales consists of location operating costs. These costs include all costs that are directly attributable to the location’s operations and include:

•	payroll and related benefits for the location’s operations and management;

•	rent, percentage rent and occupancy costs;

•	the cost of merchandise and testing supplies;

•	freight, shipping and handling costs;

•	production costs;

•	inventory shortage and valuation adjustments; and

•	costs associated with sourcing operations.

Stock-based compensation

Stock-based compensation is recognized as an expense in the consolidated statements of operations and comprehensive loss and such cost is measured at the grant-date fair value of the equity-settled award. The fair value of stock options is estimated as of the date of grant using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The fair value of Restricted Stock Units (“RSUs”) is calculated as of the date of grant using the grant date closing share price multiplied by the number of RSUs granted. The expense is recognized on a straight-line basis, over the requisite service period. The Company uses the simplified method to estimate the expected term of options due to insufficient history and high turnover in the past. Expected volatility is estimated based on a weighted average historical volatility of the Company. The risk-free rate for the expected term of the option is based on the United States Treasury yield curve as of the date of grant. The Company recognizes forfeitures as they occur. The Company issues new stock to deliver shares under its Equity Plan.

Preferred Stock

The Company records shares of convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The Company concluded that the Company’s Series G Convertible Preferred Stock, par value $0.01 per share (“Series G Preferred Stock”), is more akin to a debt-type instrument than an equity-type instrument, therefore certain embedded features were deemed to not be clearly and closely related to the debt host instrument and were bifurcated as a derivative under ASC 815. The Company has applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified the Series G convertible preferred stock as mezzanine equity as it redeemable in quarterly installments. The Company adjusts the carrying values of the convertible preferred stock by accreting the discount and accruing dividends to state the convertible preferred stock at redemption value each reporting period.

Modifications and Exchanges of Preferred Stock

Changes to the terms of the Company’s convertible preferred stock or exchanges of shares of the Company’s convertible preferred stock are assessed to determine whether the changes or exchange should be accounted for as a modification or an extinguishment. This assessment can be done either qualitatively or quantitatively based upon the significance of the change.

If the assessment results in an extinguishment, then the difference between the fair value of the new or modified preferred stock and other consideration exchanged and the carrying value of the original preferred stock is recognized in equity as a deemed dividend. The difference is also recognized as an adjustment to earnings available to common stockholders for purposes of calculating earnings per share.

Convertible Debt

The Company accounts for convertible debt in accordance with ASC 470-20, Debt - Debt with Conversion and Other Options (“ASC 470-20”). Convertible debt instruments are evaluated at issuance to determine whether they contain embedded features that require bifurcation as derivatives or equity components. If an embedded feature meets the criteria for derivative accounting under ASC 815 it is bifurcated and recorded separately at fair value, with subsequent changes in fair value recognized in earnings.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as assets or liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as assets, liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be liability classified and recorded at their initial fair value on the date of issuance and remeasured at fair value and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations.

Modification of warrants

The Company applies the guidance in ASC 815-40 to account for warrants that are liability classified that are subsequently modified resulting in a reclassification to equity. The warrants are remeasured at fair value on the modification date, the change in fair value is recognized as a non-cash gain or loss on the consolidated statements of operations, and the warrants are reclassified to additional paid-in capital.

Basic and Diluted Net Loss per Common Share

The Company computes basic and diluted net loss per share under the two-class method required for participating securities. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Basic and diluted net loss for common stock equivalents is computed by dividing the dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share includes potentially dilutive securities outstanding for the period. Because the impact of these items is anti-dilutive during periods of net loss, there was no difference between the Company’s basic and diluted net loss per stock of Common Stock for the years ended December 31, 2025 and 2024.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the consolidated balance sheet. The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Translation into United States dollars

The Company conducts certain transactions in foreign currencies, such as the Euro, Turkish Lira and United Arab Emirates Dirham, which are recorded at the exchange rate as of the transaction date. All exchange gains and losses occurring from the remeasurement of monetary balance sheet items denominated in non-dollar currencies are deemed non-operating income in the consolidated statements of operations and comprehensive loss. During the years ended December 31, 2025 and 2024, the Company recorded $654 and $259 respectively, in exchange losses occurring from the remeasurement of monetary balance sheet items denominated in non-dollar currencies.

Accounts of the foreign subsidiaries of XpresSpa are translated into United States dollars. Assets and liabilities have been translated primarily at year end exchange rates and revenues and expenses have been translated at average monthly rates for the year. The translation adjustments arising from the use of different exchange rates are included as foreign currency translation within the consolidated statements of operations and comprehensive loss and consolidated statements of changes in stockholders’ equity.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not more likely than not to be realized. Tax benefits related to excess deductions on stock-based compensation arrangements are recognized when they reduce taxes payable.

In assessing the need for a valuation allowance, the Company looks at cumulative losses in recent years, estimates of future taxable earnings, feasibility of tax planning strategies, the ability to realize tax benefit carryforwards, and other relevant information. Valuation allowances related to deferred tax assets can be impacted by changes to tax laws, changes to statutory tax rates and future taxable earnings. Ultimately, the actual tax benefits to be realized will be based upon future taxable earnings levels, which are very difficult to predict. If actual results differ from these estimates in future periods, the Company will be required to adjust the valuation allowance.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company had no uncertain tax positions as of December 31, 2025 and 2024.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2025 and 2024, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.

Noncontrolling interests

Noncontrolling interests represent the noncontrolling holders’ percentage share of earnings or losses from; i) the subsidiaries, in which the Company holds a majority, but less than 100%, ownership interest, ii) Variable Interest Entities, where the Company is a primary beneficiary and the results of which are included in the Company’s consolidated statements of operations and comprehensive loss. Net loss attributable to noncontrolling interests represents the proportionate share of the noncontrolling holders’ ownership in certain subsidiaries of XpresSpa and of XpresTest.

Commitments and contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Legal costs expected to be incurred in connection with a loss contingency are expensed as incurred.

Goodwill

Goodwill represents the cost of a business acquisition in excess of the fair value of the net assets acquired. Goodwill is not amortized and is reviewed for impairment annually, or more frequently if facts and circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. If it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the company performs a quantitative test to identify and measure the amount of goodwill impairment loss. The Company compares the fair value of the reporting unit with its carrying amount. If the carrying amount exceeds fair value, goodwill of the reporting unit is considered impaired, and that excess is recognized as a goodwill impairment loss.

During the year ended December 31, 2025, the Company recorded $1,389 of goodwill impairment loss. During the year ended December 31, 2024, the Company did not record any goodwill impairment loss.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses amounted to approximately $707 and $550 for the years ended December 31, 2025 and 2024, respectively.

Fair value measurements

The Company measures fair value in accordance with ASC 820-10, Fair Value Measurements and Disclosures. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received by selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820-10 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Recently adopted accounting pronouncements

ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company adopted ASU 2023-09 for the year ended December 31, 2025 on a prospective basis; adoption did not affect the amounts recognized in the consolidated financial statements, and the Company has updated its income tax disclosures to reflect the new requirements, including expanded effective tax rate reconciliation categories and disaggregation of income taxes paid by jurisdiction.

Recently Issued Accounting Standards

ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures

In November 2024, the FASB issued ASU 2024-03, which requires public business entities to disclose, on an annual and interim basis, disaggregated information about certain income statement expense line items in the notes to the financial statements. Public business entities are required to apply the guidance prospectively and may elect to apply it retrospectively. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the effect of adopting this new accounting pronouncement.

ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, which amends ASC 326-20 to provide a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. The practical expedient permits all entities to assume that current conditions as of the balance sheet date do not change for the remaining life of the asset. The amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

ASU 2025-11, Interim Reporting (Topic 270) Narrow-Scope Improvements

In December 2025, the FASB issued ASU 2025-11, which is intended to clarify the applicability of interim reporting guidance and addresses the form and content of interim financial statements and interim disclosure requirements. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

Note 3. Net earnings/(loss) per Share of Common Stock

The table below presents the computation of basic and diluted (losses)/net earnings per common share:

	Year ended
	December 31,
	2025	2024
Basic numerator:
Net loss attributable to XWELL, Inc.	$(16,991)	$(16,853)
Less: preferred stock dividends	(509)	—
Less: preferred stock accretion	(4,000)	—
Less: deemed dividend on warrant exchange	(2,334)
Less: deemed dividend on Exchange of Series G Preferred Stock	(4,399)
Net loss attributable to common shareholders	$(28,233)	$(16,853)
Basic denominator:
Basic weighted average shares outstanding	5,560,015	4,610,940
Basic loss per share	$(5.08)	$(3.66)

Net loss per share data presented above excludes from the calculation of diluted net loss, the following potentially dilutive securities, having an anti-dilutive impact, in case of net loss
Both vested and unvested options to purchase an equal number of shares of Common Stock	921,267	539,799
Unvested RSUs to issue an equal number of shares of Common Stock	55,000	30,000
Series A and Series B warrants to purchase shares of Common Stock	9,045,000	—
Series G Convertible Preferred Stock on an as converted basis	379,640	—
Convertible notes payable on an as converted basis	4,303,880	—
Total number of potentially dilutive securities excluded from the calculation of loss per share attributable to common shareholders	14,704,787	569,799

In accordance with ASC 260, 35,000 RSUs that were fully vested on December 31, 2025 were included in basic and dilutive earnings per share as there were no remaining contingencies for these shares to be issued as of December 31, 2025.

Note 4. Cash, Cash Equivalents, and Restricted Cash

	December 31, 2025	December 31, 2024
Cash denominated in United States dollars	$1,100	$2,145
Cash denominated in currency other than United States dollars	1,451	2,160
Restricted cash	251	751
Credit and debit card receivables	66	245
Total cash, cash equivalents and restricted cash	$2,868	$5,301

The Company places its cash and temporary cash investments with credit quality institutions. At times, such cash denominated in United States dollars may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. If the Company were to distribute the amounts held overseas, the Company would need to follow an approval and distribution process as defined in its operating and partnership agreements, which may delay and/or reduce the availability of that cash to the Company.

Note 5. Other Current Assets

As of December 31, 2025 and 2024, the Company’s other current assets were comprised of the following:

	December 31, 2025	December 31, 2024
Prepaid expenses	$1,217	$1,190
Other	—	56
Total other current assets	$1,217	$1,246

Prepaid expenses are predominantly comprised of financed and prepaid insurance policies and IT hosting services, which have terms of one year or less.

Note 6. Property and Equipment

Property and equipment are comprised of three categories: leasehold improvements, furniture and fixtures, and other operating equipment as of December 31, 2025 and 2024 as follows:

	December 31,	December 31,
	2025	2024	Useful Life
Leasehold improvements	$6,094	$4,566	Average 5-8 years
Furniture and fixtures	468	359	3-4 years
Other operating equipment	1,028	722	Maximum 5 years
	7,590	5,647
Accumulated depreciation	(5,925)	(3,838)
Total property and equipment, net	$1,665	$1,809

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the shorter of the remaining lease term or economic useful life, which is on average 5 to 8 years.

The fair values of the Company’s asset groups were determined using the income approach. The income approach incorporated the use of a discounted cash flow method in which the estimated future cash flows and terminal values for the Company were discounted to the present value using a discount rate. Cash flow projections are based on management’s estimates of economic and market conditions which drive key assumptions of revenue growth rates, operating margins, capital expenditures and working capital requirements. The discount rate in turn is based on the specific risk characteristics of the Company, the weighted average cost of capital and its underlying forecast.

The Company performed assessments of its property and equipment for impairment for the years ended December 31, 2025 and 2024 and based upon the results of the impairment tests, the Company recorded impairment of approximately $2,529, and $1,706, respectively, which is included in Impairment of long-lived assets on the consolidated statements of operations and comprehensive loss. The impairment expense is primarily related to the underperformance of the Company’s various Naples Wax locations in 2025 and the Company’s various Spa locations in domestic and international airports in 2024. The impairment related to property and equipment is included within the accumulated amortization of the above schedule.

During the years ended December 31, 2025 and 2024, the Company recorded depreciation expense of $560 and $622, respectively.

Note 7. Intangible Assets

The following table provides information regarding the Company’s intangible assets, which consist of the following:

	December 31, 2025			December 31, 2024
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Trade names	$200	$(200)	$—	$200	$(29)	$171
Customer relationships	1,012	(1,012)	—	1,012	(441)	571
Software	2,583	(2,482)	101	2,583	(2,302)	281
Total intangible assets	$3,795	$(3,694)	$101	$3,795	$(2,772)	$1,023

The Company’s trade names and customer relationships relate to the Naples Wax Center, software relates to certain capitalized third-party costs related to a new website and a point-of-sale system, and licenses relate to certain capitalized costs of foreign acquisition.

In the year ended December 31, 2025, the Company recorded an impairment of $620 related to trade names and customer relationships which is included in Impairment of long-lived assets on the consolidated statement of operations and comprehensive loss. The impairment expense primarily relates to intangible assets of Naples Wax. The impairment related to intangibles is included within the accumulated amortization of the above schedule. In the year ended December 31, 2024, the Company identified a triggering event and recorded an impairment of $5 related to Licenses which is included in Impairment of long-lived assets on the consolidated statement of operations and comprehensive loss.

The fair values of the Company’s long-lived assets were determined using the income approach. The income approach incorporated the use of a discounted cash flow method in which the estimated future cash flows and terminal values for the Company were discounted to the present value using a discount rate. Cash flow projections are based on management’s estimates of economic and market conditions which drive key assumptions of revenue growth rates, operating margins, capital expenditures and working capital requirements. The discount rate in turn is based on the specific risk characteristics of the Company, the weighted average cost of capital and its underlying forecast.

The Company’s intangible assets are amortized over their expected useful lives, which are six years for trade names and one and three years for software, whereas the intangibles obtained because of the Naples Wax Center acquisition have an estimated life of 5 to 12 years. During the years ended December 31, 2025 and 2024, the Company recorded amortization expense of $302 and $316, respectively. The remaining intangibles balance of $101 will be fully amortized during 2026.

Note 8. Leases

The Company leases spa and clinic locations at various domestic and international airports. Additionally, the Company leases its corporate office in New York City and other off airport locations in various US cities. Leases entered into by the Company are accounted for in accordance with ASC 842. The Company determines if an arrangement is a lease at inception and if it qualifies under ASC 842. The Company’s lease arrangements generally contain fixed payments throughout the term of the lease and most also contain a variable component to determine the lease obligation where a certain percentage of sales is used to calculate the lease payments. The Company enters into leases that expire, are amended and extended, or are extended on a month-to-month basis. Leases are not included in the calculation of the total lease liability and the right of use asset when they are month-to-month.

All qualifying leases held by the Company are classified as operating leases. Operating lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company records its operating lease assets and liabilities based on required guaranteed payments under each lease agreement. The Company uses its incremental borrowing rate, which approximates the rate at which the Company can borrow funds on a secured basis, using the information available at commencement date of the lease in determining the present value of guaranteed lease payments. The interest rate implicit in the lease is generally not determinable in transactions where a company is the lessee.

The Company reviews all of its existing lease agreements to determine whether there were any modifications to lease agreements and to assess if any agreements should be accounted for pursuant to the guidance in ASC 842. If a lease is deemed to be modified, the operating lease ROU asset and lease liability is re-measured using the current incremental borrowing rate. There were various lease modifications that occurred for the years ended December 31, 2025 and 2024.

During the year ended December 31, 2024, the Company’s Treat Salt Lake City International Airport (“SLC”) location was terminated. When a termination occurs, the Company remeasures the related operating lease right of use asset and lease liability and recognizes those adjustments in the consolidated statements of operations and comprehensive loss. Since the related operating right of use asset was fully impaired for the Treat SLC location at the time of the termination, the Company recognized a gain from lease termination of approximately $655 as a result of this termination.

During the year ended December 31, 2025, the Company’s Treat Studios location was terminated. Since the related operating right of use asset was fully impaired for the Treat Studios location at the time of termination, the Company recognized a gain from lease termination of approximately $410 as a result of this termination.

During the year ended December 31, 2025, there was an increase to the lease term for the XWELL corporate headquarters, located at 254 West 31st Street, New York, which has been accounted for as a lease renewal. A new operating lease right-of-use asset and lease liability were measured at the renewal date, resulting in an right-of-use asset and lease liability of $200.

During the year ended December 31, 2025, there was an increase to the lease term for the XpresSpa Las Vegas Airport lease, which has been accounted for as a lease modification. The operating lease right-of-use asset and liability were remeasured at the modification date, resulting in an increase to both balances of $80.

The following is a summary of the activity in the Company’s current and long-term operating lease liabilities for the year ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(2,930)	$(3,480)
Leased assets obtained in exchange for new and modified operating lease liabilities	$283	$3,257

As of December 31, 2025, future minimum operating leases commitments are as follows:

Calendar Years ending December 31,	Amount
2026	$2,371
2027	2,211
2028	1,700
2029	1,402
2030	1,243
Thereafter	1,610
Total future lease payments	10,537
Less: interest expense at incremental borrowing rate	(1,640)
Net present value of lease liabilities	$8,897

Other assumptions and pertinent information related to the Company’s accounting for operating leases are:

Weighted average remaining lease term:	5.30	years
Weighted average discount rate used to determine present value of operating lease liability:	6.67%

Cash paid for minimum annual rental obligations for the years ended December 31, 2025 and 2024, were $2,272 and $1,668, respectively.

Variable lease payments calculated monthly as a percentage of a product and services revenue were $1,396 and $1,330 for the years ended December 31, 2025 and 2024, respectively.

Rent expense for operating leases for the years ended December 31, 2025 and 2024 were $2,995 and $3,110 respectively.

The Company performed assessments of its right of use lease assets for impairment for the years ended December 31, 2025 and 2024. Based upon the results of the impairment tests, the Company recorded impairment expenses of approximately $1,736 and $2,805 which is included in Impairment of operating lease right-of-use assets on the consolidated statement of operations and comprehensive loss for the years ended December 31, 2025 and 2024 respectively.

Note 9. Stockholders’ Equity (deficit) and Warrants

Private Placement

On January 14, 2025, XWELL, Inc. entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 4,000 shares of the Company’s newly-designated Series G Convertible Preferred Stock, with a par value of $0.01 per share and a stated value of $1,000 per share, initially convertible into up to 2,673,797 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price of $1.496 per share (the “Preferred Stock”), (ii) Series A warrants to acquire up to an aggregate of 2,673,797 shares of Common Stock (the “Series A Warrants”) at an exercise price of $1.496 per share, and (iii) Series B warrants to acquire up to an aggregate of 2,673,797 shares of Common Stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”) at an exercise price of $1.7952 per share (collectively, the “Private Placement”).

The closing of the Private Placement occurred on January 14, 2025 (the “Closing Date”). The Private Placement unit described above had a purchase price of $1,000 per unit and aggregate gross proceeds from the Private Placement were $4,000. The Company used the net proceeds from the Private Placement for general corporate purposes.

The Company engaged GP Nurmenkari Inc. (the “Placement Agent”) to act as the placement agent in connection with the Private Placement. Pursuant to an Engagement Letter with the Placement Agent, the Company paid to the Placement Agent a cash fee equal to 2% of gross proceeds of the Private Placement.

Transaction costs totaling approximately $255 were incurred related to the Private Placement consisting of cash expenses for placement agent fees, legal fees, and accounting costs related to the financing. These cost were proportionately allocated to the Series G Convertible Preferred Stock and the Warrants based on the allocated gross proceeds of the instruments. Accordingly, none of the transaction costs were allocated against the carrying value of the Preferred Stock and the total of approximately $255 of transaction costs were immediately expensed related to the Warrants which are accounted for as liabilities in accordance with ASC 815,which is included as a component of loss on issuance of Series G Preferred Stock on the consolidated statement of operations. Net proceeds from the Private Placement totaled $3,745.

In connection with the private placement consummated on January 14, 2025, the Company and the investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a resale registration statement (the “Registration Statement”) with the SEC and to have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement). The Company is obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement. The Registration Statement was filed on February 7, 2025. Following a series of waivers and amendments to the Registration Rights Agreement to extend the effectiveness date of the Registration Statement by and between the Company and the investors, the Registration Statement was declared effective on June 30, 2025.

Pursuant to the Registration Rights Agreement, the Company shall pay to each holder of Registrable Securities (as defined in the Registration Rights Agreement) relating to such Registration Statement an amount in cash equal to 2% of such investor’s respective purchase price (as defined in the Securities Purchase Agreement) on the closing date (1) on the date of such filing failure, effectiveness failure, maintenance failure, or current public information failure, as applicable, and (2) on every 30 day anniversary of (I) a filing failure until such filing failure is cured; (II) an effectiveness failure until such effectiveness failure is cured; (III) a maintenance failure until such maintenance failure is cured; and (IV) a current public information failure until the earlier of (i) the date such current public information failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, prorated for periods totaling less than 30 days) (such payments to which a holder of Registrable Securities shall be entitled pursuant to the Registration Rights Agreement, the “Registration Delay Payments”). Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any 30 day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third business day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of one and 1.5% per month (prorated for partial months) until paid in full.

Series G Convertible Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations (the “Certificate of Designations”). The Preferred Stock are convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.496 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). The Company is required to redeem the Preferred Stock in six (6) equal quarterly installments, commencing on July 1, 2025. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 107% of the applicable Installment Redemption Amount (as defined in the Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the lower of (i) $0.167 and (ii) 20% of the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) (the “Floor Price”), and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

The holders of the Preferred Stock are entitled to dividends of 8% per annum, compounded each calendar quarter, which are payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the stated value of such Preferred Stock remained outstanding through and including the one-year anniversary of the applicable date of conversion. The Company is required to maintain unrestricted cash and cash equivalents on hand in an amount equal to at least 200% of the sum of the stated value, accrued dividends, dividend make-whole payments payable, and any other required amounts payable pursuant to the Certificate of Designations for all outstanding shares of Preferred Stock. The holders of the Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Stock is entitled to be calculated assuming a conversion price of $1.36 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock or as part of any amortization payment or dividend make-whole payment under the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events, including, among other things, the Company’s failure to pay any amounts due to the holders of the Preferred Stock when due. In connection with a Triggering Event, each holder of Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Preferred Stock at a premium set forth in the Certificate of Designations.

The Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument and met the requirements for bifurcation: 1) certain contingent redemption options, 2) variable share-settled conversions, and 3) certain contingent penalty features. These bifurcated derivative features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statement of Operations. The Company estimated the $1,315 fair value of the bifurcated embedded derivative at issuance using a Monte Carlo simulation, with the following inputs: the fair value of the Company’s common stock of $1.37 on the issuance date, estimated equity volatility of 86.0%, the time to maturity of 2.0 years, a discounted market interest rate of 6.4%, a risk-free rate of 4.28%, dividend rate of 8.0%, a penalty dividend rate of 15.0%, and probability of default of 9.9%. The fair value of the bifurcated derivative liability was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

The discount to the fair value is included as a reduction to the carrying value of the Series G Preferred Shares. During the year ended December 31, 2025, the Company recorded a total discount of $4,000 upon issuance of the Series G Preferred Shares, which was comprised of the issuance date fair value of the associated embedded derivative of $1,315 and the remaining $2,685 of gross proceeds after allocation to the derivative liability which represents the portion of the Warrant liability allocated to the discount. At issuance it was deemed probable that the Series G Preferred Shares will become redeemable, and thus the Company will accrete the carrying value of the Series G Preferred Shares to their redemption value over the expected life of the instruments pursuant to ASC 480-10-S99-3A utilizing the effective interest method. As the fair value of the liabilities required to be subsequently measured at fair value exceeded the net proceeds received, the Company recognized the excess of the fair value over the net proceeds received as a component of the loss upon issuance of preferred stock of $3,188 which is included in other income (expense) in the consolidated statement of operations.

As of December 31, 2025, the Company had notified the investors of its intention to redeem installments due in cash and recorded a liability of $538 representing the cash payable to investors which includes $490 of the stated value of the Series G Preferred Shares, $13 of accrued dividends payable of dividends, and $35 of cash premiums which was recognized as a deemed dividend. During the year ended December 31, 2025, the Company redeemed a total of 1,510 Series G Preferred Shares for cash equal to $1,794 and issued 304,621 shares of Common Stock, elected pursuant to the terms of the Series G Certificate of Designations, worth $177.

During the year ended December 31, 2025, the Company recognized a total of $509 of preferred dividends consisting of $267 of preferred dividends at the stated dividend rate and $242 of cash premiums recognized as deemed dividends.

Warrants

Pursuant to the Private Placement, the Company issued (i) the Series A Warrants to acquire up to an aggregate of 2,673,797 shares of Common Stock at an exercise price of $1.496 per share, and (ii) the Series B Warrants to acquire up to an aggregate of 2,673,797 shares of Common Stock at an exercise price of $1.7952 per share.

On January 14, 2025, the Company assessed the Warrants under ASC 815 and determined that the Warrants should be classified as liabilities as they do not meet the requirements to be considered indexed to the Company’s own stock, due to the presence of certain Stockholder Approval-related provisions in the Warrants which potentially adjust the settlement value in conjunction with the Stockholder Approval event. Additionally, the Warrants include a provision related to certain tender or exchange offers which further preclude the Warrants from being accounted for as equity. As such, the Company recorded the Warrants as a liability at fair value with subsequent changes in fair value recognized in earnings. The Company utilized the Black Scholes Model to calculate the value of the Warrants issued on issuance. The fair value of the Warrants of approximately $5,900 was estimated at January 14, 2025 utilizing the Black Scholes Model using the following weighted average assumptions: the fair value of the Company’s common stock per share of $1.37; remaining term of 5 years; equity volatility of 114.0%; and a risk-free interest rate of 4.49%.

On May 16, 2025, the Company entered into an omnibus amendment (the “Warrant Amendment”) with each of the holders of the Series A Warrants and Series B Warrants. The Warrant Amendment makes certain adjustments to the definition of a “Fundamental Transaction” in each of the Warrants, as described in the Warrant Amendment, including changing the scope of the definition applicable to tender or exchange offers that the Company makes, allows one or more Subject Entities (as defined in the Warrant Agreement) to make, or allows the Company to be subject to, to require such a tender or exchange offer to represent more than 50% of the outstanding voting power of the Company. Further, the Warrant Amendment modifies certain terms of the Warrants relating to the rights of the holders in the event of a Fundamental Transaction (as defined in each of the Series A Warrants and Series B Warrants, and as each amended by the Warrant Amendment) that is not within the Company’s control, including that upon a Fundamental Transaction not being approved by the Company’s Board of Directors, the holders of the Warrants shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in each of the Series A Warrants and Series B Warrants and as each amended by the Warrant Amendment, as described below) of the unexercised portion of such Warrants, that is being offered and paid to the holders of the Company’s Common Stock. In addition, the Amendment revises the definition of Black Scholes Value related to the volatility input which is now an expected volatility equal to the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the date of a holder’s request. The Warrant Amendment resulted in the reclassification of the Warrants as equity, rather than liability, as upon reassessment, the Company concluded that the Warrants now met the requirements to be considered indexed to the Company’s own stock and eligible for equity classification under ASC 815-40. The Company utilized the Black Scholes Model to calculate the value of the Warrants on the modification date. The fair value of the Warrants of approximately $2,658 was estimated at May 16, 2025 utilizing the Black Scholes Model using the following weighted average assumptions: the fair value of the Company’s common stock per share of $0.91; remaining term of 4.67 years; equity volatility of 82.0%; and a risk-free interest rate of 3.97%. On May 16, 2025, the $2,658 fair value of the warrants was reclassified to additional paid-in-capital (APIC) on the consolidated statements of changes in temporary equity and stockholders’ equity and does not require remeasurement moving forward.

During the year ended December 31, 2025, the Company recorded a gain of approximately $3,215 related to the change in fair value of the warrant liability, prior to reclassification, which is recorded in other income (expense) on the consolidated statements of operations.

November 2025 Securities Exchange and Amendment

On November 3, 2025, the Company entered into a Securities Exchange and Amendment Agreement (the “Exchange Agreement”) with the Investors, pursuant to which the Company agreed to exchange a portion of the Company’s outstanding shares of Series G Preferred Stock, including all accrued and unpaid dividends thereon equal to approximately $1,800 in aggregate Stated Value, held by the Investors, for senior secured convertible notes (collectively, the “Notes”) in the aggregate principal amount of $3,387 (collectively, the “Exchange”). As a result of the Exchange Agreement, the Company exchanged a total of 1,804 shares of Series G Preferred Stock for the Notes.

In connection with the Exchange, the Company and the Investors agreed to (A) amend certain terms of the Company’s Series G Preferred Stock as set forth in a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations as described below, and (B) amend and restate the Investors’ (i) Series A Warrants (the “Amended and Restated Series A Warrants”) and (ii) Series B Warrants (the “Amended and Restated Series B Warrants” and, collectively with the Amended and Restated Series A Warrants, the “Amended and Restated Warrants”) to (A) reduce the exercise price of the Warrants to $1.00, and (B) add certain anti-dilution provisions such that the exercise price of the Warrants will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price.The Certificate of Amendment amended the Certificate of Designations to (i) reduce the Series G Conversion Price to $1.00, (ii) remove the restrictive covenant requiring the Company to maintain unencumbered, unrestricted cash and cash equivalents on hand in an amount equal to at least 200% of the shares of Common Stock issuable upon conversion of the outstanding shares of Series G Preferred Stock, (iii) amend the definition of “Make-Whole Amount,” such that it now means an amount equal to the amount of additional dividends that would accrue at the dividend rate then in effect assuming for calculation purposes that the Stated Value as of the Closing Date remained outstanding through and including the Maturity Date (as defined in the Certificate of Designations), (iv) add certain provisions such that the Series G Conversion Price will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, or the event of any change in the exercise or conversion price or rate for any such securities previously issued by the Company, at or to a price below the then-applicable Series G Conversion Price (subject to certain exceptions as defined the in the Certificate of Designations), (v) add certain provisions such that the Company and the holder of the shares of Series G Preferred Stock may agree to accelerate the conversion of such shares (including any Deferral Amounts (as defined in the Certificate of Designations)) at a conversion price equal to the lower of (i) the Installment Conversion Price (as defined in the Certificate of Designations) applicable to the current Installment Date and (ii) the greater of the Floor Price and (x) 80% of the dollar volume-weighted average price (“VWAP”) of the Common Stock immediately prior to such acceleration, and (y) the average three daily VWAP during the thirty consecutive trading days immediately prior to such acceleration. These amendments did not result in any changes to the classification of the Series G Convertible Preferred Stock. However, due to the inclusion of certain provisions discussed in item (iv) above, certain conversion features of the surviving Series G Preferred Stock that were previously considered to be indexed to the Company’s common stock may no longer be considered indexed to the Company’s common stock, resulting in an additional feature that is required to be bifurcated and accounted for as a component of the compound embedded derivative liability.

The modification of the Warrants did not result in any changes to the Company’s prior conclusions related to the classification of the Warrants and therefore, the Amended and Restated Warrants remain classified within stockholders’ equity. Accordingly, the Company considers the modification of the Warrants as an equity-for-equity exchange, and therefore the increase in fair value of the Amended and Restated Warrants as a result of the amendments of $2,334 is treated as a deemed dividend which represents a deduction from net loss attributable to common stockholders in the consolidated statement of operations for the year ended December 31, 2025.

The fair value of the Warrants before the modification of $2,181 was estimated at November 10, 2025 utilizing the Black Scholes Model using the following weighted average assumptions: the exercise price of the Series A Warrants and Series B Warrants immediately before the modification of $1.496 and $1.795, respectively; the number of Series A Warrants and Series B Warrants immediately before the modification of 2,673,797 and 2,673,797, respectively; the fair value of the Company’s common stock per share of $0.86; remaining term of 4.18 years; equity volatility of 79.0%; and a risk-free interest rate of 3.59%.

The fair value of the Amended and Restated Warrants after the modification of $4,515 was estimated at November 10, 2025 utilizing the Black Scholes Model using the following weighted average assumptions: the exercise price of the Warrants immediately after the modification of $1.00; the number of Series A Warrants and Series B Warrants immediately after the modification of 4,245,000 and 4,800,000, respectively; the fair value of the Company’s common stock per share of $0.86; remaining term of 4.18 years; equity volatility of 79.0%; and a risk-free interest rate of 3.59%.

Given the economic nature of the transaction in that the Exchange and amendment of the Series G Convertible Preferred Stock was with the same holder of the Series G Convertible Preferred Stock, the Company accounted for these transactions as a single transaction (the “Exchange and Amendment”). The Company determined that the Exchange and Amendment represented an extinguishment of the original Series G Preferred Stock and the issuance of the Notes and reissuance of the Series G Convertible Preferred Stock as amended as new instruments, as the fair value of the Notes, amended Series G Convertible Preferred Stock, and incremental fair value of the Amended and Restated Warrants issued to the Investor were substantially higher than the Series G Convertible Preferred Stock shares that were exchanged.

As a result, immediately prior to extinguishment, the Series G Preferred Shares were adjusted to their redemption value as they became redeemable as a result of the Exchange and Amendment, and accordingly, during the year ended December 31, 2025, the Company recognized accretion of $4,000 as a deduction from net loss attributable to common stockholders in the consolidated statement of operations which represents the entirety of the discount recognized upon the initial issuance of the Series G Preferred Shares. Additionally, the derivative liability was adjusted to its fair value of $865 immediately prior to the Exchange. The Company estimated the $865 fair value of the bifurcated embedded derivative prior to the Exchange on November 7, 2025 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock of $0.84 on the valuation date, estimated equity volatility of 76%, the time to maturity of 1.19 years, a discounted market interest rate of 5.4%, a risk-free rate of 3.55%, dividend rate of 8.0%, a penalty dividend rate of 15.0%, and probability of default of 3.7%. As a result of these adjustments, the Series G Preferred Shares’ carrying value at November 7, 2025 prior to the Exchange totaled $3,532, which comprised $2,667 of Stated Value of the 2,667 Preferred Shares outstanding and the $865 derivative liability.

In accordance with ASC Topic 260, Earnings Per Share, the Company treated the extinguishment of the Series G Convertible Preferred Stock as a redemption, and recognized a total of $4,399 representing the difference between the total fair value of the consideration transferred to the Investors and the carrying amount of the Series G Preferred Shares as a deemed dividend, which is deducted from net loss attributable to common stockholders in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2025.

The Company estimated the $1,217 fair value of the reissued Series G shares at November 7, 2025, including the $234 fair value of the embedded derivative, using a Monte Carlo simulation, with the following inputs: the fair value of the Company’s common stock of $0.84 on the valuation date, estimated equity volatility of 76%, the time to maturity of 1.19 years, a discounted market interest rate of 5.4%, a risk-free rate of 3.55%, dividend rate of 8.0%, a penalty dividend rate of 15.0%, and probability of default of 3.7%.

The Company estimated the $6,689 fair value of the Notes at issuance using a Monte Carlo simulation, with the following inputs: the fair value of the Company’s common stock of $0.86 on the valuation date, estimated equity volatility of 81%, the time to maturity of 3.34 years, a discounted market interest rate of 6.1%, a risk-free rate of 3.52%, the stated interest rate of 8.0%, and probability of default of 13.2%.

Total cash costs of $25 paid to Investors directly attributable to the Exchange were included in the calculation of the total fair value of the consideration transferred to Investors.

The following table summarizes the calculation of the deemed dividend on exchange of Series G Convertible Preferred Stock:

Net carrying value of Series G Preferred Shares before the Exchange	$3,532
Fair value of consideration transferred in the Exchange:
Issuance date fair value of reissued Series G Preferred Shares	1,217
Issuance date fair value of the Notes	6,689
Fees and costs paid to Series G investors	25
Total	7,931
Deemed dividend on exchange of Series G Convertible Preferred Stock	$(4,399)

During the year ended December 31, 2025, the Company recorded a gain of $622 related to the change in fair value of the derivative liability related to the Series G Convertible Preferred Stock which is recorded in other income (expense) on the consolidated statements of operations. The Company estimated the $62 fair value of the bifurcated embedded derivative at December 31, 2025 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock of $0.46 on the valuation date, estimated equity volatility of 80%, the time to maturity of 1.04 years, a discounted market interest rate of 5.4%, a risk-free rate of 3.42%, dividend rate of 8.0%, a penalty dividend rate of 15.0%, and probability of default of 4.6%.

The following table represents the activity related to the Company’s warrants during year ended December 31, 2025:

		Weighted average	Remaining
	No. of Warrants	exercise price	contractual term (years)
December 31, 2024	—	$—	—
Granted	9,045,000	$1.00	—
December 31, 2025	9,045,000	$1.00	4.18

All outstanding warrants were exercisable as of December 31, 2025 with an intrinsic value of $0.

August 2024 Registered Direct Offering

On August 6, 2024, the Company entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which the Company agreed to sell and issue in a registered direct offering (the “August 2024 Offering”), an aggregate of 652,705 shares (the “August 2024 Shares”) of the Company’s common stock. The gross proceeds to the Company from the August 2024 Offering, prior to deducting estimated fees and expenses of $100, were approximately $1,400. The August 2024 Offering closed on August 8, 2024.

Note 10. Convertible Notes

On November 10, 2025, the Company issued the Notes to the Investors as part of the Exchange. The Notes are convertible into shares of the Company’s Common Stock in accordance with their terms and will be secured by a first priority security interest in the assets of the Company and its subsidiaries.

The Notes will mature on the date that is three years and four months from the date of issuance (the “Notes Maturity Date”), which may be extended as set forth in the Notes. The Notes bear an interest rate of 8.0% per annum compounded each quarter, which are payable in arrears (i) on the first trading day of each quarter beginning February 2, 2026 (each such date, an “Interest Date”), in cash, (ii) on each Interest Date occurring on an Installment Date (as defined in the Notes), payable by way of inclusion of the interest in the applicable Installment Amount (as defined in the Notes), (iii) prior to the First Installment Date (as defined herein), payable by way of inclusion of interest in the Conversion Amount (as defined in the Notes) on each conversion date occurring prior to the First Installment Date, or (iv) upon any redemption or any required payment upon any Event of Default (as defined in the Notes). Upon the occurrence and during the continuance of an Event of Default, the Notes accrue interest at the rate of 15% per annum.

The Notes are convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $1.00 per share (the “Note Conversion Price”). The Note Conversion Price will be subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). Additionally, the Note Conversion Price will be subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Note Conversion Price (subject to certain exceptions).

The Company is required to redeem the outstanding principal amount of the Notes in quarterly installments beginning on April 1, 2026 (the “First Installment Date”) in accordance with the schedule set forth in the Note. The Installment Amounts (as defined in the Notes) are redeemable, at the Company’s election, in cash at 107% of the applicable Installment Redemption Amount, or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Note Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the Floor Price (as defined in the Notes), and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

Upon any conversion or redemption of the Notes, the holders of the Notes are also entitled to receive interest make-whole payments, equal to an amount of additional interest that would accrue under Notes at the interest rate then in effect assuming that for calculation purposes, the outstanding principal balance remained outstanding through and including the Notes Maturity Date.

The Notes include certain events of default, including, among other things, the suspension from trading or the failure of the Company’s Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and the Company’s failure to pay any amounts due to the holders of the Notes when due. The Notes contain certain customary restrictive covenants.

Notwithstanding the foregoing, the Company’s ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Notes, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, a holder of a Note is prohibited from converting the Note into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s Common Stock then issued and outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Note. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The Company identified the following embedded features that are not clearly and closely related to the debt host instrument, meet the definition of a derivative and require bifurcation from the Notes: 1) certain contingent redemption options, 2) certain fixed share-settled conversion options, and 3) certain contingent penalty features. These bifurcated derivative features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statement of Operations. The Company estimated the $3,105 fair value of the bifurcated embedded derivative at issuance using a Monte Carlo simulation, with the following inputs: the fair value of the Company’s common stock of $0.86 on the issuance date, estimated equity volatility of 81.0%, the time to maturity of 3.34 years, a discounted market interest rate of 6.1%, a risk-free rate of 3.52%, and probability of default of 13.2%.

At issuance the Company recognized a premium on the Notes of approximately $197, which represents the excess of Notes’ fair value at issuance of $6,689 over the Notes’ total principal of approximately $3,387 and the fair value of the bifurcated derivative at issuance of $3,105.

During the year ended December 31, 2025, the Company recorded a loss of $700 related to the change in fair value of the derivative liability related to the Notes which is recorded in other income (expense) on the consolidated statements of operations. The Company estimated the $3,807 fair value of the bifurcated embedded derivative at December 31, 2025 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock of $0.46 on the valuation date, estimated equity volatility of 82%, the time to maturity of 3.2 years, a discounted market interest rate of 6.6%, a risk-free rate of 3.51%, and probability of default of 16.5%.

During the year ended December 31, 2025, the Company recognized interest expense totaling approximately $41 reflecting an effective interest rate of 8.80%, which was comprised of approximately $35 interest at the stated rate, and approximately $6 representing the amortization of the premium recognized at issuance. There were no conversions of the principal of the Notes or cash payments of principal or interest made by the Company during the year ended December 31, 2025.

The Notes are recorded at amortized cost; the carrying value of the Notes as of December 31, 2025 exclusive of the bifurcated embedded derivative was $3,590, comprising $3,387 of outstanding principal and $203 of unamortized premium.

The Notes were settled in full for cash during February 2026 via the Repurchase (as defined in Note 19). Accordingly, the full carrying value of the Notes is presented as a current liability on the accompanying consolidated balance sheet as of December 31, 2025.

Note 11. Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy exists, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs that may be used to measure fair value are:

Level 1: Inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date.

Level 3: Unobservable inputs, that are supported by little or no market activity and are developed based on the best information available in the circumstances. For example, inputs derived through extrapolation or interpolation that cannot be corroborated by observable market data.

The following table presents the placement in the fair value hierarchy of the Company’s assets and liabilities measured at fair value on a recurring and nonrecurring basis as of December 31, 2025 and 2024. Assets and liabilities that are measured at fair value on a nonrecurring basis relate primarily to tangible property and equipment, right-of-use assets, and other intangible assets, which are remeasured when the derived fair value is below carrying value in the consolidated balance sheets. Recoverability is based on estimated undiscounted cash flows or other relevant observable/unobservable measures. For these assets, the Company does not periodically adjust carrying value to fair value except in the event of impairment. If it is determined that impairment has occurred, the carrying value of the asset is reduced to fair value and the difference is included in Impairment of long-lived assets and Impairment of operating lease right-of-use assets on the consolidated statements of operations and comprehensive loss.

		Fair value measurement at reporting date using
		Quoted prices in
		active markets	Significant other	Significant
		for identical	observable	unobservable
	Balance	assets (Level 1)	inputs (Level 2)	inputs (Level 3)
As of December 31, 2025:
Recurring fair value measurements
Equity and debt securities:
Route1, Inc.	$112	$—	$112	$—
Marketable securities	7	7	—	—
Total equity and debt securities	119	7	112	—
Derivatives:
Derivative liability	3,870	—	—	3,870
Total derivatives	3,870	—	—	3,870
Total recurring fair value measurements	$3,989	$7	$112	$3,870
Nonrecurring fair value measurements
Property, plant and equipment	$1,665	$—	$—	$1,665
Operating lease right-of-use asset	1,039	—	—	1,039
Convertible senior secured note	6,689	—	—	6,689
Total nonrecurring fair value measurements	$9,393	$—	$—	$9,393

As of December 31, 2024
Recurring fair value measurements
Equity and debt securities:
Route1	$85	$—	$85	$—
Marketable securities	7,247	7,247	—	—
Total equity and debt securities	7,332	7,247	85	—
Derivatives:
Derivative liability	—	—	—	—
Total derivatives	—	—	—	—
Total recurring fair value measurements	$7,332	$7,247	$85	$—
Nonrecurring fair value measurements
Property, plant and equipment	$1,809	$—	$—	$1,809
Operating lease right-of-use asset	3,409	—	—	3,409
Total nonrecurring fair value measurements	$5,218	$—	$—	$5,218

The following table sets forth a summary of the change in the fair value of the warrant liability that is measured at fair value on a recurring basis:

Balance on January 1, 2025	—
Issuance of warrants reported as fair value	5,873
Change in fair value of warrant liability	(3,215)
Reclassification to APIC due to warrant modification	(2,658)
Balance on December 31, 2025	$—

The following table sets forth a summary of the change in the fair value of the bifurcated embedded derivative liabilities that are measured at fair value on a recurring basis:

Balance on January 1, 2025	—
Issuance of convertible preferred stock with bifurcated embedded derivative	1,315
Change in fair value of bifurcated embedded derivative	80
Issuance of convertible debt with bifurcated embedded derivative	3,105
Extinguishment of convertible preferred stock with bifurcated embedded derivative	(630)
Balance on December 31, 2025	$3,870

In addition to the above, the Company’s financial instruments as of December 31, 2025 and 2024 consisted of cash and cash equivalents, receivables and accounts payable. The carrying amounts of all the aforementioned financial instruments approximate fair value because of the short-term maturities of these instruments.

The fair values of the Company’s asset groups were determined using the income approach. The income approach incorporated the use of a discounted cash flow method in which the estimated future cash flows and terminal values for the Company were discounted to the present value using a discount rate. Cash flow projections are based on management’s estimates of economic and market conditions which drive key assumptions of revenue growth rates, operating margins, capital expenditures and working capital requirements. The discount rate in turn is based on the specific risk characteristics of the Company, the weighted average cost of capital and its underlying forecast.

Note 12. Stock-based Compensation

The Company has a stock-based compensation plan available to grant stock options and RSUs to the Company’s directors, employees and consultants.

In September 2020, the Board of Directors approved a new stock-based compensation plan available to grant stock options, restricted stock and Restricted Stock Units (“RSU’s”) aggregating to 250,000 shares of Common Stock, to the Company’s directors, employees and consultants. Shareholder approval of the plan was subsequently obtained on October 28, 2020. On October 4, 2022, shareholders approved the amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan by 375,000 shares of Common Stock to an aggregate of 625,000 shares. On February 13, 2025 shareholders approved an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan by approximately 2,500,000 shares of Common Stock to an aggregate of 3,125,000 shares. Under the 2020 Equity Incentive Plan (as amended, the “2020 Plan”), a maximum of 1,552,745 shares of Common Stock remained available for issuance as of December 31, 2025.

The Company’s previous Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) was terminated upon receipt of shareholder approval of the 2020 Plan. Awards granted under the 2012 Plan remain in effect pursuant to their terms. Generally, stock options are granted with exercise prices equal to the fair market value on the date of grant, vest in four equal quarterly installments, and expire 10 years from the date of grant. RSU’s granted generally vest over a period of one year.

The fair value of stock options is estimated as of the date of grant using the Black-Scholes option-pricing model. The Company uses the simplified method to estimate the expected term of options due to insufficient history and high turnover in the past.

The following variables were used as inputs in the model as of December 31, 2025:

2025
Share price of the Company’s Common Stock on the grant date:	$ 0.97 - 1.52
Exercise price:	$ 0.97 - 1.52
Expected volatility:	121.04%
Expected dividend yield:	0%
Annual average risk-free rate:	4.13 - 4.47%
Expected term:	6.32 years

Total stock-based compensation expense for the years ended December 31, 2025 and 2024 was $1,082 and $893 respectively. All stock-based compensation for the periods ended December 31, 2025 and 2024 was presented on the consolidated Statements of Operations and Comprehensive Loss within general and administrative expense.

The following variables were used as inputs in the model as of December 31, 2024:

2024
Share price of the Company’s Common Stock on the grant date:	$ 1.50 - 1.80
Exercise price:	$ 1.50 - 1.80
Expected volatility:	121.04%
Expected dividend yield:	0%
Annual average risk-free rate:	3.62 - 4.33%
Expected term:	6.32 years

The following tables summarize information about stock options and RSU activity during the year ended December 31, 2025:

	RSUs		Stock options
		Weighted		Weighted	Weighted
		average		average	average
	No. of	grant date	No. of	exercise	remaining
	RSUs	fair value	options	price	term
Outstanding as of December 31, 2024	30,000	$1.80	539,799	$12.85	7.61 years
Granted	565,679	0.97	581,038	1.00
Exercised/Vested	(540,679)	0.99	—	—
Forfeited	—	—	(1,942)	28.71
Expired	—	—	(197,628)	17.77
Outstanding as of December 31, 2025	55,000	$1.30	921,267	$4.24	8.63 years
Exercisable as of December 31, 2025	—		642,666	$5.58	8.30 years

The weighted average remaining contractual term for options outstanding as of December 31, 2025 and 2024 was 8.63 years and 7.61 years, respectively.

As of December 31, 2025 and 2024, Aggregate Intrinsic Value of Options Outstanding and Vested was $0.

Unrecognized stock-based payment cost related to non-vested stock options as of December 31, 2025 and 2024 were $200 and $266, respectively. The 2025 balance is expected to be recognized over a weighted-average period of approximately 0.41 years.

Unrecognized stock-based payment cost related to non-vested RSUs as of December 31, 2025 and 2024 were $59 and $48, respectively. The 2025 balance is expected to be recognized over a weighted-average period of approximately 0.50 years.

Note 13. Segment Information

XWELL, Inc. transitioned to a pure-play wellness service company, which is organized primarily on the basis of products and services specific to individual entities within the group. The Company currently has three reportable operating segments: XpresSpa®, XpresTest® and Naples Wax Center. The Company analyzes the results of the Company’s business through the three reportable segments. The following is a brief description of our reportable segments:

The XpresSpa segment provides travelers premium spa services, including massage, nail and skin care, as well as spa and travel products.

The XpresTest segment provides aircraft wastewater and passenger nasal sampling through the CDC’s bio-surveillance program. XpresTest’s HyperPointe business provided a broad range of service and support options for its customers, including technical support services and advanced services and is no longer operating as of December 31, 2025.

The Naples Wax Center segment operates six locations with core products and service offerings from face and body waxing to a range of skincare and cosmetic products.

The CODM evaluates performance and allocates resources for all of its reportable segments based on segment revenues and operating income.

The CODM uses segment revenues and segment operating income, to allocate resources (including employees, property, and financial or capital resources) for each segment predominantly in the annual budget and forecasting process. The CODM considers budget-to-actual variances on a monthly basis using the segment revenues and segment operating income when making decisions about allocating capital and personnel to the segments. The CODM also uses the segment revenues and operating income to assess the performance for each segment by comparing the results and return on assets of each segment with one another and in the compensation of certain employees. Expenses that can be specifically identified with a segment have been included as deductions in determining operating income. The Company separately presents the costs associated with certain corporate functions as Corporate and Other, primarily consisting of unallocated operating expenses including costs that were not specific to a particular segment but are general to the group, expenses incurred for insurance, legal fees, public company administrative costs, and other similar corporate expenses.

The table below presents information about reported segments for the year ended December 31, 2025 and 2024:

	2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue	$18,649	$8,249	$2,312	$—	$29,210
Operating (loss)/income	$(40)	$4,314	$(5,845)	$(14,099)	$(15,670)

	2024
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue	$18,765	$13,055	$2,077	$—	$33,897
Operating (loss)/income	$(12,301)	$5,192	$(496)	$(9,102)	$(16,707)

A reconciliation of total segment revenues to total consolidated revenue and of total segment operating (loss) income to total consolidated (loss) income, for the years ended December 31, 2025 and 2024, is as follows:

	2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue from external customers	$18,649	$8,249	$2,312	$—	$29,210
Less: Significant Expenses (1):
Cost of Goods Sold - Labor	9,250	4,682	1,405	—	15,337
Cost of Goods Sold - Products & Services	1,318	—	32	—	1,350
Occupancy Cost	2,738	51	836	—	3,625
Other Cost of Revenue	850	197	345	—	1,392
Depreciation and amortization	481	8	308	65	862
Impairment of long-lived assets	959	—	2,190	—	3,149
Impairment of operating lease right-of-use assets	673	—	1,063	—	1,736
Impairment of goodwill	—	—	1,389	—	1,389
Loss on disposal of assets, net	21	19	—	—	40
Less: Other Segment Expenses (2):
Other segment operating expenses	2,399	(1,022)	589	14,034	16,000
Segment operating (loss) income	$(40)	$4,314	$(5,845)	$(14,099)	$(15,670)

	2024
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Revenue from external customers	$18,765	$13,055	$2,077	$—	$33,897
Less: Significant Expenses (1):
Cost of Goods Sold - Labor	10,039	6,148	1,258	32	17,477
Cost of Goods Sold - Products & Services	1,640	46	38	—	1,724
Occupancy Cost	3,417	35	260	—	3,712
Other Cost of Revenue	1,192	509	346	18	2,065
Depreciation and amortization	672	74	136	56	938
Impairment of long-lived assets	1,711	—	—	—	1,711
Impairment of operating lease right-of-use assets	2,805	—	—	—	2,805
Loss on disposal of assets, net	90	—	—	—	90
Less: Other Segment Expenses (2):
Other segment operating expenses	9,500	1,051	535	8,996	20,082
Segment operating (loss) income	$(12,301)	$5,192	$(496)	$(9,102)	$(16,707)

(1)	The significant expense amounts align with the expenses that the CODM is regularly provided with to assess performance and allocate resources.

(2)	For all segments, SGA consists of the following:

Salaries & Benefits, Rent & Utilities, Office Supplies & Shipping, Travel & Entertainment, IT & Telecom, Repairs & Maintenance, Accounting, Legal, Franchise/Property Tax, Management/DBE Fees, Advertising & Marketing, Insurance

Other Significant Items

	2025
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Capital expenditures	$1,780	$—	$932	$147	$2,859
Assets	$6,884	$1,291	$1,013	$2,029	$11,217
Stock based compensation	$176	$3	$—	$903	$1,082
Goodwill	$—	$—	$—	$—	$—
Impairment	$1,632	$—	$4,642	$—	$6,274

	2024
	XpresSpa	XpresTest	Naples Wax	Corporate and other	Total
Capital expenditures	$755	$49	$959	$18	$1,781
Assets	$8,545	$2,133	$6,216	$8,458	$25,352
Stock based compensation	$799	$94	$—	$—	$893
Goodwill	$—	$—	$1,389	$—	$1,389
Impairment	$4,516	$—	$—	$—	$4,516

The Company currently operates in two geographical regions: United States and all other countries, which include Netherlands, Turkey and United Arab Emirates. The following table represents the geographical revenue, and total long-lived asset information as of and for the years ended December 31, 2025 and 2024. There were no concentrations of geographical revenue and long-lived assets related to any single foreign country that were material to the Company’s consolidated financial statements. Long-lived assets include property and equipment and right of use lease assets.

	For the years ended
	December 31,
	2025	2024
Revenue
United States	$23,420	$27,813
All other countries	5,790	6,084
Total revenue	$29,210	$33,897

Long-lived assets
United States	$2,496	$3,289
All other countries	208	1,929
Total long-lived assets	$2,704	$5,218

The Company performed impairment assessments of long-lived assets and operating lease right-of-use asset for the years ended December 31, 2025 and 2024. Based upon the results of the impairment tests, the Company recorded impairment expenses of long-lived assets for approximately $959 and $2,190 for its XpresSpa and Naples Wax segments for the year ended December 31, 2025. Additionally, the Company recorded impairment expenses of operating lease right-of-use assets for approximately $673 and $1,063 for its XpresSpa and Naples Wax segments for the year ended December 31, 2025. For the year ended December 31, 2024, the company recorded impairment expenses of long-lived assets for approximately $1,308 and $403 for its XpresSpa and Treat segments, respectively, and impairment expenses of operating lease right-of-use assets for approximately $2,551 and $254 for its XpresSpa and Treat segments, respectively.

Note 14. Revenue

Disaggregation of Revenue

The following table provides information about disaggregated revenue from contracts with customers by the nature of products and services provided (in thousands):

	For the years ended
	December 31,
	2025	2024
Revenue, point in time	$20,961	$20,842
Revenue, over time	8,249	13,055
Total Revenue	$29,210	$33,897

As of December 31, 2025, the unrecognized committed amount of the Ginkgo/Bioworks contract is $1,853.

Contract costs

For the years ended December 31, 2025 and 2024, the Company did not incur any incremental costs to obtain and/or fulfill contracts with customers.

Contract Liabilities

Contract liabilities are classified as deferred revenue in the consolidated balance sheets. The activity in deferred revenue for the years ended December 31, 2025 and December 31, 2024, was as follows:

	December 31, 2025	December 31, 2024
Beginning of the period contract liability	$1,143	$861
Revenue recognized from the contract liabilities included in the beginning balance	(709)	(461)
Increases due cash received net of amounts recognized revenue during the period	692	743
End of period contract liability	$1,126	$1,143

Of the $1,143 outstanding as of December 31, 2024, $709 has been recognized as revenue during the year ended December 31, 2025.

The Company has elected not to include in unfulfilled performance obligations for contracts in which the amount of revenue it recognizes is equal to the amount which the Company has a right to invoice. No revenue was recognized in the reporting period from performance obligations satisfied in previous periods. The Company applies the right-to-invoice practical expedient for its Priority Pass revenue stream and recognizes revenue in the amount it is entitled to invoice when that amount corresponds directly with the value of the performance to date. For the Company’s XpresTest business unit, the Company’s efforts toward satisfying each of the performance obligations are typically expended evenly throughout the period of performance. However, for the year ended December 31, 2025, portions of certain performance obligations relate to services not yet performed and are therefore recognized as deferred revenue in the amount of $289. This amount is presented within deferred revenue on the consolidated balance sheets. Naples Wax Center offers prepaid wax packages that are either unlimited for one year or a set number of services. When the packages are purchased, the sales are recorded as deferred revenue, which was $837 and $956 as of December 31, 2025 and December 31, 2024, respectively. As services related to prepaid packages are used, revenue is recognized as income.

Note 15. Accrued Expenses and Other Current Liabilities

As of December 31, 2025 and 2024, the Company’s accrued expenses and other current liabilities were comprised of the following:

	December 31, 2025	December 31, 2024
Accrued compensation	$905	$2,384
Tax-related liabilities	527	571
Common area maintenance accruals	41	31
AP Accruals	78	340
Gift certificates	331	507
Other miscellaneous accruals	1,058	255
Total accrued expenses and other current liabilities	$2,940	$4,088

Note 16. Income Taxes

For the years ended December 31, 2025 and 2024, the loss from continuing operations before taxes consists of the following:

	2025	2024
Domestic	$(15,621)	$(15,026)
Foreign	(456)	(1,415)
	$(16,077)	$(16,441)

Income tax expense attributable to continued operations for the years ended December 31, 2025 and 2024 consisted of the following:

	For the years ended December 31,
	2025	2024
Current:
Federal	$—	$—
State	13	30
Foreign	16	19
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
	$29	$49

Income tax attributable to continuing operations differed from the amounts computed by applying the applicable U.S. federal income tax rate to loss from continuing operations before taxes on income as a result of the following:

	For the years ended December 31,
	2025
	In thousands	Percent
Income (loss) from operations before income taxes	$(3,376)	21%
Tax rate

State and Local Taxes (Net of Federal Income Tax Effect)	3	-0.02%
Foreign Tax Effects
International Rate Differential - Netherlands	6	-0.04%
International Rate Differential - Other	(59)	0.37%
Foreign Tax Effects - VA	164	-1.02%
Change in Valuation Allowance	2,927	-18.21%
Nontaxable or nondeductible items
Meals & Entertainment	8	-0.05%
JV and Foreign Tax Activity	(38)	0.23%
Loss on Preferred Stock	723	(4.50)%
Derivative Liability	17	(0.10)%
Impairment	62	-0.38%
Warrant Liability	(675)	4.20%
Other Adjustments
Return to Provision Adjustment	87	-0.54%
Asset Impairment Adjustment	24	-0.15%
Stock-Based Compensation Deferred Adjustment	160	(1.00)%
Deferred Adjustment	(4)	0.03%
Effective Rate	29	(0.18)%

For the year ended December 31,
2024
Income (loss) from operations before income taxes	$(16,441)
Tax rate	21%

Computed “expected” tax benefit	(3,453)
State taxes, net of federal income tax benefit	(272)
Change in valuation allowance	2,556
Nondeductible expenses	268
Other Adjustments	1
Return to Provision Adjustment	(107)
International Rate Differential	(82)
State Deferred Rate Change	(100)
Asset Impairment Adjustment	37
Stock Option Forfeitures	1,074
Deferred Adjustment	127
Income tax expense	$49

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2025 and 2024 are as follows:

	December 31,
	2025	2024
Deferred income tax assets
Net operating loss carryforwards	$68,541	$64,730
Stock-based compensation	635	714
Intangible assets and fixed assets	6,741	6,775
Other	3,006	3,671
Total deferred tax assets	78,923	75,890
Valuation allowance	(75,618)	(71,980)
Net deferred income tax assets, net of valuation allowance	$3,305	$3,910

Deferred tax liabilities
Right of use assets	(254)	(867)
Prepaid expenses	(280)	(272)
Investment in Partnership	(2,771)	(2,771)
Deferred tax assets (liabilities), net of valuation allowance	—	—

The Company assesses the need for a valuation allowance related to its deferred income tax assets by considering whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The company considered positive and negative evidence when evaluating its Valuation Allowance position. The most impactful evidence considered in this assessment is the Company’s history of cumulative losses in recent years. Such cumulative losses are considered objective negative evidence under ASC 740 and carry substantial weight in the realizability analysis. Accordingly, a valuation allowance has been recorded against the Company’s deferred income tax assets, as it is in the opinion of management that it is more likely than not that the net operating loss carryforwards (“NOL”) will not be utilized in the foreseeable future.

The cumulative valuation allowance as of December 31, 2025 is $75,618 which will be reduced if and when the Company determines that the deferred income tax assets are more likely than not to be realized.

As of January 1, 2024	$69,424
Charged to cost and expenses	2,452
Return to provision true-up and other	105
As of December 31, 2024	71,981
Charged to cost and expenses	3,649
Return to provision true-up and other	(12)
As of December 31, 2025	$75,618

As of December 31, 2025, the Company’s estimated aggregate total NOLs were $150,926 for U.S. federal purposes, expiring 20 years from the respective tax years to which they relate, and $127,912 for U.S. federal purposes with an indefinite life due to new regulations in the TCJA. of 2017. The NOL amounts are presented before Internal Revenue Code, Section 382 limitations (“Section 382”). The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of NOL and tax credits in the event of an ownership change of a corporation. Thus, the Company’s ability to utilize all such NOL and credit carryforwards may be limited. An IRC Section 382 Study has not yet been completed.

On July 4, 2025, the One Big Beautiful Bill Act was signed into law. The Company assessed the income tax effects of the enacted legislation in accordance with ASC 740 during the period of enactment. Based on the Company’s evaluation of the provisions applicable to its facts and circumstances, the Act did not result in a material impact to the Company’s income tax provision, deferred tax balances, or consolidated financial statements for the period ended December 31, 2025. The Company will continue to evaluate additional guidance and interpretations issued with respect to the Act, although it does not currently expect such items to materially affect its accounting for income taxes conclusions.

The Company files its tax returns in the U.S. federal jurisdiction, as well as in various state and local jurisdictions. The company is not currently under audit in any taxing jurisdictions. The federal statute of limitations for audit consideration is 3 years from the filing date, and generally states implement a statute of limitations between 3 and 5 years.

The Company has also recorded state and foreign net operating loss deferred tax assets (tax - effected) of $8,961 and $1,024, respectively. A full valuation allowance has been established against these deferred tax assets and has been included in the net $75,619 deferred tax asset.

The Company treats interest and penalties related to Uncertain Tax Positions as part of Income Tax Expense. The Comapny has not recorded any Uncertain Tax Positions as of December 31, 2025.

During the year ended December 31, 2025, the Company paid cash income taxes net of refunds recieved, of $58. The Company paid cash taxes for State & Local of $21, and Foreign cash taxes of $37. The State & Local taxes paid included payments to tax authorities of $15 in Virginia and $6 in New York State. The Foreign cash taxes paid included payments to tax authorities of $16 in Dubai and $20 in the Netherlands. Cash tax payments can vary from year to year based on the timing of installment payments, the settlement of audits, the utilization of tax credits and net operating losses, the taxable income generated in each jurisdiction, and the receipt of refunds.

Note 17. Commitments and Contingencies

Certain of the Company’s outstanding legal matters include speculative claims for substantial or indeterminate amounts of damages. The Company regularly evaluates developments in its legal matters that could affect the amount of any potential liability and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being any potential liability and the estimated amount of a loss related to the Company’s legal matters.

With respect to the Company’s outstanding legal matters, based on its current knowledge, the Company’s management believes that the amount or range of a potential loss will not, either individually or in the aggregate, have a material adverse effect on its business, consolidated financial position, results of operations or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties. The Company evaluated the outstanding legal matters and assessed the probability and likelihood of the occurrence of liability. Based on management’s estimates, the Company has recorded accruals of $0 and $0 as of December 31, 2025 and December 31, 2024, respectively, which is included in Accrued expenses and other current liabilities in the consolidated balance sheets.

The Company expenses legal fees in the period in which they are incurred.

November 2025 Employment Litigation

On November 10, 2025, a former employee filed a complaint in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, against XpresSpa Holdings, LLC. The action was subsequently removed to the United States District Court for the Southern District of Florida on January 15, 2026.

The complaint alleged claims for age discrimination and retaliation under the Age Discrimination in Employment Act and the Florida Civil Rights Act, disability discrimination under the Americans with Disabilities Act and the Florida Civil Rights Act, and retaliation under Title VII and the Florida Civil Rights Act. The plaintiff alleged, among other things, that they were subjected to age-based and disability-related harassment and that their employment was terminated on July 25, 2024, in retaliation for complaints of discrimination. The complaint sought compensatory and punitive damages, backpay, front pay or reinstatement, injunctive relief, and attorneys’ fees.

The Company denied the allegations and any liability. In order to avoid the expense and uncertainty of further litigation, the parties entered into a confidential settlement agreement. Under the terms of the agreement, the Company agreed to pay a de minimis settlement amount, allocated among alleged lost wages, non-wage damages, and attorneys’ fees. In exchange, the plaintiff agreed to dismiss the action with prejudice and to provide a general release of claims against the Company and related parties. The agreement includes customary provisions regarding confidentiality, non-disparagement, and no admission of liability.

The Company does not expect this matter to have a material adverse effect on its financial condition, results of operations, or cash flows.

OTG Management PHL B v. XpresSpa Philadelphia Terminal B et al.

On May 9, 2022, a lawsuit was filed in the Philadelphia Court of Common Pleas by OTG Management at Philadelphia International Airport, claiming that XWELL improperly backed out of its sublease for space at Terminal B and now owes between $864 and $2,250 in accelerated rent for the 12-year contract. They claim that by refusing to complete the project, failing to commence and maintain operations, refusing to pay rent and improperly purporting to terminate the lease (among other acts and omissions), XWELL breached the lease. On June 20, 2024, an Order to Settle, Discontinue and End with Prejudice was filed as to all claims.

CPC Pain & Wellness SPV, LLC

On July 19, 2024, CPC Pain & Wellness SPV, LLC (“CPC”), a recently formed special purpose vehicle that announced it had acquired a 9.42% stake in XWELL in June 2024, filed suit in the Court of Chancery of the State of Delaware against the Company, Chairman Bruce T. Bernstein, and directors Michael Lebowitz, Robert Weinstein, Gaëlle Wizenberg, and Scott R. Milford (the “Action”). In the Action, CPC alleged, in pertinent part, that the Board of Directors breached their fiduciary duties and that the Company and Board of Directors engaged in an unlawful, unenforceable, and inequitable application of the Company’s Third Amended and Restated Bylaws to reject CPC’s notice of intent to propose its own slate of directors for election at the 2024 annual meeting of stockholders. On August 2, 2024, the Court set the Action for trial on September 18-19, 2024. The Company has vigorously defended these claims. As a result of the Company’s efforts, on August 9, 2024, CPC dismissed all claims in the Action, agreed to irrevocably withdraw its nominations, and agreed not assert any claims related to the 2024 annual meeting.

Settlement Agreement

On August 5, 2024, the Company, XpresSpa Middle East B.V., and certain parties thereto (such parties, the “Settlor Parties” entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company agreed to issue an aggregate of 416,000 shares of common stock (the “Settlement Shares”) which were issued on August 6, 2024,and have a fair market value of $2.26 per share to the Settlor Parties in consideration for their entry into the Settlement Agreement. The Settlement Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”),and were issued in reliance on one or more exemptions from registration under the Securities Act, including pursuant to Rule 903 of Regulation S under the Securities Act.

XpresSpa Holdings, LLC (“XpresSpa”) v. Cordial Endeavor Concessions of Atlanta, LLC (“Cordial”), et al., Arbitration Case No. 2126399.

The Company’s subsidiary, XpressSpa Holdings, LLC, is party to an arbitration proceeding (the “Arbitration”) which was mandated by the City of Atlanta, Georgia related to the Operating Agreements by and between Cordial and XpresSpa for the operation of the XpresSpa locations in Hartsfield-Jackson Atlanta International Airport (“ATL”) in ATL Terminal A and ATL Terminal C. The City of Atlanta filed an application to compel arbitration in the Superior Court of Fulton County, and on November 5, 2024, the court granted that application and ordered the parties to arbitrate their disagreements.

This dispute arises out of the alleged breaches of varies contracts between the parties as well as other improper conduct relating to the Operating Agreements. The matter is currently in the closing stages of arbitration. Although the evidentiary proceedings have concluded and a decision is pending, management does not believe that an unfavorable outcome is probable at this time and is unable to reasonably estimate the amount of loss, if any, that may result.

Other Arrangements

On May 16, 2025, the Company entered into a sales and marketing agreement with a vendor that obligates the Company to make payments totaling $662 over the next three years. Payments are due quarterly, with the first installment beginning in July 2025.

In addition to those matters specifically set forth herein, the Company and its subsidiaries are involved in various other claims and legal actions that arise in the ordinary course of business. The Company does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company’s financial position, results of operations, liquidity, or capital resources. However, a significant increase in the number of these claims, or one or more successful claims under which the Company incurs greater liabilities than the Company currently anticipates, could materially adversely affect the Company’s business, financial condition, results of operations and cash flows.

In the event that an action is brought against the Company or one of its subsidiaries, the Company will investigate the allegation and vigorously defend itself.

Leases

XWELL is contingently liable to a surety company under certain general indemnity agreements required by various airports relating to its lease agreements. XWELL agrees to indemnify the surety for any payments made on contracts of suretyship, guaranty, or indemnity. The Company believes that all contingent liabilities will be satisfied by its performance under the specified lease agreements.

Note 18. Related Party

On January 30, 2025, the Company entered into a consulting agreement (“Consulting Agreement”) with XWEL INV I, LLC (“XWEL INV I”) and Jason Aintabi (the “Consultant”) for the Consultant to provide advisory services to the Company. Mr. Aintabi serves as the Manager of XWEL INV I. The Consulting Agreement is deemed to be related party transaction as Mr. Aintabi is a greater than 5% beneficial owner of the Company’s securities. The Consulting Agreement was further extended on May 12, 2025 for a total period of twelve (12) months from the effective date of the agreement in exchange for a total amount for both the original and amended agreements of $530. On December 15, 2025 the Consulting Agreement was further amended to increase the value of agreement by $250, increasing the total amount for original and amended agreements to $780. For the year ended December 31, 2025, $558 of this contract was recognized in general and administrative expenses on the consolidated statement of operations and comprehensive loss, $82 was recognized as a prepaid expense in other current assets and $250 was recognized as an accrued liability on the consolidated balance sheets as of December 31, 2025.

Note 19. Subsequent Events

February 2026 Private Placement of Preferred Shares and Warrants

On February 24, 2026, the Company entered into the February 2026 Purchase Agreement with the February 2026 Purchaser for the issuance and sale in a private placement of an aggregate of (i) 31,333 shares of the Company’s newly-designated Series H Convertible Preferred Stock, with a par value of $0.01 per share and a stated value of $1,000 per share, initially convertible into up to 66,665,957 shares of Common Stock, at an initial conversion price of $0.47 per share, subject to adjustment for certain customary adjustments, and (ii) the February 2026 Warrants to purchase up to 66,665,957 shares of Common Stock, at an initial exercise price of $0.345 per share, subject to adjustment for certain customary adjustments. The February 2026 Warrants expire three years from the date of issuance. The February 2026 Private Placement closed on February 27, 2026. The aggregate gross proceeds from the February 2026 Private Placement were $31,300.

In connection with the February 2026 Private Placement, pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated as of February 24, 2026, by and between the Company and Dominari Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as an exclusive placement agent in connection with the February 2026 Private Placement and agreed to (i) pay to the Placement Agent (a) a cash fee equal to 8% of the gross proceeds of the February 2026 Private Placement and (b) reimbursements and payments of certain expenses, including non-accountable expense allowance equal to 1% of the gross proceeds raised in the February 2026 Private Placement and reasonable out-of-pocket expenses, not to exceed $250,000, and (ii) issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to 8% of the aggregate number of shares of Common Stock underlying the securities issued in the February 2026 Private Placement, with terms identical to the Warrants, except that the Placement Agent Warrants will have a term of five (5) years from the date of issuance. The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the February 2026 Purchaser and the Placement Agent, pursuant to which the Company has agreed to prepare and file a registration statement with the SEC registering the resale of the shares of common stock underlying the Series H Preferred Stock and shares of common stock underlying the February 2026 Warrants and the Placement Agent Warrants no later than the earlier of (a) 50 days after the later of (1) the closing date of the February 2026 Private Placement or (2) the Escrow Release Date (as defined in the Registration Rights Agreement) and (b) the second trading day following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Filing Deadline”), and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the Filing Deadline (or 90 days following the Filing Deadline in the event of a “full review” by the SEC).

The Company used the net proceeds from the February 2026 Private Placement, in part, to repurchase certain outstanding indebtedness, redeem previously issued preferred equity and warrants in the Repurchase (see below Omnibus Agreement).

Omnibus Agreement

On February 24, 2026, the Company entered into the Omnibus Agreement, pursuant to which, the Company agreed to (i) repurchase from the January 2025 Investors $5,673 of aggregate principal amount of the Notes, representing the entire outstanding principal amounts of the Notes and any accrued and unpaid interest thereon, (ii) redeem 196 shares of Series G Preferred Stock held by the January 2025 Investors, including $283 of accrued and unpaid dividends thereon, representing all outstanding shares of Series G Preferred Stock, and (iii) redeem all Amended and Restated Warrants held by the January 2025 Investors, representing all outstanding Series A Warrants and Series B Warrants, for an aggregate cash purchase price of $9,000, to be paid with the proceeds of the Private Placement (collectively, the “Repurchase”). The Repurchase closed on March 2, 2026.

On March 4, 2026, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with respect to its Series G Preferred Stock, with the Delaware Secretary of State. The Certificate of Elimination (i) eliminates the previous designation of 4,000 shares of Series G Preferred Stock, none of which were outstanding at the time of filing, (ii) causes such shares of Series G Preferred Stock to resume the status of authorized but unissued shares of preferred stock of the Company and (iii) eliminates all reference to the Series G Preferred Stock from the Company’s Amended and Restated Certificate of Incorporation, as amended.

Settlement of Preferred Stock Redemption Payables

During January and February of 2026, the Company issued a total of 1,855,442 shares of common stock upon conversion of the Series G Preferred Stock as elected pursuant to the Certificate of Designations.

ANNEX E

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.NAME & ADDRESS HEREBARCODE HERENAME & ADDRESS HERECONTROL NUMBERAddress Change: (If you noted any Address Changes above, please mark box.) ☐XWELL, INC. 2026 SPECIAL MEETING OF STOCKHOLDERS [DATE], 2026 AT [TIME] [TIME ZONE] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XWELL, INC. The undersigned hereby appoints Bruce T. Bernstein and Ezra Ernst (the “Named Proxies”), and each or all of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and hereby authorizes all of them, and each of them, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock, par value $0.01 per share, of XWELL, Inc. (the “Company”) that the undersigned is entitled to vote at the Company’s 2026 special meeting of stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) to be held at [TIME AND TIMEZONE] on [DATE]. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein Named Proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to the Company a reasonable time before this solicitation to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Special Meeting will be held in a virtual meeting format only, via live audio webcast on the Internet. In order to attend the Special Meeting, you must pre-register at https://web.viewproxy.com/XWELL/2026SM by 11:59 p.m. Eastern Time on [DATE], 2026. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the section titled “Important Information About the Special Meeting and Voting.” THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, SUBJECT TO APPLICABLE LAW. IF NO DIRECTION IS INDICATED WITHRESPECT TO ANY OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THE NAMED PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING TO THE EXTENT AUTHORIZED BY RULE 14a-4(c). Signature _____________________________________________________ Date _________________________________________________________ Title __________________________________________________________ Signature (Joint Owners) ______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone.Vote Your Proxy on the Internet: Go to https://AALvote.com/XWELSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.CONTROL NUMBERAs a stockholder of XWELL, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on [DATE], 2026.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [DATE], 2026:The Proxy Statement is available at: https://web.viewproxy.com/XWELL/2026SMWhen properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted “FOR” PROPOSALS 1, 2 AND 3.Please mark your votes like thisYour Board of Directors recommends a vote “FOR” Items 1, 2 AND 3. 1. Sale Proposal. To consider and vote upon a proposal (“Proposal 1”) to approve and adopt the Securities Purchase Agreement, dated as of July 6, 2026 (the “Purchase Agreement”), by and among the Company, XpresSpa Holdings, LLC, a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa Holdings, the “Divestiture Companies”), and Express Wellness Group, LLC, a Delaware limited liability company, and to approve the sale of all of the Company’s equity interests in the Divestiture Companies on the terms and conditions set forth in the Purchase Agreement (the “Sale”); FOR ☐ AGAINST ☐ ABSTAIN ☐2. Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Sale (“Proposal 2”); and FOR ☐ AGAINST ☐ ABSTAIN ☐3. Adjournment Proposal. To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals (“Proposal 3”). FOR ☐ AGAINST ☐ ABSTAIN ☐Note: To transact such other business as may properly come before the meeting as determined in the discretion of the proxies.

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